Exhibit 4.1

                 Greenwich Capital Commercial Funding Corp.,
                                  as Depositor

                                       and

                      Wachovia Bank, National Association,
                               as Master Servicer

                                       and

                               LNR Partners, Inc.,
                               as Special Servicer

                                       and

                       LaSalle Bank National Association,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2007

                                 $6,575,923,864

                       Commercial Mortgage Trust 2007-GG9,

                Commercial Mortgage Pass-Through Certificates,

                                 Series 2007-GG9

                                TABLE OF CONTENTS


                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01  Defined Terms.....................................................
Section 1.02  General Interpretive Principles...................................
Section 1.03  Certain Adjustments to the Principal Distributions on the
               Certificates.....................................................
Section 1.04  Certain Calculations Relating to REO Loans........................

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Creation of Trust; Conveyance of Mortgage Loans...................
Section 2.02  Acceptance of Trust Fund by Trustee...............................
Section 2.03  Repurchase of Mortgage Loans for Document Defects and
               Breaches of Representations and Warranties.......................
Section 2.04  Representations, Warranties and Covenants of the Depositor........
Section 2.05  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.............................................
Section 2.06  Acceptance of Grantor Trust; Issuance of the Class A-MFL
               Certificates.....................................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Loans.......................................
Section 3.02  Collection of Loan Payments.......................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts.............................
Section 3.04  Pool Custodial Account, Defeasance Deposit Account,
               Distribution Account, Interest Reserve Account, Excess
               Liquidation Proceeds Account and Floating Rate Account...........
Section 3.04A Loan Group Custodial Account......................................
Section 3.05  Permitted Withdrawals From the Pool Custodial Account,
               the Distribution Account, the Interest Reserve Account,
               the Excess Liquidation Proceeds Account and the Floating
               Rate Account.....................................................
Section 3.05A Permitted Withdrawals From the Loan Group Custodial
               Account..........................................................
Section 3.06  Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Defeasance Deposit Account, the
               Custodial Accounts and the REO Accounts..........................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage; Environmental Insurance...................
Section 3.08  Enforcement of Due-on-Sale and Due on Encumbrance
               Provisions.......................................................
Section 3.09  Realization Upon Defaulted Loans; Required Appraisals;
               Appraisal Reduction Calculation..................................
Section 3.10  Trustee and Custodian to Cooperate; Release of Mortgage
               Files............................................................
Section 3.11  Servicing Compensation; Payment of Expenses.......................
Section 3.12  Certain Matters Regarding Servicing Advances......................
Section 3.13  Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports......................................
Section 3.13A Delivery of Certain Reports to the Companion Loan
               Noteholders......................................................
Section 3.13B Statements to the Companion Loan Noteholders......................
Section 3.14  [Reserved]........................................................
Section 3.15  [Reserved]........................................................
Section 3.16  Access to Certain Information.....................................
Section 3.17  Title to REO Property; REO Accounts...............................
Section 3.18  Management of REO Property........................................
Section 3.19  Sale of Mortgage Loans and REO Properties.........................
Section 3.20  Additional Obligations of the Master Servicer;
               Obligations to Notify Ground Lessors; the Special
               Servicer's Right to Request the Master Servicer to Make
               Servicing Advances...............................................
Section 3.21  Modifications, Waivers, Amendments and Consents;
               Defeasance.......................................................
Section 3.22  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping.........................................
Section 3.23  Sub-Servicing Agreements..........................................
Section 3.24  Representations and Warranties of the Master Servicer.............
Section 3.25  Representations and Warranties of the Special Servicer............
Section 3.26  Certain Matters Regarding the Purchase of the Loan Group
               Trust Mortgage Loans.............................................
Section 3.27  Application of Default Charges....................................
Section 3.28  Limitations on and Authorizations of the Master Servicer
               and Special Servicer with Respect to Specific Mortgage
               Loans............................................................
Section 3.29  Additional Matters with respect to the John Hancock
               Mortgage Loan....................................................
Section 3.30  Litigation Control................................................
Section 3.31  The Swap Agreement................................................
Section 3.32  Administration of Public Ledger Building Loan.....................

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.....................................................
Section 4.02  Statements to Certificateholders; CMSA Loan Periodic
               Update File......................................................
Section 4.03  P&I Advances......................................................
Section 4.03A P&I Advances on the Loan Group Trust Mortgage Loans...............
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses.........................................................
Section 4.05  Various Reinstatement Amounts.....................................
Section 4.06  Calculations......................................................
Section 4.07  Use of Agents.....................................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..................................................
Section 5.02  Registration of Transfer and Exchange of Certificates.............
Section 5.03  Book-Entry Certificates...........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.05  Persons Deemed Owners.............................................

                                   ARTICLE VI

   THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                     HOLDER

Section 6.01  Liability of Depositor, Master Servicer and Special
               Servicer.........................................................
Section 6.02  Continued Qualification and Compliance of Master
               Servicer; Merger, Consolidation or Conversion of
               Depositor, Master Servicer or Special Servicer...................
Section 6.03  Limitation on Liability of Depositor, Master Servicer and
               Special Servicer.................................................
Section 6.04  Resignation of Master Servicer and the Special Servicer...........
Section 6.05  Rights of Depositor, Trustee and the Companion Loan
               Noteholders in Respect of the Master Servicer and the
               Special Servicer.................................................
Section 6.06  Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee...........................................
Section 6.07  Depositor, Special Servicer and Trustee to Cooperate with
               Master Servicer..................................................
Section 6.08  Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer.................................................
Section 6.09  Termination and Designation of Special Servicer by the
               Directing Holder.................................................
Section 6.10  Master Servicer or Special Servicer as Owner of a
               Certificate......................................................
Section 6.11  Certain Powers of the Directing Holder............................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.................................................
Section 7.02  Trustee to Act; Appointment of Successor..........................
Section 7.03  Notification to Certificateholders................................
Section 7.04  Waiver of Events of Default.......................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default..............

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.................................................
Section 8.02  Certain Matters Affecting Trustee.................................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Loans............................................
Section 8.04  Trustee May Own Certificates......................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee..........................................................
Section 8.06  Eligibility Requirements for Trustee..............................
Section 8.07  Resignation and Removal of Trustee................................
Section 8.08  Successor Trustee.................................................
Section 8.09  Merger or Consolidation of Trustee................................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.....................
Section 8.11  Appointment of Custodians.........................................
Section 8.12  Appointment of Authenticating Agents..............................
Section 8.13  Appointment of Tax Administrators.................................
Section 8.14  Access to Certain Information.....................................
Section 8.15  [Reserved]........................................................
Section 8.16  Representations and Warranties of Trustee.........................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans...................................................
Section 9.02  Additional Termination Requirements...............................

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration..............................................
Section 10.02 Grantor Trust Administration......................................

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness.............................
Section 11.02 Succession; Subcontractors........................................
Section 11.03 Filing Obligations................................................
Section 11.04 Form 10-D Filings.................................................
Section 11.05 Form 10-K Filings.................................................
Section 11.06 Sarbanes Oxley Certification......................................
Section 11.07 Form 8-K Filings..................................................
Section 11.08 Form 15 Filing....................................................
Section 11.09 Annual Compliance Statements......................................
Section 11.10 Annual Reports on Assessment of Compliance with Servicing
               Criteria.........................................................
Section 11.11 Annual Independent Public Accountants' Servicing Report...........
Section 11.12 Indemnification...................................................
Section 11.13 Amendments........................................................
Section 11.14 Regulation AB Notices.............................................

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment.........................................................
Section 12.02 Recordation of Agreement; Counterparts............................
Section 12.03 Limitation on Rights of Certificateholders and the
               Companion Loan Noteholders.......................................
Section 12.04 Governing Law; Consent to Jurisdiction............................
Section 12.05 Notices...........................................................
Section 12.06 Severability of Provisions........................................
Section 12.07 Grant of a Security Interest......................................
Section 12.08 [Reserved]........................................................
Section 12.09 Successors and Assigns; Beneficiaries.............................
Section 12.10 Article and Section Headings......................................
Section 12.11 Notices to Rating Agencies........................................
Section 12.12 Global Opinions...................................................
Section 12.13 Complete Agreement................................................

                             SCHEDULES AND EXHIBITS

Schedule No.  Schedule Description
I             Mortgage Loan Schedule
II            Schedule of Exceptions to Mortgage File Delivery
III           Environmentally Insured Mortgage Loans
IV            [Reserved]
V             Schedule of Initial Directing Holder For Each Loan Group
VI            Supplemental Servicer Schedule
VII           Primary Serviced Loans
VIII          Class A-AB Planned Principal Balance Schedule
IX            Broker Strip Loans
X             Special Servicer Earnout/Holdback Mortgage Loans

Exhibit No.   Exhibit Description
A-1           Form of Class [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M]
              Certificate
A-2           Form of Class X Certificates
A-3           Form of Class A-MFL Certificate
A-4           Form of Class [A-J], [B], [C], [D], [E], [F] Certificate
A-5           Form of Class [G], [H] Certificate
A-6           Form of Class [J], [K] Certificate
A-7           Form of Class [L], [M], [N], [O], [P], [Q] and [S] Certificate
A-8           Form of Class R-I and R-II Certificate
B             Form of Distribution Date Statement
C             Form of Custodial Certification
D-1           Form of Master Servicer Request for Release
D-2           Form of Special Servicer Request for Release
E             Form of Loan Payoff Notification Report
F-1           Form of Transferor Certificate for Transfers of Definitive
              Non-Registered Certificates
F-2A          Form I of Transferee Certificate for Transfers of Definitive
              Non-Registered Certificates
F-2B          Form II of Transferee Certificate for Transfers of Definitive
              Non-Registered Certificates
F-2C          Form of Transferee Certificate for Transfers of Interests in
              Rule 144A Global Certificates
F-2D          Form of Transferee Certificate for Transfers of Interests in
              Regulation S Global Certificates
G             Form I of Transferee Certificate in Connection with ERISA
              (Definitive Non-Registered Certificates)
H-1           Form of Transfer Affidavit and Agreement regarding Residual
              Interest Certificates
H-2           Form of Transferor Certificate regarding Residual Interest
              Certificates
I-1           Form of Notice and Acknowledgment
I-2           Form of Acknowledgment of Proposed Special Servicer
J             Form of Notice to Other Master Servicer
K             [Reserved]
L             Form of Defeasance Certification
M             Form of Sarbanes-Oxley Certification
N-1           Form of Certification to be Provided to Depositor by the Trustee
N-2           Form of Certification to be Provided to Depositor by the Master
              Servicer
N-3           Form of Certification to be Provided to Depositor by the Special
              Servicer
O             Servicing Criteria to be Addressed in Assessment of Compliance
P             Additional Form 10-D Disclosure
Q             Additional Form 10-K Disclosure
R             Form 8-K Disclosure
S             Form of Additional Disclosure Information
T             Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date

      This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of March 1, 2007, among GREENWICH CAPITAL COMMERCIAL FUNDING CORP., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LNR PARTNERS, INC., as Special Servicer and LASALLE BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

      The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                                  CERTIFICATES

                                    Approx.                Original Class
                                   Initial                Principal Balance
          Class                Pass-Through Rate        (or Notional Amount)         Original Rating
       Designation               (per annum)            at Initial Issuance        S&P/Moody's/Fitch (1)
------------------------    ----------------------    ------------------------   -------------------------
Class A-1                          5.23300%            $         84,000,000            AAA/Aaa/AAA
Class A-2                          5.38100%            $      1,180,078,000            AAA/Aaa/AAA
Class A-3                          5.44700%            $         85,985,000            AAA/Aaa/AAA
Class A-AB                         5.44100%            $         88,000,000            AAA/Aaa/AAA
Class A-4                          5.44400%            $      2,671,598,000            AAA/Aaa/AAA
Class A-1-A                        5.42600%            $        493,485,000            AAA/Aaa/AAA
Class A-M                          5.47500%            $        557,593,000            AAA/Aaa/AAA
Class A-MFL                     LIBOR+0.16500%         $        100,000,000            AAA/Aaa/AAA
Class A-J                          5.50500%            $        575,393,000            AAA/Aaa/AAA
Class B                            5.53400%            $         32,880,000            AA+/Aa1/AA+
Class C                            5.55400%            $         98,638,000             AA/Aa2/AA
Class D                            5.58400%            $         41,100,000            AA-/Aa3/AA-
Class E                            5.61300%            $         41,099,000              A+/A1/A+
Class F                            5.63300%            $         57,540,000               A/A2/A
Class G                            5.66200%            $         57,539,000              A-/A3/A-
Class H                            5.85900%            $         82,199,000           BBB+/Baa1/BBB+
Class J                            5.96526%            $         65,759,000            BBB/Baa2/BBB
Class K                            5.96526%            $         65,760,000           BBB-/Baa3/BBB-
Class L                            5.19800%            $         32,879,000            BB+/Ba1/BB+
Class M                            5.19800%            $         16,440,000             BB/Ba2/BB
Class N                            5.19800%            $         24,660,000            BB-/Ba3/BB-
Class O                            5.19800%            $         16,440,000              B+/B1/B+
Class P                            5.19800%            $         16,439,000               B/B2/B
Class Q                            5.19800%            $          8,220,000              B-/B3/B-
Class S                            5.19800%            $         82,199,863              NR/NR/NR
Class X                            0.51235%(2)         $      6,575,923,863(3)         AAA/Aaa/AAA
Class R-I                           N/A(4)                        N/A(4)                  NR/NR
Class R-II                          N/A(4)                        N/A(4)                  NR/NR

------------

(1) "NR" indicates that the Class of Certificates has not been rated by the applicable Rating Agency.

(2) The Pass-Through Rate for the Class X Certificates will be a variable rate per annum as set forth herein.

(3) The Class X Certificates will not have a Class Principal Balance and will not entitle its Holders to receive distributions of principal. The Class X Certificates will have a Notional Amount as set forth herein.

(4) The Class R-I Certificates and Class R-II Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Net Prepayment Consideration. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount and Net Prepayment Consideration shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account). Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R-II Certificates.

      As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class R-I Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

      As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R-II Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

      The Class A-MFL REMIC II Regular Interest, the Swap Agreement and the Floating Rate Account shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class A-MFL Certificates will represent undivided beneficial interests in the Class A-MFL REMIC II Regular Interest, the Swap Agreement and the Floating Rate Account.

      The following table sets forth the Class designation, the corresponding Uncertificated Lower-Tier Interest (the "Corresponding Uncertificated Lower-Tier Interest") and the Original Class Principal Balance for each Class of Principal Balance Certificates (other than the Class A-MFL Certificates) (the "Corresponding Certificates") or the Class A-MFL REMIC II Regular Interest.

                                     Original               Corresponding               Original
                                  Class Principal           Uncertificated        Lower-Tier Principal
  Corresponding Certificates          Balance          Lower-Tier Interests(1)           Amount
-------------------------------  -----------------    -------------------------  -----------------------
Class A-1                        $    84,000,000                LA-1                $    84,000,000
Class A-2                        $ 1,180,078,000                LA-2                $ 1,180,078,000
Class A-3                        $    85,985,000                LA-3                $    85,985,000
Class A-AB                       $    88,000,000               LA-AB                $    88,000,000
Class A-4                        $ 2,671,598,000                LA-4                $ 2,671,598,000
Class A-1-A                      $   493,485,000               LA-1-A               $   493,485,000
Class A-M                        $   557,593,000                LA-M                $   557,593,000
Class A-MFL REMIC II Regular
  Interest                       $   100,000,000               LA-MFL               $   100,000,000
Class A-J                        $   575,393,000                LA-J                $   575,393,000
Class B                          $    32,880,000                 LB                 $    32,880,000
Class C                          $    98,638,000                 LC                 $    98,638,000
Class D                          $    41,100,000                 LD                 $    41,100,000
Class E                          $    41,099,000                 LE                 $    41,099,000
Class F                          $    57,540,000                 LF                 $    57,540,000
Class G                          $    57,539,000                 LG                 $    57,539,000
Class H                          $    82,199,000                 LH                 $    82,199,000
Class J                          $    65,759,000                 LJ                 $    65,759,000
Class K                          $    65,760,000                 LK                 $    65,760,000
Class L                          $    32,879,000                 LL                 $    32,879,000
Class M                          $    16,440,000                 LM                 $    16,440,000
Class N                          $    24,660,000                 LN                 $    24,660,000
Class O                          $    16,440,000                 LO                 $    16,440,000
Class P                          $    16,439,000                 LP                 $    16,439,000
Class Q                          $     8,220,000                 LQ                 $     8,220,000
Class S                          $    82,199,863                 LS                 $    82,199,863

------------
(1) The Uncertificated Lower-Tier Interest that corresponds to any particular Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL REMIC II Regular Interest also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interest" with respect to each other.

      The initial aggregate principal balance of the Uncertificated Lower-Tier Interests will be $6,575,923,864.

      The portion of the Trust Fund consisting of the Class A-MFL REMIC II Regular Interest, the Swap Agreement and the Floating Rate Account shall be treated as a grantor trust for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of the Lower-Tier REMIC or the Upper-Tier REMIC. The Class A-MFL Certificates represent undivided beneficial interests in the Class A-MFL REMIC II Regular Interest, the Swap Agreement and the Floating Rate Account as described herein.

      There are 8 Mortgage Loans included in the Trust Fund (as identified in the table below) that are each part of a split loan structure, and are each secured by the same Mortgage that also secures another mortgage loan or loans in that split loan structure.

      Each split loan structure, including all of the related notes that are secured by the same Mortgage, is referred to herein as a "Loan Group." Each Loan Group consists of (1) one or more "Loan Group Trust Mortgage Loans," which is the portion of the Loan Group that is included as an asset of the Trust Fund and
(2) one or more "Companion Loans," which is the portion of the Loan Group that is not included as an asset of the Trust Fund. Each Companion Loan may be classified as either (1) a "Pari Passu Companion Loan," which is a Companion Loan that is pari passu in right of payment with the related Loan Group Trust Mortgage Loan in the same Loan Group or (2) a "Subordinate Companion Loan," which is a Companion Loan that is subordinate in right of payment to the related Loan Group Trust Mortgage Loan in the same Loan Group. A Loan Group may contain both Pari Passu Companion Loans and Subordinate Companion Loans. The term "Mortgage Loan" as used in this Agreement will include the Loan Group Trust Mortgage Loans.

      The following table identifies the Loan Groups and their related Loan Group Trust Mortgage Loans and Companion Loans:

                                                   Aggregate                                  Controlling
                                                   Non-Trust                    Non-Trust      Pooling &     Initial      Initial
                                 Trust Mortgage    Mortgage     Non-Trust B     Pari Passu     Servicing     Master       Special
       Mortgage Loan              Loan Balance   Loan Balance   Note Balance   Loan Balance   Agreement(2)  Servicer(3)  Servicer(4)
------------------------------------------------------------------------------------------------------------------------------------
Merchandise Mart                 $175,000,000   $ 175,000,000       N/A        $175,000,000    2006-LDP9     Wachovia       LNR
Victoria Ward Warehouse & Plaza  $ 40,000,000   $  28,500,000  $ 28,500,000        N/A          2007-GG9     Wachovia       LNR
Poipu Shopping Village           $ 29,120,000   $   2,880,000  $  2,880,000        N/A          2007-GG9     Wachovia       LNR
Sheraton Portland                $ 15,360,000   $   2,140,000  $  2,140,000        N/A          2007-GG9     Wachovia       LNR
Linden Park                      $ 14,000,000   $   2,300,000  $  2,300,000        N/A          2007-GG9     Wachovia       LNR
Toringdon III                    $ 12,650,000   $     790,625  $    790,625        N/A          2007-GG9     Wachovia       LNR
Toringdon V                      $ 10,424,000   $     651,500  $    651,500        N/A          2007-GG9     Wachovia       LNR
Woodhaven                        $  8,808,600   $     490,000  $    490,000        N/A          2007-GG9     Wachovia       LNR

------------

(1) All of the mortgaged properties in this table secure mortgage loans that are part of Sub-Pool 1.

(2) 2006-LDP9 refers to the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. 2007-GG9 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association.

(4)   LNR refers to LNR Partners, Inc.

      Linden Park. The Loan Group secured by a Mortgage on the property known as Linden Park (the "Linden Park Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $14,000,000 as of the date hereof (the "Linden Park Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $2,300,000 as of the date hereof (the "Linden Park Subordinate Companion Loan").

      Merchandise Mart. The Loan Group secured by a Mortgage on the property known as Merchandise Mart (the "Merchandise Mart Loan Group"), consists of two
Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $175,000,000 as of the date hereof (the "Merchandise Mart Trust Loan"); and

      (b) one Pari Passu Companion Loan in the outstanding principal amount of $175,000,000 as of the date hereof (the "Merchandise Mart Pari Passu Companion Loan").

      Poipu Shopping Village. The Loan Group secured by a Mortgage on the property known as Poipu Shopping Village (the "Poipu Shopping Village Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $29,120,000 as of the date hereof (the "Poipu Shopping Village Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $2,880,000 as of the date hereof (the "Poipu Shopping Village Subordinate Companion Loan").

      Sheraton Portland. The Loan Group secured by a Mortgage on the property known as Sheraton Portland (the "Sheraton Portland Loan Group"), consists of two
Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $15,360,000 as of the date hereof (the "Sheraton Portland Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $2,640,000 as of the date hereof (the "Sheraton Portland Subordinate Companion Loan").

      Toringdon III. The Loan Group secured by a Mortgage on the property known as Toringdon III (the "Toringdon III Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $12,650,000 as of the date hereof (the "Toringdon III Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $790,625 as of the date hereof (the "Toringdon III Subordinate Companion Loan").

      Toringdon V. The Loan Group secured by a Mortgage on the property known as Toringdon V (the "Toringdon V Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $10,424,000 as of the date hereof (the "Toringdon V Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $651,500 as of the date hereof (the "Toringdon V Subordinate Companion Loan").

      Victoria Ward Warehouse & Plaza. The Loan Group secured by a Mortgage on the property known as Victoria Ward Warehouse & Plaza (the "Victoria Ward Warehouse & Plaza Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $40,000,000 as of the date hereof (the "Victoria Ward Warehouse & Plaza Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $28,500,000 as of the date hereof (the "Victoria Ward Warehouse & Plaza Subordinate Companion Loan").

      Woodhaven. The Loan Group secured by a Mortgage on the property known as Woodhaven (the "Woodhaven Loan Group"), consists of two Loans:

      (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $8,808,600 as of the date hereof (the "Woodhaven Trust Loan"); and

      (b) one Subordinate Companion Loan in the outstanding principal amount of $490,000 as of the date hereof (the "Woodhaven Subordinate Companion Loan").

      The relative rights of each holder of a Loan Group Trust Mortgage Loan and the related Companion Loans are set forth in a co-lender or other similar agreement (each a "Co-Lender Agreement") among the holders of each of the Loans in the Loan Group. Pursuant to each Co-Lender Agreement, the Loan Groups are to be serviced and administered in accordance with this Agreement, other than the Merchandise Mart Loan Group (the "Non-Serviced Loan Groups"), by the Master Servicer and the Special Servicer hereunder.

      The Merchandise Mart Loan Group, including the Merchandise Mart Trust Loan, will be serviced and administered in accordance with the pooling and servicing agreement (the "2006-LDP9 PSA") dated December 1, 2006, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "2006-LDP9 Depositor"), Midland Loan Services, Inc., as a master servicer, Capmark Finance Inc., as a master servicer, Wachovia Bank, National Association, as a master servicer (the "2006-LDP9 Master Servicer"), LNR Partners, Inc., as special servicer (the "2006-LDP9 Special Servicer"), LaSalle Bank National Association, as trustee (the "2006-LDP9 Trustee") and Wells Fargo Bank, N.A., as paying agent, pursuant to which J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 were issued.

      Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree, in each case, as follows:

                                    ARTICLE I

                 DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

      Section 1.01 Defined Terms.

      Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

      "2006-LDP9 Depositor" shall have the meaning assigned thereto in the Preliminary Statement.

      "2006-LDP9 Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

      "2006-LDP9 PSA" shall have the meaning assigned thereto in the Preliminary Statement.

      "2006-LDP9 Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

      "2006-LDP9 Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

      "Acceptable Insurance Default" shall mean, with respect to any Serviced Loan, any default under the related Loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in accordance with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

      "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates or the Class A-MFL REMIC II Regular Interest, as applicable, for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of the Class X Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Class X Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class X Notional Amount immediately prior to the related Distribution Date. The Accrued Certificate Interest for each such Class (other than the Class A-MFL Certificates) shall be calculated on the basis of a 360-day year composed of twelve 30-day months. The Accrued Certificate Interest for the Class A-MFL Certificates for any Distribution Date, for so long as the Swap Agreement is in effect and no Swap Default exists, shall be calculated on the basis of the actual number of days in that Interest Accrual Period and the assumption that each year consists of 360 days, except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the calculation with respect to the Class A-MFL Certificates will be on the same basis as the Class A-MFL REMIC II Regular Interest.

      "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

      "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360-days.

      "Additional Disclosure Notification" shall mean the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit S.

      "Additional Form 10-D Disclosure" has the meaning set forth in Section 11.04.

      "Additional Form 10-K Disclosure" has the meaning set forth in Section 11.05.

      "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

      "Additional Principal Distribution Amount" shall mean, with respect to any Distribution Date, the aggregate of the Recovered Amounts included in, and added to the Principal Distribution Amount for such Distribution Date for purposes of calculating, the Adjusted Principal Distribution Amount for such Distribution Date, pursuant to Section 1.03(c).

      "Additional Servicer" shall mean, each Affiliate of the Master Servicer that Services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer or the Trustee, who Services 10% or more of the Mortgage Loans by unpaid balance calculated in accordance with the provisions of Regulation AB.

      "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund (excluding any Unliquidated Advance) and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates (or in the case the Class A-MFL Certificates, through the Class A-MFL REMIC II Regular Interest) receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date. Amounts paid as Additional Trust Fund Expenses shall be paid out of funds on deposit in the Custodial Account or the Distribution Account.

      "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to
Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

      "Administrative Cost Rate" shall mean, with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which for each such Mortgage Loan (or successor REO Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and, in the case of a Non-Serviced Trust Loan, the "servicing fee rate" payable to the Lead Master Servicer under the Lead PSA.

      "Advance" shall mean any P&I Advance or Servicing Advance.

      "Adverse Grantor Trust Event" shall have the meaning assigned thereto in
Section 10.02(e).

      "Adverse Rating Event" shall mean, (i) when used with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by any Rating Agency and (ii) when used with respect to any Companion Loan Securities, as of any date of determination the qualification, downgrade or withdrawal of any rating then assigned by any Rating Agency to such Companion Loan Securities (but only if such Companion Loan Securities were issued in connection with the inclusion of a Serviced Pari Passu Companion Loan into a trust as part of a securitization).

      "Adverse REMIC Event" shall have the meaning assigned thereto in Section 10.01(i).

      "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

      "Appraisal" shall mean an appraisal or update thereof prepared by an Independent Appraiser.

      "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated by the Special Servicer initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Group became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (which shall include, without duplication, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances) made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer and/or Trustee with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Mortgage Loan or Loan Group becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Group became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Mortgage Loan or Loan Group became a Required Appraisal Loan, then
(x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

      Notwithstanding the foregoing, Appraisal Reduction Amount shall mean, with respect to a Non-Serviced Trust Loan, the amount calculated by the Lead Special Servicer or Lead Master Servicer, as applicable, in accordance with and pursuant to the terms of the Lead PSA.

      "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File or with respect to any Non-Serviced Trust Loan, the appraisal value as calculated pursuant to the Lead PSA.

      "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Loan.

      "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan (or Serviced Companion Loans) delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, or, in the case of the Serviced Companion Loans, the related Mortgage Loans remain part of the Trust Fund (provided that such Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; (b) with respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, or the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan.

      "ASTM" shall mean the American Society for Testing and Materials.

      "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

      "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of the following amounts (i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (including, with respect to the Non-Serviced Trust Loans, payment remitted by the Lead Master Servicer) that (A) were Received as of the end of the related Collection Period (or, in the case of the Non-Serviced Trust Loans as of 12:00 noon (New York City time) on the Master Servicer Remittance Date) and (B) are on deposit in the Distribution Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03 and Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls,
(iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2008 or any year thereafter (or February if the Final Distribution Date occurs in February), the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Distribution Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following:
(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii) of Section 3.05(b), (iii) Prepayment Premiums and/or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January of any year that is not a leap year or during February of any year (unless, in either case, the related Distribution Date is the Final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Distribution Account in error; provided that clauses (b)(i), (b)(iii) and
(b)(iv) of this definition shall not apply on the Final Distribution Date.

      "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the payment due on its Stated Maturity Date is significantly larger than the Monthly Payment due on the Due Date preceding its Stated Maturity Date.

      "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon
Loan.

      "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Loan at maturity.

      "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

      "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

      "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

      "Breach" shall have the meaning assigned thereto in Section 2.03(a).

      "Broker" shall mean the entity set forth in Schedule IX with respect to each Broker Strip Loan.

      "Broker Strip" shall mean the per annum rate set forth on Schedule IX with respect to each Broker Strip Loan.

      "Broker Strip Fee" shall mean with respect to each Broker, as of any date of determination, the aggregate of the products obtained by multiplying, for each Broker Strip Loan, (i) the principal balance of such Broker Strip Loan as of the end of the immediately preceding Collection Period and (ii) 1/12 of the related Broker Strip for such Broker Strip Loan.

      "Broker Strip Loans" shall mean each Mortgage Loan listed on Schedule IX hereto.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer, any Lead Master Servicer, the Primary Servicer or the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

      "Calculation Agent" shall mean the Swap Counterparty under the Swap Agreement.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the then current Class Principal Balance or Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

      "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

      "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

      "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

      "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

      "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

      "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report and the CMSA Investor Reporting Package.

      "Certificates" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-MFL, Class A-J, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R-I or Class R-II Certificates, as applicable.

      "Certification Parties" shall have the meaning assigned to such term in
Section 11.06.

      "Certifying Person" shall have the meaning assigned to such term in
Section 11.06.

      "Certifying Servicer" as defined in Section 11.09.

      "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation or the Class A-MFL REMIC II Regular Interest.

      "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates.

      "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-1-A Certificate" shall mean any one of the Certificates with a "Class A-1-A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-AB Certificate" shall mean any one of the Certificates with a "Class A-AB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-AB Planned Principal Balance": The planned principal balance set forth on Schedule VIII hereto relating to principal payments for the Class A-AB Certificates.

      "Class A-J Certificate" shall mean any one of the Certificates with a "Class A-J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-M Certificate" shall mean any one of the Certificates with a "Class A-M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class A-MFL Additional Fixed Swap Payment" shall mean with respect to any Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the Swap Agreement, the applicable "Additional Fixed Amount" within the meaning of the Swap Agreement.

      "Class A-MFL Available Funds" shall mean with respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Prepayment Premiums, properly made on or in respect of the Class A-MFL REMIC II Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, less (b) any Class A-MFL Net Fixed Swap Payment, Class A-MFL Additional Fixed Swap Payment and Class A-MFL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Swap Counterparty pursuant to the Swap Agreement, consistent with Section 3.31, for such Distribution Date.

      "Class A-MFL Certificate" shall mean any one of the Certificates with a "Class A-MFL" designation on the face thereof, substantially in the form of Exhibit A-3 hereto, and evidencing a proportionate interest in Grantor Trust.

      "Class A-MFL Distribution Conversion" shall mean with respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Default under the Swap Agreement while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.31, or (ii) immediately upon and following the termination of the Swap Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on distributions in respect of the Class A-MFL REMIC II Regular Interest, as specified in Section 4.01.

      "Class A-MFL Fixed Swap Payment" shall mean with respect to any Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the Swap Agreement, the applicable "Fixed Amount" within the meaning of the Swap Agreement.

      "Class A-MFL Fixed Payer Shortfall Reimbursement Payment" shall mean with respect to any Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the Swap Agreement.

      "Class A-MFL Floating Swap Payment" shall mean with respect to any Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the Swap Agreement, the applicable "Floating Amount" within the meaning of the Swap Agreement.

      "Class A-MFL Interest Distribution Amount" shall mean with respect to any Distribution Date, an amount equal to (a) the sum of (i) the Distributable Certificate Interest with respect to the Class A-MFL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) any Class A-MFL Net Floating Swap Payment received from the Swap Counterparty for distribution on such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-MFL Net Fixed Swap Payment and/or Class A-MFL Fixed Payer Shortfall Reimbursement Payment made to the Swap Counterparty with respect to such Distribution Date.

      "Class A-MFL Net Fixed Swap Payment" shall mean with respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Fixed Swap Payment for that Distribution Date over (ii) the Class A-MFL Floating Swap Payment for that Distribution Date.

      "Class A-MFL Net Floating Swap Payment" shall mean with respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Floating Swap Payment for that Distribution Date over (ii) the Class A-MFL Fixed Swap Payment for that Distribution Date.

      "Class A-MFL Principal Distribution Amount" shall mean with respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL REMIC II Regular Interest on such Distribution Date.

      "Class A-MFL REMIC II Regular Interest" shall mean the uncertificated interest in Upper-Tier REMIC, designated as "Class A-MFL," constituting a "regular interest" in Upper-Tier REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

      "Class A-MFL Swap Payment Date" shall mean the "Payment Date" within the meaning of the Swap Agreement.

      "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class LA-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-1-A Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

       "Class LA-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

       "Class LA-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-AB Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

       "Class LA-J Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-M Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-MFL Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LB Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LC Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LD Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LE Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LF Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

       "Class LG Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LH Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LJ Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LK Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LL Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LM Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LN Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LO Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LP Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LQ Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LS Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class O Certificate" shall mean any of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a). On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date. The Class Principal Balance of the Class A-MFL Certificates shall at all times equal the Class Principal Balance of the Class A-MFL REMIC II Regular Interest.

      "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

      "Class Q Certificate" shall mean any of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

      "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class S Certificate" shall mean any of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class X Certificate" shall mean any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

      "Class X Interest Amount": With respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the Class X Pass-Through Rate for such Distribution Date and (ii) the Class X Notional Amount for such Distribution Date.

      "Class X Notional Amount": For any date of determination, the aggregate of the Class Principal Balances of the Principal Balance Certificates as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

      "Class X Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X Strip Rates for each of the Uncertificated Lower-Tier Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balance of the Uncertificated Lower-Tier Interests immediately prior to such Distribution Date.

      "Class X Strip Rate": With respect to any Uncertificated Lower-Tier Interest for any Distribution Date, (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over (ii) the Pass Through Rate for the Corresponding Certificate. In no event will any Class X Strip Rate be less than zero.

      "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

      "Closing Date" shall mean March 8, 2007.

      "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Holder.

      "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

      "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller; provided, that the delivery of such initial data by either Lehman or GCFP shall satisfy the delivery requirements for both Lehman and GCFP.

      "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Investor Reporting Package" shall mean, collectively:

      (a) the following seven electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and
   (vii) CMSA Special Servicer Loan File; and

      (b) the following twelve supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA REO Status Report, (iv) CMSA Operating Statement Analysis Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List, (vii) CMSA Loan Level Reserve/LOC Report, (viii) CMSA NOI Adjustment Worksheet, (ix) CMSA Advance Recovery Report, (x) CMSA Total Loan Report and (xi) CMSA Reconciliation of Funds Report.

      "CMSA Loan Level Reserve/LOC Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller; provided, that the delivery of such initial data by either Lehman or GCFP shall satisfy the delivery requirements for both Lehman and GCFP. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall, if applicable, be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

      "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Loans, and by the Special Servicer with respect to Specially Serviced Loans and REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

      "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Reconciliation of Funds Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Total Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

      "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

      "Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

      "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

      "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

      "Commission" shall mean the Securities and Exchange Commission or any successor agency.

      "Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Companion Loan Noteholder" shall mean, with respect to any Loan Group, the Holder of the Mortgage Note for the related Companion Loan.

      "Companion Loan Securities" means the securities issued in connection with the inclusion of a Pari Passu Companion Loan into a trust as part of a securitization of one or more mortgage loans.

      "Condemnation Proceeds" shall mean all cash amounts Received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

      "Control Appraisal Event" shall exist with respect to any Tier 1 Loan Group or any Tier 2 Loan Group, if and for so long as:

      (a) (1) the initial balance of the related Subordinate Companion Loan, minus (2) the sum of (x) any principal payments, allocated to, and received on, such Subordinate Companion Loan, (y) any Appraisal Reduction Amounts allocated to such Subordinate Companion Loan, and (without duplication) (z) Realized Losses allocated to such Subordinate Companion Loan, is less than

      (b) 25% of the initial balance of such Subordinate Companion Loan.

      "Controlling Class" shall mean the Class of Certificates (other than the Residual Interest Certificates) with the latest alphabetical Class designation that has a then-aggregate Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has, as of such date of determination, a Class Principal Balance that meets the requirements above, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates shall be deemed a single Class of Certificates. As of the Closing Date, the Controlling Class will be the Class S Certificates. If the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth in this Agreement may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

      "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

      "Controlling Class Directing Holder" shall mean the Holder or Holders of greater than 50% of the Voting Rights assigned to the Controlling Class (or such Holder's designee); provided that no Holder of Voting Rights allocated to the Controlling Class may exercise any rights of such Class with respect to any Loan as to which such Holder is a Mortgagor Affiliate Holder.

      "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services - Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-GG9.

      "Corrected Loan" shall mean any Mortgage Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Loan or the related Mortgaged Property's becoming an REO Property).

      "Corresponding Certificate" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Uncertificated Lower-Tier Interest.

      "Corresponding Uncertificated Lower-Tier Interest" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate.

      "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgaged Loans.

      "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

      "Cross-Over Date" shall mean the Distribution Date on which (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

      "Custodial Account" shall mean either of the Pool Custodial Account or any Loan Group Custodial Account.

      "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of the Depositor or the Mortgage Loan Sellers. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

      "Cut-off Date" shall mean (i) with respect to each Mortgage Loan that pays on a Due Date in March 2007, its Due Date in March 2007 and (ii) with respect to any other Mortgage Loan, March 6, 2007.

      "Cut-off Date Balance" shall mean, with respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

      "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Loan or any successor REO Loan with respect thereto.

      "Default Interest" shall mean, with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate.

      "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

      "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.21(k).

      "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

      "Defeasance Deposit Account" shall have the meaning assigned thereto in
Section 3.04(a).

      "Defeasance Loan" shall mean any Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

      "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

      "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

      "Depositor" shall mean Greenwich Capital Commercial Funding Corp, and any successor in interest.

      "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Determination Date" shall mean the sixth calendar day of each month (or, if such sixth day is not a Business Day, the Business Day immediately following such sixth day), commencing in April 2007.

      "Directing Holder" shall mean with respect to any Serviced Loan Group, the person or persons selected by the related Loan Group Directing Holder, and with respect to any other Mortgage Loan, the person selected by the Controlling Class Directing Holder; provided, however, that (i) absent such selection, or (ii) until a Directing Holder is so selected or (iii) upon receipt of a notice from the Controlling Class Directing Holder or Loan Group Directing Holder, as applicable, that a Directing Holder is no longer designated, the Directing Holder will be the Loan Group Directing Holder or the Controlling Class Directing Holder, as applicable; provided, further, that, in the case of a Directing Holder selected by the Controlling Class Directing Holder, in order for the Trustee to certify the status of such Directing Holder, the Directing Holder must provide notice and certification to the Trustee as to its status as Directing Holder (including the address and telecopy number of such Directing Holder), and the Trustee shall provide written notice to the Controlling Class Certificateholders, the Special Servicer and the Master Servicer as to the designation of such Directing Holder (including the address and telecopy number of such Directing Holder). No Mortgagor Affiliate Holder may be a Directing Holder. The Trustee acknowledges and agrees that with respect to each Loan Group the Person set forth on Schedule V shall be designated as the initial Directing Holder with respect to the related Loan Group, and that no further notice of such selection is required. In the event that a Controlling Class Directing Holder or Loan Group Directing Holder appoints a third party (including any affiliate) to act as Directing Holder, none of the parties to this Agreement shall be obligated to recognize such appointment unless such Controlling Class Directing Holder or Loan Group Directing Holder shall have delivered to each party to this Agreement a certification regarding such appointment. Any Loan Group Directing Holder that is a Directing Holder may, in its capacity as Directing Holder, only control, direct, prohibit or be consulted with respect to the enforcement of the related Mortgage or the servicing and administration of the related Loan Group to the extent set forth in this Agreement. The Directing Holder shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect. Other than as set forth on Schedule V, the initial Directing Holder shall be LNR Securities Holdings, LLC.

      "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Lower-Tier REMIC, other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

      "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received with respect thereto among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL REMIC II Regular Interest, a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, as published in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board; provided that if there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

      "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

      "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

      "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners (directly or indirectly, other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-United States Tax Persons.

      "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates or the Class A-MFL REMIC II Regular Interest for any Distribution Date, subject to Section 4.05(b), an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates or the Class A-MFL REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or the Class A-MFL REMIC II Regular Interest as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates or the Class A-MFL REMIC II Regular Interest on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates (exclusive of the Class A-MFL Certificates) for the related Interest Accrual Period.

      "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9" which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account.

      "Distribution Date" shall mean the date each month, commencing in April 2007, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the tenth day of the month, or if such tenth day is not a Business Day, then the Business Day immediately following such tenth day, provided that the Distribution Date will be at least four Business Days following the related Determination Date.

      "Distribution Date Statement" shall have the meaning assigned thereto in
Section 4.02(a).

      "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

      "Due Date" shall mean: (i) with respect to any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due;
(ii) with respect to any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

      "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

      "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's, at least "AA-" by Fitch and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A+") by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30-days), or the short-term deposits of which are rated at least "P-1" by Moody's, at least "F-1" by Fitch and at least "A-1" by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for 30-days or less); (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b); (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities as evidenced in writing by each Rating Agency; or (iv) an account or accounts maintained with PNC Bank, National Association (which account may be an interest bearing account) so long as (A) PNC Bank, National Association's long-term unsecured debt rating shall be at least P-1 from Moody's, at least "A" from Fitch and "A" from S&P and its short-term unsecured debt rating is at least "A-1" from S&P (if the deposits are to be held in the account for more than 30-days) or (B) PNC Bank, National Association's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's, at least "F1" from Fitch and at least "A-1" from S&P (if the deposits are to be held in the account for 30-days or less).

      "Environmental Assessment" shall mean a "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-05 or a review conducted in accordance with the All Appropriate Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

      "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

      "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

      "Euroclear" shall mean Euroclear Bank as operator of the Euroclear System or any successor.

      "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

      "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full and reimburse the Trust for any prior Additional Trust Fund Expenses related to such Loan.

      "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9."

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exemption-Favored Party" shall mean any of (i) Greenwich Capital Markets,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) or (iii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

      "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

      "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

      "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

      "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (or in the case of the Non-Serviced Loan Group, a "Final Recovery Determination" as defined in the Lead PSA with respect to such loan); provided that the term Final Recovery Determination shall not apply to: (i) a Loan that was paid in full; or (ii) a Loan or REO Property, as the case may be, that was purchased by (A) the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (B) a Purchase Option Holder or its assignee pursuant to Section 3.19, (C) the Depositor, the Mortgage Loan Sellers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (D) the holder of a related mezzanine loan in connection with a Loan default, as set forth in the related intercreditor agreement or (E) in the case of the Loan Group Trust Mortgage Loans, the related Companion Loan Noteholder or their designees pursuant to the related Co-Lender Agreement.

      "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

      "Floating Rate Account" shall mean the segregated account or sub-account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(f) in trust for: (i) in the case of the Class A-MFL Certificates and the Class A-MFL REMIC II Regular Interest, the holders of Class A-MFL Certificates and the Swap Counterparty, as their interests may appear, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and for the registered holders of the Class A-MFL Certificates and The Royal Bank of Scotland plc as their interests may appear, Floating Rate Account".

      "Form 8-K Disclosure Information" as defined in Section 11.07.

      "FV Bid" shall have the meaning assigned thereto in Section 3.19(c).

      "FV Price" shall have the meaning assigned thereto in Section 3.19(c).

      "GAAP" shall mean generally accepted accounting principles in the United States of America.

      "GCFP" shall mean Greenwich Capital Financial Products, Inc.

      "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

      "Global Opinion" shall have the meaning assigned thereto in Section 12.12.

      "Government Securities" shall mean "Government Securities" as defined in
Section 2(a)(16) of the Investment Company Act of 1940.

      "Grantor Trust" shall mean that certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the Class A-MFL REMIC II Regular Interest and distributions thereon, (ii) the Swap Agreement and payments by the Swap Counterparty thereunder and (iii) the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust Provisions.

      "Grantor Trust Assets" shall mean the segregated pool of assets comprising Grantor Trust.

      "Grantor Trust Provisions": Sections 671-679 of the Code and Treasury Regulations Sections 1.671-5 and 301.7701-4(c).

       "Greenwich Capital Markets" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

      "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

      "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substance classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

      "Holder" shall mean, with respect to a Certificate, a Certificateholder and, with respect to any Uncertificated Lower-Tier Interest, the Trust.

      "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

      "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Companion Loan Noteholder, or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Companion Loan Noteholder or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

      "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the subject property type and market.

      "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC was a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if any of the Loan Groups are affected, to the Companion Loan Noteholder), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if any of the Loan Groups are affected, by the related Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

      "Initial Bidder" shall have the meaning assigned thereto in Section
3.19(c).

      "Initial Trust Balance" shall be as set forth in the Preliminary Statement hereto and shall equal the aggregate Cut-off Date Balances of the Mortgage Loans.

      "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

      "Insurance Policy" shall mean, with respect to any Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

      "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

      "Insured Environmental Event" shall have the meaning assigned thereto in
Section 3.07(d).

      "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any Uncertificated Lower-Tier Interests, any Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year;
(iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

      "Interest Accrual Period" shall mean with respect to any Class of Regular Interest Certificates (other than the Class A-MFL Certificates prior to the Class A-MFL Distribution Conversion), the Class A-MFL REMIC II Regular Interest or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days. For purposes of determining Class A-MFL Interest Distribution Amounts and Class A-MFL Floating Swap Payments, for any Distribution Date and any Class A-MFL Swap Payment Date, related thereto based upon the Swap Agreement, the Interest Accrual Period will begin on and include the 10th day in the month preceding the month in which the subject Distribution Date occurs (or, in the case of the first Distribution Date, will begin on and include the Closing Date) and will end on and include the 9th day in the month in which the subject Distribution Date occurs, provided that, if a Class A-MFL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-MFL Interest Distribution Amount for such Distribution Date will be the same as the Interest Accrual Period with respect to the Class A-MFL REMIC II Regular Interest for such Distribution Date.

      "Interest Reserve Account" shall mean the sub-account of the Distribution Account, which is created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9."

      "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs in February of any year and for any Distribution Date that occurs in January of any year that is not a leap year in either case, unless such Distribution Date is the Final Distribution Date, an amount equal to one day's interest accrued at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

      "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan that accrues interest on an Actual/360 Basis.

      "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

      "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Certificateholder, or any Affiliate of any such Person.

      "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

      "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate, other than a Residual Interest Certificate, that is rated in one of the four highest generic rating categories by at least one Rating Agency.

      "IRS" shall mean the Internal Revenue Service or any successor agency.

      "John Hancock Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the properties identified on the Mortgage Loan Schedule as John Hancock Tower & Garage at Clarendon.

      "Late Collections" shall mean: (a) with respect to any Loan, all amounts Received in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

      "Lead Master Servicer" shall mean each of the 2006-LDP9 Master Servicer.

      "Lead PSA" shall mean the 2006-LDP9 PSA.

      "Lead Special Servicer" shall mean the 2006-LDP9 Special Servicer.

      "Lead Trustee" shall mean the 2006-LDP9 Trustee.

      "Lehman" shall mean Lehman Brothers Holdings Inc.

      "LIBOR" shall mean, with respect to the Class A-MFL Certificates and each Interest Accrual Period for the Class A-MFL Certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the Calculation Agent under the Swap Agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Calculation Agent under the Swap Agreement shall request the principal London office of any five major reference banks in the London interbank market selected by the Calculation Agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Calculation Agent under the Swap Agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

      "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      "LIBOR Determination Date" for the Class A-MFL Certificates means (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each applicable Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject Interest Accrual Period.

      "Linden Park Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Linden Park Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Linden Park Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events--(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan or related Loan Group Trust Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement,
(iv) such Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.19, (v) such Loan is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement, or (vii) in the case of any of the Loan Group Trust Mortgage Loans, such Loan Group Trust Mortgage Loan is purchased by any related Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement or the Lead PSA; and (b) with respect to any REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01.

      "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Sections 3.09 or 3.19 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

      "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events pursuant to
Section 3.11(b).

      "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

      "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds and REO Revenues) Received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Loan by a Purchase Option Holder or its assignee pursuant to
Section 3.19; (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller(s) pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement(s); (v) the purchase of a Mortgage Loan or REO Property by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement; or (vii) in the case of any of the Loan Group Trust Mortgage Loans, the purchase of such Mortgage Loan by any related Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement or the Lead PSA.

      "Loan" shall mean any Mortgage Loan or Companion Loan.

      "Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

      "Loan Group Custodial Account" shall mean, with respect to any Serviced Loan Group, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Holders of such Loan Group.

      "Loan Group Directing Holder" with respect to any Loan Group, will be as follows:

      (a) with respect to the Tier 1 Loan Groups, for so long as (i) a Control Appraisal Event does not exist and the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is not a Mortgagor Affiliate Holder, the Loan Group Directing Holder shall be the holder of such Subordinate Companion Loan, or (ii) while a Control Appraisal Event does exist or if the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is a Mortgagor Affiliate Holder, the Loan Group Directing Holder shall be the Controlling Class Directing Holder;

      (b) with respect to the Tier 2 Loan Groups, for so long as (i) a Control Appraisal Event does not exist and the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is not a Mortgagor Affiliate Holder, the Loan Group Directing Holder shall be the holder of such Subordinate Companion Loan, or (ii) while a Control Appraisal Event does exist or if the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is a Mortgagor Affiliate Holder, the Loan Group Directing Holder shall be the Controlling Class Directing Holder;

      (c) with respect to the Tier 3 Loan Groups, the Loan Group Directing Holder shall be the Controlling Class Directing Holder; and

      (d) with respect to the Merchandise Mart Loan Group, the Loan Group Directing Holder shall be the controlling class representative under the 2006-LDP9 PSA or as otherwise set forth in the Co-Lender Agreement subject to
   Section 4(i) of the Co-Lender Agreement with respect to the appointment of a special servicer.

      For purposes of this definition, in calculating the holders of more than 50% of a Subordinate Companion Loan, the unpaid principal amount of such Subordinate Companion Loan held by a Mortgagor Affiliate Holder shall be deemed to be zero, except with respect to determining whether holders of more 50% of such Subordinate Companion Loan are not Mortgagor Affiliate Holders.

      "Loan Group Mortgaged Property" shall mean any of the properties securing a Loan Group.

      "Loan Group Noteholders" shall mean, with respect to each Loan Group, the Trustee, as holder of the Mortgage Note or Mortgage Notes for the related Loan Group Trust Mortgage Loan and the related Companion Loan Noteholder.

      "Loan Group Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date and each Serviced Loan Group, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the applicable Loan Group and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Group Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the related Loan Group Custodial Account from the related Loan Group REO Account (if established), and (ii) any and all P&I Advances made with respect to the Loan Group Trust Mortgage Loan(s); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the related Loan Group Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, and (iii) any amounts deposited in the related Loan Group Custodial Account in error.

      "Loan Group Remittance Date" shall mean, (i) with respect to each Serviced Companion Loan that is not an asset of a securitization, the Master Servicer Remittance Date and (ii) in the case of each other Serviced Companion Loan that is an asset of a securitization, the earlier of (A) the Master Servicer Remittance Date and (B) the Business Day prior to the date that is the equivalent to the "Master Servicer Remittance Date" in such securitization but in no event earlier than the first Business Day following the Determination Date.

      "Loan Group REO Account" shall mean, with respect to each Serviced Loan Group the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Certificateholders and the related Companion Noteholders, which shall be entitled "LNR Partners, Inc., as Special Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, and for [NAMES OF COMPANION LOAN NOTEHOLDERS], as their interests may appear."

      "Loan Group REO Property" shall mean the Loan Group Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

      "Loan Group Servicing Reports" shall mean, with respect to any Serviced Loan Group, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Loan Level Reserve/LOC Report, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis Report, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report.

      "Loan Group Trust Mortgage Loan" shall mean, with respect to any Loan Group, the portion of such Loan Group that is a Mortgage Loan in the Trust.

      "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

      "Lockout Period" shall mean, with respect to any Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other Loan document, the period from the Closing Date until such specified date.

      "Loss Reimbursement Amount" shall mean:

      (a) with respect to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates or the Class A-MFL REMIC II Regular Interest on all prior Distribution Dates, if any; and

      (b) with respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Lower-Tier REMIC with respect to such Uncertificated Lower-Tier Interest on all prior Distribution Dates, if any.

      For purposes of this definition: (x) any increase in the Class Principal Balance of any Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest pursuant to Section 4.05(a) shall constitute a reimbursement to the Holders of such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest of any related Unfunded Principal Balance Reductions; and (y) any increase in the Uncertificated Principal Balance of any Uncertificated Lower-Tier Interest pursuant to Section 4.05(c) shall constitute a reimbursement to the Lower-Tier REMIC with respect to any related Unfunded Principal Balance Reductions relating to such Uncertificated Lower-Tier Interest.

      "Lower-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to
Section 3.04(b).

      "Lower-Tier Distribution Amount" shall mean the aggregate of amounts distributable to the Uncertificated Lower-Tier Interests pursuant to Section 4.01(h).

      "Lower-Tier Interest Principal Reinstatement Amount" shall have the meaning assigned thereto pursuant to Section 4.05(c).

      "Lower-Tier REMIC" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received by the Trust after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) any REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (to the extent not allocable to a Companion Loan) and a beneficial interest in the applicable portion of any "REO Property" under the Lead PSA for the Non-Serviced Trust Loans; and (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, each Loan Group Custodial Account (to the extent not related to the Companion Loans), the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and each Loan Group REO Account (to the extent not related to the Companion Loans).

      "Master Servicer" shall mean Wachovia Bank, National Association, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

      "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Loans and the Non-Serviced Trust Loans and any related REO Properties (including with respect to the Non-Serviced Trust Loans, all payments remitted by the Lead Master Servicer) that (A) were Received as of the close of business on the immediately preceding Determination Date (or in the case of the Non-Serviced Trust Loans, as of 12:00 noon (New York City time) on the Master Servicer Remittance Date and
(B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

      "Master Servicer Remittance Date" shall mean the date each month, commencing in April 2007, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

      "Master Servicing Fee" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans (and, in each case, any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a). The Master Servicing Fee includes any servicing fees payable to any third-party servicers that sub-service or primary service the loans on behalf of the Master Servicer and any Broker Strip Fees payable to third party Brokers, but does not include any primary servicing fee payable with respect to a Non-Serviced Trust Loan to the Lead Master Servicer under the Lead PSA.

      "Master Servicing Fee Rate" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans and any successor REO Loan, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to each Loan Group, the Master Servicing Fee Rate for the related Mortgage Loan may be different than the Master Servicing Fee Rate for the related Companion Loan, as more particularly set forth on the Mortgage Loan Schedule.

      "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

      "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

      "Merchandise Mart Portfolio Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Merchandise Mart Portfolio Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Merchandise Mart Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

      (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Loan);

      (b) except as expressly contemplated by the related Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

      (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Loan or materially reduces the likelihood of timely payment of amounts due thereon.

      "Monthly Payment" shall mean, with respect to any Loan, as of any Due Date, the scheduled monthly debt service payment on such Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21), including any Balloon Payment payable in respect of such Loan on such Due Date; provided that the Monthly Payment due in respect of any Loan shall not include Default Interest.

      "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

      "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

      "Mortgage File" shall mean:

      (a) with respect to any Mortgage Loan and, in the case of any Loan Group, any Companion Loan, the following documents collectively (which, in the case of a Loan Group, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relates to an entire Loan Group):

         (i) (A) the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of a Loan Group, a copy of the executed Mortgage Note for the related Companion Loan;

         (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

         (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9";

         (vi) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, either Mortgage Note of a Loan Group) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

         (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

         (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the applicable Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9";

         (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

         (x) an original or copy of the related loan agreement, if any;

         (xi) an original of the related guaranty of payment under, or an original of the letter of credit (which original shall be delivered by the Trustee to the Master Servicer with a copy retained) in connection with, such Mortgage Loan, if any;

         (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

         (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

         (xiv) an original or copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

         (xv) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9";

         (xvi) in the case of a Loan Group, a copy of the related Co-Lender Agreement;

         (xvii) in the case of any Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

         (xviii) an original or copy of any related Environmental Insurance Policy; and

         (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xviii) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; provided, further, with respect to the Non-Serviced Trust Loans, the preceding delivery requirements with respect to clause (a)(i) of this definition will be satisfied by delivery of the original Mortgage Note (and all intervening endorsements) and with respect to clauses (a)(ii) through (a)(xix) of this definition by delivery by the applicable Mortgage Loan Seller of copies of the "mortgage file" delivered under the Lead PSA.

      "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note(s), Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust. The term "Mortgage Loan" includes the "Loan Group Trust Mortgage Loan" portion of each Loan Group, but does not include any Companion Loans.

      "Mortgage Loan Purchase Agreement" shall mean the Mortgage Loan Purchase Agreement dated as of March 1, 2007 and entered into by and between the Depositor and the applicable Mortgage Loan Seller.

      "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

         (i) the Mortgage Loan number;

         (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

         (iii) the Cut-off Date Balance;

         (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

         (v) the original Mortgage Rate;

         (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

         (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

         (viii) the Interest Accrual Basis;

         (ix) the (A) Administrative Cost Rate, and (B) Master Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Master Servicing Fee Rate, and in the case of each Loan Group, separately identifying the Master Servicing Fee Rate applicable to each Loan in such Loan Group);

         (x) whether the Mortgage Loan is secured by a Ground Lease;

         (xi) the Mortgage Loan Seller(s);

         (xii) the originator;

         (xiii) whether the related Mortgage Loan is a Defeasance Loan;

         (xiv) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and the Cross-Collateralized Group to which it belongs;

         (xv) whether there is a letter of credit in place for the related Mortgage Loan; and

         (xvi) whether such Mortgage Loan is part of a Serviced Loan Group, in which case the information required by clauses (iii), (iv), (v), (vi),
      (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loan in such Loan Group.

      "Mortgage Loan Sellers" shall mean each of Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company, [Lehman Brothers Holdings, Inc.], and their respective successors in interest.

      "Mortgage Note" shall mean the original executed note or notes evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or notes.

      "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loan. The Mortgage Pool does not include any Companion Loan or any related REO Loan.

      "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Loans set forth on Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annex and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

      "Mortgage Rate" shall mean, with respect to each Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.21 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to any Interest Reserve Mortgage Loan, the Mortgage Rate for (A) the one month period preceding the Due Dates that occur in January and February in any year that is not a leap year or the one month period preceding the Due Date that occurs in February in any year that is a leap year (in either case, unless the related Distribution Date is the Final Distribution Date) will be determined exclusive of the Interest Reserve Amount withheld from that month, and (B) the one month period preceding the Due Date in March (or February, if the related Distribution Date is the Final Distribution Date) will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January.

      "Mortgaged Property" shall mean the real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage.

      "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

      "Mortgagor Affiliate Holder" shall mean any Companion Loan Noteholder or Certificateholder that is a Mortgagor or an Affiliate of the Mortgagor (including any Companion Loan Noteholder, its Affiliate, a Certificateholder or its Affiliate, in each case, that was a lender of the Mortgagor and has foreclosed on the equity interests in the Mortgagor or any Companion Loan Noteholder or Certificateholder that acquires, directly or through an Affiliate, a direct equity interest in the Mortgaged Property).

      "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date and any Serviced Loan, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on such Mortgage Loans (including Specially Serviced Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with such Prepayment Interest Shortfalls.

      "Net Default Charges" shall have the meaning assigned thereto in Section 3.27(a).

      "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account, the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

      "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law).

      "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

      "Net Mortgage Rate" shall mean with respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

      "Net Prepayment Consideration" shall mean the Prepayment Consideration Received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

      "New Lease" shall mean any lease of REO Property (other than an REO Property with respect to a Non-Serviced Mortgage Loan) entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of any Serviced Loan Group, the related Companion Loan Noteholder, if the Trust has the right to renegotiate the terms of such lease.

      "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either
(a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of the related Mortgage Loan or Loan Group or REO Loans, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment.

      "Nonrecoverable P&I Advance" shall mean with respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Loan or a related REO Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Group or REO Loan, as the case may be. Any determination as to whether a P&I Advance is or, if made, would be a Nonrecoverable P&I Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment.

      "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property by the Master Servicer, the Special Servicer or the Trustee, or in the case of the Merchandise Mart Trust Loan, made by the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer or the 2006-LDP9 Trustee, which Servicing Advance such party has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be. Any Servicing Advance that is (i) not required to be repaid by the related Mortgagor under the terms of the related Mortgage Loan documents or (ii) cannot be collected from the Mortgagor under applicable law shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer's, the Special Servicer's or the Trustee's entitlement to reimbursement for such Advance. Any determination as to whether a Servicing Advance is or, if made, would be a Nonrecoverable Servicing Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment.

      "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class X, Class A-MFL, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R-I and Class R-II Certificates are Non-Registered Certificates.

      "Non-Serviced Companion Loan(s)" shall mean the Merchandise Mart Pari Passu Companion Loan.

      "Non-Serviced Loan Group(s)" shall mean the Merchandise Mart Loan Group.

      "Non-Serviced Trust Loan(s)" shall mean the Merchandise Mart Trust Loan.

      "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

      "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any individual Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

      "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be or by a Responsible Officer of the Trustee, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a Grantor Trust, (d) compliance with the Grantor Trust Provisions, (e) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event, or (f) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

      "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

      "Original Lower-Tier Principal Amount" shall mean the amount set forth under the column bearing such title in the table in the Preliminary Statement hereto.

      "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

      "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      "P&I Advance" shall mean, as to any Mortgage Loan or a related REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03 or Section 4.03A, as applicable.

      "Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Pass-Through Rate" shall mean:

      (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 5.233% per annum;

      (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 5.381% per annum;

      (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 5.447% per annum;

      (d) with respect to the Class A-AB Certificates for any Interest Accrual Period, 5.441% per annum;

      (e) with respect to the Class A-4 Certificates for any Interest Accrual Period, 5.444% per annum;

      (f) with respect to the Class A-1-A Certificates for any Interest Accrual Period, 5.426% per annum;

      (g) with respect to the Class A-M Certificates for any Interest Accrual Period, 5.475% per annum;

      (h) with respect to the Class A-MFL Certificates, (A) for any Distribution Date with respect to which Class A-MFL Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to LIBOR plus 0.165% per annum, and (B) for any Distribution Date with respect to which a Class A-MFL Distribution Conversion does exist, the Pass Through Rate for the Class A-MFL REMIC II Regular Interest for that Distribution Date;

      (i) With respect to the Class A-MFL REMIC II Regular Interest for any Interest Accrual Period, 5.475% per annum.

      (j) with respect to the Class A-J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.505% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (k) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.534% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (l) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.554% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (m) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.584% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (n) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.613% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (o) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.633% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (p) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.662% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (q) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.859% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (r) with respect to the Class J Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (s) with respect to the Class K Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

      (t) with respect to each of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.198% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period; and

      (u) with respect to the Class X Certificates for any Interest Accrual Period, an annual rate equal to the Class X Pass-Through Rate for such Distribution Date.

      "PCAOB" means the Public Company Accounting Oversight Board.

      "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of the relevant Class; and (b) with respect to a Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

      "Performance Certification" shall have the meaning assigned to such term in Section 11.06.

      "Performing Party" shall have the meaning assigned to such term in Section 11.12.

      "Performing Serviced Loan" shall mean any Serviced Loan as to which a Servicing Transfer Event has never occurred and any Corrected Loan.

      "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

      "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of S&P, Fitch and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of S&P, Fitch and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P, Fitch and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (v) units of money market funds rated in the highest applicable rating category of each of S&P, Fitch and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

         (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

      "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a United States Tax Person with respect to whom interest is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of such Person or any other United States Tax Person.

      "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" shall have the meaning assigned thereto in Section 5.02(c).

      "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of each REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

      "Poipu Shopping Village Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Poipu Shopping Village Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Poipu Shopping Village Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9."

      "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LNR Partners, Inc., as Special Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9."

      "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity.

      "Prepayment Consideration" shall mean any Prepayment Premium or Yield Maintenance Charge.

      "Prepayment Consideration Entitlement" shall mean, with respect to (i) any Distribution Date on which any Net Prepayment Consideration Received on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is distributable and (ii) each of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL REMIC II Regular Interest entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate.

      "Prepayment Interest Excess" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

      "Prepayment Interest Shortfall" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the sum of the related Master Servicing Fee Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

      "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Loan.

      "Primary Servicer" shall mean any person appointed by the Master Servicer to act as primary servicer with respect to the Mortgage Loans with the prior written consent of the Depositor. For purposes of this Agreement, there is no Primary Servicer appointed by the Master Servicer.

      "Primary Servicing Agreement" shall mean the written contract between the Master Servicer and the Primary Servicer relating to the Mortgage Loans. For purposes of this Agreement, there is no Primary Servicing Agreement.

      "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive, URP 4, Charlotte, North Carolina 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

      "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer, the Special Servicer and the Companion Loan Noteholders in writing of its selection.

      "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than the Class X Certificates).

      "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

      (a) the aggregate of all payments of principal (other than Principal Prepayments) Received with respect to the Serviced Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

      (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Loans for their respective Due Dates occurring during the related Collection Period, that were Received prior to the related Collection Period;

      (c) the aggregate of all Principal Prepayments Received on the Serviced Loans during the related Collection Period;

      (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received with respect to any Serviced Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

      (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

      (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date; and

      (g) all amounts received by the Master Servicer on or prior to 12:00 noon (New York City time) on the Master Servicer Remittance Date from the Lead Master Servicer in respect of principal for the Non-Serviced Trust Loans (which shall include the principal portion of any P&I Advance made by the Lead Master Servicer);

provided that none of the amounts set forth in clauses (a) to (g) above shall represent amounts received, due or advanced on or in respect of any Companion Loan or any successor REO Loan thereto; provided, further, that the Principal Distribution Amount for the applicable Sub-Pool or Mortgage Pool for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are deemed paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Sub-Pool or Mortgage Pool for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Sub-Pool or Mortgage Pool for such Distribution Date.

      "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Loan that is Received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      "Prohibited Party": A party that is a proposed Servicing Function Participant that the Master Servicer, the Special Servicer or Trustee, as applicable, seeks to retain as a Servicing Function Participant and as to which such party has actual knowledge that such party at any point failed to comply with its obligations under the Exchange Act or Regulation AB with respect to the securitization transaction contemplated by this Agreement or any other securitization. In addition, a Prohibited Party shall be any Person identified in writing by the Depositor to the Master Servicer, the Special Servicer or the Trustee, as applicable, as a Person, who, to the knowledge of the Depositor, at any point failed to comply with its obligations under the Exchange Act or Regulation AB obligations with respect to the securitization transaction contemplated by this Agreement or any other securitization.

      "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 90-59 granted to Greenwich Capital Markets by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

      "Proposed Plan" shall have the meaning assigned thereto in Section 3.18(a)(iii).

      "Prospectus" shall mean the prospectus dated February 12, 2007, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

      "Prospectus Supplement" shall mean the prospectus supplement dated February 21, 2007, relating to the Registered Certificates.

      "Public Ledger Building Loan" shall mean the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Public Ledger Building.

      "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.19(b).

      "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the successor REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the successor REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), (c) all related unreimbursed Servicing Advances (including Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of, the related Mortgagor), if any, (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.12(b),
Section 4.03(d) and/or Section 4.03A(d), and (e) in the case of a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any Special Servicing Fees, Workout Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred outside the applicable cure period set forth in Section 2.03 with respect to the Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan. With respect to the John Hancock Mortgage Loan, the Purchase Price for each of GCFP and Lehman will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan. The percentage interests with respect to the John Hancock Mortgage Loan for each of GCFP and Lehman shall be 50%.

      "Qualified Bidder" shall have the meaning assigned thereto in Section 7.01(c).

      "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

      "Rated Final Distribution Date" shall mean, for the purposes of this Agreement, the Distribution Date in March 2039.

      "Rating Agency" shall mean each of S&P, Moody's and Fitch. Notwithstanding the foregoing, when used with respect to any Companion Loan Securities Rating Agency means any rating agencies that rated such Companion Loan Securities.

      "Rating Agency Confirmation" shall mean, with respect to any proposed action, failure to act, or other event specified herein, prior written confirmation by each Rating Agency that such proposed action, failure to act, or other event will not in and of itself result in an Adverse Rating Event with respect to any Certificates or Companion Loan Securities.

      "Realized Loss" shall mean: (1) with respect to each Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), over (b) all payments and proceeds, if any, Received in respect of such Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest) on or principal of such Loan or REO Loan; (2) with respect to each Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of such principal and/or interest (other than Default Interest) so canceled; and
(3) with respect to each Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); provided, however, that any Loan Group shall be deemed to be a single Loan for purposes of this definition.

      "Received" shall mean in the case of any Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

      "Record Date" shall mean the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

      "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

      "Recovered Amount" shall have the meaning assigned thereto in Section 1.03(c).

      "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

      "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates are Registered Certificates.

      "Regular Interest Certificate" shall mean any Certificate other than Class R-I Certificate or Class R-II Certificate.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Regulation S" shall mean Regulation S under the Securities Act.

      "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

      "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

      "Regulation S Restricted Certificate": Any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

      "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.12(b) and on P&I Advances in accordance with, as applicable,
Section 4.03(d) or Section 4.03A(d), which rate per annum is equal to the Prime Rate.

      "Release Date" shall have the meaning assigned thereto in Section 5.02(b).

      "Relevant Servicing Criteria" means the Servicing Criteria applicable to a specific party, as set forth on Exhibit O attached hereto and as may be amended from time to time by the parties hereto in writing due to any change in interpretations of the requirements of Item 1122(d) of Reg AB (whether due to interpretive guidance provided by the Commission or its staff or otherwise). For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the Trustee, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

      "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

      "REMIC Pool" shall mean either of the Lower-Tier REMIC and/or the Upper-Tier REMIC, as applicable.

      "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

      "REO Account" shall mean either of the Pool REO Account or the applicable Loan Group REO Account.

      "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

      "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.19.

      "REO Extension" shall have the meaning assigned thereto in Section
3.17(a).

      "REO Loan" shall mean the mortgage loan (or, if any Loan Group is involved, any of the mortgage loans comprising such Loan Group) deemed for purposes hereof to be outstanding with respect to each REO Property or, with respect to a Non-Serviced Trust Loan, the Loan deemed outstanding when the related Mortgaged Property is acquired on behalf of the certificateholders under the Lead PSA. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund).

      "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

      "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Loan Group Mortgaged Properties (other than the Non-Serviced Loan Group, which is being serviced under the Lead PSA), for the benefit of the Certificateholders and the Companion Loan Noteholders, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

      "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

      "REO Tax" shall have the meaning assigned thereto in Section 3.18(a).

      "Reportable Event" has the meaning set forth in Section 11.07.

      "Reporting Servicer" has the meaning set forth in Section 11.10.

      "Repurchased Note" shall have the meaning assigned thereto in Section
3.29.

      "Repurchased Percentage Interest" shall have the meaning assigned thereto in Section 3.29.

      "Repurchasing Seller" shall have the meaning assigned thereto in Section 3.29.

      "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

      "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss.
225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

      "Required Appraisal Loan" shall mean any Serviced Loan or Serviced Loan
Group:

         (i) that becomes a Modified Loan,

         (ii) that is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment,

         (iii) such Mortgage Loan is delinquent in respect of its Balloon Payment, if any, for (A) 20 days, or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, 30 days,

         (iv) with respect to which the related Mortgaged Property has become an REO Property,

         (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property,

         (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof, or

         (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.21.

Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Loan (except if such Required Appraisal Loan had not become a Specially Serviced Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); and provided, further, that any Serviced Loan Group shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of any Loan in such Serviced Loan Group, be deemed to be a single "Required Appraisal Loan."

      "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as it may be adjusted downward by the Special Servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal or estimate and such other information as it may deem appropriate), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

      "Reserve Account" shall mean any account established by the Master Servicer, pursuant to Section 3.03(d), as to which Reserve Funds shall be deposited.

      "Reserve Funds" shall mean, with respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Loan.

      "Residual Interest Certificate" shall mean a Class R-I or Class R-II Certificate.

      "Responsible Officer" shall mean, with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Global Securities and Trust Services Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

      "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

      "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

      "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

      "Sarbanes-Oxley Certification" shall have the meaning assigned to such term in Section 11.05(a)(iv).

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Service(s)(ing)" means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

      "Serviced Companion Loan" shall mean each of the Victoria Ward Warehouse & Plaza Subordinate Companion Loan, the Poipu Shopping Village Subordinate Companion Loan, the Sheraton Portland Subordinate Companion Loan, the Linden Park Subordinate Companion Loan, the Toringdon III Subordinate Companion Loan, the Toringdon V Subordinate Companion Loan and the Woodhaven Subordinate Companion Loan.

      "Serviced Loan" shall mean any Loan (including a Specially Serviced Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder, which includes the Mortgage Loans (other than the Non-Serviced Trust Loans) and the Companion Loans (other than the Non-Serviced Companion Loans).

      "Serviced Loan Group" shall mean each of the Victoria Ward Warehouse & Plaza Loan Group, Poipu Shopping Village Loan Group, the Sheraton Portland Loan Group, the Linden Park Loan Group, the Toringdon III Loan Group, the Toringdon V Loan Group, the Woodhaven Loan Group, the Tier 1 Loan Groups, the Tier 2 Loan Groups and the Tier 3 Loan Groups.

      "Serviced Loan Group Trust Mortgage Loan" shall mean the Victoria Ward Warehouse & Plaza Trust Loan, Poipu Shopping Village Trust Loan, the Sheraton Portland Trust Loan, the Linden Park Trust Loan, the Toringdon III Trust Loan, the Toringdon V Trust Loan and the Woodhaven Trust Loan.

      "Serviced Pari Passu Companion Loan" shall mean any Pari Passu Companion Loan that will be serviced under this Agreement. For purposes of this Agreement, there is no Serviced Pari Passu Companion Loan.

      "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan and the Non-Serviced Trust Loans, (i) the principal balance of such Loan or the Non-Serviced Trust Loans, as applicable, as of the end of the immediately preceding Collection Period and
(ii) the excess, if any, of the Master Servicing Fee Rate for such Loan or the Non-Serviced Trust Loans, as applicable, over the sub-servicing fee rate (if any) applicable to such Loan, as specified in any Sub-Servicing Agreement related to such Loan and any Broker Strip applicable to such Loan.

      "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and CMSA Reconciliation of Funds).

      "Servicing Account" shall have the meaning assigned thereto in Section 3.03(a).

      "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, (g) obtaining any related ratings confirmation and (h) the Master Servicer, Special Servicer or Trustee fulfilling its obligations under Section 2.03; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement, or the applicable Co-Lender Agreement.

      "Servicing Criteria" means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

      "Servicing Fees" shall mean with respect to each Serviced Loan and the Non-Serviced Trust Loans (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

      "Servicing File" shall mean, (i) with respect to each Serviced Loan, collectively, any and all documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the servicing of any Serviced Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements and property management agreements and (ii) with respect to each Non-Serviced Trust Loan, a copy of the related Mortgage Note (and all intervening endorsements), the Lead PSA, the applicable Co-Lender Agreement and appraisal shall be sufficient for the applicable Servicing File.

      "Servicing Function Participant" means any Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

      "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

      "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

      "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

      "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (1) a Specially Serviced Loan or
(2) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Loan Group is involved, with a view to the maximization of recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole) (it being understood that the interest of any Subordinate Companion Loan is a subordinate interest, subject to the terms and conditions of the related Co-Lender Agreement)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Loan Group, to the Certificateholders and the related Companion Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group)); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or any certificate backed by a Companion Loan or any Mezzanine Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

      "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Loan," except in the case of a Loan Group, if the related Subordinate Companion Loan Noteholder is exercising its cure rights under the related Co-Lender Agreement.

      "Sheraton Portland Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Sheraton Portland Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Sheraton Portland Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

      "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

      "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related Loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of one or more Defeasance Loans, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

      "Special Servicer" shall mean LNR Partners, Inc., in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

      "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan, (excluding any Non-Serviced Trust Loan that has become an REO Loan) the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(b).

      "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan (excluding an REO Loan that corresponds to a Non-Serviced Trust Loan), 0.35% per annum, subject to a minimum monthly fee of $4,000 for each Specially Serviced Loan and each REO Loan (excluding an REO Loan that corresponds to a Non-Serviced Trust Loan).

      "Specially Serviced Loan" shall mean any Serviced Loan as to which any of the following events has occurred:

      (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one Business Day beyond the date on which the subject Balloon Payment was due or (B) in the case of a Balloon Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, for 30-days beyond the date on which the subject Balloon Payment was due (or for such shorter period beyond the date on which the subject Balloon Payment was due during which the refinancing is scheduled to occur);

      (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to
   Section 6.11) shall have determined in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

      (c) there shall have occurred a default (other than as described in clause
   (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30-days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of any Companion Loan, the related Companion Loan Noteholders; or

      (d) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) has determined that (i) a default (other than as described in clause (b) of this definition) under the Loan is imminent, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30-days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (d) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer and will be subject to Section 6.11, and the second paragraph of
   Section 3.07(a); or

      (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

      (f) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

      (g) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, (i) when a Liquidation Event has occurred with respect to such Serviced Loan, (ii) when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan, or (iii) when:

      (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.21);

      (x) with respect to the circumstances described in clauses (b), (d), (e),
(f) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (e), (f) and (g), no later than the entry of an order or decree dismissing such proceeding;

      (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

      (z) with respect to the circumstances described in clause (h) of this definition, such proceedings are terminated.

      The Special Servicer may conclusively rely on the Master Servicer's determination and the Master Servicer may conclusively rely on the Special Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. If any Serviced Loan that is part of any Loan Group becomes a Specially Serviced Loan, then each other Serviced Loan in the Loan Group shall also become a Specially Serviced Loan.

      "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

      "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21.

      "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Mortgage Loan that were identified and applied as a recovery of principal for such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Group, any Realized Loss incurred in respect of such Loan Group and allocated to such Mortgage Loan) (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and (b) with respect to any Serviced Companion Loan (and any successor REO Loan with respect thereto), the Cut off Date Balance of such Loan, as permanently reduced on each Loan Group Remittance Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Loan that were identified and applied as a recovery of principal for such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of the related Loan Group and allocated to such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period.

      Other than for purposes of determining the Weighted Average Net Mortgage Rate, the Stated Principal Balance of the Mortgage Pool will not be reduced by the amount of any principal collections from the Mortgage Pool that were used to reimburse a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii), unless the corresponding Advance was determined to be a Nonrecoverable Advance.

      Notwithstanding the foregoing, if a Liquidation Event or Final Recovery Determination occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

      "Sub-Pool" shall mean either of Sub-Pool 1 or Sub-Pool 2.

      "Sub-Pool 1" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 1 and any successor REO Loans with respect thereto.

      "Sub-Pool 1 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

      "Sub-Pool 1 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

      "Sub-Pool 2" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 2 and any successor REO Loans with respect thereto.

      "Sub-Pool 2 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

      "Sub-Pool 2 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

      "Sub-Servicer" means any person that Services Mortgage Loan(s) on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in the Servicing Criteria.

      "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and the Primary Servicer or any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.23.

      "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions of the Servicing Criteria with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, an Additional Servicer, or a Sub-Servicer.

      "Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Subordinate Companion Loan Noteholder" shall mean, with respect to any Loan Group with a Subordinate Companion Loan, the Holder of the Mortgage Note for such Subordinate Companion Loan.

      "Subsequent Master Servicer" shall mean the master servicer under any Subsequent PSA.

      "Subsequent PSA" shall mean any "pooling and servicing agreement" entered into in connection with a securitization of any Pari Passu Companion Loan where the servicing of such Companion Loan is performed under this Agreement or the Lead PSA.

      "Subsequent Trustee" shall mean the trustee under any Subsequent PSA.

      "Successful Bidder" shall have the meaning assigned thereto in Section 7.01(c).

      "Supplemental Servicer Schedule": With respect to the Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

         (i) the Mortgagor's name;

         (ii) property type;

         (iii) the original balance;

         (iv) the original and remaining amortization term;

         (v) whether such Mortgage Loan has a guarantor;

         (vi) whether such Mortgage Loan is secured by a letter of credit;

         (vii) the current balance and monthly amount of any reserve or escrowed funds;

         (viii) the grace period with respect to both default interest and late payment charges;

         (ix) whether such Mortgage Loan is insured by RVI, lease enhancement policy or environmental policies;

         (x) whether an operation and maintenance plan exists and, if so, what repairs are required;

         (xi) whether a cash management agreement or lock-box agreement is in place; and

         (xii) the number of units, pads, rooms or square feet of the Mortgaged Property.

      Such list may be in the form of more than one list, collectively setting forth all of the information required.

      "Swap Agreement" shall mean with respect to the Class A-MFL Certificates and the Class A-MFL REMIC II Regular Interest, that certain interest rate swap agreement, dated as of March 8, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, together with the schedule attached thereto, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.31.

      "Swap Counterparty" shall mean The Royal Bank of Scotland plc or its successor in interest or any swap counterparty under a replacement Swap Agreement.

      "Swap Default" shall mean with respect to the Swap Agreement, any failure on the part of the Swap Counterparty (that continues beyond any applicable grace period under the Swap Agreement) to make a required payment under the Swap Agreement as and when due thereunder.

      "Swap Termination Payments" shall mean with respect to the Swap Agreement, any fees, costs or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default under the Swap Agreement, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the Swap Agreement.

      "Swap Upfront Payment" shall mean any up-front payment made by the Swap Counterparty to the Depositor or its affiliate on the Closing Date under the Swap Agreement.

      "Tax Administrator" shall mean any tax administrator appointed pursuant to
Section 8.13 (or, in the absence of any such appointment, the Trustee).

      "Tax Matters Person" shall mean, with respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations
Section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

      "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

      "Tier 1 Loan Group" shall mean the Victoria Ward Warehouse & Plaza Loan Group.

      "Tier 2 Loan Group" shall mean each of the Poipu Shopping Village Loan Group, the Sheraton Portland Loan Group and the Linden Park Loan Group.

      "Tier 3 Loan Group" shall mean each of the Toringdon III Loan Group, the Toringdon V Loan Group and the Woodhaven Loan Group.

      "Toringdon III Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Toringdon III Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Toringdon III Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Toringdon V Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Toringdon V Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Toringdon V Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the least of:
(1) the Additional Principal Distribution Amount for the subject Distribution Date; (2) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest (after taking into account the distributions made with respect to the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest on such Distribution Date, but prior to any adjustments to any of those Classes of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interests pursuant to Section 4.04 or Section 4.05); and (3) the aggregate Loss Reimbursement Amount in respect of the Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest for the subject Distribution Date (reduced by all distributions made with respect to the Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest in reimbursement of such aggregate Loss Reimbursement Amount on the subject Distribution Date).

      "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

      "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

      "Transfer Date" shall have the meaning assigned thereto in Section
5.02(b).

      "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

      "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

      "Trust" shall mean the common law trust created hereunder.

      "Trust Fund" shall mean, collectively, (i) all of the assets of the Lower-Tier REMIC and the Upper-Tier REMIC and (ii) the Grantor Trust Assets.

      "Trustee" shall mean LaSalle Bank National Association, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

      "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

      "Trustee Fee Rate" shall mean 0.00033% per annum.

      "Trustee Liability" shall have the meaning assigned thereto in Section 8.05(b).

      "Trust-Related Litigation" shall have the meaning assigned thereto in
Section 2.03(e).

      "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

      "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

      "Uncertificated Lower-Tier Interest" shall mean each separate non-certificated beneficial ownership interest in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC. Each Uncertificated Lower-Tier Interest shall accrue interest at the Weighted Average Net Mortgage Rate, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated Lower-Tier Interests are set forth in the Preliminary Statement hereto.

      "Uncertificated Principal Balance" shall mean the principal balance of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

      "Underwriters" shall mean Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, and their respective successors in interest.

      "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a) or the Uncertificated Principal Balance of any Uncertificated Lower-Tier Interest pursuant to Section 4.04(b).

      "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

      "United States Tax Person" shall mean a "United States person" within the meaning of Section 7701(a)(30) of the Code.

      "Unliquidated Advance" shall mean any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

      "Upper-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to
Section 3.04(b).

      "Upper-Tier REMIC" One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

      "Victoria Ward Warehouse & Plaza Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Victoria Ward Warehouse & Plaza Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Victoria Ward Warehouse & Plaza Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Voting Rights" shall mean the portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I or Class R-II Certificates.

      "Weighted Average Net Mortgage Rate" shall mean, with respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

      "Woodhaven Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

      "Woodhaven Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Woodhaven Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

      "Workout-Delayed Reimbursement Amounts" shall mean with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents; provided that the existence of any Advance that constitutes all or any portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such Advance instead constitutes a Nonrecoverable Advance.

      "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Loan pursuant to, Section 3.11(b).

      "Workout Fee Rate" shall mean, with respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

      "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Loan) to compensate the Holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Loan or the actual term remaining through the related Stated Maturity Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

      Section 1.02 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

      (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

      (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

      Section 1.03 Certain Adjustments to the Principal Distributions on the Certificates.

      (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than Default Charges Received by the Trust on the Mortgage Pool), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

      (i) first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

      (ii) second, out of any amounts representing payments or other collections of principal Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

      (iii) third, out of any amounts then on deposit in the Pool Custodial Account that represent any other payments or other collections Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

      (iv) fourth, out of any amounts representing any other payments or other collections Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

      (v) fifth, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

      (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with Section 1.03(a)(i) to reimburse a Nonrecoverable Advance or to pay interest thereon or is applied to reimburse a Workout-Delayed Reimbursement Amount, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then for purposes of calculating the Adjusted Principal Distribution Amount, the Sub-Pool 1 Principal Distribution Amount and the Sub-Pool 2 Principal Distribution Amount for such Distribution Date and for such Sub-Pool, as applicable, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date and the applicable Sub-Pool.

      (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance, such Advance or interest thereon is reimbursed out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above or if any Workout-Delayed Reimbursement Amount is paid from principal collections on the Mortgage Pool, and the particular item for which such Advance was originally made is subsequently collected (in whole or in part) out of payments or other collections in respect of the related Mortgage Loan (or Loan Group if applicable) or REO Mortgage Loan (such item, and interest thereon, to the extent such interest was paid out of general collections on the Mortgage Pool, if and to the extent so collected, a "Recovered Amount"), then for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date.

      (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

      Section 1.04 Certain Calculations Relating to REO Loans.

      Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan.

      Amounts Received with respect to each REO Loan that is a successor to a Serviced Loan (after provision for amounts to be applied to the payment of, or to be reimbursed (1) to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property and (2) to the Master Servicer, the Special Servicer or the Trustee for the reimbursement of any outstanding unreimbursed Advances on such REO Loan (and predecessor Loan) and interest thereon) shall be treated: first, as a recovery of any amounts withdrawn from general principal collections on the Mortgage Pool in order to reimburse any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advance with respect to such Loan and interest on any such Advance; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance (to the extent not already reimbursed pursuant to clause first above); and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan; provided that if the Loans comprising a Serviced Loan Group become REO Loans, amounts Received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Trust in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances (including any Unliquidated Advance) in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Trust, as the case may be, in respect of an REO Loan.

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

      Section 2.01 Creation of Trust; Conveyance of Mortgage Loans.

      (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9." LaSalle Bank National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and the Swap Counterparty. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans,
(ii) the Mortgage Loan Purchase Agreement, (iii) the Co-Lender Agreements, and
(iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of each Loan Group Trust Mortgage Loan, is subject to the related Co-Lender Agreement and/or the Lead PSA.

      The parties hereto acknowledge and agree that, notwithstanding Section 12.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

      (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan (in connection with the Non-Serviced Trust Loans, the original Mortgage File for such Mortgage Loan other than the related Mortgage Note shall be held by the Lead Trustee pursuant to the Lead PSA on behalf of the Trust Fund and the Certificateholders), with copies of the related reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. With respect to the John Hancock Mortgage Loan, either GCFP or Lehman may deliver one Mortgage File or one of any other document required to be delivered with respect to such Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for both GCFP and Lehman. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the Master Servicer) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents) and the applicable Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an officer's certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b); the original or a copy shall be delivered to the Trustee on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

      After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

      (c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall bear the costs related to recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File" and the Trustee shall promptly undertake to record or file any such document upon its receipt thereof. This paragraph shall not apply to any Non-Serviced Trust Loan, because the documents referred to in this paragraph have been assigned to the Lead Trustee.

      The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement as to each Serviced Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee.

      Each assignment referred to in the second preceding paragraph that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the second preceding paragraph that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

      If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the applicable Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

      (d) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer within 10 Business Days after the Closing Date, documents and records that (A) relate to the servicing and administration of the Serviced Loans, (B) are part of the Servicing File and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the applicable Mortgage Loan Seller that relate to such Serviced Loans and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Serviced Loans, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other internal communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder). With respect to the John Hancock Mortgage Loan, either GCFP or Lehman may make the deliveries required by this paragraph to satisfy the delivery requirements of both GCFP and Lehman under this paragraph.

      (e) It is not intended that this Agreement create a partnership or a joint-stock association.

      Section 2.02 Acceptance of Trust Fund by Trustee.

      (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

      The Trustee (i) with respect to each Serviced Loan Group, shall also hold the portion of such Mortgage File that relates to the Companion Loan in such Loan Group in trust for the use and benefit of the related Companion Loan Noteholder and (ii) with respect to each Loan Group, hereby assumes the obligations and rights of the holder of the related Loan Group Trust Mortgage Loan under the applicable Co-Lender Agreement and/or Lead PSA.

      In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II, (i) all documents specified in clauses (a)(i), (ii), (vii), (ix), (xi) and (xix) of the definition of "Mortgage File" (but in the case of documents specified in clauses
(ix) and (xix) only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File"), and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

      (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Serviced Loan Group, to the related Companion Loan Noteholder, upon request) that, as to each Mortgage Loan (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii) and, if applicable, (a)(viii) (without regard to the second parenthetical in such clause
(a)(viii)) of the definition of "Mortgage File") that are required to be delivered hereunder have been delivered; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (ii), (iii), (iv) and, if applicable, (vi) of the definition of Mortgage File if the original of such document is not in the Trustee's possession because it has not been returned from the applicable recording office, then the Trustee's or Custodian's certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

      (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

      (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii) and (a)(viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

      (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (with a copy to the Master Servicer) (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing
File), as applicable.

      Section 2.03 Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

      (a) If any party hereto discovers that any document constituting a part of a Mortgage File (or, with respect to a Non-Serviced Trust Loan, the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of a Mortgage Loan Seller made pursuant to Section 3(b) of the applicable Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the applicable Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects (or, in the case of a breach of any Multifamily Representation (as defined in the applicable Mortgage Loan Purchase Agreement) is deemed to materially and adversely affect) the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or repurchase the affected Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the John Hancock Mortgage Loan) or any related REO Property (or, in the case of an REO Property that relates to a Loan Group Trust Mortgage Loan, the Trust Fund's interest in the related REO Property and in the case of the John Hancock Mortgage Loan, the interest in the REO Property that corresponds to the related Mortgage Loan Seller's portion thereof) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of a Loan Group Trust Mortgage Loan or an REO Property that relates to a Loan Group Trust Mortgage Loan, to the related Loan Group REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the applicable 90-day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period and (iv) the affected Mortgage Loan is not then a Specially Serviced Loan, then the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the applicable Mortgage Loan Seller's receiving such additional 90-day period, the applicable Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the applicable Mortgage Loan Seller to have received the recorded document, then the applicable Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the applicable Mortgage Loan Seller certifies to the Trustee every 30-days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the applicable Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Provided that the Master Servicer has notice of such Material Document Defect or Material Breach, the Master Servicer shall notify the Mortgage Loan Seller if the related Mortgage Loan becomes a Specially Serviced Loan during any applicable cure periods. Any of the following document defects shall be conclusively presumed to be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, together with the endorsements referred to in clause (a)(i) of the definition of "Mortgage File," unless the Mortgage File contains a signed lost note affidavit and indemnity with respect to the missing Mortgage Note and any missing endorsements that appears to be regular on its face, (b) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original executed Mortgage or a copy of such Mortgage certified by the local authority with which the Mortgage was recorded, in each case with evidence of recording thereon, that appears to be regular on its face, unless there is included in the Mortgage File a copy of the executed Mortgage and a certificate stating that the original signed Mortgage was sent for recordation, (c) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, or marked up insurance binder or title commitment which is marked as a binding commitment and countersigned by title company, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, (d) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust and a certificate stating that the original intervening assignments were sent for recordation, unless there is included in the Mortgage File a certified copy of the intervening assignment or (e) other than with respect to a Non-Serviced Trust Loan, the absence from the Servicing File of any original letter of credit. For purposes of this Section 2.03(a) and other related provisions of this Agreement, any breach of the Multifamily Representation shall be deemed to materially and adversely affect the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Purchaser in such Mortgage Loan and shall constitute a Material Breach.

      With respect to the John Hancock Mortgage Loan, the obligations of each of GCFP and Lehman to cure or repurchase with respect to a Material Document Defect or Material Breach with respect to the related Mortgage Loan shall be limited to a cure or repurchase with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to the John Hancock Mortgage Loan, any cure by either of GCFP or Lehman with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement that also cures the Material Document Defect or Material Breach with respect to the related Mortgage Loan shall satisfy the cure obligations of both GCFP and Lehman with respect to such Mortgage Loan.

      If (x) any Mortgage Loan is subject to a Material Breach or Material Document Defect and would otherwise be required to be repurchased as contemplated in this Section 2.03, (y) such Mortgage Loan is a Cross-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Cross-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to (i) in the case of a Cross-Collateralized Group, terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto or (ii) in the case of Mortgage Loan secured by a portfolio of Mortgaged Properties, release the affected Mortgaged Properties from the cross-collateralization of the Mortgage Loan; provided that no such termination or release shall be effected unless and until (i) the Controlling Class Directing Holder acting as the Directing Holder, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the applicable Mortgage Loan Seller within 10 Business Days of such Directing Holder's receipt of a written request for such consent), (ii) the Trustee has received from the applicable Mortgage Loan Seller (A) an Opinion of Counsel to the effect that such termination or release would not cause an Adverse REMIC Event to occur with respect to either REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B) written confirmation from each Rating Agency that such termination or release would not cause an Adverse Rating Event to occur with respect to any Class of Certificates, (iii) the debt service coverage ratio for the four preceding calendar quarters for all of the Mortgage Loans relating to such Cross-Collateralized Group or Mortgaged Properties relating to such Mortgage Loan secured by a portfolio of Mortgaged Properties remaining is not less than 0.05x below the debt service coverage ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) or Mortgage Loan (including the affected Mortgaged Property) set forth in the Prospectus Supplement, (iv) the loan-to-value ratio for all of the Mortgage Loans of such Cross-Collateralized Group or Mortgaged Properties relating to such Mortgage Loan secured by a portfolio of Mortgaged Properties remaining is not greater than 5% more than the loan-to-value ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) or Mortgage Loan (including the affected Mortgaged Property) set forth in the Prospectus Supplement; and provided, further, that the applicable Mortgage Loan Seller may, at its option, purchase the entire subject Cross-Collateralized Group or Mortgage Loan in lieu of effecting a termination of the cross-collateralization or a release of the affected Mortgaged Properties from the cross-collateralization of the Mortgage Loan. In the event that the cross-collateralization of any Cross-Collateralized Group is terminated or any Mortgaged Property related to a Mortgage Loan secured by a portfolio of Mortgaged Properties is released from the cross-collateralization of the portfolio pursuant to this paragraph, the related Mortgage Loan Seller may elect either to repurchase only the affected Cross-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase the aggregate Cross-Collateralized Mortgage Loans or the entire Mortgage Loan secured by a portfolio of Mortgaged Properties, as the case may be. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect, as the case may be, is a Material Breach or Material Document Defect, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

      (b) In connection with any repurchase of a Mortgage Loan pursuant to this
Section 2.03, and subject to Section 3.26, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions (including, without limitation, the Servicing File) of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

      (c) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, paragraph 23 or paragraph 43 of Exhibit B to the applicable Mortgage Loan Purchase Agreement, specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the cost of Rating Agency fees reflected in paragraph 23 or reasonable costs and expenses associated with a defeasance, as set forth in paragraph 43 of Exhibit B to the Mortgage Loan Purchase Agreement (any such fees, costs or expenses, referred to in this subsection (d) as "Covered Costs"), then the Master Servicer shall direct the applicable Mortgage Loan Seller in writing to wire transfer to the Pool Custodial Account, within 90 days of receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (ii) have not been paid by the Mortgagor, (iii) are the basis of such Breach and (iv) constitute "Covered Costs." If any amount is due under the preceding sentence for the John Hancock Mall Mortgage Loan, then each of GCFP and Lehman shall be required to wire transfer only such party's pro rata share (i.e., 50% each with respect to the John Hancock Mortgage Loan of such amount). Upon payment of such costs, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor nor the applicable Mortgage Loan Seller shall be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

      (d) Each Mortgage Loan Purchase Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

      Section 2.04 Representations, Warranties and Covenants of the Depositor.

      (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the Master Servicer, the Special Servicer and Companion Loan Noteholders, as of the Closing Date, that:

      (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

      (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

      (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

      (v) The Depositor is the lawful owner of the Mortgage Loans free and clear of all liens, claims, encumbrances and other interests with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

      The representations, warranties and covenants of the Depositor set forth in this Section 2.04 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

      Section 2.05 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

      The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to or upon the order of the Depositor,
(ii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class R-I Certificates) and (iii) acknowledges the execution by the Certificate Registrar and the authentication and delivery by the Authenticating Agent of the Class R-I Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Interest Certificates (other than the Class A-MFL Certificates), the Class A-MFL REMIC II Regular Interest and the Class R-II Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC. The Trustee also acknowledges that, pursuant to the written request of the Depositor, executed by an officer of the Depositor, that the Certificate Registrar has executed and caused the Authenticating Agent to authenticate and deliver to or upon the order of the Depositor, in exchange for the Class A-MFL REMIC II Regular Interest and the Swap Agreement, the Class A-MFL Certificates and the Depositor hereby acknowledges the receipt by it or its designees of such Certificates.

      Section 2.06 Acceptance of Grantor Trust; Issuance of the Class A-MFL Certificates

      The parties intend that the portion of the Trust Fund consisting of the Class A-MFL REMIC II Regular Interest, the Swap Agreement and the Floating Rate Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, beneficially owned by the Certificate Owners of the Class A-MFL Certificates, and the provisions hereof shall be interpreted consistently with this intention. The Trustee acknowledges that, pursuant to the written request of the Depositor, executed by an officer of the Depositor, that the Certificate Registrar has executed and caused the Authenticating Agent to authenticate and deliver to or upon the order of the Depositor, in exchange for the Class A-MFL REMIC II Regular Interest and the Swap Agreement, the Class A-MFL Certificates and the Depositor hereby acknowledges the receipt by it or its designees of such Certificates.

                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

      Section 3.01 Administration of the Loans.

      (a) All of the Serviced Loans and REO Properties (which does not include the Non-Serviced Loan Groups) are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Companion Loans, on behalf of the related Companion Loan Noteholders), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Loans and, in the case of the Loan Groups, the related Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group, if any, as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.22, (i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22.

      The parties hereto acknowledge that the Non-Serviced Loan Group and any related REO Property are being serviced and administered under the Lead PSA and the Lead Master Servicer will make any advances required thereunder in respect of such loan and remit collections on the Non-Serviced Trust Loans to or on behalf of the Trust. The Master Servicer, the Special Servicer or the Trustee shall have no obligation or authority to supervise the Lead Master Servicer, the Lead Special Servicer or the Lead Trustee or to make Servicing Advances or P&I Advances, except as described in Section 4.03A with respect to P&I Advances to be made by the Master Servicer or the Trustee with respect to certain of the Non-Serviced Trust Loans. Although the Non-Serviced Loan Groups are being serviced under the Lead PSA, the Controlling Class Directing Holder will have certain rights relating to the servicing of the Non-Serviced Loan Groups pursuant to the Lead PSA and the applicable Co-Lender Agreement. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Non-Serviced Loan Groups shall be dependent on its receipt of the corresponding information and collections from the Lead Master Servicer or the Lead Special Servicer.

      (b) Subject to Section 3.01(a) and Section 6.11 (taking account of Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the Companion Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Section 3.21 and
Section 6.11 (taking account of Section 6.11(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

      (c) The parties hereto acknowledge that the Loan Groups are subject to the terms and conditions of the applicable Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder under the applicable Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Loan Groups in accordance with the applicable Co-Lender Agreement, (ii) the making of payments to the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder in accordance with the applicable Co-Lender Agreement, (iii) the purchase of the Loan Group Trust Mortgage Loans by the related Subordinate Companion Loan Noteholders or their designees in accordance with the applicable Co-Lender Agreement, and, if applicable, other related Companion Loan Noteholders under the Lead PSA and (iv) in the case where a Companion Loan Noteholder is the Directing Holder, the right of such Directing Holder to cure a default of the related Mortgagor in accordance with the applicable Co-Lender Agreement.

      Notwithstanding the foregoing, if, at such time as any Serviced Loan Group Trust Mortgage Loan shall no longer be part of the Trust Fund and a separate servicing agreement with respect to the related Loan Group has not been entered into in accordance with the terms of the related Co-Lender Agreement, then, until such time as a separate servicing agreement is entered into and any required Rating Agency Confirmation is obtained, and notwithstanding that such Serviced Loan Group Trust Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Loan Group or any related Loan Group REO Properties, as the case may be, under this Agreement as if it were a separate servicing agreement (without, subject to the applicable Co-Lender Agreement, any obligation of the Master Servicer, Special Servicer or Trustee to make any Advance on such Serviced Loan Group Trust Mortgage Loan that is no longer part of the Trust
Fund), for the benefit of each holder of a Loan in such Loan Group, and under any related Co-Lender Agreement, with: (i) such Loan Group and the related Loan Group Mortgaged Properties constituting the sole assets thereunder; and (ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub-group thereof) and the "Controlling Class Directing Holder" being construed to refer to the new holder of the Serviced Loan Group Trust Mortgage Loan that is no longer included in the Trust Fund under the applicable Co-Lender Agreement.

      (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

      Section 3.02 Collection of Loan Payments.

      (a) Each of the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard. The Special Servicer shall ensure that, with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02.

      (b) [Reserved]

      (c) All amounts Received with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except in the case of the Loan Groups, amounts Received in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows (without duplication): first, as a recovery of any related and unreimbursed Servicing Advances (together with interest thereon), and if applicable, unpaid Liquidation Expenses, in each case to the extent such application is permitted under the terms of the related Loan documents; second, as a recovery of any Nonrecoverable Advance and Unliquidated Advance in respect of such Mortgage Loan and, in each case, interest thereon that was reimbursed from general principal collections on the Mortgage Pool, to the extent such application is permitted under the terms of the related Loan documents; third, as a recovery of accrued and unpaid interest on, and principal of, such Mortgage Loan to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Mortgage Loan; fourth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the related Due Date; fifth, as a recovery of any remaining principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); sixth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; ninth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; tenth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Mortgage Loan; eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan; and, twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

      All amounts Received with respect to any Loan Group shall be applied to amounts due and owing under such Loan Group (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage and the related loan agreement, and in the absence of such express provisions, in accordance with the provisions of the related Co-Lender Agreement.

      Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

      (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts, in which all related Escrow Payments shall be deposited and retained (each a "Servicing Account"). Subject to the terms of the related Loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Loan documents to be paid to the Mortgagor; or (vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

      (b) The Master Servicer shall, as to each and every Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.12(d), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

      (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

      (d) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts ("Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related Loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

      Section 3.04 Pool Custodial Account, Defeasance Deposit Account, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account and Floating Rate Account.

      (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (ix) below (which shall not include any amounts allocable to the Companion Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Uncertificated Lower-Tier Interests. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

      (i) all payments on account of principal of the Serviced Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

      (ii) all payments on account of interest on the Serviced Loans, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

      (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Loan;

      (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Loan (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

      (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

      (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

      (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.17(c);

      (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made; and

      (ix) all amounts remitted or advanced by the Lead Master Servicer in respect of the Non-Serviced Trust Loans pursuant to the Lead PSA.

provided that any amounts described in clauses (i) through (iv) and (vi) through
(viii) above that relate to any Serviced Loan Group or any related REO Property (other than Liquidation Proceeds derived from the sale of the Mortgage Loans to or through the Companion Loan Noteholders pursuant to the Co-Lender Agreement or as a Specially Serviced Loan pursuant to Section 3.19 or the repurchase of a Mortgage Loan by a Mortgage Loan Seller) shall be deposited in the applicable Loan Group Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A.

      The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

      Upon receipt of any of the amounts described in clauses (i) through (iv) and (vi) through (viii) above with respect to any Mortgage Loan (other than any Mortgage Loan that is part of a Serviced Loan Group), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan Group) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.17(c).

      If and when any Mortgagor under a Defeasance Loan that is a Serviced Loan elects to defease all or any part of its Loan and, pursuant to the provisions of the related Loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Mortgagor, as beneficial owner of the Defeasance Collateral, and the Trustee and, in the case of the Loan Groups, the Companion Loan Noteholders, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Loan(s).

      (b) The Trustee shall establish and maintain the Distribution Account to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Distribution Account shall be deemed to consist of three separate sub-accounts, which shall be established and maintained on a book-entry basis: the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

      Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account may be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account, as applicable.

      The Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Lower-Tier Distribution
Account:

      (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

      (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls.

      In addition, the Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

      Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(h) and 4.01(i), respectively.

      In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date such payment was made.

      On the Master Servicer Remittance Date in March of each year (commencing in March 2008), or February, if the related Distribution Date is the final Distribution Date, the Trustee shall transfer from the Interest Reserve Account to the Lower-Tier Distribution Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

      As and when required pursuant to Section 3.04(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account.

      (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Distribution Account, to be held in trust for the benefit of the Certificateholders and the Trust as Holder of the Uncertificated Lower-Tier Interests. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January (in either case, unless such Distribution Date is the Final Distribution Date), prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date.

      Notwithstanding that the Interest Reserve Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be sub-accounts of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

      (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds (to the extent not allocable to a Companion Loan) received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

      (e) Funds in the Pool Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account (and all sub-accounts thereof) and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account within two Business Days of any change thereof. As of the Closing Date, the Distribution Account (and all sub-accounts thereof) and, when established, the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Distribution Account (and all sub-accounts thereof), the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

      (f) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account, in trust for the benefit of the Swap Counterparty and the Holders of the Class A-MFL Certificates. The Floating Rate Account shall be an Eligible Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. On each Class A MFL Swap Payment Date, following any deposit to the Distribution Account on such date, the Trustee shall deposit (or be deemed to deposit) into the Floating Rate Account (i) the Class A-MFL Net Fixed Swap Payment distributable with respect to the Class A-MFL REMIC II Regular Interest and payable to the Swap Counterparty for such Distribution Date (such amounts to be credited against amounts otherwise distributable in respect of the Class A-MFL REMIC II Regular Interest pursuant to Section 4.01(a) in respect of such Distribution Date) and (ii) all amounts received from the Swap Counterparty under the Swap Agreement. Funds held in the Floating Rate Account may be held in cash or, at the Trustee's risk, invested in Permitted Investments. Any loss incurred as a result of such investment shall be borne by the Trustee without the right of reimbursement, and the Trustee shall promptly deposit such amount of loss into the Floating Rate Account from its own funds to make timely distributions to the Swap Counterparty and the Class A-MFL Certificateholders pursuant to Section 3.05(g) and Section 3.31.

      Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Floating Rate Account as a sub-account of a single Eligible Account; provided that (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Floating Rate Account were maintained as a separate account; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Floating Rate Account were maintained as a separate account; (iii) the Trustee shall make debits and credits to the Floating Rate Account in a manner consistent with the provisions of this Agreement; and (iv) the Trustee's maintaining the Floating Rate Account as a sub-account of a single Eligible Account (as opposed to in the form of a separate Eligible Account) shall not materially and adversely affect any of the Certificateholders.

      Section 3.04A. Loan Group Custodial Account.

      (a) The Master Servicer shall establish and maintain, with respect to each Serviced Loan Group, one or more sub-accounts of a single account (with respect to each Loan Group, the "Loan Group Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the related Loan Group Noteholders, as their interests may appear; provided that a Loan Group Custodial Account may be a sub-account of another Custodial Account. Each of the Loan Group Custodial Accounts shall be an Eligible Account or a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Loan Group Custodial Account, within one Business Day of receipt (in the case of payments or other collections on such Loan Group) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan Group subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Group due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

      (i) all payments on account of principal of the applicable Loan Group, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

      (ii) all payments on account of interest on the applicable Loan Group, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

      (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the applicable Loan Group;

      (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the applicable Loan Group (other than Liquidation Proceeds derived from the sale of any Mortgage Loans to or through the related Subordinate Companion Loan Noteholder or the repurchase of a Mortgage Loan by a Mortgage Loan Seller, which shall be deposited directly into the Pool Custodial Account) (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

      (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Loan Group Custodial Account;

      (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the applicable Loan Group resulting from a deductible clause in a blanket hazard policy;

      (vii) any amounts required to be transferred from the related Loan Group REO Account pursuant to Section 3.17(c);

      (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the applicable Loan Group specifically to cover items for which a Servicing Advance has been made; and

      (ix) any P&I Advances required to be made by the Master Servicer with respect to a Loan Group Trust Mortgage Loan in accordance with Section 4.03A.

      The foregoing requirements for deposit in the applicable Loan Group Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of all Loan Groups in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the applicable Loan Group Custodial Account. If the Master Servicer shall deposit into a Loan Group Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Group Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to all Loan Groups, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Group Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

      Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) above with respect to a Loan Group, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Group Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Group shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Group Custodial Account, all in accordance with Section 3.17(c).

      (b) If and when the related Mortgagor elects to defease a Serviced Loan Group, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

      (c) The Master Servicer shall give notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location of the related Loan Group Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

      (c) With respect to the Companion Loans for the Tier 3 Loan Group, as to which a separate primary servicer is collecting the Monthly Payment on the related Companion Loan, all Monthly Payments in respect of the related Companion Loan will be made directly to such primary servicer until (i) either the Companion Loan or the related Loan Group Trust Mortgage Loan is accelerated,
(ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) the occurrence and continuation of an event of default under the related Loan Group caused by certain insolvency actions as set forth in the related intercreditor agreement.

      Section 3.05 Permitted Withdrawals From the Pool Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Floating Rate Account.

      (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

      (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
   Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

      (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (excluding any P&I Advances made with respect to any Mortgage Loan that is part of a Serviced Loan Group and any related REO Loans), the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made; provided, however, that if any P&I Advance that was made with respect to the Mortgage Pool (including any Mortgage Loans that are part of a Serviced Loan Group and any related REO Loans) becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

      (iii) to pay (A) to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Master Servicer's right to payment pursuant to this clause (iii)(A) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Mortgage Loan or REO Mortgage Loan as to which such Master Servicing Fees were earned, and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (including any Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A) that remains unpaid after the application of clause (A) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

      (iv) to pay to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A);

      (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Loan, Corrected Loan and/or REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A), as applicable, in the amounts and from the sources specified in Section 3.11(b);

      (vi) to reimburse the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property (other than the Loan Group Trust Mortgage Loans and/or any related REO Properties), the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees or Workout Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

      (vii) to reimburse the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, first from such amounts that are allocated to the Sub-Pool to which the subject Loan belongs and second from any other amounts on deposit in the Pool Custodial Account for (1)(a) any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances and (b) with respect to the Merchandise Mart Loan Group, to reimburse the 2006-LDP9 Trustee, 2006-LDP9 Special Servicer and the 2006-LDP9 Master Servicer, as applicable, in that order, for any unreimbursed servicing advances made by any such party pursuant to the 2006-LDP9 PSA, in respect of such Loan Group that have been or are determined to be nonrecoverable advances pursuant to the terms of the 2006-LDP9 PSA (up to, with respect to servicing advances, the corresponding Loan Group Trust Mortgage Loan's proportionate share of such advance, or if such amount, together with amounts available in the trust fund created under the 2006-LDP9 PSA, is insufficient to reimburse the party that made such advance, then up to the full amount of such advance) and (2) for any Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause
   (1) above, until such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, in which event it shall be reimbursable pursuant to clause (1) above; provided that the amounts referred to in clause (1) above may be withdrawn over time in accordance with Section 3.05(e);

      (viii) to pay the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause
   (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.27(a) and (b);

      (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, (i) on any Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) made thereby with respect to the Mortgage Pool or (ii) any servicing advance made by the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer, the 2006-LDP9 Trustee with respect to the Merchandise Mart Loan Group, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause
   (viii) or Section 3.05A, as applicable;

      (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.27(a) and (b);

      (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.12(d), 3.19(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Loan Group Mortgaged Property, any payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the related Loan Group;

      (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans) and (C) Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans) that are not Specially Serviced Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Specially Serviced Loans and REO Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans);

      (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to the Companion Loans;

      (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 12.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 12.02(a);

      (xv) to pay itself, the Special Servicer, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

      (xvi) to pay, in accordance with Section 3.12(e), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (including servicing expenses that relate to, and are allocable to, any related REO Loan, but excluding servicing expenses that relate solely to the Companion Loans or any related REO Loans), to the extent no funds are available therefor in the related Loan Group Custodial Account;

      (xvii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
   Section 3.04(d);

      (xviii) to pay any other amounts due the Lead Master Servicer or Lead Special Servicer, as applicable under the Lead PSA to the extent required under the related Co-Lender Agreement; and

      (xix) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

      The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through (xviii) above.

      The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor) or the Trustee therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as applicable, is entitled (unless such payment to the Special Servicer or the Trustee (for example, the Trustee Fee), as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. With respect to any reimbursement to be made hereunder to the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer or the 2006-LDP9 Trustee in respect of any servicing advance made by such parties subsequently determined to be nonrecoverable pursuant to the terms of the 2006-LDP9 PSA, the Master Servicer may conclusively rely on a written statement from such party delivered to the Master Servicer that such advance made is nonrecoverable under the terms of the 2006-LDP9 PSA. With respect to any reimbursement to be made hereunder to the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer or the 2006-LDP9 Trustee in respect of any servicing advance made by such parties subsequently determined to be nonrecoverable pursuant to the terms of the 2006-LDP9 PSA, the Master Servicer may conclusively rely on a written statement from such party delivered to the Master Servicer that such advance made is nonrecoverable under the terms of the 2006-LDP9 PSA.

      The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

      (b) Promptly on each Distribution Date, the Trustee shall be deemed to (i) withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(h) and 4.01(i), respectively, and (ii) withdraw from the Upper-Tier Distribution Account and deposit in the Floating Rate Account the amounts distributable on the Class A-MFL REMIC II Regular Interest pursuant to Sections 4.01(a) and 4.01(i), with a credit for amounts deemed distributed on the immediately preceding Business Day for payment to the Swap Counterparty. The Trustee may, from time to time, make withdrawals from the Distribution Account (which in the case of clauses (ii) through (vii) shall be deemed to have been withdrawn from the Lower-Tier Distribution Account and, in the case of payments, to the Swap Counterparty pursuant to clause (i), shall be deemed to have been withdrawn from the Upper-Tier Distribution Account and deposited in the Floating Rate Account before being paid to the Swap Counterparty) for any of the following purposes (in no particular order of priority):

      (i) to make distributions to Certificateholders or the Swap Counterparty from the applicable sub-account and the Floating Rate Account on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

      (ii) to pay (A) the Trustee or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

      (iii) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

      (iv) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any and all federal, state and local taxes imposed on the REMIC Pool or on the assets or transactions of the REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

      (v) to pay the Tax Administrator, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts reimbursable to it pursuant to Section 10.01(f);

      (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account in error;

      (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans from the Distribution Account to the Interest Reserve Account as and when required by
   Section 3.04(c); and

      (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

      On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Distribution Account (which will be deemed to be withdrawn from the Lower-Tier Distribution Account) prior to making distributions to Certificateholders or the Swap Counterparty on such Distribution Date.

      (c) On each Master Servicer Remittance Date in March (commencing in March
2008) (or February if the related Distribution Date is the Final Distribution
Date), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Lower-Tier Distribution Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during February and/or January of the same year in accordance with Section 3.04(c).

      (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates (or in the case of the Class A-MFL Certificates, through the Class A-MFL REMIC II Regular Interest) on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

      (e) Notwithstanding anything to the contrary contained herein, upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account immediately as contemplated by
Section 3.05(a)(vii), the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time (not to exceed a period longer than 12 months), the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or be deemed a breach of any fiduciary duty of the Trustee to Certificateholders by the Trustee or a breach of a contractual obligation by the Master Servicer, the Special Servicer or the Trustee. The Master Servicer's, the Special Servicer's or the Trustee's agreement to defer reimbursements of Nonrecoverable Advances as set forth in this Section 3.05(e) is an accommodation to the Certificateholders and is not to be construed as on obligation on the part of the Master Servicer, Special Servicer or Trustee or a right of the Certificateholders.

      To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from general collections on the Mortgage Loans pursuant to clauses (vi) or (vii) of Section 3.05(a), such reimbursement shall be allocated first, to the principal portion of the general collections available on the Mortgage Loans. To the extent a Workout-Delayed Reimbursement Amount is reimbursed pursuant to clause (vii) of Section 3.05(a), such reimbursement shall be limited to an amount equal to, and be allocable solely to, principal collections available on the Mortgage Loans, net of amounts paid pursuant to the previous sentence until it becomes a Nonrecoverable Advance.

      The Master Servicer shall give each Rating Agency at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans unless
(1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

      (f) In the event that servicing advances on the Merchandise Mart Loan Group have been made with respect to the Merchandise Mart Loan Group under the 2006-LDP9 PSA by the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer or the 2006-LDP9 Trustee and in accordance with the 2006-LDP9 PSA, a subsequent determination has been made that such advance constitutes a nonrecoverable advance, the party that made such advance shall be entitled to a reimbursement of such advance with interest thereon as set forth in the 2006-LDP9 PSA, from general collections on all Mortgage Loans in the Pool Custodial Account (up to the related Loan Group Trust Mortgage Loan's proportionate share of such servicing advance, or if such amount together with amounts available from general collections in the custodial account created under the 2006-LDP9 PSA is insufficient to reimburse the party that made such servicing advance, then up to the full amount of such servicing advance and interest thereon).

      (g) The Trustee may from time to time make withdrawals from the Floating Rate Account for (but only for) the following purposes:

         (i) to make the Class A-MFL Net Fixed Swap Payment to the Swap Counterparty pursuant to Section 3.31(e), to the extent such payment is required under the Swap Agreement;

         (ii) to make distributions to the Class A-MFL Certificateholders on each Distribution Date pursuant to Section 4.01(k);

         (iii) to pay itself interest and other investment income earned on funds held in the Floating Rate Account;

         (iv) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

         (v) to clear and terminate the Floating Rate Account pursuant to
      Section 9.01.

      Section 3.05A. Permitted Withdrawals From the Loan Group Custodial
Account.

      The Master Servicer may, from time to time, make withdrawals from the applicable Loan Group Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals), such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement:

      (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Loan Group Remittance Amount, to the Trust (as holder of the Loan Group Trust Mortgage Loans or any related REO Mortgage Loans) and the related Companion Loan Noteholder, in accordance with the applicable provisions of the related Co-Lender Agreement, as applicable, such remittances to the Trust to be made into the Pool Custodial Account;

      (ii) to reimburse, first, the Trustee, and then, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Loan Group Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement);

      (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Group (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause (iii) with respect to any Loan (or any successor REO Loan) in such Loan Group being limited to amounts on deposit in the related Loan Group Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

      (iv) to reimburse, first, the Trustee, and then, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that were received in respect of the particular Loan Group Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement), in the Loan Group as to which such P&I Advance was made;

      (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Group while any Loan in such Loan Group constitutes a Specially Serviced Loan and after the Loan Group Mortgaged Properties become REO Properties;

      (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Group, in the amounts and from the sources specified in
   Section 3.11(b);

      (vii) to reimburse first, the Trustee, second, itself and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties, any such party's respective rights to reimbursement pursuant to this clause
   (vii) with respect to any Servicing Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Group Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Group or related Loan Group REO Properties as to which such Servicing Advance was made;

      (viii) to reimburse, first, the Trustee, second, itself and last, the Special Servicer, in that order, out of general collections in the Loan Group Custodial Account, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties that such party has determined are Nonrecoverable Advances, such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement; provided that such amounts may be withdrawn over time in accordance with Section 3.05A(b);

      (ix) to pay first, the Trustee, second, itself and last, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the Loans in the related Loan Group or with respect to the related Loan Group Mortgaged Properties, any such party's respective right to payment pursuant to this clause (ix) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent Default Charges collected during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Section 3.27(c), and (B) second, to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent any other collections on or in respect of the related Loan Group;

      (x) to pay for (A) costs and expenses incurred with respect to the Loan Group Mortgaged Properties pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Loan Group Mortgaged Properties pursuant to Section 3.12(d) or 4.03A(c), as applicable, and (C) the fees of any Independent Contractor retained with respect to any related Loan Group REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

      (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the applicable Loan Group Custodial Account as provided in
   Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the applicable Loan Group Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were not Specially Serviced Loans and the Loan Group Mortgaged Properties were not REO Properties, and to pay the Special Servicer, as additional special servicing compensation in accordance with
   Section 3.11(c), Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were Specially Serviced Loans or the Loan Group Mortgaged Properties were REO Properties;

      (xii) to pay itself, the Special Servicer or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the related Loan Group;

      (xiii) to pay for the cost of recording the Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 12.02, the allocable portion of the cost of the Opinion of Counsel contemplated by Section 12.01 or 12.02(a) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of the Certificateholders;

      (xiv) [Reserved];

      (xv) to pay, in accordance with Section 3.12(e), out of collections on the related Loan Group on deposit in the related Loan Group Custodial Account, any servicing expenses with respect to the related Loans, that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that servicing expenses that relate solely to a Serviced Companion Loan or any related REO Loans will be paid solely from funds allocable thereto;

      (xvi) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans in respect of the Loan Group Trust Mortgage Loans, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause (ix)(B) above (to be applied in accordance with Sections 3.27(a) and (b)); and

      (xvii) to clear and terminate the applicable Loan Group Custodial Account at the termination of this Agreement pursuant to Section 9.01.

      The Master Servicer shall keep and maintain separate accounting records in connection with each Loan Group Custodial Account, including but not limited to, any withdrawal from each Loan Group Custodial Account, pursuant to clauses (ii) through (xvi) above.

      The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer) and the Trustee, as applicable, from the applicable Loan Group Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as the case may be, is entitled (unless such payment to the Special Servicer or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Group Custodial Account, on a loan-by-loan basis.

      In the event that the Master Servicer fails, on any Loan Group Remittance Date, to remit to the Companion Loan Noteholders any amount(s) required to be so remitted to such Companion Loan Noteholders hereunder by such date, the Master Servicer shall pay such Companion Loan Noteholders, for the account of such Companion Loan Noteholders, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date of remittance.

      Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts.

      (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related Loan documents and applicable law. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security," "uncertificated security" or "deposit account." For purposes of this Section 3.06(a), (i) the terms "entitlement holder," "security entitlement," "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

      (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

      (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

      (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.17(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor or for the benefit of the Mortgagor in accordance with the related Loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30-days prior to the insolvency.

      (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

      (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Loan Group Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

      Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.

      (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property (other than the mortgaged properties that are part of a Non-Serviced Loan Group) that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts consistent with the Servicing Standard to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" by Moody's and if rated by Fitch, "A" from Fitch (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained for any such Mortgaged Property from Qualified Insurers that have a "claims paying ability" or "financial strength rating," as applicable, of at least "A" from S&P, "A2" from Moody's and if rated by Fitch, "A" from Fitch, any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) has an insurable interest, and such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, the Master Servicer shall not be required to cause to be maintained for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain if the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) does not have an insurable interest or the Special Servicer has determined (in its reasonable judgment and in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate); provided, further, that, to the extent the Loan documents require the related Mortgagor to maintain insurance with a Qualified Insurer having a "claims paying ability" or "financial strength" rating, as applicable, better than "A" from S&P, "A2" from Moody's or "A" from Fitch, without Rating Agency Confirmation or the approval of the Special Servicer, the Master Servicer may, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with a Qualified Insurer that does not meet the requirements of the Loan documents so long as the related Mortgagor maintains insurance with a Qualified Insurer of at least "A" from S&P, "A2" from Moody's and "A" from Fitch.

      During the period in which the Special Servicer is evaluating such terrorism insurance coverage hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure, provided that the Master Servicer has given prompt notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall be required to promptly notify the Master Servicer of each determination made under the two preceding paragraphs.

      Any Controlling Class Certificateholder, or (i) in the case of a Loan Group, the holder of the related Subordinate Companion Loan may request that earthquake insurance be secured for one or more Mortgaged Properties by the related Mortgagor, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee.

      Subject to Section 3.18(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage (including insurance that covers losses arising from acts of terrorism); provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located); provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and if rated by Fitch, "A" from Fitch (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Loans, including Specially Serviced Loans), or the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Loan, or in the applicable REO Account in accordance with Section 3.17(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or the related Companion Loan Noteholders) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

      (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or forced placed policy insuring against hazard losses on all of the Serviced Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then a rating of at least "A" by S&P) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then a rating of at least "A" by S&P) (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy or forced placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or forced placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, claims under any such blanket policy or forced placed policy in a timely fashion in accordance with the terms of such policy.

      (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and "A" from Fitch (or, if not then rated by Moody's and/or Fitch, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

      Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and "A" from Fitch (or, if not then rated by Moody's and/or Fitch, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

      The Master Servicer shall cause each and every sub-servicer for it to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing.

      Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer or its corporate parent, as the case may be, are rated at least "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P and Fitch), "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P and Moody's) and "A" from S&P (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

      (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Serviced Loan, and the Special Servicer, in the case of a Specially Serviced Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Loan that is a Performing Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

      The Master Servicer (in the case of Performing Serviced Loans) and the Special Servicer (in the case of Specially Serviced Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

      In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Loan or an REO Property, shall address such termination in accordance with
Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

      The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

      Section 3.08 Enforcement of Due-on-Sale and Due on Encumbrance Provisions.

      (a) [Reserved].

      (b) If any Serviced Loan contains a provision in the nature of a "due-on-sale" clause (including without limitation, sales or transfers of Mortgaged Properties (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Mortgagor or its owners), which by its terms:

      (i) provides that such Serviced Loan shall (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or related Mortgagor,

      (ii) provides that such Serviced Loan may not be assumed without the consent of the lender in connection with any such sale or other transfer, or

      (iii) provides that such Serviced Loan or interests in the related Mortgagor or its owners may be assumed or transferred without the consent of the related lender provided certain conditions set forth in the loan documents are satisfied, then the Special Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined in its reasonable, good faith judgment, that a waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders); provided that any such waiver of such restrictions shall be subject to Section 6.11. In addition, the Special Servicer may not waive any "due-on-sale" provision or consent to any transfer or assumption referred to in subsection (a) above unless:

      (x) the Special Servicer shall have received Rating Agency Confirmation from each Rating Agency that such action would not result in an Adverse Rating Event or

      (y) the related Mortgage Loan, (A) together with all Cross-Collateralized Mortgage Loans related to such Mortgage Loan, represents less than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, (B) together with all Cross-Collateralized Mortgage Loans related to such Mortgage Loan, has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance; and

      If the Master Servicer receives a request for consent to a transfer and assumption of any Serviced Loan, the Master Servicer shall promptly notify the Special Servicer of such request and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer's possession regarding the proposed transfer and assumption and such other documents in the Master Servicer's possession (or copies thereof) regarding the related Serviced Loans as the Special Servicer shall reasonably require in order to consider the request.

      Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Serviced Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Serviced Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer may not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders, of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement.

      Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to ensure that all costs in connection with any assumption, including any arising from seeking Rating Agency Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, any Rating Agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance. In connection with any request for Rating Agency Confirmation pursuant to this Section 3.08(b), the Special Servicer shall deliver a Review Package to each Rating Agency. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (b).

      Notwithstanding anything herein to the contrary, the Master Servicer shall approve and close, without the consent of the Special Servicer or the Directing Holder, all transfers of tenant-in-common ownership interests contemplated by an in accordance with the related Mortgage Loan documents for any Performing Serviced Loan. Upon completion of any such transfer, the Master Servicer shall promptly (i) provide notice thereof to the Special Servicer and (ii) advise the Special Servicer as to total number of transfers with respect to such Performing Serviced Loan that the Master Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related Mortgage Loan documents.

      (c) If any Serviced Loan contains a provision in the nature of a "due on encumbrance" clause (including, without limitation, any mezzanine financing of the Mortgagor or the Mortgaged Property or any sale or transfer of preferred equity in the Mortgagor or its owners), which by its terms:

      (i) provides that such Serviced Loan shall (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or interests in the related Mortgagor,

      (ii) requires the consent of the lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or any interest in the related Mortgagor, or

      (iii) provides that such Mortgaged Property or interests in the related Mortgagor may be further encumbered without the consent of the lender provided certain conditions set forth in the loan documents are satisfied.

then the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined in its reasonable, good faith judgment, that a waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders); provided that any such waiver of such restrictions shall be subject Section 6.11. In addition, the Special Servicer may not waive any "due-on-encumbrance" provision unless:

      (1) the Special Servicer shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event,

      (2) the related Mortgage Loan, (A) together with all Cross-Collateralized Mortgage Loans related to such Mortgage Loan, represents less than 2% the principal balance of all of the Mortgage Loans in the Trust Fund, (B) together with all Cross-Collateralized Mortgage Loans related to such Mortgage Loan, has a principal balance that is equal to or less than $20,000,000, (C) is not one of the 10 largest mortgage loans in the Mortgage Pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

      (3) the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

      If the Master Servicer receives a request for consent to an encumbrance or becomes aware of a further encumbrance on a Mortgaged Property or becomes aware that there is going to be a further encumbrance on a Mortgaged Property, the Master Servicer shall promptly notify the Special Servicer of such request or such encumbrance and deliver to the Special Servicer all documents and records in the Master Servicer's possession (or copies thereof) regarding the further encumbrance and such other documents in the Master Servicer's possession (or copies thereof) regarding the related Serviced Loans as the Special Servicer shall reasonably require in order to consider the request.

      Further, subject to the terms of the related loan documents and applicable law, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to ensure that all costs in connection with any encumbrance, including any arising from seeking Rating Agency Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance. In connection with any request for Rating Agency Confirmation from a Rating Agency pursuant to this Section 3.08(c), the Special Servicer shall deliver a Review Package to such Rating Agency. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (c).

      Upon consent by the Special Servicer to any proposed encumbrance of a Mortgaged Property, the Special Servicer shall process the request of the related Mortgagor for such encumbrance and shall be authorized to enter into an agreement with the Person for whose benefit the related Mortgaged Property has been or is proposed to be encumbered; provided, however, that the Special Servicer may not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders, of any such agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. The Special Servicer shall promptly notify the Controlling Class Directing Holder and provide its written recommendation and analysis along with all documents and information that the Controlling Class Directing Holder may request.

      (d) To the extent permitted by the applicable Loan documents and applicable law, the Master Servicer or Special Servicer may charge the related Mortgagor (and retain or share such fee in accordance with Section 3.11) a fee in connection with any enforcement or waiver contemplated in this Section 3.08.

      Section 3.09 Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.

      (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.21. Subject to Section 3.12(d) and Section 3.20(d), the Special Servicer may, at its option, advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.19 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

      If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.19, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

      If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and
(ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholder, in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Directing Holder upon request, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer, the Controlling Class Directing Holder, with respect to a Loan Group, the related Companion Loan Noteholders of any resulting Appraisal Reduction Amount. The Master Servicer shall be entitled to rely conclusively on such calculations by the Special Servicer.

      The Special Servicer may, at its option, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or
Section 3.05A. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the applicable Directing Holder (without giving effect to any Control Appraisal Event which may have been triggered by the most recent Appraisal Reduction Amount) may, at its own expense, direct the Special Servicer to obtain and deliver to the Master Servicer, the Directing Holder and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal," and upon the written request of the applicable Directing Holder, if such new appraisal materially differs from the previously obtained Required Appraisal, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal obtained by the Special Servicer and shall notify the Trustee, the Master Servicer and the applicable Directing Holder of such recalculated Appraisal Reduction Amount.

      (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.18(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust and/or any related Companion Loan Noteholder from potential liability.

      In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

      (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

      (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on the REMIC Pool under the REMIC Provisions or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

      (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section
6.11 and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders), that:

      (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate (A) taking into account the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) and (B) taking into account the risk of collection) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

      (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery of such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate (A) taking into account the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group), in each case, and (B) taking into account the risk of collection) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

      The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or
Section 3.05A, as applicable (or, in the case of a Loan Group, to the extent the funds in the applicable Loan Group Custodial Account are insufficient, shall be advanced by the Master Servicer).

      (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholders), subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

      (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee, and if a Loan Group is affected, the related Companion Loan Noteholders monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

      (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

      (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Loan required by Section 6050H of the Code and, as to any Serviced Loan, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

      (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders, no later than the seventh Business Day following such Final Recovery Determination.

      Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
Files.

      (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholders) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Master Servicer shall cause the related Companion Loan Noteholders to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account or any Custodial Account.

      (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Companion Loans), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Companion Loans, the Master Servicer shall cause the related Companion Loan Noteholders to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the related Companion Loans) to the Trustee or related Custodian (or to the related Companion Loan Noteholders), or the delivery to the Trustee (or to the related Companion Loan Noteholders) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

      (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Companion Loan Noteholders. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

      Section 3.11 Servicing Compensation; Payment of Expenses.

      (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans), including each Specially Serviced Loan, and each REO Loan. As to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans) and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans and any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30-days). The Master Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A(a), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

      Additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.21(c) (except that the Master Servicer shall be entitled to only 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.21(k), and (iii) with respect to any Performing Serviced Loan, 50% of any and all assumption fees and 100% of any and all assumption application fees up to $5,000 in connection with each assumption, transfer or substitution and 50% of the excess, if any, of the assumption application fees received with respect to each assumption, transfer or substitution over $5,000, in each case, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(b), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

      (b) Except as provided in the last sentence of this paragraph, as compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan. With respect to each such Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans, and in each case any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30-days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30-days). The Special Servicing Fee with respect to any such Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of a Serviced Loan Group, first out of collections relating to such Loan Group or any related REO Property and, if insufficient therefor, out of general collections on the Mortgage Loans and REO Properties) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable.

      As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each such Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, each Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, a Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement, and within the time period provided in such Co-Lender Agreement and if no such period is specified therein, within 90 days after the purchase right is first exercisable, by the Mortgage Loan Seller pursuant to Section 2.03(a) within the time period provided for therein, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds, or the repurchase of a Companion Loan by the related mortgage loan seller pursuant to the mortgage loan purchase agreement entered into in connection with the issuance of any Companion Loan Securities within the time period provided for therein. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x), 7.01(a)(xi) or 7.01(a)(xii)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) Serviced Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation and (ii) any Specially Serviced Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Loan except that the requirement for three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation but is subsequently satisfied and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Serviced Loan ceases to be payable in accordance with the preceding sentence.

      As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to (i) each Specially Serviced Loan as to which it receives a full, partial or discounted payoff, (ii) each Specially Serviced Loan that was repurchased by a Mortgage Loan Seller, and (iii) each Specially Serviced Loan and REO Property as to which it receives Liquidation Proceeds, in each case, subject to the provisos to the next sentence. As to each such Specially Serviced Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest); provided that no Liquidation Fee shall be payable
(i) with respect to any such Specially Serviced Loan that becomes a Corrected Loan (unless it is subsequently liquidated in connection with a subsequent event that causes it to become a Specially Serviced Loan and a Liquidation Fee would be payable in connection with such liquidation), or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement and within the period specified in such Co-Lender Agreement and if no such period is specified therein, within 90 days after the purchase right is first exercisable, by a Mortgage Loan Seller pursuant to
Section 2.03(a) in connection with a Material Document Defect or a Material Breach (within the applicable cure period contained in Section 2.03 with respect to the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement within 60 days after the purchase right is first exercisable.

      If the Special Servicer is terminated or resigns in accordance with
Section 6.09 or Section 6.04, respectively, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as Special Servicer and was still a Corrected Loan at the time of such termination or resignation and (ii) any Specially Serviced Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Loan except that the requirement of three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Loan ceases to be payable in accordance with this Agreement.

      Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Loan shall not be paid from the same proceeds with respect to such Loan.

      The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

      The Special Servicer will not be entitled to any compensation with respect to the Non-Serviced Loan Groups, which are serviced under the Lead PSA.

      (c) Additional special servicing compensation in the form of (i) Net Default Charges actually collected on the Mortgage Pool that accrued with respect to a Specially Serviced Loan or an REO Loan, (ii) with respect to any Specially Serviced Loan, 100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any transfer of the Mortgaged Property or any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iii) with respect to any Performing Serviced Loan, 50% of the excess, if any, of any assumption application fees over $5,000 received by the Master Servicer with respect to each assumption, transfer or substitution, and 50% of any and all assumption fees, in each case actually paid by the Mortgagor in accordance with the related Loan documents with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust pursuant to Section 3.08(b) or paid by the Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iv) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(a) and (v) 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith and 100% of any modification fee or extension fee and any other applicable fee that is actually paid by the Mortgagor in connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with Section 3.21(d), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

      (d) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to the Primary Servicer or any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

      Section 3.12 Certain Matters Regarding Servicing Advances.

      (a) If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure, as applicable, to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice is given to the Master Servicer, then (subject to Section 3.12(d)) the Trustee shall make such Servicing Advance.

      (b) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the related Mortgage Loan during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Group or a Loan Group Mortgaged Property (other than the Non-Serviced Loan Groups), then such interest shall first be payable out of amounts on deposit in the related Loan Group Custodial Account in accordance with clause (viii) of Section 3.05A.

      (c) The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate and in accordance with Section 3.03, Section 3.05(a), Section 3.05(e) or Section 3.05A(a), as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

      (d) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made (or a determination by the Special Servicer that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the related Companion Loan Noteholder), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.19 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance and the Master Servicer and the Trustee shall conclusively rely on any non-recoverability determination made by the Special Servicer; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.12(a) unless the Trustee, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Master Servicer or the Trustee with such information in its possession as the Master Servicer or the Trustee may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on the Master Servicer or Trustee. The applicable Master Servicer or Special Servicer may update or change its recoverability determinations at any time (but not reverse the others determination that an advance is a nonrecoverable advance). In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior Servicing Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed Servicing Advances.

      (e) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Pool Custodial Account or the related Loan Group Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Loan Group Custodial Account, is in the best interests of the Certificateholders and, in the case of a Serviced Loan Group, the related Companion Loan Noteholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Directing Holder and, if affected thereby, the applicable Companion Loan Noteholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

      (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not waive any fees that would be due or partially due to the Special Servicer without the Special Servicer's consent and the Special Servicer shall not waive any fees that would be due or partially due to the Master Servicer without the Master Servicer's consent.

      Section 3.13 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

      (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Serviced Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable to the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable to the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. Beginning in 2008, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Directing Holder upon request, subject to payment of a reasonable fee.

      (b) The Special Servicer, in the case of each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard and to the extent permitted under the Loan documents, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. Commencing in the second quarter of 2007, the Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to the Loan Groups, the Special Servicer and the Master Servicer, as applicable, shall each, consistent with the Servicing Standard and the terms of the Loan documents, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies (in either physical or electronic form) of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies (in either physical or electronic form) of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders and, in the case of the Loan Groups, to the related Companion Loan Noteholders, in each case upon request; provided that, with respect to the Loan Groups, the Master Servicer shall forward any of the foregoing financial statements received with respect to the Loan Group Mortgaged Properties to the Trustee promptly upon receipt thereof without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K; and provided, further, that in the event that any losses are incurred by the Depositor that are based upon or arise out of financial statements filed with the Commission with respect to the Loan Group Mortgaged Properties, the Trustee shall assign or subrogate, as appropriate, any rights it may have against the related Mortgagor with respect to such financial statements or against the applicable auditors under any independent auditors' report filed together with such financial statements, to the Depositor and/or its designee, to the extent such assignment is permitted by applicable law.

      Within 30-days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

      The Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30-days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically until such time as a Form 15 is filed with respect to the Trust pursuant to Section 11.08, and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

      (c) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report; and (iii) a CMSA Special Servicer Loan File. Not later than 2:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected
Loans: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA REO Status Report; and (v) a CMSA Loan Level Reserve/LOC Report.

      (d) Not later than 4:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, and the Trustee shall on such Distribution Date make copies available to the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA REO Status Report and CMSA Loan Level Reserve/LOC Report received from the Special Servicer pursuant to Section 3.13(c); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Loans.

      If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

      (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee (and the Trustee shall make available, upon request, to the Special Servicer and any Controlling Class Certificateholder or Loan Group Directing Holder) the reports set forth in Section 3.13(d) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Lead Master Servicer pursuant to the Lead PSA. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.13(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.13(d), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13(c) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.13(c), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13(d) caused by the Special Servicer's failure to timely provide any report required under Section 3.13(c) of this Agreement.

      (f) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.13, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

      Section 3.13A. Delivery of Certain Reports to the Companion Loan Noteholders.

      (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder a written report (in physical or electronic form), prepared in the manner set forth in Section 3.13, of each inspection performed by it with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing a Non-Serviced Loan Group, which are serviced under the Lead PSA).

      The Master Servicer shall promptly deliver to each Companion Loan Noteholder (in either physical or electronic form): (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section 3.13 with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing a Non-Serviced Loan Group, which are serviced under the Lead PSA).

      (b) If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Loan Groups and/or the Loan Group Mortgaged Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Loan Groups and/or the Loan Group Mortgaged
Properties: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (iv) a CMSA REO Status Report.

      (c) Not later than 2:00 p.m. (New York City time) on the Loan Group Remittance Date, the Master Servicer shall, with respect to the Serviced Loan Groups, prepare all Loan Group Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to
Section 3.13A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.12(b), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

      (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13A(b). In the case of information or reports to be furnished by the Master Servicer to the applicable Companion Loan Noteholder pursuant to Section 3.13B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.13A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.13A(b) of this Agreement.

      Section 3.13B. Statements to the Companion Loan Noteholders.

      (a) On each Loan Group Remittance Date, the Master Servicer shall forward to each Companion Loan Noteholder (other than the holders of the Non-Serviced Companion Loans with respect to which such holders will receive similar reports from the Lead Master Servicer under the Lead PSA) all Loan Group Servicing Reports prepared with respect to the related Loan Group, pursuant to Section 3.13A, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

      (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.13B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

      Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Depositor, a Mortgage Loan Seller, a third party or each other.

      Section 3.14 [Reserved].

      Section 3.15 [Reserved].

      Section 3.16 Access to Certain Information.

      Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Companion Loan Noteholders and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

      In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder (other than the Controlling Class Directing Holder), a Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

      Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction (which request from the Controlling Class Directing Holder may be a one time standing request), the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

      Section 3.17 Title to REO Property; REO Accounts.

      (a) If title to any Mortgaged Property with respect to a Serviced Loan is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders. If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then (subject to the interests of any affected Companion Loan Noteholder) the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

      The Special Servicer, on behalf of the Trust Fund and any affected Companion Loan Noteholder, shall sell any REO Property by the end of the third calendar year following the calendar year in which the Lower-Tier REMIC acquires ownership of its proportionate interest in such REO Property for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of its proportionate interest in such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. In the case of the Trust's beneficial interest in a Mortgaged Property acquired under the Lead PSA, the Special Servicer shall coordinate with the related Lead Special Servicer with respect to any REO Extension on behalf of the Lower-Tier REMIC. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

      (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than any Loan Group Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan Group REO Properties). If such REO Acquisition occurs with respect to the Loan Group Mortgaged Properties, the Special Servicer shall establish an REO Account solely with respect to each such property (each, a "Loan Group REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and each Loan Group REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(c), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Companion Loan Noteholders of the location of any related Loan Group REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

      (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and applicable Loan Group REO Account correspond to the Pool Custodial Account and the applicable Loan Group Custodial Account, respectively.

      (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.17(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

      Section 3.18 Management of REO Property.

      (a) Prior to the acquisition by it of title to a Mortgaged Property with respect to a Serviced Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

      (i) None of the income from Directly Operating such Mortgaged Property as REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer (other than the holding of such Mortgaged Property for sale to customers in the ordinary course of trade or business or the performance of any construction work thereon) as REO Property;

      (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

      (iii) It is reasonable to believe that Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on income derived from such property.

      The Special Servicer's decision as to how each REO Property, shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) by maximizing (to the extent commercially reasonable and consistent with Section 3.18(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to promptly sell the REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their duties under this Section 3.18 except as provided in Section 6.03. In connection with performing their respective duties under this Section 3.18(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

      (b) If title to any REO Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.18(a), either result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

      (i) all insurance premiums due and payable in respect of such REO
   Property;

      (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

      (iii) any ground rents in respect of such REO Property; and

      (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

      To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer or the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

      (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

      (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

      (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

      (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

      (iv) Except as provided in Section 3.18(a)(i), Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer, as a Servicing Advance, or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by the Lower-Tier REMIC, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

      (d) The Special Servicer may, and if so required to prevent the REO Property from failing to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

      (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

      (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund or with respect to any Loan Group REO Property such fees shall be netted out of collections on such Loan Group REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

      (iii) except as permitted under Section 3.18(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.18(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Treasury Regulations Section 1.856-4(b)(5)), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

      (iv) none of the provisions of this Section 3.18(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

      (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

      The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.17 and this Section 3.18 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.18(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.23.

      Section 3.19 Sale of Mortgage Loans and REO Properties.

      (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this Section 3.19, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Loan Groups, subject to the requirements of, and Companion Loan Noteholder rights set forth in, in the related Co-Lender Agreement, and (iv) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Loan default as set forth in the related intercreditor agreement.

      (b) Within five Business Days after any Serviced Loan has become a Specially Serviced Loan, the Special Servicer shall give notice of such event to the Trustee, and the Trustee will promptly notify each Holder of a Certificate of the Controlling Class. The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees (other than an assignee whose purchase of such Specially Serviced Loan would violate the terms of any related mezzanine loan intercreditor agreement or Co-Lender Agreement) of the foregoing parties (collectively, the "Purchase Option Holders") shall each have, in that order of priority, the option to purchase such Specially Serviced Loan at a cash price that is at least equal to the Purchase Price. In addition, if such Specially Serviced Loan is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice described above to the trustee under the related pooling and servicing agreement.

      (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Loan as described in subsection (b) above, then each Purchase Option Holder (other than an assignee whose purchase of such Specially Serviced Loan would violate the terms of any related mezzanine loan intercreditor agreement or co-lender agreement) will also have the option to purchase that Specially Serviced Loan at a price equal to the fair value of such Specially Serviced Loan (the "FV Price").

      Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (j) below. Promptly after determining the FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

      With respect to any Serviced Loan Group, the Purchase Option Holders will only have the right to purchase the related Loan Group Trust Mortgage Loan. With respect to each such Specially Serviced Loan that is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice containing the FV Price described above to the parties under the related pooling and servicing agreement that have the equivalent rights as the Purchase Option Holders under this Agreement.

      With respect to each of the Non-Serviced Trust Loans, this Section 3.19 shall be applicable subject to the terms of the Lead PSA and Co-Lender Agreement, provided that any rights of any Persons to exercise its option to purchase such Loan Group Trust Mortgage Loans shall be calculated in accordance with the terms of the Lead PSA and the related Co-Lender Agreement by the parties specified therein (and the Trust shall sell such Loan Group Trust Mortgage Loan in compliance with such terms). Any proceeds from such sale of a Non-Serviced Trust Loan pursuant to the exercise of such option shall be treated for purposes of this Agreement in the same manner as funds received in connection with the sale of any Serviced Loan Group Trust Mortgage Loan in accordance with the provisions of this Section 3.19.

      (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Mortgage Loan (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten Business Day period following such notice. At the conclusion of the above-described ten Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price.

      (e) If the Special Servicer accepts the bid of any Purchase Option Holder, such Purchase Option Holder shall be required to purchase the subject Specially Serviced Mortgage Loan within ten Business Days of receipt of notice of such acceptance.

      (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from the Special Servicer's most recent determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an FV Bid) and repeat the notice and bidding procedure provided in subsection (c) above until the purchase option terminates under subsection (j) below. In connection with such recalculation, the Special Servicer may obtain an updated Appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated Appraisal. In addition, the Special Servicer shall recalculate the FV Price of any Mortgage Loan if there has been a material change in circumstances of which the Special Servicer is aware or the Special Servicer has received new information, either of which has a material effect on the fair value.

      (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least 5 years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

      (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Loan to a third party other than another Purchase Option Holder or any Person whose purchase of such Specially Serviced Loan would violate any restrictions contained in any mezzanine intercreditor agreement or any Co-Lender Agreement and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

      (i) In determining the FV Price for any Specially Serviced Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Loan; the period and amount of any delinquency on the subject Specially Serviced Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

      (j) The purchase option for any Specially Serviced Loan pursuant to this
Section 3.19 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) such Specially Serviced Loan has become a Corrected Loan, (ii) the related Mortgaged Property has become an REO Property or (iii) a Final Recovery Determination has been made with respect to such Specially Serviced Loan.

      (k) Until such time as an FV Bid is accepted and the related Specially Serviced Mortgage Loan is sold in connection therewith, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Loan in accordance with the Servicing Standard.

      (l) Notwithstanding anything to the contrary herein, the holders of the related Companion Loan shall be entitled to purchase the related Loan Group Trust Mortgage Loans in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.19. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the appropriate Companion Loan Noteholders as are required by the related Co-Lender Agreement in connection with each such holders' purchase rights.

      (m) Any purchase of a Specially Serviced Loan that is purchased pursuant to this Section 3.19 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholders as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement.

      (n) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner that is in accordance with the Servicing Standard and that is within the time period provided for by Section 3.17(a). Subject to Section 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.17(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

      (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any REO Property pursuant to this
Section 3.19.

      (p) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

      (q) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.19, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.17(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.19, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.19(s), that such bid constitutes a fair price for any REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

      (r) Subject to Sections 3.19(a) through 3.19(g) above, and further subject to Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Loan or REO Property pursuant to this Section 3.19, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Loan or an REO Property pursuant to this Section 3.19 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

      (s) Any sale of a Specially Serviced Loan or an REO Property pursuant to this Section 3.19 shall be for cash only and shall be on a servicing released basis.

      Section 3.20 Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

      (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Loans in the Mortgage Pool and (ii) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Serviced Loan and each and every REO Mortgage Loan that was previously a Serviced Loan); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Loan documents regarding Principal Prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Mortgage Loan without any limitation of the kind set forth in clause (ii) of this sentence.

      (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

      (c) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) 30-days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer (and also to the Special Servicer if such Mortgage Loan becomes a Specially Serviced Loan).

      (d) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer has the option under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request set forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A and 3.12(b), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

      Notwithstanding the foregoing provisions of this Section 3.20(d), but subject to the provisions of Section 3.12(e), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.12(d). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer and the Trustee shall be entitled to conclusively rely on such determination. Upon determining that any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination and shall be bound by such a determination (but this statement shall not be construed to entitle the Special Servicer to reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination, that any Servicing Advance constitutes or would constitute a Nonrecoverable Advance).

      Section 3.21 Modifications, Waivers, Amendments and Consents;
Defeasance.

      (a) Subject to Sections 3.21(b) through 3.21(f) below, and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.21(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Companion Loans, any Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

      (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

      (c) In the case of any Performing Serviced Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, 3.08(a) and 3.21(f) hereof) affect the amount or timing of any of the payment terms of such Loan (including payment terms related to late payment charges but excluding Default Interest and other amounts constituting servicing compensation), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.21(c) where the thresholds in clauses (i) through (v) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.21(f), the Master Servicer shall also be responsible for the following with respect to the Performing Serviced Loans:

      (i) consent to subordination of the related Mortgage Loan to an easement or right of way for utilities, access, parking, public improvements or another similar purpose, provided the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right of way shall not materially interfere with the then current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of the related Mortgaged Property;

      (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements and approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

      (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan documents expressly require the mortgagee thereunder to make releases upon the satisfaction of certain conditions (which do not provide for lender consent or lender discretion) shall be made as required by the related Loan documents);

      (iv) approve or consent to grants of easements and rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan;

      (v) grant other non-material waivers, consents, modifications or amendments;

      (vi) approve routine leasing activity with respect to leases for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

      (vii) approve annual budgets for the related Mortgaged Property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut off Date); and

      (viii) approve a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Serviced Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the Loan Group Mortgaged Properties are not involved;

      Except as permitted by Section 3.03(d), Section 3.07, Section 3.08 and this Section 3.21(c), the Master Servicer may not agree to waive, modify or amend any term of any Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan set forth on Schedule X attached hereto received by the Master Servicer shall be submitted to the Special Servicer for processing (which request shall be deemed approved if the request is not denied by the Special Servicer in writing to the Master Servicer within five (5) Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursements of earnouts or holdback amounts" shall mean the disbursement or funding to a Mortgagor or previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan.

      (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08 or
Section 3.21(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholders, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

      (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

      (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

      (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

      (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

      Notwithstanding the prior provisions of this Section 3.21(d), and subject to the Servicing Standard, and further subject to clause (C) of the first paragraph of, and the entire second paragraph of, Section 3.21(e) and Section 6.11, following any extensions of the maturity date of a Performing Serviced Loan that the Master Servicer is permitted to approve pursuant to Section 3.21(c), the Special Servicer may extend the maturity date of a Performing Serviced Loan for up to one year (subject to a limit of a total of four such one-year extensions); provided that the related Mortgagor has failed to make any Balloon Payment on such Performing Serviced Loan. In connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with this subsection (d), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

      (e) Notwithstanding Section 3.21(d), but subject to Section 6.11 and the second paragraph of this Section 3.21(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium, Yield Maintenance Charge or exit fee, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other Loan document relating to a Specially Serviced Loan, (iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Loan; provided that
(A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable,
(B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Loan to Certificateholders (as a collective whole) or, if a Loan Group is involved, would increase the recovery on such Loan Group to Certificateholders and related Companion Loan Noteholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Loan Groups, to Certificateholders and related Companion Loan Noteholders), to be performed at a rate (a) taking into account the related Mortgage Rate (or, in the case of a Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) in each case), and (b) taking into account the risk of collection, and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of either REMIC Pool or any REMIC created in connection with Companion Loan Securities or an Adverse Grantor Trust Event with respect to the Grantor Trust; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of a Loan Group shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholders shall gain a priority over the other such Holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related Loan documents and such Co-Lender Agreement and (ii) any waiver, reduction or deferral of any particular amount due on any Loan in a Loan Group or reduction of any Mortgage Rate on any Loan in a Loan Group shall be allocated in the manner set forth in the related Co-Lender Agreement.

      In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

      The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.21(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Group, the affected Companion Loan Noteholders) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

      (f) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either (A) the Companion Loans or (B) a Serviced Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or (2) it has Rating Agency Confirmation from each Rating Agency with respect to such action.

      Any party hereto seeking Rating Agency Confirmation with respect to the matters described above shall deliver a Review Package to each Rating Agency.

      (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

      (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee does not cause a "significant modification" of the Loan pursuant to Treasury Regulations Sections 1.1001-3(e)(2) or 1.860G-2(b), and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

      (i) The Special Servicer, with respect to a Specially Serviced Loan, and Master Servicer, with respect to a Performing Serviced Loan, shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) agreed to by the Special Servicer (or agreed to by the Master Servicer in the case of Performing Serviced Loans) and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt).

      (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to
Section 3.02(a) or this Section 3.21, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

      (k) With respect to any Serviced Loan that permits the release of Mortgaged Properties through defeasance, to the extent permitted under the related Loan documents, the Master Servicer shall, subject to the next paragraph and the related Loan documents, (1) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer upon receipt of a Mortgagor's notice of defeasance of such Loan, (2) obtain the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, and (3) take such further action as provided in such Mortgage Note to effectuate such defeasance, including causing the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Companion Loans, the related Companion Loan Noteholders. The confirmation described in clause (2) above shall not be required:

      (i) from S&P in the case of a Serviced Loan with an unpaid principal balance less than or equal to $20,000,000 and constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, and is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, provided the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit L (a "Defeasance Certificate");

      (ii) from Moody's in the case of any Serviced Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool and that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors; or

      (iii) from Fitch in the case of a Serviced Loan with an unpaid principal balance less than or equal to $20,000,000 and constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, and is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool;

provided that, in the case of (i) or (ii) above, such written confirmation shall not be required from S&P, Moody's and/or Fitch (provided that the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency).

      Notwithstanding the foregoing, but subject to the related Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) if the Defeasance Collateral shall not be Government Securities, (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor; provided, however, that if the related Loan documents do not require the Mortgagor to pay such costs, such costs shall be paid as an Additional Trust Fund Expense out of the Custodial Account and the Master Servicer shall provide notice to, and demand payment for such costs from, the related Mortgage Loan Seller pursuant to Section 5(g) of the related Mortgage Loan Purchase Agreement, or (iv) unless such confirmation is not required pursuant to the first paragraph of this Section 3.21(k), any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a prepayment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

      All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

      (l) Notwithstanding anything to the contrary herein, the Special Servicer (with the consent of any applicable Controlling Class Directing Holder, subject to the limitations of Section 6.11(b)) may, in accordance with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if the Special Servicer determines that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (ii) will not cause (x) either REMIC Pool to fail to qualify as a REMIC or (y) either REMIC Pool to be subject to any tax under the REMIC Provisions of the Code. Such determination of the Special Servicer shall be based on consultation with counsel and, if it is determined in accordance with the Servicing Standard by the Special Servicer to be necessary or prudent, on an opinion of counsel delivered to the Trustee to that effect (which shall be at the expense of the related Mortgagor or such other person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other person, to be paid by the Master Servicer as a servicing expense out of general collections on the Mortgage Loans).

      Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

      (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof to the Special Servicer and with respect to any Loan Group to the related Companion Loan Noteholder, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. Neither the Master Servicer nor the Special Servicer shall be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the other party's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

      Upon determining that a Specially Serviced Loan has become a Corrected Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

      Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

      (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor.

      (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Loan, (5) the CMSA Special Servicer Loan File and (6) such additional information relating to the Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

      Section 3.23 Sub-Servicing Agreements.

      (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided, however, that following the Closing Date, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Master Servicer and the Primary Servicer may not appoint any sub-servicer that is a Prohibited Party, provided that in each case, the Sub-Servicing Agreement:

      (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement (including, to the extent applicable, the requirements of Article
   XI) and, with the exception of Sections 7.01(a)(x), (xi) and (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement);

      (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.23(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement);

      (iii) provides that the Depositor and the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Group, the related Companion Loan Noteholders, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Depositor, the Trustee, the Trust, any successor Master Servicer, the Special Servicer or any Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;

      (iv) permits any purchaser of a Serviced Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty;

      (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.21 hereof or to foreclose on any Mortgage without the consent of the Master Servicer or Special Servicer, as the case may be;

      (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund;

      (vii) each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) provides either (i) that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Loan becomes a Specially Serviced Loan or (ii) alternatively, be subject to the Special Servicer's rights to service such Loan for so long as such Loan continues to be a Specially Serviced Loan); and

      (viii) each Sub-Servicing Agreement entered into by the Special Servicer provides that it relates only to Specially Serviced Loans and shall terminate with respect to any such Loan which ceases to be a Specially Serviced Loan.

      The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to each of the Companion Loan Noteholders, copies of any Sub-Servicing Agreement in respect of the Companion Loans), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer, to the extent required under such Sub-Servicing Agreement, to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders, if a Loan Group is affected, the related Companion Loan Noteholders in writing promptly of the appointment by it of any Sub-Servicer.

      (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

      (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Companion Loans, also for the benefit of the related Companion Loan Noteholders, shall (at no expense to the Trustee, the Certificateholders, the Companion Loan Noteholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Subject to
Section 11.01, such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

      (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

      Notwithstanding any other provisions set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under the Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the Primary Servicing Agreement has not been terminated in accordance with its provisions,
(ii) any successor Master Servicer, including, without limitations, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer under the Primary Servicing Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

      The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit T hereto.

      (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or REO Properties for which it is responsible.

      (f) In addition, on each Master Servicer Remittance Date, the Master Servicer shall pay each Broker the related Broker Strip Fee from the Master Servicing Fee.

      Section 3.24 Representations and Warranties of the Master Servicer.

      (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

      (i) The Master Servicer is a national banking association validly existing and in good standing under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

      (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

      (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

      (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

      (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

      (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

      (viii) The Master Servicer possesses all insurance required pursuant to
   Section 3.07(c) of this Agreement.

      (b) The representations and warranties of the Master Servicer set forth in
   Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

      (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

      Section 3.25 Representations and Warranties of the Special Servicer.

      (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

      (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

      (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

      (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

      (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

      (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

      (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

      (viii) The Special Servicer possesses all insurance required pursuant to
   Section 3.07(c) of this Agreement.

      (b) The representations and warranties of the Special Servicer set forth in Section 3.25(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

      (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.25(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.25(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

      Section 3.26 Certain Matters Regarding the Purchase of the Loan Group Trust Mortgage Loans.

      If, pursuant to Section 2.03, Section 3.19 and Section 9.01, any Loan Group Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Mortgage Note that was formerly part of the Trust Fund under the related Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan. Thereafter such Mortgage File shall be held by the holder of such purchased Mortgage Loan, as applicable, or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Groups.

      Section 3.27 Application of Default Charges.

      (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool (excluding any Mortgage Loan that is part of a Loan Group) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

      First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to the subject Mortgage Loan or REO Mortgage Loan and reimbursed in the related Collection Period;

      Second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the subject Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Charges collected with respect to the subject Mortgage Loan, would constitute Additional Trust Fund Expenses;

      Third, to reimburse the Trust for any interest on Advances paid to the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Third;

      Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid in the preceding twelve months with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth; and

      Fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11.

      (b) Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause First of subsection (a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause Second of subsection (a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

      (c) Any and all Default Charges that are actually collected with respect to any Serviced Loan Group or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default
Charges:

      First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

      Second, to pay to the Trustee or the Master Servicer, in that order, any interest due and owing to such party on any outstanding P&I Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

      Third, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Loan Group or REO Loan and that, if paid from a source other than such Default Charges collected with respect to such Loan Group, would constitute Additional Trust Fund Expenses;

      Fourth, to reimburse the Trust or any Companion Loan Noteholder for any interest on Advances paid to the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth or clause Third under Section 3.27(a);

      Fifth, to reimburse the Trust or any Companion Loan Noteholder for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid in the preceding twelve months with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fifth or clause Fourth under Section 3.27(a); and

      Sixth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to Section 3.11.

      Section 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.

      (a) With respect to any Mortgage Loans that provide for a "cash trap" provision whereby excess cash in an account controlled by the lender (i) is not released to the related Mortgagor and (ii) may, at the lender's discretion, be applied as a prepayment on the Mortgage Loan, the Master Servicer shall not apply any of such excess cash as prepayment of the related Mortgage Loan unless the Special Servicer consents.

      (b) In the event that a Servicing Advance made by the Master Servicer, the Special Servicer (if applicable) or the Trustee with respect to a Serviced Loan Group in accordance with this Agreement becomes a Nonrecoverable Advance, the Master Servicer (on behalf of the Trust Fund) shall seek reimbursement from the holders of the related Pari Passu Companion Loans (including, in the case of a holder that is a securitization trust, from general funds in the related collection account) for such holder's pro rata share (based on the principal balance of the applicable Pari Passu Companion Loan) of such Nonrecoverable Advance, but only to the extent such party is liable therefore under the terms of the related Co-Lender Agreement. To the extent that such amounts together with amounts from the Pool Custodial Account are insufficient to cover the whole Nonrecoverable Advance, the Master Servicer shall seek reimbursement for the full amount of such Nonrecoverable Advance from the holders of such Pari Passu Companion Loans (including any securitization trust) to the extent permitted under the related Co-Lender Agreement (including reimbursement out of general funds in the collection account established in connection with a securitization trust); provided that, subject to the provisions of the related Co-Lender Agreement, the allocation of such reimbursements among all holders of Loans in the related Loan Group (including any holder that is a securitization trust) shall be as nearly as possible pro rata (based on the principal balance of the related Loans).

      Section 3.29 Additional Matters with respect to the John Hancock Mortgage Loan.

      (a) In the event that the applicable Mortgage Loan Seller (a "Repurchasing Seller") with respect to the John Hancock Mortgage Loan repurchases its respective Mortgage Note(s) (a "Repurchased Note"), the provisions of this
   Section 3.29 shall apply, and each related Mortgage Loan Seller has agreed in the related Mortgage Loan Purchase Agreement as follows with respect to the servicing and administration of the John Hancock Mortgage Loan, in the event of such a repurchase unless and until such time as both related Mortgage Notes are repurchased or otherwise no longer part of the Trust, and the related successor holders thereof have entered into a servicing agreement with respect to such Mortgage Notes. For purposes of this Section 3.29, with respect to either GCFP or Lehman, "Mortgage Note" shall mean such Mortgage Loan Seller's interest in the related Mortgage Note (as defined in Article
   I).

      (b) Custody of and record title under the Loan documents with respect to the related Mortgage Loan shall be held exclusively by the Trustee as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

      (i) Payments from the related Mortgagor or any other amounts received with respect to each Mortgage Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest. Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust for the benefit of the Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, and any other amounts due to the Master Servicer or Special Servicer) to the Repurchasing Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the Repurchasing Seller and deposited and applied in accordance with this Agreement. In the event that such Mortgage Loan shall becomes an REO Loan, payments or any other amounts received with respect to such Mortgage Loan shall be collected and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest.

      (ii) In the event that the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under such Mortgage Loan at any particular time, the Repurchasing Seller shall receive from the Master Servicer an amount equal to the Repurchasing Seller's Repurchased Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to such Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Servicing Advances, interest on Servicing Advances, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the related Mortgage Notes), will be allocated between the holders of such Mortgage Notes pro rata based on their respective Repurchased Percentage Interest of such losses and expenses. In no event shall any costs, expenses, fees or any other amounts related to any Loan other than the John Hancock Mortgage Loan, as applicable, be deducted from payments or any other amounts received with respect to such Mortgage Loan and payable to the Repurchasing Seller. For purposes of this Section 3.29, "Repurchased Percentage Interest" shall mean the 50% interest of the applicable Mortgage Loan Seller in the related Mortgage Loan.

      (iii) Such Mortgage Loan shall be serviced for the benefit of each Repurchasing Seller and, if applicable, the Certificateholders pursuant to the terms and conditions of the Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if such Loan was a Serviced Pari Passu Companion Loan. For so long as the Mortgage Loan shall be serviced by the Master Servicer or the Special Servicer in accordance with the requirements of the Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer such Mortgage Loan consistent with the terms of this Agreement with respect to Serviced Loan Groups. The Repurchasing Seller shall not be permitted to terminate the Master Servicer or Special Servicer as servicer or special servicer of the related Repurchased Note. All rights of the mortgagee under such Mortgage Loan will be exercised by the Master Servicer or Special Servicer, on behalf of the Trust Fund to the extent of its interest therein and the Repurchasing Seller in accordance with this Agreement.

      (iv) Such Mortgage Loan shall, consistent with this Agreement, be serviced as if it were a Serviced Loan Group. Each Repurchasing Seller shall be treated hereunder as if it were a Companion Loan Noteholder on a pari passu basis. Funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the Mortgage Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of Companion Loans that are pari passu in right of payment. Compensation shall be paid to the Master Servicer and the Special Servicer with respect to the related Repurchased Note as provided in this Agreement with respect to a Serviced Pari Passu Companion Loan. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to make P&I Advances or, so long as no related Mortgage Note is part of the Trust, a Servicing Advance with respect to the related Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to the related Repurchased Note other than to deliver to the related Repurchased Noteholder any document required to be delivered to a Companion Loan Noteholder hereunder.

      (c) If either Mortgage Note is considered a Specially Serviced Loan, then both Mortgage Notes shall be a Specially Serviced Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee payable to the Special Servicer under the Agreement with respect to a Serviced Companion Loan.

      (d) If (A) the Master Servicer shall pay any amount to the Repurchasing Seller pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the Mortgage Loans and (B) such related payment is not received or collected by the Master Servicer, then the Repurchasing Seller will promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of the Mortgage Loans must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the Repurchasing Seller, and the Repurchasing Seller will promptly on demand by the Master Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Master Servicer shall have distributed to the Repurchasing Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Mortgagor or such other person or entity with respect thereto.

      (e) Subject to this Agreement, the Master Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mortgage Loan, and (ii) enforce the Loan documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer, or Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Repurchasing Seller, subject, however, to the terms of this Agreement.

      (f) In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Mortgage Loans as is consistent with this Agreement; and shall only be liable to the Repurchasing Seller to the extent set forth herein with respect to any holder of a Serviced Pari Passu Companion Loan.

      (g) In the event that the Trustee, the Master Servicer or the Special Servicer has made a Servicing Advance with respect to such Mortgage Loan which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the Repurchasing Seller shall reimburse the Trust in an amount equal to the Repurchased Percentage Interest of such Nonrecoverable Advance. Notwithstanding the foregoing, the Repurchasing Seller will not be obligated to reimburse the Trustee, the Master Servicer or the Special Servicer (and amounts due to the Repurchasing Seller shall not be offset) for Advances or interest thereon or any amounts related to Loans other than such Mortgage Loan or for P&I Advances or interest thereon with respect to such Mortgage Loan. To the extent that the Repurchasing Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the Repurchasing Seller shall receive a reimbursement from such recovery based on its Repurchased Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee's, the Master Servicer's or the Special Servicer's rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of the Repurchasing Seller shall not exceed an amount equal to its Repurchased Percentage Interest.

      (h) The Repurchasing Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

      (i) The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of the Repurchasing Seller as a holder of a pari passu interest in the Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the Mortgage Loans on the Mortgaged Properties and related collateral, any and all modifications, waivers, amendments or consents to or with respect to any Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the Mortgaged Property or Mortgaged Properties all in accordance with, and subject to, the terms of this Agreement. The Repurchasing Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to such Mortgage Loan; provided, however, that the Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity or take any action with the intent to cause and that actually causes, the Repurchasing Seller to be registered to do business in any state.

      Pursuant to the related Mortgage Loan Purchase Agreement, the Repurchasing Seller is required to deliver to the Master Servicer or the Special Servicer, as applicable the Loan documents related to the related Repurchased Note or related Repurchased Notes, as applicable, any Requests for Release and any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of the Mortgaged Properties or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

      Section 3.30 Litigation Control.

      (a) The Special Servicer shall, (1) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or Mortgagee, or the enforcement of the obligations of a Borrower, under the Mortgage Loan documents ("Trust-Related Litigation").

      (b) To the extent the Master Servicer is named in Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by Section 3.30(a), the Master Servicer shall (1) notify the Special Servicer of such Trust-Related Litigation within ten (10) days of the Master Servicer receiving service of such Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (3) seek to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (4) so long as the Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the Master Servicer and the Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the Master Servicer.

      (c) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct the Master Servicer's actions in Section 3.30(d), the Master Servicer shall retain the right to make determinations relating to claims against the Master Servicer, including but not limited to the right to engage separate counsel in the Master Servicer's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03. Further, nothing in this section shall require the Master Servicer to take or fail to take any action which, in the Master Servicer's good faith and reasonable judgment, may (1) result in an Adverse REMIC Event or (2) subject the Master Servicer to liability or materially expand the scope of the Master Servicer's obligations under this Agreement.

      (d) Notwithstanding the Master Servicer's right to make determinations relating to claims against the Master Servicer, the Special Servicer shall have the right at any time to (1) direct the Master Servicer to settle any claims brought against the Trust, including claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the Master Servicer relating to claims against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that (A) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the Master Servicer, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) the Master Servicer is and shall be indemnified pursuant to Section 6.03 hereof for all costs and expenses of the Master Servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (D) any such action taken by the Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (E) the Special Servicer provides the Master Servicer with assurance reasonably satisfactory to the Master Servicer as to the items on clauses (A), (B) and (C).

      (e) In the event both the Master Servicer and the Special Servicer or Trust are named in litigation, the Master Servicer and the Special Servicer shall cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in Section 3.30.

      (f) This Section 3.30 shall not apply in the event the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust.

      (g) Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually,
(ii) engage counsel to represent the Trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

      Section 3.31 The Swap Agreement.

      (a) The Trustee is hereby authorized and directed, not in its individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver the Swap Agreement on the Closing Date and to perform obligations as described herein with respect to the Swap Agreement. Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the Swap Agreement; provided that (i) payments to be made to the Swap Counterparty pursuant to Section 3.31(e) shall be made out of amounts allocable as interest (or, in the case of Class A-MFL Additional Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-MFL REMIC II Regular Interest and (ii) any termination payment owed to the Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty with respect thereto in connection with entering into a replacement interest rate Swap Agreement with the Trust (net of any costs or expenses incurred by the Trust in connection therewith), and the Trustee shall not be responsible for using its own funds in making such payments. Upon the Trustee entering into the Swap Agreement on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreement. In addition, the Trustee shall cause the Swap Counterparty to make the Swap Upfront Payment to an account designated by the Depositor or its affiliate on the Closing Date.

      (b) The Trustee shall confirm each value of LIBOR determined by the Swap Counterparty in accordance with the terms of the Swap Agreement promptly upon receiving written notice of such determination from the Swap Counterparty. Absent manifest error, the Swap Counterparty's determination of LIBOR shall be binding on the Trustee and the Class A-MFL Certificateholders.

      (c) By 5:00 p.m. (New York time) on the second Business Day prior to each Class A-MFL Swap Payment Date, the Trustee shall notify the Swap Counterparty of the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to the related Distribution Date. By 5:00 p.m. (New York time) on the Business Day prior to each Class A-MFL Swap Payment Date, based on the Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 4.02, the Trustee shall notify the Swap Counterparty, in writing of (i) the amount of any Yield Maintenance Charges and Prepayment Premiums distributable with respect to the Class A-MFL REMIC II Regular Interest for the related Distribution Date, and
(ii) the amount of interest distributable with respect to the Class A-MFL REMIC II Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date and required (or deemed) to be deposited into the Floating Rate Account;

      (d) Upon receiving written notice from the Swap Counterparty, on the Business Day prior to each Master Servicer Remittance Date, of the value of Class A-MFL Fixed Swap Payment, the Class A-MFL Floating Swap Payment, the Class A-MFL Net Fixed Swap Payment, if any, and the Class A-MFL Net Floating Swap Payment, if any, in each case with respect to the related Class A-MFL Swap Payment Date and the related Distribution Date, the Trustee shall promptly confirm each such amount and notify the Swap Counterparty of any incorrect amounts.

      (e) On each Class A-MFL Swap Payment Date, the Trustee shall remit the Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty, out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest in respect of the Class A-MFL REMIC II Regular Interest, in accordance with this Agreement and the Swap Agreement; provided that, upon and during the continuation of a Swap Default while the Trustee is pursuing remedies under the Swap Agreement pursuant to this Section 3.31, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. On each Class A-MFL Swap Payment Date, the Trustee shall remit the Class A-MFL Additional Fixed Swap Payment and the Class A-MFL Fixed Payer Shortfall Reimbursement Payment, in each case if any, to the Swap Counterparty, out of amounts on deposit in the Floating Rate Account that represent distributions of Yield Maintenance Charges and Prepayment Premiums in respect of the Class A-MFL REMIC II Regular Interest, in accordance with this Agreement and the Swap Agreement; provided that, upon and during the continuation of a Swap Default while the Trustee is pursuing remedies under the Swap Agreement pursuant to this Section 3.31, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Agreement, the Trustee shall deposit the same into the Floating Rate Account.

      (f) The Trustee shall at all times enforce the Trust's rights under the Swap Agreement in a commercially reasonable manner. In the event of a Swap Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-MFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders of at least 25% of the Class Principal Balance of the Class A-MFL Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Payments received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap Termination Payments, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates on the immediately succeeding Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor. In the event the Swap Counterparty is the defaulting party under the Swap Agreement, the Trustee, on behalf of the Trust, shall use reasonable efforts to obtain a replacement swap counterparty, subject to the limitations contained in this Section 3.31(f), provided that no costs or expenses incurred in connection therewith will be payable out of the Trust Fund, but shall be obligations of the Holders of the Class A-MFL Certificates.

The Trustee may undertake any action to enforce the rights of the Trust under the Swap Agreement solely at the direction of the holders of the Class A-MFL Certificates. In the event that the Trustee undertakes any such action to enforce the rights of the Trust under the Swap Agreement at the direction of the holders of the Class A-MFL Certificates, any amounts owing to the Trustee in respect of any losses, liabilities or expenses will not be payable from the Trust Fund or the Floating Rate Account, but will be obligations of the holders of the Class A-MFL Certificates. By their acceptance of a Class A-MFL Certificate, such Holder will be deemed to agree to satisfy such obligations when requested to do so by the Trustee. Further, the Trustee shall not be obligated to take any enforcement action with respect to the Swap Agreement unless it has received from the holders of the Class A MFL Certificates an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the Trust under the Swap Agreement. No such costs, expenses and/or liabilities shall be payable out of the Trust Fund.

      (g) Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Holders of at least 25% of the Class Principal Balance of the Class A-MFL Certificates not to enter into a replacement interest rate swap agreement, and a direction to the Trustee not to enter into a replacement interest rate swap agreement, and distribution of any Swap Termination Payments to the Holders of the Class A-MFL Certificates. Any Swap Default (or termination of the Swap Agreement) and the consequent Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

      (h) Upon any change in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depository of the change in payment terms.

      (i) In the event that the Swap Agreement is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-MFL Certificateholders, which notice shall include: "The Swap Agreement with respect to the Class A-MFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Prohibited Transaction Exemption will no longer apply to the Class A-MFL Certificates, effective 60 days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

      Section 3.32 Administration of Public Ledger Building Loan

      The Master Servicer and the Special Servicer hereby acknowledge that the Public Ledger Building Loan is secured by a Mortgaged Property which the related Mortgagor may convert to a condominium form of ownership and that in connection with such conversion and any subsequent sales and releases of condominium units, the Special Servicer shall have the right, subject to the Servicing Standard and the rights of the Directing Holder under this Agreement and the Mortgage Loan documents, to give any consent, approval or waiver required to be given by the "lender" in connection such conversion and subsequent release and sale; provided, that in connection with any such release and sale, the Special Servicer shall have the right only to determine that the criteria for such release and resale have been satisfied and shall not otherwise have discretion as to any purchaser, sale contract or sale price unless any such discretion would not constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b). With respect to the Public Ledger Building Loan which requires the lender to calculate closing costs in connection with determining the net sales proceeds of a condominium unit sale, if the Master Servicer is reviewing multiple sales contract for condominium unit sales relating to the Public Ledger Building Loan and such condominium unit sales are scheduled to close within a interest accrual period for the Public Ledger Building Loan, to the extent consistent with the Servicing Standard, the Master Servicer may average the aggregate closing costs associated with such condominium unit sales contracts and treat such average costs as the closing costs associated with each such condominium unit sales contract.

                                   ARTICLE IV

        PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

      Section 4.01 Distributions.

      (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(h) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions of the Available Distribution Amount from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

      (i) concurrently, (A) from that portion of the Sub-Pool 1 Available Distribution Amount, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date) up to an amount equal to all Distributable Certificate Interest for each such Class For such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates, (B) from that portion of the Sub-Pool 2 Available Distribution Amount, to the Class A-1-A Certificates, up to an amount equal to all Distributable Certificate Interest for such Class For such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates and (C) from the entire Available Distribution Amount, to the Class X Certificates, up to an amount equal to all Distributable Certificate Interest for each such Class For such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Sub-Pool) is insufficient to pay in full an amount equal to all Distributable Certificate Interest for each such Class, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class X Certificates of, up to, and pro rata as among such Classes in accordance with, the respective Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date;

      (ii)  (A) prior to the Cross-Over Date,

      (1) to distributions of principal to the Holders of the Class A-AB Certificates, in an amount (not to exceed the amount necessary to reduce the Class Principal Balance of the Class A-AB Certificates to the Class A-AB Planned Principal Balance for such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount remaining after making any distributions required pursuant to clause (7) below on such Distribution Date;

      (2) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance, to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause
            (7) below on such Distribution Date, less any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB Certificates pursuant to clause (1) above;

      (3) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB Certificates and the Class A-1 Certificates pursuant to clauses
            (1) and (2) above);

      (4) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause
            (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1 and Class A-2 Certificates pursuant to clauses (1), (2) and (3) above);

      (5) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-AB Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-AB Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3) and
            (4) above);

      (6) after the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been reduced to zero, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause
            (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above;

      (7) to distributions of principal to the Holders of the Class A-1-A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clauses (1), (2), (3), (4), (5) and (6) above on such Distribution Date; and

            (B) on or after the Cross-Over Date, to distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata, (based upon their respective outstanding Class Principal Balances) in an amount (not to exceed the aggregate Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the Adjusted Principal Distribution Amount for such Distribution Date until their respective outstanding Class Principal Balances have been reduced to zero;

      (iii) to distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1-A Certificates, pro rata, as among such Classes, in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

      (iv) to distributions of interest to the Holders of the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest, on a pro rata basis, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates and the Class A-MFL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (v) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1-A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest, on a pro rata basis, in an amount (not to exceed the Class Principal Balance of the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

      (vi) to distributions to the Holders of the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest, on a pro rata basis, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest and not previously reimbursed;

      (vii) to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (viii) after the aggregate Certificate Principal Balance of Class Principal Balance of the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest has been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holder of any Class of Certificates pursuant to any prior clause of this Section 4.01(a));

      (ix) to make distributions to the Holders of the Class A-J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (x) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (xi) after the Class Principal Balance of the Class A-J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

      (xii) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xiii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xiv) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xv) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xvi) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xvii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xviii) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xix) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xx) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxi) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxiii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxiv) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxv) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxvi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

      (xxvii) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxviii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxix) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxx) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxxi) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxxii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxxiii) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxxiv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxxv) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxxvi) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xxxvii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xxxviii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xxxix) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xl) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xli) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

      (xlii) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xliii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xliv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xlv) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xlvi) to make distributions of interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (xlvii) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (xlviii) to make distributions to the Holders of the Class O Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (xlix) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (l) after the Class Principal Balance of the Class O Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (li) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (lii) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (liii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (liv) to make distributions to the Holders of the Class Q Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (lv) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

      (lvi) after the Class Principal Balance of the Class Q Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

      (lvii) to make distributions to the Holders of the Class S Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

      (lviii) to the Holders of the Class R-II Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

      (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Net Prepayment Consideration actually collected on Mortgage Loans or REO Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(j), and shall distribute such amounts to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL REMIC II Regular Interest entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates and the Class A-MFL REMIC II Regular Interest for such Distribution Date.

      Any Net Prepayment Consideration distributed to the Class A-MFL REMIC II Regular Interest shall be deposited into the Floating Rate Account and shall be distributed to the Swap Counterparty pursuant to Section 3.31 for so long as the Swap Agreement is in effect and there is no Swap Default.

      Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest pursuant to the foregoing paragraph of this Section 4.01(b) shall be distributed to the Holders of the Class X Certificates.

      (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-II Certificateholders.

      (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

      (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

      (f) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

      (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

      (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject thereto.

      (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Swap Agreement and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof or any payments under the Swap Agreement to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

      (h) During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) in respect of its Corresponding Certificate, in each case allocable among the Corresponding Uncertificated Lower-Tier Interests, pro rata (except as set forth below), and the portion of the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) of the Class X Certificates that is attributable to such Uncertificated Lower-Tier Interest, in each case to the extent actually distributable thereon as provided in Section 4.01(a). All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, pro rata, based on the interest accrued on such Uncertificated Lower-Tier Interest at the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Corresponding Certificates.

      All distributions made in respect of any Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest set forth in the Preliminary Statement hereto.

      All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL REMIC II Regular Interest on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interests set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section 4.01(h) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Class of Uncertificated Lower-Tier Interests.

      (i) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Net Prepayment Consideration actually collected on the Mortgage Loans or any REO Mortgage Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Interest has been paid in full).

      (j) Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Net Prepayment Consideration, shall be distributed to the Holders of the Class R-I Certificates.

      (k) Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-MFL REMIC II Regular Interest shall be deposited (or deemed deposited) into the Floating Rate Account pending distribution thereof to the Class A-MFL Certificateholders and/or with respect to interest distributions, the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-MFL REMIC II Regular Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges and Prepayment Premiums) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of the Class A-MFL Swap Payment Date preceding such Distribution Date, and the Class A-MFL Net Fixed Swap Payment and other amounts due the Swap Counterparty will be withdrawn (or deemed to be withdrawn) from the Lower-Tier Distribution Account in respect of the Class LA-MFL Interest and from the Upper-Tier Distribution Account in respect of the Class A-MFL REMIC II Regular Interest and transferred to the Floating Rate Account on such Class A-MFL Swap Payment Date, and the balance of the amount distributable to Class A-MFL Certificateholders shall be transferred (or deemed to be transferred) to the Floating Rate Account on the related Distribution Date, with a credit for amounts that were so distributed on the Class A-MFL Swap Payment Date.

      Subject to Section 3.31, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-MFL Available Funds for such Distribution Date:

      (i) to make distributions of interest to the Holders of the Class A-MFL Certificates, up to the Class A-MFL Interest Distribution Amount for such Distribution Date;

      (ii) to make distributions of principal to the Holders of the Class A-MFL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-MFL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

      (iii) to reimburse the Holders of the Class A-MFL Certificates, until all amounts of all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full; and

      (iv) to the Holders of the Class A-MFL Certificates, any remaining amount.

      (l) For so long as the Swap Agreement is in effect and there is no Swap Default, all Yield Maintenance Charges and Prepayment Premiums allocable to the Class A-MFL REMIC II Regular Interest shall be paid to the Swap Counterparty pursuant to Section 3.31 and the terms of the Swap Agreement. However, during the occurrence of a Swap Default or if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Yield Maintenance Charges and Prepayment Premiums distributed to the Floating Rate Account with respect to the Class A-MFL REMIC II Regular Interest shall be distributed by the Trustee to the Holders of the Class A-MFL Certificates on the subject Distribution Date.

      (m) Any termination payments due to the Swap Counterparty under the Swap Agreement shall be payable solely, as contemplated by Section 3.31, out of any upfront payment made by a replacement swap counterparty and otherwise payable to the Depositor.

      Section 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.

      (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Directing Holder, each Rating Agency, the Swap Counterparty, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

      (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

      (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest allocable to Distributable Certificate Interest;

      (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

      (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

      (v) the total payments and other collections Received by the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the party receiving such fees and expenses) and if known, the general purpose of such fees and expenses and the Available Distribution Amount, Sub-Pool 1 Available Distribution Amount and Sub-Pool 2 Available Distribution Amount for such Distribution Date;

      (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or
   Section 4.03A(a);

      (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such unreimbursed Servicing Advances in accordance with Section 3.12(b) as of the close of business on such related Determination Date;

      (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

      (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

      (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and
   (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

      (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

      (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full),
   (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

      (xiii) with respect to any Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

      (xiv) with respect to any Mortgage Loan as to which an uncured and unresolved Material Breach or Material Document Defect is alleged to exist,
   (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Material Breach or Material Document Defect, as the case may be, and (D) the status of such Material Breach or Material Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the related Mortgage Loan Seller with respect thereto;

      (xv) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

      (xvi) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

      (xvii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

      (xviii) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest for such Distribution Date or the related Interest Accrual Period, as applicable;

      (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest;

      (xx) the Pass-Through Rate for each Class of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest for such Distribution Date;

      (xxi) the Principal Distribution Amount for such Distribution Date (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

      (xxii) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

      (xxiii) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

      (xxiv) the Class Principal Balance of each Class of Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest and the Notional Amount of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

      (xxv) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

      (xxvi) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period in accordance with Section 3.12(b), Section 4.03(d) and/or Section 4.03A(d);

      (xxvii) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

      (xxviii) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and
   (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

      (xxix) the original and then current credit support levels for each Class of Regular Interest Certificates;

      (xxx) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

      (xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and (B) since the Closing Date;

      (xxxii) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns;

      (xxxiii) the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date;

      (xxxiv) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee's reasonable judgment, be included on the Distribution Date Statement without undue difficulty; and

      (xxxv) the amounts received from or paid to the Swap Counterparty under the Swap Agreement.

      In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xvii), (xxi), (xxii), (xxvi), (xxvii), (xxviii), (xxxi) and (xxxii) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

      The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Directing Holder, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

      The Trustee's internet website shall initially be located at "www.etrustee.net" or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

      The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Directing Holder, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports in its possession, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

      The Master Servicer's internet website shall initially be located at "www.wachovia.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require, without limitation, the acceptance of a disclaimer, registration and a confidentiality agreement. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement.

      Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), any Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, any Mortgage Loan Seller, a third party or each other.

      Within a reasonable period of time after the end of each calendar year the Trustee shall send, upon request, to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums and Yield Maintenance Charges) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

      Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) [the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate)], (ii) [Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate)], and (iii) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

      Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

      If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

      The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

      The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

      (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, the Trustee shall make available on such Distribution Date to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans (including, without limitation, the Available Distribution Amount, the Sub-Pool 1 Available Distribution Amount and the Sub-Pool 2 Available Distribution Amount) as of the related Determination Date.

      In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

      Section 4.03 P&I Advances.

      (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto), first, by transferring to the Trustee for deposit in the Distribution Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Distribution Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 715-0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7768 or (704) 593-7761 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date.

      (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (except with respect to any Serviced Companion
Loan), in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by
(y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

      (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable Advance, as determined by the Master Servicer, the Special Servicer or the Trustee. The determination by the Master Servicer or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including any appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.19), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or Special Servicer's possession, as applicable), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The cost of an appraisal shall be paid by the Trust as an Additional Trust Fund Expense. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance, and the Master Servicer and the Trustee shall conclusively rely on any non-recoverability determination made by the Special Servicer (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person's determination, or to prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In addition, the Master Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

      (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this
Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and Section 3.05A.

      Section 4.03A. P&I Advances on the Loan Group Trust Mortgage Loans.

      (a) With respect to the P&I Advances and the Loan Groups, the Master Servicer shall make P&I Advances with respect to the related Loan Group Trust Mortgage Loans, but will not make P&I Advances with respect to the related Companion Loans.

      The Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on each Master Servicer Remittance Date in respect of the Loan Group Trust Mortgage Loans, by depositing into the related Loan Group Custodial Account (or in the case of any Loan Group Trust Mortgage Loan that is not a Serviced Loan, by depositing in the Pool Custodial Account), out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. P&I Advances with respect to any Loan Group Trust Mortgage Loan shall be made no later than 2:00 p.m., New York City time, on each Master Servicer Remittance Date. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Loan Group Trust Mortgage Loans (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. [(704) 715-0036] (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7768 or (704) 593-7761 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. The Trustee shall also provide a copy of such notice to the master servicer of the securitization holding the related Pari Passu Companion Loan, such obligation being contingent upon such master servicer having previously provided notice to the Trustee; provided, however that the Trustee has actual knowledge that the related Pari Passu Companion Loan is included in such securitization based upon a notice received from such master servicer. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto on the preceding Master Servicer Remittance Date.

      (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee, as the case may be, pursuant to the first paragraph of Section 4.03A(a) in respect of any Distribution Date shall, subject to Section 4.03A(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (and net of any servicing fees due to any related Lead Master Servicer or Subsequent Master Servicer) and any related Workout Fees, due or deemed due, as the case may be, in respect of the Loan Group Trust Mortgage Loans (including Balloon Loans delinquent as to their respective Balloon Payments) and any successor REO Loans to such Loans on their respective Due Dates during the related Collection Period, in each case, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Loan Group or REO Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Loan Group or REO Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of the Loan Group Trust Mortgage Loan(s) net of the portion of the applicable Appraisal Reduction Amount allocated to such Loan Group Trust Mortgage Loan(s), and the denominator of which is equal to the Stated Principal Balance of such Loan Group Trust Mortgage Loan(s) (or related Mortgage Loan or REO Mortgage Loan) or, with respect to any Non-Serviced Trust Loan, without regard to the balances of the related Pari Passu Companion Loans if the Lead Master Servicer has performed such calculations and reported the Appraisal Reduction Amount to the Master Servicer. For purposes of the preceding sentence Appraisal Reduction Amounts with respect to a Loan Group shall be applied first to the related Subordinate Companion Loan, if any, until its balance is reduced to zero and then, to the related Loan Group Trust Mortgage Loan and with respect to any other Loan Group including Pari Passu Companion Loans, if applicable, the related Pari Passu Companion Loan(s) pro rata, based on their respective outstanding principal balances (and, in the case of a Non-Serviced Loan Group, to the extent the Lead Master Servicer has not notified the Master Servicer that it previously applied such amounts).

      With respect to P&I Advances and the Non-Serviced Trust Loans, the Master Servicer and the Trustee shall be entitled to rely on the "appraisal reduction amount" calculated by the Lead Special Servicer or the Lead Master Servicer in accordance with the terms of the Lead PSA.

      (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03A with respect to Loan Group Trust Mortgage Loans, or related REO Loans if such P&I Advance would if made, constitute a Nonrecoverable P&I Advance, as determined by the Master Servicer, the Special Servicer or the Trustee. The determination by the Master Servicer or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to any Loan Group Trust Mortgage Loan, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to any Lead Master Servicer, any Lead Special Servicer, the Trustee, the Special Servicer on or prior to the next Master Servicer Remittance Date and to the Companion Loan Noteholders (and the related Subsequent Master Servicer, if applicable) for such Serviced Pari Passu Companion Loan and Lead Master Servicer, any Lead Special Servicer for a Non-Serviced Trust Loan within two Business Days after such determination was made, setting forth the basis for such determination, together with any other information that supports such determination, including except with respect to any Non-Serviced Trust Loan, any appraisal (which appraisal shall be an expense payable out of the related Loan Group Custodial Account or, if funds therein are insufficient therefor or in the case of a Non-Serviced Trust Loan, from the Pool Custodial Account) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession, as applicable), engineers' reports, environmental surveys and any similar reports that the Master Servicer or the Special Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer or the Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance to be made in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto, if made, would be a Nonrecoverable Advance, and the Master Servicer and the Trustee shall conclusively rely on any non-recoverability determination made by the Special Servicer (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person's determination, or to prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loan for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance or the Trustee shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In addition, the Master Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

      (d) The Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of a Loan Group Trust Mortgage Loan or related REO Loans under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03A has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that in no event shall interest so accrue on any P&I Advance in respect of a Loan Group Trust Mortgage Loan or related REO Loan as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and 3.05A.

      (e) With respect to any Non-Serviced Loan Group, if (1) the related Lead Master Servicer has determined that a proposed P&I Advance (as defined in the Lead PSA) with respect to the Non-Serviced Trust Loan or any related Pari Passu Companion Loan, if made, or any outstanding P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," and the related Lead Master Servicer has provided written notice of such determination to the Master Servicer, or (2) if the Master Servicer has determined that a P&I Advance with respect to the Non-Serviced Trust Loan would be a Nonrecoverable P&I Advance, then none of the Master Servicer and the Trustee shall make any additional P&I Advance with respect to the Non-Serviced Trust Loan until the Master Servicer has consulted with the Lead Master Servicer and they agree that circumstances with respect to such Loans have changed such that a proposed future P&I Advance would not be a "nonrecoverable advance." With respect to each Non-Serviced Trust Loan, if the Master Servicer has determined that a proposed P&I Advance with respect to such Loan, would be a Nonrecoverable Advance, the Master Servicer shall provide the Lead Master Servicer and any applicable Subsequent Master Servicer written notice of such determination within two Business Days after such determination was made.

      If the Trustee or the Master Servicer has received notice from Moody's, Fitch or S&P that the Master Servicer no longer has Moody's Approval or Fitch's Approval or is no longer on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, then such party shall promptly notify the other, the Special Servicer and the Lead Master Servicer or Subsequent Master Servicer of the same.

      If the Master Servicer has received notice that a Lead Master Servicer or a Subsequent Master Servicer no longer has Moody's Approval or Fitch's Approval or is no longer on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, then the Master Servicer shall not be required to abide by any determination of nonrecoverability by such Lead Master Servicer or Subsequent Master Servicer.

      For the purpose of this Section 4.03A(f), "Moody's Approval" means that a master servicer (1) is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch, or (2) is approved by Moody's.

      For the purpose of this Section 4.03A(f), "Fitch's Approval" means that a master servicer (1) is acting as master servicer in a commercial mortgage loan securitization that was rated by Fitch within the twelve month period prior to the date of determination, and Fitch has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch, or (2) is approved by Fitch.

      Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

      (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first), and then to the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest, on a pro rata basis, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the Uncertificated Lower Tier Interests pursuant to
Section 4.01, the Uncertificated Principal Balance of the Corresponding Uncertificated Lower Tier Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution D

      Section 4.05 Various Reinstatement Amounts.

      (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates. If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to the next succeeding Distribution Date; and then to the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest, on a pro rata basis; and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order, based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest immediately prior to such Distribution Date. Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest for such Distribution Date; and
(ii) added to the Class Principal Balance of such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest on any Distribution Date shall be a result of the collection of Recovered Amounts during the related Collection Period and the upward adjustment of the Adjusted Principal Distribution Amount for such Distribution Date as a result of such Recovered Amounts.

      (b) In addition, in connection with its reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest on any Distribution Date pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates and the Class A-MFL REMIC II Regular Interest through and including the end of the Interest Accrual Period for such Distribution Date if no Unfunded Principal Balance Reductions had resulted from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances relating to the Recovered Amounts associated with such reinstatement of outstanding principal. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest.

      (c) If the Class Principal Balance of any Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) or the Class A-MFL REMIC II Regular Interest is increased on any Distribution Date pursuant to
Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding Lower-Tier Regular Interest shall be deemed to have first been increased by the exact same amount. The amount of each such increase in the Uncertificated Principal Balance of a Lower-Tier Regular Interest on any Distribution Date shall be referred to herein as the "Lower-Tier Interest Principal Reinstatement Amount" in respect of such Lower-Tier Regular Interest for such Distribution Date.

      Section 4.06 Calculations.

      The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

      Section 4.07 Use of Agents.

      The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                    ARTICLE V

                                THE CERTIFICATES

      Section 5.01 The Certificates.

      (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Certificates (other than the Class R-I or Class R-II Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Notional Amount, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates, $1,000,000 in the case of the Class X Certificates, and $100,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 5%.

      (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      Section 5.02 Registration of Transfer and Exchange of Certificates.

      (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-GG9. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

      If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30-days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

      (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

      If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or, with respect to each Definitive Non-Registered Certificate other than the Class R-I and Class R-II Certificates, as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer (except in the case of the Class R-I and Class R-II Certificates, where the prospective Transferee must be a Qualified Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator or the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. A Transferee of an interest in the Rule 144A Global Certificate that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

      Any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred (such date of transfer, the "Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the applicable Class of Certificates and increase the denomination of the Regulation S Global Certificate for the applicable Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

      Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Release Date") which is 40 days after the Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

      Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the applicable Class being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G (with respect to Definitive Non-Registered Certificates) is acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

      (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Interest Certificate, except in the case of an initial transfer to an Underwriter or the Initial Purchaser or an affiliate thereof, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

            (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder."

      (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this
   Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

      (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record Holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and
   Section 10.01(h)(i).

      (iv) The provisions of this Section 5.02(d) set forth prior to this clause
   (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

            (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

            (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

      (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

      (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

      (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

      (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

      (k) With respect to any Class A-MFL Certificate that is a Definitive Certificate, no transfers of such Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholder to the Swap Counterparty). If requested, the Trustee shall promptly forward any such IRS Form received by the Trustee to the Swap Counterparty. Each such holder of any Class A-MFL Certificate that is a Definitive Certificate by its purchase of such Class A-MFL Certificate shall be deemed to consent to any IRS Form being so forwarded.

      Section 5.03 Book-Entry Certificates.

      (a) The Certificates (other than the Class R-I and Class R-II) shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Certificates (other than the Class R-I and Class R-II) initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates (other than the Class R-I and Class R-II) initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that only Investment Grade Certificates shall be sold in offshore transactions in reliance on Regulation S. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

      (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

      Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

      (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate which interests are transferable through the book-entry facilities of the Depository.

      Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.05 Persons Deemed Owners.

      Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

  THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                     HOLDER

      Section 6.01 Liability of Depositor, Master Servicer and Special
Servicer.

      The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

      Section 6.02 Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

      Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

      Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.24 (in the case of a successor or surviving Person to the Master Servicer) or
Section 3.25 (in the case of a successor or surviving Person to the Special Servicer), as applicable; provided, further, that for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Depositor shall have consented thereto (which consent shall not be unreasonably withheld), unless (x) the Master Servicer or the Special Servicer, as applicable, is the surviving Person of such merger, consolidation or transfer, (y) its personnel, as substantially constituted prior to such merger, consolidation or transfer, continues to be responsible for its obligations hereunder and (z) the Surviving Person has been and continues to be in compliance with its obligations hereunder.

      Section 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

      None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Serviced Loan Group is involved, such indemnity shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent not solely attributable to the Companion Loan in such Serviced Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor and such indemnity shall be deemed to not be "solely attributable" to a Companion Loan merely by virtue of an action being brought by or against the related Companion Loan Noteholder.

      None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Group is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if a Loan Group and/or the related Companion Loan Noteholders are involved, such expenses, costs and liabilities shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Companion Loan Noteholders, subject to the provisions of Section 8.05(c).

      Each Lead Master Servicer, Lead Special Servicer and any director, manager, member, officer, employee or agent of a Lead Master Servicer or Lead Special Servicer shall be indemnified and held harmless by the Trust Fund against the Trust Fund's pro rata share of any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim that (1) relates to the Lead PSA and/or this Agreement and (2) relates solely to the servicing of the applicable Non-Serviced Loan Groups, other than any losses incurred by reason of such Lead Master Servicer's or Lead Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Lead PSA.

      In the event that the terms of a Subsequent PSA (provided the Master Servicer and Special Servicer have been provided with a copy of such Subsequent
PSA) or Lead PSA provide for the indemnification of the Master Servicer and/or the Special Servicer, the Master Servicer and Special Servicer shall diligently pursue their rights under such Subsequent PSA or Lead PSA for the related trust's proportionate share of any indemnification sought by the Master Servicer or Special Servicer in connection with a Loan Group.

      Section 6.04 Resignation of Master Servicer and the Special Servicer.

      (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

      (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee and/or any Liquidation Fee (except as expressly contemplated by Section 3.11(b)), as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor. Notwithstanding anything to the contrary herein, the outgoing Special Servicer shall be entitled to 100% of any Liquidation Fee with respect to any Mortgage Loan as to which a Liquidation Event has occurred prior to the effective date of transfer to the successor Special Servicer.

      Section 6.05 Rights of Depositor, Trustee and the Companion Loan Noteholders in Respect of the Master Servicer and the Special Servicer.

      The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders (including any servicer on their behalf), upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

      Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

      The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

      Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

      The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

      Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

      The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

      Section 6.09 Termination and Designation of Special Servicer by the Directing Holder.

      The Directing Holder (except in the case of the Poipu Shopping Village Loan Group, the Sheraton Portland Loan Group and the Linden Park Loan Group) may (subject to the terms of any related Co-Lender Agreement) at any time and from time to time, without cause, terminate the existing Special Servicer and designate a replacement Special Servicer hereunder. In addition, with respect to each Mortgage Loan, the Directing Holder (subject to the terms of any related Co-Lender Agreement) may appoint a replacement Special Servicer for any existing Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer. With respect to each Loan Group, the rights of the Directing Holder or Controlling Class Directing Holder to terminate and/or appoint a replacement Special Servicer shall be limited to that Loan Group. With respect to the Merchandise Mart Loan Group, the Directing Holder may terminate the LDP-9 Special Servicer in accordance with Section 4(i) of the related Co-Lender Agreement. [With respect to the Poipu Shopping Village Loan Group, the Sheraton Portland Loan Group, the Linden Park Loan Group, Loan Group], only the Controlling Class Directing Holder may terminate the Special Servicer.]

      The Directing Holder or Controlling Class Directing Holder, as applicable, shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, and, if applicable, the Companion Loan Noteholders, and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If the Directing Holder has not replaced the Special Servicer within 30-days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Directing Holder and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by the Directing Holder or the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person, (3) confirmation that all out-of-pocket costs and expenses incurred in connection with the removal and replacement of a Special Servicer have been paid either by the removing party or the replacement Special Servicer and (4) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the resigning Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Loans (but only if and to the extent permitted by Section 3.11(b)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

      Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Directing Holder that are not paid by the replacement Special Servicer shall be paid by the Directing Holder. Notwithstanding anything herein to the contrary, the Directing Holder with respect to any Loan Group shall be permitted to replace the Special Servicer in accordance with this Agreement only with respect to such related Loan Group.

      Section 6.10 Master Servicer or Special Servicer as Owner of a
Certificate.

      The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Companion Loan Noteholders, if the Loan Groups are involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30-days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

      Section 6.11 Certain Powers of the Directing Holder.

      (a) The Directing Holder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with any Serviced Loan, subject to the consultation rights of certain holders of certain Companion Loans, as further set forth in Section 6.11(e) below. The Special Servicer will not be permitted to take any of the following actions unless and until it has notified the applicable Directing Holder in writing in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR DIRECTING HOLDER ACTION APPROVAL. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, THE SPECIAL SERVICER, MAY DELIVER A DEEMED APPROVAL NOTICE," and (b) if the Directing Holder fails to either approve or reject said approval action within such five Business Day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Special Servicer, delivers the approval action request to the Directing Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR APPROVAL ACTION. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE BUSINESS DAYS, SUCH APPROVAL ACTION WILL BE DEEMED APPROVED BY THE DIRECTING HOLDER," then, if the Directing Holder fails to approve or reject such approval action within such second five Business Day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Directing Holder's approval will be deemed to have been given:

      (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default or other enforcement action under the Loan documents;

      (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan (including any material term relating to insurance or any prohibition on additional debt other than a determination to allow a Mortgagor to maintain insurance with a Qualified Insurer rated at least "A" from S&P, "A2" from Moody's and if rated by Fitch, "A" from Fitch despite a higher standard in the related Loan documents);

      (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

      (iv) any acceptance of a discounted payoff of a Loan;

      (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

      (vi) any release of collateral for a Loan or any release of a Mortgagor or any guarantor under a Mortgage Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee), or upon satisfaction of, such Loan) (for the avoidance of doubt it is understood that the release of any reserve for the Mortgage Loans listed on Schedule X shall require the consent of the Controlling Class Directing Holder);

      (vii) any acceptance of substitute or additional collateral for a Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee));

      (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or consent to a transfer of the Mortgaged Property or interest in the Mortgagor (to the extent the mortgagee has the right to consent to such transfer);

      (ix) any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Loan;

      (x) any acceptance of a change in the property management company (provided that the unpaid principal balance of the related Mortgage Loan is greater than $5,000,000) or, if applicable, the hotel franchise for any Mortgaged Property;

      (xi) any extension of the maturity date of a Mortgage Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such Mortgage Loan;

      (xii) any determination by the Special Servicer pursuant to clause (b),
   (c) or (d) of the definition of "Specially Serviced Loan" that a Loan has become a Specially Serviced Loan;

      (xiii) any extension by the Special Servicer of the maturity date of a Performing Serviced Loan pursuant to Section 3.21(d); and

      (xiv) taking any action to enforce rights with respect to a mezzanine lender under the related Co-Lender Agreement;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Serviced Loan Group, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the applicable Directing Holder's response. As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

      In addition, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein subject to Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Directing Holder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as a Loan Group is involved, for review by the related Companion Loan Noteholders.

      The Special Servicer shall notify the applicable Directing Holder of any release or substitution of collateral for a Specially Serviced Loan even if such release or substitution is in accordance with such Loan.

      Any right to take any action, grant or withheld any consent or otherwise exercise any right, election or remedy afforded the Directing Holder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Directing Holder by written notice given to the Trustee or Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Directing Holder, any time period (exclusive or otherwise) afforded the Directing Holder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired.

      Notwithstanding anything herein to the contrary, if a Companion Loan Noteholder is a Directing Holder it shall be permitted to exercise the powers of a Directing Holder under this Agreement only with respect to its related Loan Group.

      With respect to a Tier 3 Loan Group, the Master Servicer or the Special Servicer, as applicable, will be required to obtain the consent of the related Subordinate Companion Loan Noteholder in connection with any amendment or modification to the related Loan Documents to the extent set forth in the related Co-Lender Agreement.

      With respect to the Victoria Ward Warehouse & Plaza Loan Group, the holder of the Victoria Ward Warehouse & Plaza Companion Loan will have the right to consult with the Special Servicer on a non-binding basis with respect to certain actions set forth in the related Co-Lender Agreement.

      (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Holder, as contemplated by Section 6.11(a) or any other provision of this Agreement, or any party having consultation rights under Section 6.11(e), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer or Master Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related Loan documents or the REMIC Provisions. Furthermore, the Special Servicer shall not be obligated to seek approval from the Directing Holder for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Loan if:

      (i) the Special Servicer has, as provided in Section 6.11(a), notified the applicable Directing Holder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Specially Serviced Loan; and

      (ii) for 60 days following the first such notice, such Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

      (c) The Directing Holder will have no liability to the Certificateholders (other than the Holders of the Controlling Class) or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Holder will not be protected against any liability to the Holders of the Controlling Class which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Holder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Holder or its representative do not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Directing Holder shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class; and (vi) the Directing Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Holder, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

      (d) The applicable Companion Loan Noteholders shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the related Loan Group Directing Holder or the Trustee with respect to the related Loan Group. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                   ARTICLE VII

                                     DEFAULT

      Section 7.01 Events of Default.

      (a) "Event of Default," wherever used herein, means any one of the following events:

      (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

      (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

      (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, the required payments to the applicable Companion Loan Noteholder on any Master Servicer Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the first Business Day after such remittance date; or

      (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice of such failure shall have been given to the Master Servicer by the Trustee or any other parties hereunder; or

      (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30-days (15 days in the case of payment of insurance premiums or the date on which any required insurance coverage terminates, if such premiums are not paid, whichever date is earlier) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by any Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30-days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and, if affected thereby, any Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

      (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the Companion Loan Noteholders and which breach continues unremedied for a period of 30-days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Companion Loan Noteholders (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30-days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and the Companion Loan Noteholders with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

      (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

      (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

      (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

      (x) one or more ratings assigned by Moody's to the Certificates has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), which Moody's has determined and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

      (xi) the Master Servicer or the Special Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be, and is not restored to such status on such list within 60 days;

      (xii) with respect to any Serviced Companion Loan (1) the Master Servicer has been removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer and any of the ratings assigned to any Companion Loan Securities have been qualified, downgraded or withdrawn in connection with such removal and the Master Servicer is not reinstated on such list within 60 days; or (2) a servicing officer of the Master Servicer obtains actual knowledge that the continuation of the Master Servicer in such capacity for such Serviced Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by Moody's to any Companion Loan Securities and such notice is not withdrawn within 60 days;

      (xiii) one or more ratings assigned by Fitch to the series 2007-GG9 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement has not been withdrawn within 60 days of the date a servicing officer obtained actual knowledge), and Fitch has given written notice to the Trustee that such action is solely or in material part a result of the Master Servicer or Special Servicer acting in that capacity;

      (xiv) the Master Servicer or the Special Servicer is downgraded below "CMS3" by Fitch or the Master Servicer or the Special Servicer is downgraded below "CSS3" by Fitch and such rating is not raised to at least "CMS3" or "CSS3," as applicable, within 60 days of the Master Servicer or the Special Servicer receiving notice of such downgrade; and

      (xv) the Master Servicer, or any primary servicer or Sub-Servicer appointed by the Master Servicer after the Closing Date (but excluding any Sub-Servicer set forth on Exhibit T or appointed pursuant to this Article
   VII), shall fail to deliver during any period in which the Trust is subject to the reporting requirements of the Exchange Act the items required to be delivered by this Agreement to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Exchange Act within the applicable grace period set forth in Article XI.

      When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

      (b) If any Event of Default described in clauses (i)-(ix), (xi), (xii),
(xiii) or (xiv) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, the right to the benefits of Section 6.03 notwithstanding any such termination, and with respect to the Special Servicer, the continuing right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(b) and any successor Special Servicer shall not be entitled to such Workout Fee received by the terminated Special Servicer).

      If any Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein, within 30-days following the occurrence of such Event of Default.

      From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate), the Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

      The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Distribution Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

      Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to the prior paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

      (c) In the case of an Event of Default under Section 7.01(a)(x), (xi),
(xii) or (xiv) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x), (xi) or (xiv)and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first.

      Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and
Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three
(3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids, in each case, subject to the rights of the Brokers to receive the Broker Strip Fees with respect to the Broker Strip Loans and subject to section 3.11(a): (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus one (1) basis point per Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.23 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

      Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

      The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

      If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

      (d) Other than with respect to any Loan which is serviced by the Primary Servicer (unless the Primary Servicer is in default under the related Primary Servicing Agreement and such default results in the ability to terminate the Primary Servicer under the provisions of the Primary Servicing Agreement) and notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects a Companion Loan Noteholder and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), or an Event of Default on the part of the Master Servicer occurs that affects only one or more of the Companion Loans, the Master Servicer may not be terminated in accordance with Section 7.01(b), but, at the direction of the related Companion Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30-days of the Trustee's request, a Sub-Servicer (or, if the Loan Groups are currently being sub-serviced, to replace, within 30-days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall satisfy all of the requirements set forth in
Section 3.23(a). Further, such Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the related Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that (i) such Sub-Servicing Agreement may be terminated without cause and without the payment of any fee and (ii) such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the applicable Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the related Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

      Section 7.02 Trustee to Act; Appointment of Successor.

      On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to
Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (except as set forth in Section 3.11(a) and Section 3.11(b)). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and
(ii) such appointee makes the applicable representations and warranties set forth in Section 3.24; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received in respect of a Loan Group to matters related to such Loan Group; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      Section 7.03 Notification to Certificateholders.

      (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Swap Counterparty and the Master Servicer shall give prompt written notice thereof to the Companion Loan Noteholders.

      (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Swap Counterparty, the Companion Loan Noteholders (to the extent the Trustee has received their respective contact information from the Master Servicer, who shall provide such information to the Trustee upon request) and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

      Section 7.04 Waiver of Events of Default.

      The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Companion Loan Noteholders (if adversely affected by such Event of Default), may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x), (xi) and (xii) of
Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

      The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default by the Master Servicer, but either a Companion Loan Noteholder (in each case if adversely affected thereby) does not wish to waive that Event of Default, then those Holders may still waive that default, and the applicable Companion Loan Noteholder, will be entitled to request that the Master Servicer appoint, within 60 days of the Companion Loan Noteholder's request, as applicable, a Sub-Servicer (or, if the applicable Loan Group is currently being subserviced, to replace, within 60 days of the Companion Loan Noteholder's request, the then-current Sub-Servicer (other than with respect to any Loan which is serviced by the Primary Servicer (unless the Primary Servicer is in default under the related Primary Servicing Agreement and such default results in the ability to terminate the Primary Servicer under the provisions of the Primary Servicing Agreement)) with a new Sub-Servicer) with respect to the applicable Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder in accordance with this Section
7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that (i) such Sub-Servicing Agreement may be terminated without cause and without the payment of any fee and (ii) such Sub-Servicer shall become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer (i) may be terminated without cause and without the payment of any fee and (ii) shall meet the requirements of Section 3.23. If any Sub-Servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder in accordance with this Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

      Section 7.05 Additional Remedies of Trustee Upon Event of Default.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Companion Loan Noteholders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

      Section 8.01 Duties of Trustee.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

      (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

      (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

      (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of any Directing Holder, Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

      (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

      Section 8.02 Certain Matters Affecting Trustee.

      Except as otherwise provided in Section 8.01 and Article X:

      (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

      (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be under any obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it expects, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty or any other party or it has received an indemnity or assurance of payment satisfactory to the Trustee from the Holders of the Class A-MFL Certificates; except as provided in Section 10.01, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

      (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

      (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

      Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

      The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee, and the Trustee shall not assume any responsibility for their correctness. Except as expressly set forth in Section 8.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

      Section 8.04 Trustee May Own Certificates.

      The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee or such agent.

      Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.

      (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

      (b) The Trustee (whether individually or in its capacity as Trustee) and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

      (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

      (d) The Trustee shall indemnify and hold harmless the Trust Fund and the Swap Counterparty against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

      Section 8.06 Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa3" by Moody's, AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the Trustee is rated at least "A-1" by S&P) and "AA-" by Fitch Ratings (or "A+" by Fitch Ratings if the short-term unsecured debt rating of the Trustee is rated at least "F-1" by Fitch Ratings) (or, in the case of each Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

      Section 8.07 Resignation and Removal of Trustee.

      (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

      (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

      (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee).

      (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

      (f) Following the Closing Date, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee may not appoint any sub-servicer that is or could become a Reporting Servicer without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

      Section 8.08 Successor Trustee.

      (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

      (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

      (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders.

      (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by
Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section 8.07(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with Section 8.07(a) or has been removed in accordance with Sections 8.07(b); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

      Section 8.09 Merger or Consolidation of Trustee.

      Any entity into which the Trustee may be merged or converted, or with which the Trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided (i) such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, and (ii) for so long as the Trust is subject to the reporting requirements of the Exchange Act, shall have been consented to by the Depositor (which consent shall not be unreasonably withheld) without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.10 Appointment of Co-Trustee or Separate Trustee.

      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

      Section 8.11 Appointment of Custodians.

      The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

      Section 8.12 Appointment of Authenticating Agents.

      (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

      (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30-days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

      Section 8.13 Appointment of Tax Administrators.

      (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

      (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

      (c) Any Tax Administrator appointed in accordance with this Section 8.13 may at any time resign by giving at least 30-days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

      Section 8.14 Access to Certain Information.

      (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

      (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Directing Holder and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all annual statements delivered to the Trustee since the Closing Date pursuant to
Section 11.09 and Section 11.10; (v) all annual independent public accountants' servicing reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date pursuant to Section 11.11; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.21; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

      (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

      Section 8.15 [Reserved].

      Section 8.16 Representations and Warranties of Trustee.

      (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

      (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

      (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

      (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

      (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

      (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

      (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

      (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

      (b) The representations and warranties of the Trustee set forth in Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

      (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX

                                   TERMINATION

      Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

      Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, any Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and
(y) the aggregate Appraised Values of any REO Properties then included in the Lower-Tier REMIC (or beneficial interest in an "REO Property" under the Lead
PSA), minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.12(b) and, in the case of the Master Servicer, Section 4.03(d) or Section 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC; and (ii) to the Trustee, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      Each of the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the Depositor, Greenwich Capital Financial Products, Inc. or the Master Servicer, in that order of priority (with the Special Servicer having the most senior priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead
PSA) remaining in the Lower-Tier REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Loans at the time of such election is less than 1% of the Initial Trust Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30-days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's or the Depositor's purchase of all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Loan Group REO Properties are being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property (or beneficial interest in an "REO Property" under the Lead PSA) shall initially be deposited into the related Loan Group Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Loan Group Remittance Date from the Pool Custodial Account or from the applicable Loan Group Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account or the applicable Loan Group Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.26, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor, as applicable, the Mortgage Files and the Servicing Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Serviced Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this
Section 9.01 is a Serviced Loan Group Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26 hereof.

      Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero and the then outstanding Certificates (excluding the Residual Interest Certificates) are held by a single Certificateholder, such sole remaining Certificateholder (the "Sole Certificateholder") shall have the right to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Trust Fund as contemplated by clause (ii)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Companion Loan Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties (or beneficial interest in an "REO Property" under the Lead PSA) relates to a Loan Group. Such Sole Certificateholder, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee pursuant to
Section 3.05(a) or Section 3.05A, as applicable, or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee for its benefit an amount, in immediately available funds, equal to $5,000 (five thousand dollars). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to such Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under the Lead PSA) and shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than maintenance of books and records and the preparation and filing of final tax returns) shall terminate. Any transfer of the Mortgage Loans, except in the case of Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing released basis; and the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Trust Fund for an amount equal to the unpaid principal balance, plus accrued unpaid interest of the Mortgage Loans and the fair market value of any defaulted Mortgage Loans or REO Property (or beneficial interest in an "REO Property" under the Lead PSA), without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with Section 4.01.

      For purposes of this Section 9.01 and Section 9.02 and any Loan Group, (i) references to purchase of an REO Property or Properties shall mean purchase of the Trust Fund's interest in such REO Property or Properties and (ii) the Appraised Value of any REO Property refers to the Appraised Value of the Trust Fund's interest in such REO Property, which (1) in the case of a Loan Group that does not have any Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Appraised Value of such REO Property and (2) with respect to a Loan Group comprised of one or more Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Trust Fund's proportionate share of the Appraised Value of such REO Property without taking into account the interest of any related Subordinate Companion Loan.

      Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Companion Loan Noteholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property (or beneficial interest in an REO Property under the Lead PSA) remaining in the Lower-Tier REMIC, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

      Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and/or Yield Maintenance Charges, shall be allocated in the order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

      Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Distribution Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL REMIC II Regular Interest in accordance with Section 4.01(b).

      Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

      All actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this Section
9.01 shall be deemed to have been distributed first from the Lower-Tier REMIC to the Upper-Tier REMIC and from the Upper-Tier REMIC to the Floating Rate Account in accordance with Section 4.01(h), Section 4.01(k) and Section 4.01(b).

      Section 9.02 Additional Termination Requirements.

      (a) If the Depositor, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event:

      (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property (or beneficial interest in an "REO Property" under the Lead PSA) remaining in the Lower-Tier REMIC;

      (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Master Servicer, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

      (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

      (b) In the event the Trust Fund is to be terminated while the Swap Agreement is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement shall be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-MFL Certificates as contemplated by
Section 9.01, shall pay the Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty.

      (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

      Section 10.01 REMIC Administration.

      (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

      (b) The Uncertificated Lower-Tier Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier REMIC. The Regular Interest Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Upper-Tier REMIC. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Lower-Tier REMIC or the Upper-Tier REMIC (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

      (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

      (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

      (e) For purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Rated Final Distribution Date is hereby designated the "latest possible maturity date" of each Class of Regular Interest Certificates (exclusive of the Class A-MFL Certificates), the Class A-MFL REMIC II Regular Interest and its Corresponding Uncertificated Lower-Tier Interest or Interests.

      (f) Except as otherwise provided in Section 3.18(a) and subsections (i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trust Assets), unless otherwise provided in Section 10.01(i) or 10.01(j)).

      (g) Within 30-days after the Closing Date, the Tax Administrator shall obtain a taxpayer identification number on Form SS-4 for each REMIC Pool and prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

      (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

      (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC Pool as a REMIC, or (ii) except as provided in Section 3.18(a), result in the imposition of a tax upon either REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.18(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to either REMIC Pool or the Grantor Trust, or causing either REMIC Pool or the Grantor Trust to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or Adverse Grantor Trust Event. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

      (j) If any tax is imposed on either REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to either REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; or (v) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

      (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

      (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to either REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either REMIC Pool, (C) the termination of either REMIC Pool pursuant to
Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for either REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (n) Except as permitted by Section 3.18(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either REMIC Pool will receive a fee or other compensation for services nor permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      Section 10.02 Grantor Trust Administration.

      (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Class A-MFL Certificates are issued.

      (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

      (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041 or such other form as may be applicable under the Grantor Trust Provisions, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Class A-MFL Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes and compliance with the administration and reporting duties under the Grantor Trust Provisions, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this
Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

      (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.02(c).

      (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Depositor, the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall vary the investment of the beneficial owners in the assets of the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return or knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

      (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; (v) the Depositor, if such tax arises out of or results from a breach by the Depositor of any of its obligations under Section 10.02; or (vi) the portion of the Trust Fund constituting the Grantor Trust in all other instances..

      (g) The Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust that holds the Swap Agreement on an IRS Form W-9 to the Swap Counterparty as soon as possible after the Swap Agreement is entered into (but no later than the first payment date under the Swap Agreement; provided that the Trustee has received the applicable taxpayer identification number from the IRS by such date (and the Trustee is obligated to use its best efforts to obtain such taxpayer identification number from the IRS by such date)) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holders of the Class A-MFL Certificates shall be obligated pursuant to this Agreement to provide applicable certification to the Trustee (with copies sent or faxed directly from such Certificateholder to the Swap Counterparty) to enable the Trustee to make payments to the holders of the Class A-MFL Certificates without federal withholding or backup withholding, and (iii) as authorized by the holders of the Class A-MFL Certificates under this Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested.

                                   ARTICLE XI

             EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

      Section 11.01 Intent of the Parties; Reasonableness.

      The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 11.09, Section 11.10 and Section 11.11 will continue to be required regardless of whether any other reports are required to be delivered hereunder. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Trustee, as applicable, to deliver to the Depositor (including any of its assignees or designees who assumes its obligations hereunder), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Sub Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements. For purposes of this Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder may but shall not be required to bring any legal action against such third party in connection with such obligation.

      Section 11.02 Succession; Subcontractors.

      (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07) in connection with the succession to the Master Servicer, the Special Servicer or any Sub-Servicer, Additional Servicer or Primary Servicer as servicer or sub-servicer (to the extent such servicer or sub-servicer is a "servicer" as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer or such Sub Servicer, Additional Servicer or Primary Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer or any such Sub-Servicer, Additional Servicer or Primary Servicer, the Master Servicer (other than if pursuant to an appointment under Section 7.01 or 7.02) and Special Servicer shall provide to the Depositor, at least five (5) calendar days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor servicer reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

      (b) Each of the Master Servicer, the Special Servicer, the Additional Servicer, the Primary Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer, the Primary Servicer, each Additional Servicer, the Trustee and each Sub-Servicer, for purposes of this paragraph and the following paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by such Servicer, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicer shall use commercially reasonable efforts to cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of
Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible for obtaining (but as to Sub-Servicers on Exhibit T or any Sub-Servicers appointed pursuant to Article VII that the Master Servicer must retain, the Master Servicer shall only be responsible for using commercially reasonable efforts to obtain) from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

      (c) For so long as the Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Sub-Servicer and Subservicing Agreement. No Subservicing Agreement (other than such agreements set forth on Exhibit T hereto) shall be effective until [five (5)] Business Days after such written notice is received by the Depositor and the Trustee. Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 11.07 (if such reports under the Exchange Act are required to be filed under the Exchange Act).

      (d) For so long as the Trust is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 11.04) in connection with the succession to the Trustee as Trustee or co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall provide to the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 11.07, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

      Section 11.03 Filing Obligations.

      (a) The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05 and 11.07, the Trustee shall prepare for execution by the Depositor any Forms 10-D, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

      (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination notify the Depositor. In the case of Forms 10-D and 10-K, the Depositor and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K or Form 10-K needs to be amended, the Trustee will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Trustee to prepare any necessary Form 8-K/A or Form 10-K/A. In the event that any previously filed Form 10-D needs to be amended, the Trustee shall notify the Depositor, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11.
Neither the Depositor nor the Trustee shall have any responsibility to notify the Master Servicer, the Special Servicer or any other applicable party of such party's failure to observe the applicable deadlines in the performance of its duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and
11.11 or the beginning of any grace period under such Sections, prior to such failure becoming an Event of Default pursuant to Section 7.01(a)(xiii). Further, the Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.04 Form 10-D Filings.

      (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. A duly authorized representative of the Depositor shall sign each Form 10-D filed on behalf of the Trust. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit P to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

      For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit P hereto, shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party) in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit P hereto shall include with such Additional Form 10-D Disclosure application to such party and shall use its commercially reasonable efforts to cause each Subservicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit S and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

      (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review. Within two Business Days after receipt of such copy, but no later than the 9th calendar day after the related Distribution Date or, if the 9th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. Within two Business Days after receipt of such copy, but no later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.:
(203) 618-2132. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.04 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
11.04. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.05 Form 10-K Filings.

      (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

      (i) an annual compliance statement for each Certifying Servicer and each Additional Servicer engaged by each Certifying Servicer, as described under
   Section 11.09,

      (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 11.10, and

            (B) if any such report on assessment of compliance with Servicing Criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with Servicing Criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,

      (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 11.11, and

            (B) if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and

      (iv) a certification in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

      Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit Q to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

      For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 10 (with a 5 calendar day grace period), commencing in March 2008, (i) the parties listed on Exhibit V hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Trustee and the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit Q applicable to such party, (ii) the parties listed on Exhibit Q hereto shall include with such Additional Form 10-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit S, and
(iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

      After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review no later than 6 Business Days prior to the 10-K Filing Deadline. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes or approval to such Form 10-K. No later than 5:00 EST on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.:
(203) 618-2132. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure or receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.06 Sarbanes Oxley Certification.

      Each Form 10-K shall include a Sarbanes Oxley Certification in the form attached as Exhibit M required to be included therewith pursuant to the Sarbanes Oxley Act. The Trustee, the Master Servicer and the Special Servicer shall, and each such party shall use commercially reasonable efforts to cause each Servicing Function Participant and Additional Servicer hired by it to, provide to the Person who signs the Sarbanes Oxley Certification (the "Certifying Person"), by March 10 (with a 5 calendar day grace period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit N-1, N-2 or N-3, as applicable (the "Performance Certification"), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that any Serviced Companion Loan is deposited into a commercial mortgage securitization (an "Other Securitization"), each Reporting Servicer shall provide to the Person who signs the Sarbanes Oxley back-up certification with respect to an Other Securitization a certification (which shall address the matters contained in the Sarbanes-Oxley Certification, but solely with respect to the related Serviced Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Mortgage Loan serviced under the Lead PSA, the Master Servicer will use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification similar in form and substance to the applicable Performance Certification from the related Lead Master Servicer, the related Lead Special Servicer and the related Lead Trustee. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust and may be contacted at Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub servicing or primary servicing agreement, as the case may be.

      Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section
11.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 11.11.

      Notwithstanding the foregoing, without limiting the requirements of the Exchange Act, nothing in this Section shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer, Additional Servicer or any other third party retained by it that is not a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Article
VII), (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

      Section 11.07 Form 8-K Filings.

      Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit R to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

      For so long as the Trust is subject to the reporting requirements of the Exchange Act reporting requirements, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), no later than noon (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit R hereto shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Trustee and such providing parties any Form 8-K Disclosure Information described on Exhibit R as applicable to such party, if applicable, (ii) the parties listed on Exhibit R hereto shall include with such Additional Form 8-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit S, and
(iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

      After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review no later than 12:00 P.M. (New York City time) on the 3rd Business Day after the Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K, to the extent such Form 8-K has been prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure or receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.08 Form 15 Filing.

      On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension and Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the beginning of any fiscal year for the Trust occurring after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to
Section 11.04, Section 11.05 and Section 11.07; provided that if the Trustee recommences the preparing and filing of Exchange Act reports, it may, as soon as permitted by the Exchange Act, file another Form 15 Suspension Notification.

      Section 11.09 Annual Compliance Statements.

      The Master Servicer, the Special Servicer and the Trustee shall, and the Master Servicer or Special Servicer shall use commercially reasonable efforts to cause each Additional Servicer, Servicing Function Participant and Primary Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (each of the Master Servicer, the Special Servicer, the Primary Servicer and any Additional Servicer or Servicing Function Participant, a "Certifying Servicer") to, deliver to the Depositor and the Trustee on or before March 10 (with a 5 calendar day grace period) of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer or Servicing Function Participant or the Primary Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement in all material respects, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer, a Servicing Function Participant and the Primary Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause the Primary Servicer and each Additional Servicer and Servicing Function Participant hired by it to, forward a copy of each such statement to the Rating Agencies and the Directing Holder. Promptly after receipt of each such Officer's Certificate, the Depositor may review each such Officer's Certificate and, if applicable, consult with the Master Servicer or the Special Servicer, as applicable, as to the nature of any failures by such Certifying Servicer with which the Master Servicer, the Special Servicer or the Trustee, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any Certifying Servicer's obligations hereunder or under the applicable sub servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer's Certificate is required to be delivered. None of the Certifying Servicers shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April 15, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust from the preceding calendar year. No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

      In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and the Master Servicer shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section
11.09 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

      Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria.

      (a) On or before March 10 (with a 5 calendar day grace period) of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and the Master Servicer and Special Servicer shall cause (or, in the case of a Servicing Function Participant or Additional Servicer that is a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) each Servicing Function Participant and Additional Servicer hired by it and the Primary Servicer (each Master Servicer, the Special Servicer, the Trustee, the Primary Servicer and any Servicing Function Participant and Additional Servicer, as the case may be, a "Reporting Servicer") to furnish, to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

      (b) On the Closing Date, the Master Servicer, the Special Servicer and the Trustee each acknowledge and agree that Exhibit O sets forth the Relevant Servicing Criteria for such party.

      (c) No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor as to the name of each Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, shall also at such time include (or, in the case of a Servicing Function Participant that is a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Article VII, shall also at such time use commercially reasonable efforts to include) the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

      (d) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the applicable Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

      (e) In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, in the case of a Servicing Function Participant that is a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide, and the Master Servicer shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

      Section 11.11 Annual Independent Public Accountants' Servicing Report.

      On or before March 10 (with a 5 calendar day grace period) of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall cause and the Master Servicer, the Special Servicer and the Trustee shall cause (or, in the case of a Servicing Function Participant or Additional Servicer that is a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer and each Servicing Function Participant and Additional Servicer hired by it to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or the applicable Servicing Function Participant or Additional Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies and the Directing Holder (in the case of the Master Servicer and the Special Servicer), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1 02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

      Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or any Servicing Function Participant or Additional Servicer, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or any Servicing Function Participant or Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's, the Primary Servicer's or the applicable Servicing Function Participants' or Additional Servicer's obligations hereunder or under the applicable sub servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of
Section 11.10 and notify the Depositor, the Master Servicer and the Special Servicer of any exceptions.

      Section 11.12 Indemnification.

      Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI to deliver any reports or other information required hereunder to the Trustee and/or the Depositor after expiration of any applicable cure or grace periods.

      The Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause the Primary Servicer, each Additional Servicer and each Servicing Function Participant hired by it to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide to the Depositor and Trustee any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub servicing or primary servicing agreement or (ii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a "servicer" pursuant to Section 11.02(c).

      If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer, the Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Sections 11.06, 11.09, 11.10 or
11.11 (or breach of its obligations under the applicable sub servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer and Special Servicer shall use commercially reasonable efforts to cause the Primary Servicer and each Additional Servicer or Servicing Function Participant hired by it to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

      Section 11.13 Amendments.

      This Article XI may be amended by the parties hereto pursuant to Section
12.07 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 11.09, Section 11.10 and Section 11.11 will continue to be required regardless of any amendment to this Agreement.

      Section 11.14 Regulation AB Notices.

      With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to this Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 12.05, via facsimile to Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.:
(203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.:
(203) 618-2132.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      Section 12.01 Amendment.

      (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the Grantor Trust Provisions or REMIC Provisions if the Grantor Trust Provisions or REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC Pool or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or the Grantor Trust or to facilitate administration of and reporting duties with respect to the Grantor Trust in accordance with the Grantor Trust Provisions; or (vii) as provided in
Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii),
(iv), (v), (vi) and (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Noteholders, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a Class of Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to such Class of Certificates or Companion Loan Securities; and provided, further, that such amendment shall not significantly change the activities of the Trust; and provided, further, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; and provided, further, no amendment may be made that adversely affects in any material respect the interests or rights of the Swap Counterparty without the consent of the Swap Counterparty.

      (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to the Companion Loan Noteholders, without the consent of the affected Companion Loan Noteholders, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Companion Loan Noteholders in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the affected Companion Loan Noteholders, as the case may be, (iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this Section 12.01, without the consent of the Holders of all Certificates then outstanding and the consent of the affected Companion Loan Noteholders, (v) modify the provisions of Section 3.21 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders,
(vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding or modify the rights of the Companion Loan Noteholders to consent or not object to any particular action pursuant to any provision of this Agreement without the consent of all affected Companion Loan Noteholders or (vii) adversely affect in any material respect the interests or rights of the Swap Counterparty without the consent of the Swap Counterparty. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

      (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC Pool pursuant to the REMIC Provisions, cause either REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a Grantor Trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 12.01.

      (d) Promptly after the execution of any such amendment, the Trustee shall send electronically (and make available on its website) a copy thereof to each Certificateholder, the Companion Loan Noteholders and the Swap Counterparty.

      (e) It shall not be necessary for the consent of Certificateholders or the affected Companion Loan Noteholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the affected Companion Loan Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

      (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Distribution Account, in the case of the Trustee, pursuant to Section 3.05(b).

      Section 12.02 Recordation of Agreement; Counterparts.

      (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Companion Loan Noteholders, out of the related Loan Group Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

      (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 12.03 Limitation on Rights of Certificateholders and the Companion Loan Noteholders.

      (a) The death or incapacity of any Certificateholder or any Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or such Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) The Certificateholders and the Companion Loan Noteholders (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) Neither any of the Certificateholders nor the Companion Loan Noteholders shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 12.04 Governing Law; Consent to Jurisdiction.

      This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer and the Trustee each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 12.05 Notices.

      Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP 4, Charlotte, North Carolina 28262-1075, Attention:
Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust, Series 2007-GG9; Telecopy No.: (704) 715-0036; (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon III, Esq., facsimile number: (305) 695-5601 and Attention: Javier Benedit, facsimile number: (305) 695-5199, with copies to Bilzin Sumberg Baena Price & Axelrod, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131, Attention: Alan Kazan, facsimile number: (305) 351-2229; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-GG9, facsimile number: (312) 904-1085; (v) in the case of the Underwriters, (A) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.:
(203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.:
(203) 618-2132; (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks Garriott, Telecopy No.: (212) 346-3594, with a copy to: Goldman, addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks Garriott, fax number: (212) 346-3594, with a copy to: David Stiepleman, Esq., fax number: (212) 428-3141;
(C) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Anthony Sfarra, Telecopy No.: (212) 507-4011, with a telecopy to Michelle Wilke, Esq., Telecopy No.: (212) 296-3146; (D) to Banc of America Securities LLC, 214 N. Tryon Street, Charlotte, North Carolina 28255, Attention: John S. Palmer, Telecopy No.: (704) 386-1094, with a copy to Paul Kurzeja, Telecopy No.: (704) 409-0267; (E) Wachovia Capital Markets, LLC, 301 S. College Street, TW-16 NC0166, Charlotte, NC 28288-0166,
Attention: Royer Culp, Telecopy No.: (704) 715-0066, with a telecopy to Lars Carlsten, Esq., Telecopy No.: (704) 715-0066; and (F) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010,
Attention: Jeffrey Altabef, Telecopy No.: (212) 743-5227, with a copy to Tessa Peters, Esq., Legal Compliance Department, Telecopy No.: (917) 326-7805; (vi) in the case of the Rating Agencies, (A) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, Telecopy No.: (212) 438-2662; (B) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, Telecopy No.: (212) 553-1350; and (C) Fitch Ratings, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgage Surveillance, Telecopy No.: (212) 635-0466; (vii) in the case of the Companion Loan Noteholders, to their addresses as set forth in or notified to the parties hereto pursuant to, the related Co-Lender Agreement; (viii) in the case of the initial Controlling Class Directing Holder, LNR Securities Holdings LLC, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139,
Attention: Steven N. Bjerke, Telecopy No.: (305) 695-5449; and (ix) in the case of the Mortgage Loan Sellers, (A) Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134, with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Emily Brooks Garriott, Telecopy
No.: (212) 346-3594, with a copy to: David Stiepleman, Esq., Telecopy No.:
(212) 428-3141; and (C) Lehman Brothers Holdings, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner, Telecopy No.: (646) 758-4203; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

      Section 12.06 Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 12.07 Grant of a Security Interest.

      The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law.

      Section 12.08 [Reserved].

      Section 12.09 Successors and Assigns; Beneficiaries.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.23(d) and, in the case of a Mortgage Loan Seller, to terminate the Trust Fund pursuant to
Section 9.01.

      Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.23, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 12.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 12.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 12.09.

      The Companion Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Companion Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein.

      Each Lead Master Servicer, Lead Special Servicer and Lead Trustee shall be third party beneficiaries to this Agreement solely with respect to (i) the reimbursement of nonrecoverable advances made by such party under the Lead PSA, as provided in Section 3.05 hereof and (ii) the indemnification of the Lead Master Servicer, Lead Trustee and Lead Special Servicer, as provided in Section 6.03.

      Any Subsequent Master Servicer and Subsequent Trustee shall be a third party beneficiary to this Agreement solely with respect to the recoverability of any back-up P&I Advances pursuant to Section 3.05A, and to the extent required under the related Co-Lender Agreement.

      Each of the Master Servicer and the Special Servicer acknowledges that upon the securitization of a Serviced Pari Passu Companion Loan, the Subsequent Trustee will be the owner of such Mortgage Note and that, pursuant to the Subsequent PSA, the Subsequent Master Servicer will be entitled to enforce the rights of the Subsequent Trustee with respect to such Loan under the related Co-Lender Agreement and this Agreement.

      In the event that one, but not both, of the Mortgage Notes with respect to the John Hancock Mortgage Loan are repurchased, the holder of the repurchased Mortgage Note shall be a third party beneficiary of this Agreement to the same extent as if they were Companion Loan Noteholders, as contemplated by Section 3.29.

      The Swap Counterparty is an intended third-party beneficiary in respect of the rights afforded it under this Agreement, subject to the limited recourse provisions in the Swap Agreement.

      This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

      Section 12.10 Article and Section Headings.

      The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 12.11 Notices to Rating Agencies.

      (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

      (i) any material change or amendment to this Agreement;

      (ii) the occurrence of any Event of Default that has not been cured;

      (iii) the resignation or termination of the Master Servicer or the Special Servicer;

      (iv) the repurchase of Mortgage Loans by the applicable Mortgage Loan Seller pursuant to Section 2.03;

      (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

      (vi) the final payment to any Class of Certificateholders; and

      (vii) any sale or disposition of any Mortgage Loan or REO Property.

      (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

      (i) the resignation or removal of the Trustee; and

      (ii) any change in the location of any Custodial Account.

      (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

      (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

      (i) each of its annual statements as to compliance described in Section
   11.09 and Section 11.10;

      (ii) each of its annual independent public accountants' servicing reports described in Section 11.11; and

      (iii) any Officer's Certificate delivered by it to the Trustee pursuant to
   Section 3.12(d), 4.03(c) or 4.03A(c).

      (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

      (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

      (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

      Section 12.12 Global Opinions.

      Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

      Section 12.13 Complete Agreement.

      This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 12.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        GREENWICH CAPITAL COMMERCIAL FUNDING
                                           CORP.,
                                           Depositor

                                        By: /s/ Andrew Snow
                                           -------------------------------------
                                           Name: Andrew Snow
                                           Title: Senior Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                           Master Servicer

                                        By: /s/ Scott R. Rossbach
                                           -------------------------------------
                                           Name: Scott R. Rossbach
                                           Title: Vice President

                                        LNR PARTNERS, INC.,
                                           Special Servicer

                                        By: /s/ Steven N. Bjerke
                                           -------------------------------------
                                           Name: Steven N. Bjerke
                                           Title: Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                           Trustee

                                        By: /s/ Timothy E. Custinger
                                           -------------------------------------
                                           Name: Timothy E. Custinger
                                           Title: Assistant Vice President

STATE OF CONNECTICUT    )
                        )  ss.:
COUNTY OF FAIRFIELD     )

      On the 5th day of March, 2007, before me, a notary public in and for said State, personally appeared Andrew B. Snow, known to me to be a Senior Vice President of Greenwich Capital Commercial Funding Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/ Melissa Ann Conners
-----------------------------
     Notary Public

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )

      On the 7th day of March, 2007, before me, a notary public in and for said State, personally appeared Scott R. Rossbach, known to me to be a Vice President of Wachovia Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/ Joan R. Foster
-----------------------------
       Notary Public

      [Notarial Seal]

STATE OF FLORIDA        )
                        )  ss.:
COUNTY OF MIAMI-DADE    )

      The foregoing instrument was acknowledged before me this 5th day of March, 2007, by Steven N. Bjerke, as Vice President on behalf of LNR Partners, Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as indentification.

/s/ Helen E Galera
----------------------------------------
      Print Name: Helen E Galera
    Notary Public, State of Florida

[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

      On the 8th day of March, 2007, before me, a notary public in and for said State, personally appeared Timothy E. Cutsinger, known to me to be a AVP of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Daniel Laz
----------------------------------------
             Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE



GCCFC 07-GG9 Loan ID   GCFP Control_Number   GCFP Loan ID    Loan Name
--------------------   -------------------   -------------   -------------------------------------------
                   1   06-1301               06-1301         John Hancock Tower & Garage at Clarendon
                1.01   06-1301               06-1301         John Hancock Tower
                1.02   06-1301               06-1301         Garage at Clarendon
                   2   00-1001210            00-1001210      590 Madison Avenue
                   3   00-1001214            00-1001214      Schron Industrial Portfolio

                3.01   00-1001214-1          00-1001214-1    575 Underhill Boulevard
                3.02   00-1001214-2          00-1001214-2    99 Lafayette Drive
                3.03   00-1001214-3          00-1001214-3    600 West John Street
                3.04   00-1001214-4          00-1001214-4    6851 Jericho Turnpike
                3.05   00-1001214-5          00-1001214-5    95 Horseblock Road
                3.06   00-1001214-6          00-1001214-6    270 Duffy Avenue
                3.07   00-1001214-7          00-1001214-7    100 Spence Street
                3.08   00-1001214-8          00-1001214-8    717 Broadway Avenue
                3.09   00-1001214-9          00-1001214-9    101-125 Comac Street
                3.10   00-1001214-10         00-1001214-10   1140 Motor Parkway
                3.11   00-1001214-11         00-1001214-11   200 Finn Court
                3.12   00-1001214-12         00-1001214-12   725 Broadway Avenue
                3.13   00-1001214-13         00-1001214-13   90 13th Avenue
                3.14   00-1001214-14         00-1001214-14   2905 Veteran's Highway
                3.15   00-1001214-15         00-1001214-15   230 Duffy Avenue
                3.16   00-1001214-16         00-1001214-16   One Fairchild Court
                3.17   00-1001214-17         00-1001214-17   511-523 Commack Road
                3.18   00-1001214-18         00-1001214-18   325 Duffy Avenue
                3.19   00-1001214-19         00-1001214-19   80 13th Avenue
                3.20   00-1001214-20         00-1001214-20   33 Comac Loop
                3.21   00-1001214-21         00-1001214-21   275 Marcus Boulevard
                3.22   00-1001214-22         00-1001214-22   1 Comac Loop
                3.23   00-1001214-23         00-1001214-23   200 13th Avenue
                3.24   00-1001214-24         00-1001214-24   92 Central Avenue
                3.25   00-1001214-25         00-1001214-25   79 Express Street
                3.26   00-1001214-26         00-1001214-26   360 Smith Street
                3.27   00-1001214-27         00-1001214-27   450 Commack Road
                3.28   00-1001214-28         00-1001214-28   100 13th Avenue
                3.29   00-1001214-29         00-1001214-29   95 Seaview Boulevard
                3.30   00-1001214-30         00-1001214-30   171 Milbar Boulevard
                3.31   00-1001214-31         00-1001214-31   290 Duffy Avenue
                3.32   00-1001214-32         00-1001214-32   151-169 East 2nd Street
                3.33   00-1001214-33         00-1001214-33   171-175 East 2nd Street
                3.34   00-1001214-34         00-1001214-34   280 Duffy Avenue
                3.35   00-1001214-35         00-1001214-35   One Underhill Road
                3.36   00-1001214-36         00-1001214-36   939 Motor Parkway
                   4   00-1001215            00-1001215      667 Madison Avenue
                   5   06-1015               06-1015         TIAA RexCorp Long Island Portfolio
                5.01   06-1015               06-1015         58 South Service Road
                5.02   06-1015               06-1015         68 South Service Road
                5.03   06-1015               06-1015         395 North Service Road
                5.04   06-1015               06-1015         50 Charles Lindbergh Boulevard
                5.05   06-1015               06-1015         48 South Service Road
                   6   06-0760               06-0760         Peachtree Center
                6.01   06-0760               06-0760         Peachtree Center - Marquis
                6.02   06-0760               06-0760         Peachtree Center - 4 Pack
                6.03   06-0760               06-0760         Peachtree Mall
                   7   03-0412               03-0412         Pickwick Plaza
                   8   06-0693               06-0693         Stafford Place I
                   9   00-1001208            00-1001208      Merchandise Mart
                  10   09-0002520            09-0002520      COPT Office Portfolio
               10.01   09-0002520-1          09-0002520-1    Airport Square 20
               10.02   09-0002520-2          09-0002520-2    Airport Square 15
               10.03   09-0002520-3          09-0002520-3    5725 Mark Dabling Boulevard
               10.04   09-0002520-4          09-0002520-4    5775 Mark Dabling Boulevard
               10.05   09-0002520-5          09-0002520-5    Airport Square 19
               10.06   09-0002520-6          09-0002520-6    Airport Square 10
               10.07   09-0002520-7          09-0002520-7    Airport Square 21
               10.08   09-0002520-8          09-0002520-8    Airport Square 14
               10.09   09-0002520-9          09-0002520-9    5755 Mark Dabling Boulevard
               10.10   09-0002520-10         09-0002520-10   Airport Tech 1
               10.11   09-0002520-11         09-0002520-11   Airport Tech 4
               10.12   09-0002520-12         09-0002520-12   Airport Tech 2
               10.13   09-0002520-13         09-0002520-13   1925 AeroTech
               10.14   09-0002520-14         09-0002520-14   1915 AeroTech
                  11   06-1145               06-1145         Hyatt Regency- Bethesda
                  12   00-1001206            00-1001206      Plaza America Towers I and II
                  13   06-1284               06-1284         Southern California Portfolio
               13.01   06-1284               06-1284         Savi Tech Center
               13.02   06-1284               06-1284         Yorba Linda Business Park
               13.03   06-1284               06-1284         Gateway Corporate Center
               13.04   06-1284               06-1284         Via Frontera Business Park
               13.05   06-1284               06-1284         Poway Industrial
               13.06   06-1284               06-1284         South Coast Executive Center
                  14   06-1098               06-1098         Omni Marathon Reckson
                  15   00-1001202            00-1001202      Boulevard Mall
                  16   06-0885               06-0885         Lake Marriott and Orchard Parkway
               16.01   06-0885               06-0885         Lake Marriott
               16.02   06-0885               06-0885         Orchard Parkway
                  17   09-0002480            09-0002480      Life Time Fitness Portfolio
               17.01   09-0002480-1          09-0002480-1    Tempe Life Time
               17.02   09-0002480-2          09-0002480-2    Willowbrook Life Time
               17.03   09-0002480-3          09-0002480-3    Garland - Life Time
               17.04   09-0002480-4          09-0002480-4    Flower Mound Life Time
               17.05   09-0002480-5          09-0002480-5    Sugar Land Life Time
               17.06   09-0002480-6          09-0002480-6    Commerce Life Time
                  18   00-1001207            00-1001207      Renaissance Atlanta Waverly Hotel
                  19   09-0002273            09-0002273      Branson Landing
                  20   06-1159               06-1159         51 JFK Parkway
                  21   06-1254               06-1254         Savvis Data Center
                  22   00-1001216            00-1001216      One Westchase Center
                  23   06-0417               06-0417         Buckingham Portfolio
               23.01   06-0417               06-0417         Reserve at Williams Glen
               23.02   06-0417               06-0417         Eagle Creek Apartments
               23.03   06-0417               06-0417         Creek Bay at Meridian Woods
               23.04   06-0417               06-0417         Charter Oaks Apartments
               23.05   06-0417               06-0417         Fontenelle Apartments
               23.06   06-0417               06-0417         Beech Grove Apartments
               23.07   06-0417               06-0417         Regency Royale Apartments
                  24   06-0928               06-0928         Hawaiian Retail Portfolio
               24.01   06-0928               06-0928         Azeka I & II
               24.02   06-0928               06-0928         Nimitz Center
                  25   06-1255               06-1255         150 South Street
                  26   09-0002549            09-0002549      Car Dealership Portfolio
               26.01   TBD-1                 TBD-1           MotorWorld
               26.02   TBD-2                 TBD-2           Wolfchase Toyota
               26.03   TBD-3                 TBD-3           Capitol Chevrolet
               26.04   TBD-4                 TBD-4           Crest Honda World
                  27   06-1140               06-1140         Fountains at Flamingo
                  28   09-0002327            09-0002327      The District II
                  29   09-0002544            09-0002544      Apollo Portfolio 1
               29.01   TBD4-1                TBD4-1          4816 West Fountain Avenue Apartments
               29.02   TBD4-2                TBD4-2          716 South Berendo Apartments
               29.03   TBD4-3                TBD4-3          The Roxy Apartments
               29.04   TBD4-4                TBD4-4          Fernwood Apartments
               29.05   TBD4-5                TBD4-5          849 South Oxford Apartments
               29.06   TBD4-6                TBD4-6          167 South Normandie Avenue
               29.07   TBD4-7                TBD4-7          Valencia Apartments
               29.08   TBD4-8                TBD4-8          Royal Lake
               29.09   TBD4-9                TBD4-9          728 South Berendo Apartments
               29.10   TBD4-10               TBD4-10         Park View Apartments
               29.11   TBD4-11               TBD4-11         904 North Hoover Street Apartments
               29.12   TBD4-12               TBD4-12         Heliotrope Apartments
                  30   09-0002548            09-0002548      Park Place Motorcars
                  31   06-1085               06-1085         Public Ledger Building
                  32   09-0002516            09-0002516      Baybrook Gateway
                  33   06-0878               06-0878         Sacramento Corporate Center
                  34   00-1001197            00-1001197      Victoria Ward Warehouse & Plaza
                  35   06-1325               06-1325         Parmer Business Park
                  36   06-0984               06-0984         Drye Portfolio - Concord 6
               36.01   06-0984               06-0984         River Park
               36.02   06-0984               06-0984         Village at Brierfield
               36.03   06-0984               06-0984         Alexander Place
               36.04   06-0984               06-0984         Crossroads at Village Park
               36.05   06-0984               06-0984         Forest Ridge
               36.06   06-0984               06-0984         Hampton Forest
                  37   06-0985               06-0985         Drye Portfolio - Concord 5
               37.01   06-0985               06-0985         Parkway Crossing
               37.02   06-0985               06-0985         Hampton Corners
               37.03   06-0985               06-0985         Coopers Ridge
               37.04   06-0985               06-0985         Park Place
               37.05   06-0985               06-0985         Crown Ridge
                  38   06-1397               06-1397         Noble Tech
                  39   06-1160               06-1160         1305 Walt Whitman Road
                  40   09-0002521            09-0002521      Central Park Plaza
                  41   06-1318               06-1318         Aqua Via Apartments
                  42   06-0375               06-0375         Blackwell I
                  43   09-0002527            09-0002527      Summerfield Suites - White Plains
                  44   09-0002483            09-0002483      Second & Josephine
                  45   06-1196               06-1196         Pines Center
                  46   06-0376               06-0376         Blackwell II
                  47   06-0962               06-0962         2121 Ponce de Leon Boulevard
                  48   06-1034               06-1034         Portofino Plaza
                  49   06-1156               06-1156         Abercorn Common
                  50   06-0384               06-0384         Poipu Shopping Village
                  51   06-1219               06-1219         Arbrook Park Apartments
                  52   06-1087               06-1087         Wisconsin Hotel Portfolio
               52.01   06-1087               06-1087         Radisson Paper Valley Hotel
               52.02   06-1087               06-1087         Holiday Inn Neenah Riverwalk
                  53   09-0002454            09-0002454      Rubicon Industrial Portfolio
               53.01   09-0002454-1          09-0002454-1    340 Emig Road
               53.02   09-0002454-2          09-0002454-2    4718-4722 Helgesen Drive
               53.03   09-0002454-3          09-0002454-3    1791 Mount Zion Road
                  54   06-0671               06-0671         Verizon Wireless Center
                  55   06-1110               06-1110         Piazza Del Sol
                  56   06-1261               06-1261         9350 Financial
                  57   06-1293               06-1293         Midland Industrial Portfolio
                  58   06-0614               06-0614         Lake Forest Village
                  59   09-0002487            09-0002487      Two Rivers - Aurora Healthcare Clinic
                  60   06-0926               06-0926         2310 Fulton Street
                  61   06-1116               06-1116         Valley Lo Towers II
                  62   09-0002531            09-0002531      Summerfield Suites - Pleasant Hill
                  63   06-1335               06-1335         First Industrial 5
               63.01   06-1335               06-1335         Golden Triangle
               63.02   06-1335               06-1335         Eagandale
               63.03   06-1335               06-1335         6925 Washington
               63.04   06-1335               06-1335         6955 Washington
                  64   06-0468               06-0468         Prestonwood Place
                  65   09-0002486            09-0002486      Hartford - Aurora Healthcare Clinic
                  66   06-1036               06-1036         825 University
                  67   06-0838               06-0838         99-193 Aiea Heights
                  68   06-1026               06-1026         Hidden Ridge
                  69   06-1107               06-1107         Southpark Corporate Center II
                  70   09-0002488            09-0002488      300 North Martingale
                  71   06-0798               06-0798         Hartford Square North
                  72   06-0933               06-0933         TBC Place
                  73   09-0002533            09-0002533      Summerfield Suites - Scottsdale
                  74   09-0002502            09-0002502      HJA Industrial Portfolio
               74.01   09-0002502-1          09-0002502-1    967 Parker Street
               74.02   09-0002502-2          09-0002502-2    2-8 Progress Drive
               74.03   09-0002502-3          09-0002502-3    186 Adams Street
               74.04   09-0002502-4          09-0002502-4    171 Utopia Road
               74.05   09-0002502-5          09-0002502-5    255 Sheldon Road
               74.06   09-0002502-6          09-0002502-6    200 Adams Street
               74.07   09-0002502-7          09-0002502-7    203 Sheldon Road
                  75   06-0797               06-0797         Sailpointe at Lake Monroe
                  76   06-1106               06-1106         Partridge Inn
                  77   06-1167               06-1167         Kihei Kalama
                  78   06-1250               06-1250         Fox Trails
                  79   06-0889               06-0889         Sheraton Portland
                  80   06-1032               06-1032         Linens HQ Clifton
                  81   09-0002528            09-0002528      Summerfield Suites - Bridgewater
                  82   09-0002532            09-0002532      Summerfield Suites - Pleasanton
                  83   09-0002285            09-0002285      Tuileries Plaza Phase I
                  84   09-0002451            09-0002451      Northridge Crossing
                  85   06-1212               06-1212         520 Post Oak Boulevard
                  86   06-0831               06-0831         Research Corporate Center
                  87   06-1253               06-1253         Linden Park
                  88   06-0982               06-0982         Polaris Center
                  89   09-0002479            09-0002479      Charlotte Park
                  90   06-1020               06-1020         1900 Campus Walk
                  91   09-0002476            09-0002476      3400 Club Drive
                  92   09-0002530            09-0002530      Summerfield Suites - Gaithersburg
                  93   06-0830               06-0830         Town Center Apartments
                  94   06-1204               06-1204         7300 East Hampton Avenue
                  95   06-0474               06-0474         Shoppes at Bellemead
                  96   09-0002457            09-0002457      Hillcroft I & II
                  97   09-0002469            09-0002469      175 Pinelawn Road
                  98   06-1155               06-1155         Enterprise Mill
                  99   06-1285               06-1285         Holiday Inn Charlotte
                 100   09-0002255            09-0002255      Toringdon III
                 101   06-1190               06-1190         Tustin Gateway
                 102   09-0002444            09-0002444      Corporate Center I
                 103   06-0904               06-0904         DeMiguel and Johnson Portfolio
              103.01   06-0904               06-0904         3730 and 3736 Rolison Road
              103.02   06-0904               06-0904         131 Oak Street
              103.03   06-0904               06-0904         36 Edgewood
              103.04   06-0904               06-0904         1408 Middlefield Road
              103.05   06-0904               06-0904         2944 Calvin Avenue
              103.06   06-0904               06-0904         875 Beech Street
              103.07   06-0904               06-0904         3232 Middlefield Road
                 104   09-0002445            09-0002445      Glendale Center
                 105   09-0002297            09-0002297      Palisades II
                 106   06-0992               06-0992         4411 West Olive Avenue
                 107   06-1283               06-1283         Allston Lofts
                 108   09-0002496            09-0002496      300 Main
                 109   06-1343               06-1343         First Industrial 3
              109.01   06-1343               06-1343         7125 Northland Terrace
              109.02   06-1343               06-1343         7624 Boone Avenue
              109.03   06-1343               06-1343         9401 73rd Avenue
                 110   09-0002420            09-0002420      Princess Road Medical Arts Building
                 111   09-0002505            09-0002505      Centerra Marketplace
                 112   06-0819               06-0819         126-130 Main Street
                 113   06-0929               06-0929         Homes of Azalea Park
                 114   09-0002515            09-0002515      Atrium Office Building
                 115   09-0002256            09-0002256      Toringdon V
                 116   09-0002475            09-0002475      Timberwood Trace Apartments
                 117   06-1163               06-1163         Lone Star Storage Portfolio
              117.01   06-1163               06-1163         Lone Star Storage Bryan
              117.02   06-1163               06-1163         Lone Star Storage Odessa
              117.03   06-1163               06-1163         Lone Star Storage San Angelo
                 118   06-1009               06-1009         1600 North Federal Highway
                 119   06-0625               06-0625         The Steelyard
                 120   06-1082               06-1082         Comfort Inn Gunston Corner
                 121   09-0002519            09-0002519      MarketPlace
                 122   09-0002492            09-0002492      Orchard Centre
                 123   06-0919               06-0919         Sunshine Lake Estates MHC
                 124   06-0847               06-0847         Hampton Inn Titusville
                 125   09-0002506            09-0002506      Woodhaven
                 126   09-0002499            09-0002499      Westwoods Shopping Center
                 127   06-0385               06-0385         StorQuest Self Storage Colorado
              127.01   06-0385               06-0385         StorQuest Self Storage Colorado-Westminster
              127.02   06-0385               06-0385         StorQuest Self Storage Colorado-Centennial
                 128   09-0002504            09-0002504      University Business Park
                 129   06-0839               06-0839         469 North Canon Drive
                 130   09-0002474            09-0002474      200 Fillmore
                 131   09-0002461            09-0002461      Airport Center
                 132   09-0002370            09-0002370      Oakley Plaza
                 133   09-0002484            09-0002484      Neenah - Aurora Healthcare Clinic
                 134   09-0002510            09-0002510      Villager Square
                 135   09-0002482            09-0002482      Frisco Plaza
                 136   09-0002485            09-0002485      Stafford North Plaza
                 137   09-0002529            09-0002529      Summerfield Suites - Charlotte
                 138   06-0800               06-0800         Shops at Cypress
                 139   06-1194               06-1194         Mini U Storage - Chantilly
                 140   09-0002448            09-0002448      Festival
                 141   09-0002379            09-0002379      Rogers Ranch
                 142   06-0848               06-0848         Hampton Inn Carbondale
                 143   06-0844               06-0844         Chouteau Crossing
                 144   06-1290               06-1290         Townhouse Center
                 145   06-0930               06-0930         4605 Post Oak
                 146   09-0002472            09-0002472      Northridge Pavilion III and IV
                 147   06-1080               06-1080         Pasadena Properties
              147.01   06-1080               06-1080         959 East Walnut Street
              147.02   06-1080               06-1080         897 Granite Drive
                 148   09-0002450            09-0002450      PETsMART Plaza
                 149   09-0002470            09-0002470      Hallock Office Park
                 150   06-1280               06-1280         Chapel Ridge Shopping Center
                 151   09-0002518            09-0002518      Academy Sports & Outdoors
                 152   09-0002465            09-0002465      Grants Pass
                 153   06-0849               06-0849         Comfort Inn Colorado Springs
                 154   09-0002266            09-0002266      Poway Executive Center
                 155   06-0828               06-0828         Fairfield Inn & Suites Asheville
                 156   09-0002507            09-0002507      Kentucky Retail Portfolio
              156.01   09-0002507-1          09-0002507-1    Walgreens
              156.02   09-0002507-2          09-0002507-2    Greenway Mare Manor
                 157   09-0002442            09-0002442      Lakewood at Georgia Avenue
                 158   09-0002455            09-0002455      West and Ironwood Building
                 159   06-1344               06-1344         First Industrial 4
                 160   06-1117               06-1117         Bank of America Motor Bank
                 161   06-0786               06-0786         Mini U Storage - North Brunswick
                 162   06-1168               06-1168         Memorial Houston CVS
                 163   09-0002462            09-0002462      Staverton East
                 164   09-0002449            09-0002449      Centennial Square
                 165   09-0002478            09-0002478      Kent Rite Aid
                 166   09-0002458            09-0002458      Streets of Toringdon
                 167   09-0002464            09-0002464      JAMAD I
                 168   09-0002542            09-0002542      Delray North Business Center
                 169   06-1306               06-1306         7410 Woodman & 20615 Vanowen
              169.01   06-1306               06-1306         7410 Woodman Avenue
              169.02   06-1306               06-1306         20615 Vanowen Street
                 170   06-0738               06-0738         Holiday Inn Express Gastonia
                 171   06-0924               06-0924         A+ Storage Franklin
                 172   06-0851               06-0851         Hampton Inn Searcy
                 173   09-0002489            09-0002489      County Line Shopping Center
                 174   09-0002497            09-0002497      Palmhurst Shopping Center
                 175   09-0002503            09-0002503      8404 North Navarro
                 176   09-0002307            09-0002307      Lake Mead
                 177   06-0841               06-0841         Sealy Fulton Portfolio
              177.01   06-0841               06-0841         6175 Boat Rock Boulevard
              177.02   06-0841               06-0841         5400 Bucknell Drive
              177.03   06-0841               06-0841         5425 Tulane
                 178   06-0795               06-0795         Advance Auto Parts I
              178.01   06-0795               06-0795         Advance Auto Parts- Randleman
              178.02   06-0795               06-0795         Advance Auto Parts Mexico
              178.03   06-0795               06-0795         Advance Auto Parts South Paris
              178.04   06-0795               06-0795         Advance Auto Parts Danville
                 179   09-0002517            09-0002517      Arbrook Square Shopping Center
                 180   09-0002439            09-0002439      Pyramid I
                 181   06-1247               06-1247         Storquest Oakland
                 182   09-0002491            09-0002491      Holiday Tower
                 183   06-0906               06-0906         910 Robb Drive (Winner's Corner)
                 184   09-0002514            09-0002514      Fidelity Building
                 185   09-0002477            09-0002477      2425 East Commercial
                 186   09-0002501            09-0002501      Tamarac Business Center
                 187   06-1040               06-1040         Eastern Hills Center - Phase L
                 188   09-0002459            09-0002459      Middletown Plaza
                 189   09-0002452            09-0002452      Bread & Butter
                 190   09-0002447            09-0002447      Knightsbridge Apartments
                 191   06-1083               06-1083         656 North Robertson
                 192   06-0742               06-0742         Pointe O'Woods Apartments
                 193   09-0002456            09-0002456      Third Street Station
                 194   09-0002471            09-0002471      Barnett Medical Center
                 195   06-0740               06-0740         Meadowview Apartments
                 196   09-0002490            09-0002490      972 Partnership
                 197   06-1030               06-1030         NTB Sachse
                 198   09-0002304            09-0002304      Aliante
                 199   06-0667               06-0667         5301 Longley Lane, Building E
                 200   09-0002443            09-0002443      Social Security Administration
                 201   06-0867               06-0867         5325 Louie Lane




SPLIT LOANS

9-P                    00-1001208            00-1001208      Merchandise Mart
34-B                   00-1001197            00-1001197      Victoria Ward Warehouse & Plaza
50-B                   06-0384               06-0384         Poipu Shopping Village
79-B                   06-0889               06-0889         Sheraton Portland
87-B                   06-1253               06-1253         Linden Park
100-B                  09-0002255            09-0002255      Toringdon III
115-B                  09-0002256            09-0002256      Toringdon V
125-B                  09-0002506            09-0002506      Woodhaven (1)


GCCFC 07-GG9 Loan ID   Property Name                                 General Property Type   Detailed Property Type
--------------------   -------------------------------------------   ---------------------   --------------------------------
                   1   John Hancock Tower & Garage at Clarendon
                1.01   John Hancock Tower                            Office                  General Urban
                1.02   Garage at Clarendon                           Other                   Parking Garage
                   2   590 Madison Avenue                            Office                  General Urban
                   3   Schron Industrial Portfolio

                3.01   575 Underhill Boulevard                       Industrial              Industrial / Warehouse w/ Office
                3.02   99 Lafayette Drive                            Industrial              Industrial / Warehouse w/ Office
                3.03   600 West John Street                          Industrial              Industrial / Warehouse w/ Office
                3.04   6851 Jericho Turnpike                         Industrial              Industrial / Warehouse w/ Office
                3.05   95 Horseblock Road                            Industrial              Industrial / Warehouse w/ Office
                3.06   270 Duffy Avenue                              Industrial              Industrial / Warehouse w/ Office
                3.07   100 Spence Street                             Industrial              Industrial / Warehouse w/ Office
                3.08   717 Broadway Avenue                           Industrial              Industrial / Warehouse w/ Office
                3.09   101-125 Comac Street                          Industrial              Industrial / Warehouse w/ Office
                3.10   1140 Motor Parkway                            Industrial              Industrial / Warehouse w/ Office
                3.11   200 Finn Court                                Industrial              Industrial / Warehouse w/ Office
                3.12   725 Broadway Avenue                           Industrial              Industrial / Warehouse w/ Office
                3.13   90 13th Avenue                                Industrial              Industrial / Warehouse w/ Office
                3.14   2905 Veteran's Highway                        Industrial              Industrial / Warehouse w/ Office
                3.15   230 Duffy Avenue                              Industrial              Industrial / Warehouse w/ Office
                3.16   One Fairchild Court                           Industrial              Industrial / Warehouse w/ Office
                3.17   511-523 Commack Road                          Industrial              Industrial / Warehouse w/ Office
                3.18   325 Duffy Avenue                              Industrial              Industrial / Warehouse w/ Office
                3.19   80 13th Avenue                                Industrial              Industrial / Warehouse w/ Office
                3.20   33 Comac Loop                                 Industrial              Industrial / Warehouse w/ Office
                3.21   275 Marcus Boulevard                          Industrial              Industrial / Warehouse w/ Office
                3.22   1 Comac Loop                                  Industrial              Industrial / Warehouse w/ Office
                3.23   200 13th Avenue                               Industrial              Industrial / Warehouse w/ Office
                3.24   92 Central Avenue                             Industrial              Industrial / Warehouse w/ Office
                3.25   79 Express Street                             Industrial              Industrial / Warehouse w/ Office
                3.26   360 Smith Street                              Industrial              Industrial / Warehouse w/ Office
                3.27   450 Commack Road                              Industrial              Industrial / Warehouse w/ Office
                3.28   100 13th Avenue                               Industrial              Industrial / Warehouse w/ Office
                3.29   95 Seaview Boulevard                          Industrial              Industrial / Warehouse w/ Office
                3.30   171 Milbar Boulevard                          Industrial              Industrial / Warehouse w/ Office
                3.31   290 Duffy Avenue                              Industrial              Industrial / Warehouse w/ Office
                3.32   151-169 East 2nd Street                       Industrial              Industrial / Warehouse w/ Office
                3.33   171-175 East 2nd Street                       Industrial              Industrial / Warehouse w/ Office
                3.34   280 Duffy Avenue                              Industrial              Industrial / Warehouse w/ Office
                3.35   One Underhill Road                            Industrial              Industrial / Warehouse w/ Office
                3.36   939 Motor Parkway                             Industrial              Industrial / Warehouse w/ Office
                   4   667 Madison Avenue                            Office                  General Urban
                   5   TIAA RexCorp Long Island Portfolio
                5.01   58 South Service Road                         Office                  General Suburban
                5.02   68 South Service Road                         Office                  General Suburban
                5.03   395 North Service Road                        Office                  General Suburban
                5.04   50 Charles Lindbergh Boulevard                Office                  General Suburban
                5.05   48 South Service Road                         Office                  General Suburban
                   6   Peachtree Center
                6.01   Peachtree Center - Marquis                    Office                  General Urban
                6.02   Peachtree Center - 4 Pack                     Office                  General Urban
                6.03   Peachtree Mall                                Retail                  Anchored
                   7   Pickwick Plaza                                Office                  General Suburban
                   8   Stafford Place I                              Office                  General Urban
                   9   Merchandise Mart                              Office                  General Urban
                  10   COPT Office Portfolio
               10.01   Airport Square 20                             Office                  General Urban
               10.02   Airport Square 15                             Office                  General Urban
               10.03   5725 Mark Dabling Boulevard                   Office                  General Urban
               10.04   5775 Mark Dabling Boulevard                   Office                  General Urban
               10.05   Airport Square 19                             Office                  General Urban
               10.06   Airport Square 10                             Office                  General Urban
               10.07   Airport Square 21                             Office                  General Urban
               10.08   Airport Square 14                             Office                  General Urban
               10.09   5755 Mark Dabling Boulevard                   Office                  General Urban
               10.10   Airport Tech 1                                Office                  General Urban
               10.11   Airport Tech 4                                Office                  General Urban
               10.12   Airport Tech 2                                Office                  General Urban
               10.13   1925 AeroTech                                 Office                  General Urban
               10.14   1915 AeroTech                                 Office                  General Urban
                  11   Hyatt Regency- Bethesda                       Hospitality             Full Service
                  12   Plaza America Towers I and II                 Office                  General Suburban
                  13   Southern California Portfolio
               13.01   Savi Tech Center                              Office                  General Suburban
               13.02   Yorba Linda Business Park                     Office                  General Suburban
               13.03   Gateway Corporate Center                      Office                  General Suburban
               13.04   Via Frontera Business Park                    Office                  General Suburban
               13.05   Poway Industrial                              Office                  General Suburban
               13.06   South Coast Executive Center                  Office
                  14   Omni Marathon Reckson                         Office                  General Suburban
                  15   Boulevard Mall                                Retail                  Anchored
                  16   Lake Marriott and Orchard Parkway
               16.01   Lake Marriott                                 Office                  General Suburban
               16.02   Orchard Parkway                               Office                  General Suburban
                  17   Life Time Fitness Portfolio
               17.01   Tempe Life Time                               Retail                  Unanchored
               17.02   Willowbrook Life Time                         Retail                  Unanchored
               17.03   Garland - Life Time                           Retail                  Unanchored
               17.04   Flower Mound Life Time                        Retail                  Unanchored
               17.05   Sugar Land Life Time                          Retail                  Unanchored
               17.06   Commerce Life Time                            Retail                  Unanchored
                  18   Renaissance Atlanta Waverly Hotel             Hospitality             Full Service
                  19   Branson Landing                               Retail                  Anchored
                  20   51 JFK Parkway                                Office                  General Suburban
                  21   Savvis Data Center                            Office                  Data Center
                  22   One Westchase Center                          Office                  General Suburban
                  23   Buckingham Portfolio
               23.01   Reserve at Williams Glen                      Multifamily             Garden
               23.02   Eagle Creek Apartments                        Multifamily             Garden
               23.03   Creek Bay at Meridian Woods                   Multifamily             Garden
               23.04   Charter Oaks Apartments                       Multifamily             Garden
               23.05   Fontenelle Apartments                         Multifamily             Garden
               23.06   Beech Grove Apartments                        Multifamily             Garden
               23.07   Regency Royale Apartments                     Multifamily             Garden
                  24   Hawaiian Retail Portfolio
               24.01   Azeka I & II                                  Retail                  Unanchored
               24.02   Nimitz Center                                 Retail                  Unanchored
                  25   150 South Street                              Office                  Data Center
                  26   Car Dealership Portfolio
               26.01   MotorWorld                                    Other                   Car Dealership
               26.02   Wolfchase Toyota                              Other                   Car Dealership
               26.03   Capitol Chevrolet                             Other                   Car Dealership
               26.04   Crest Honda World                             Other                   Car Dealership
                  27   Fountains at Flamingo                         Multifamily             Garden
                  28   The District II                               Retail                  Anchored
                  29   Apollo Portfolio 1
               29.01   4816 West Fountain Avenue Apartments          Multifamily             Conventional
               29.02   716 South Berendo Apartments                  Multifamily             Conventional
               29.03   The Roxy Apartments                           Multifamily             Conventional
               29.04   Fernwood Apartments                           Multifamily             Conventional
               29.05   849 South Oxford Apartments                   Multifamily             Conventional
               29.06   167 South Normandie Avenue                    Multifamily             Conventional
               29.07   Valencia Apartments                           Multifamily             Conventional
               29.08   Royal Lake                                    Multifamily             Conventional
               29.09   728 South Berendo Apartments                  Multifamily             Conventional
               29.10   Park View Apartments                          Multifamily             Conventional
               29.11   904 North Hoover Street Apartments            Multifamily             Conventional
               29.12   Heliotrope Apartments                         Multifamily             Conventional
                  30   Park Place Motorcars                          Other                   Car Dealership
                  31   Public Ledger Building                        Office                  General Urban
                  32   Baybrook Gateway                              Retail                  Anchored
                  33   Sacramento Corporate Center                   Office                  General Urban
                  34   Victoria Ward Warehouse & Plaza               Retail                  Anchored
                  35   Parmer Business Park                          Office                  General Urban
                  36   Drye Portfolio - Concord 6
               36.01   River Park                                    Multifamily             Garden
               36.02   Village at Brierfield                         Multifamily             Garden
               36.03   Alexander Place                               Multifamily             Garden
               36.04   Crossroads at Village Park                    Multifamily             Garden
               36.05   Forest Ridge                                  Multifamily             Garden
               36.06   Hampton Forest                                Multifamily             Garden
                  37   Drye Portfolio - Concord 5
               37.01   Parkway Crossing                              Multifamily             Garden
               37.02   Hampton Corners                               Multifamily             Garden
               37.03   Coopers Ridge                                 Multifamily             Garden
               37.04   Park Place                                    Multifamily             Garden
               37.05   Crown Ridge                                   Multifamily             Garden
                  38   Noble Tech                                    Industrial              Warehouse
                  39   1305 Walt Whitman Road                        Office                  General Suburban
                  40   Central Park Plaza                            Office                  General Suburban
                  41   Aqua Via Apartments                           Multifamily             Mid rise
                  42   Blackwell I                                   Office                  General Suburban
                  43   Summerfield Suites - White Plains             Hospitality             Limited Service
                  44   Second & Josephine                            Office                  General Suburban
                  45   Pines Center                                  Retail                  Anchored
                  46   Blackwell II                                  Office                  General Suburban
                  47   2121 Ponce de Leon Boulevard                  Office                  General Suburban
                  48   Portofino Plaza                               Office                  General Urban
                  49   Abercorn Common                               Retail                  Anchored
                  50   Poipu Shopping Village                        Retail                  Anchored
                  51   Arbrook Park Apartments                       Multifamily             Garden
                  52   Wisconsin Hotel Portfolio
               52.01   Radisson Paper Valley Hotel                   Hospitality             Full Service
               52.02   Holiday Inn Neenah Riverwalk                  Hospitality             Full Service
                  53   Rubicon Industrial Portfolio
               53.01   340 Emig Road                                 Industrial              Warehouse
               53.02   4718-4722 Helgesen Drive                      Industrial              Warehouse
               53.03   1791 Mount Zion Road                          Industrial              Warehouse
                  54   Verizon Wireless Center                       Office                  General Suburban
                  55   Piazza Del Sol                                Office                  General Urban
                  56   9350 Financial                                Office                  General Suburban
                  57   Midland Industrial Portfolio                  Industrial              Warehouse
                  58   Lake Forest Village                           Retail                  Anchored
                  59   Two Rivers - Aurora Healthcare Clinic         Office                  Medical
                  60   2310 Fulton Street                            Multifamily             Student Housing
                  61   Valley Lo Towers II                           Multifamily             Mid rise
                  62   Summerfield Suites - Pleasant Hill            Hospitality             Limited Service
                  63   First Industrial 5
               63.01   Golden Triangle                               Industrial              Warehouse
               63.02   Eagandale                                     Industrial              Warehouse
               63.03   6925 Washington                               Industrial              Warehouse
               63.04   6955 Washington                               Industrial              Warehouse
                  64   Prestonwood Place                             Retail                  Shadow Anchored
                  65   Hartford - Aurora Healthcare Clinic           Office                  Medical
                  66   825 University                                Office                  General Suburban
                  67   99-193 Aiea Heights                           Mixed Use               Office/Lab
                  68   Hidden Ridge                                  Multifamily             Garden
                  69   Southpark Corporate Center II                 Mixed Use               Office/Warehouse
                  70   300 North Martingale                          Office                  General Suburban
                  71   Hartford Square North                         Office                  General Urban
                  72   TBC Place                                     Office                  General Suburban
                  73   Summerfield Suites - Scottsdale               Hospitality             Limited Service
                  74   HJA Industrial Portfolio
               74.01   967 Parker Street                             Industrial              Industrial / Warehouse w/ Office
               74.02   2-8 Progress Drive                            Industrial              Industrial / Warehouse w/ Office
               74.03   186 Adams Street                              Industrial              Industrial / Warehouse w/ Office
               74.04   171 Utopia Road                               Industrial              Industrial / Warehouse w/ Office
               74.05   255 Sheldon Road                              Industrial              Industrial / Warehouse w/ Office
               74.06   200 Adams Street                              Industrial              Industrial / Warehouse w/ Office
               74.07   203 Sheldon Road                              Industrial              Industrial / Warehouse w/ Office
                  75   Sailpointe at Lake Monroe                     Multifamily             Garden
                  76   Partridge Inn                                 Hospitality             Full Service
                  77   Kihei Kalama                                  Retail                  Unanchored
                  78   Fox Trails                                    Multifamily             Other Multifamily
                  79   Sheraton Portland                             Hospitality             Full Service
                  80   Linens HQ Clifton                             Office                  General Suburban
                  81   Summerfield Suites - Bridgewater              Hospitality             Limited Service
                  82   Summerfield Suites - Pleasanton               Hospitality             Limited Service
                  83   Tuileries Plaza Phase I                       Retail                  Shadow Anchored
                  84   Northridge Crossing                           Multifamily             Garden
                  85   520 Post Oak Boulevard                        Office                  General Suburban
                  86   Research Corporate Center                     Office                  General Suburban
                  87   Linden Park                                   Office
                  88   Polaris Center                                Office                  General Suburban
                  89   Charlotte Park                                Office                  General Suburban
                  90   1900 Campus Walk                              Mixed Use               Office/Retail/Hospitality
                  91   3400 Club Drive                               Multifamily             Garden
                  92   Summerfield Suites - Gaithersburg             Hospitality             Limited Service
                  93   Town Center Apartments                        Multifamily             Garden
                  94   7300 East Hampton Avenue                      Office                  General Suburban
                  95   Shoppes at Bellemead                          Retail                  Unanchored
                  96   Hillcroft I & II                              Office                  General Suburban
                  97   175 Pinelawn Road                             Office                  General Suburban
                  98   Enterprise Mill                               Mixed Use               Office/Residential
                  99   Holiday Inn Charlotte                         Hospitality             Full Service
                 100   Toringdon III                                 Office                  General Suburban
                 101   Tustin Gateway                                Retail                  Unanchored
                 102   Corporate Center I                            Office                  General Suburban
                 103   DeMiguel and Johnson Portfolio
              103.01   3730 and 3736 Rolison Road                    Multifamily             Garden
              103.02   131 Oak Street                                Multifamily             Garden
              103.03   36 Edgewood                                   Multifamily             Garden
              103.04   1408 Middlefield Road                         Multifamily             Garden
              103.05   2944 Calvin Avenue                            Multifamily             Garden
              103.06   875 Beech Street                              Multifamily             Garden
              103.07   3232 Middlefield Road                         Multifamily             Garden
                 104   Glendale Center                               Retail                  Anchored
                 105   Palisades II                                  Office                  General Suburban
                 106   4411 West Olive Avenue                        Office                  General Urban
                 107   Allston Lofts                                 Multifamily             Student Housing
                 108   300 Main                                      Office                  General Urban
                 109   First Industrial 3
              109.01   7125 Northland Terrace                        Industrial              Warehouse
              109.02   7624 Boone Avenue                             Industrial              Warehouse
              109.03   9401 73rd Avenue                              Industrial              Warehouse
                 110   Princess Road Medical Arts Building           Office                  Medical
                 111   Centerra Marketplace                          Retail                  Anchored
                 112   126-130 Main Street                           Mixed Use               Retail/Office
                 113   Homes of Azalea Park                          Multifamily             Garden
                 114   Atrium Office Building                        Office                  General Suburban
                 115   Toringdon V                                   Office                  General Suburban
                 116   Timberwood Trace Apartments                   Multifamily             Garden
                 117   Lone Star Storage Portfolio
              117.01   Lone Star Storage Bryan                       Self-Storage            Self-Storage
              117.02   Lone Star Storage Odessa                      Self-Storage            Self-Storage
              117.03   Lone Star Storage San Angelo                  Self-Storage            Self-Storage
                 118   1600 North Federal Highway                    Other                   Ground Lease
                 119   The Steelyard                                 Mixed Use               Office/Retail
                 120   Comfort Inn Gunston Corner                    Hospitality             Limited Service
                 121   MarketPlace                                   Retail                  Anchored
                 122   Orchard Centre                                Office                  General Suburban
                 123   Sunshine Lake Estates MHC                     Mobile Home Park        General, suburban
                 124   Hampton Inn Titusville                        Hospitality             Limited Service
                 125   Woodhaven                                     Retail                  Anchored
                 126   Westwoods Shopping Center                     Retail                  Anchored
                 127   StorQuest Self Storage Colorado
              127.01   StorQuest Self Storage Colorado-Westminster   Self-Storage            Self-Storage
              127.02   StorQuest Self Storage Colorado-Centennial    Self-Storage            Self-Storage
                 128   University Business Park                      Industrial              Industrial / Warehouse w/ Office
                 129   469 North Canon Drive                         Retail                  Unanchored
                 130   200 Fillmore                                  Office                  General Urban
                 131   Airport Center                                Office                  General Suburban
                 132   Oakley Plaza                                  Retail                  Shadow Anchored
                 133   Neenah - Aurora Healthcare Clinic             Office                  Medical
                 134   Villager Square                               Retail                  Shadow Anchored
                 135   Frisco Plaza                                  Office                  General Suburban
                 136   Stafford North Plaza                          Retail                  Anchored
                 137   Summerfield Suites - Charlotte                Hospitality             Limited Service
                 138   Shops at Cypress                              Retail                  Shadow Anchored
                 139   Mini U Storage - Chantilly                    Self-Storage            Self-Storage
                 140   Festival                                      Retail                  Anchored
                 141   Rogers Ranch                                  Retail                  Shadow Anchored
                 142   Hampton Inn Carbondale                        Hospitality             Limited Service
                 143   Chouteau Crossing                             Retail                  Anchored
                 144   Townhouse Center                              Retail                  Unanchored
                 145   4605 Post Oak                                 Office                  General Suburban
                 146   Northridge Pavilion III and IV                Office                  General Suburban
                 147   Pasadena Properties
              147.01   959 East Walnut Street                        Office                  General Urban
              147.02   897 Granite Drive                             Office                  General Suburban
                 148   PETsMART Plaza                                Retail                  Anchored
                 149   Hallock Office Park                           Office                  Medical
                 150   Chapel Ridge Shopping Center                  Retail                  Anchored
                 151   Academy Sports & Outdoors                     Retail                  Anchored
                 152   Grants Pass                                   Retail                  Anchored
                 153   Comfort Inn Colorado Springs                  Hospitality             Limited Service
                 154   Poway Executive Center                        Office                  General Suburban
                 155   Fairfield Inn & Suites Asheville              Hospitality             Limited Service
                 156   Kentucky Retail Portfolio
              156.01   Walgreens                                     Retail                  Single Tenant
              156.02   Greenway Mare Manor                           Retail                  Shadow Anchored
                 157   Lakewood at Georgia Avenue                    Office                  General Suburban
                 158   West and Ironwood Building                    Industrial              Warehouse
                 159   First Industrial 4                            Industrial              Warehouse
                 160   Bank of America Motor Bank                    Retail                  Single Tenant
                 161   Mini U Storage - North Brunswick              Self-Storage            Self-Storage
                 162   Memorial Houston CVS                          Retail                  Single Tenant
                 163   Staverton East                                Industrial              Industrial / Warehouse w/ Office
                 164   Centennial Square                             Retail                  Shadow Anchored
                 165   Kent Rite Aid                                 Retail                  Single Tenant
                 166   Streets of Toringdon                          Office                  Medical
                 167   JAMAD I                                       Industrial              Warehouse
                 168   Delray North Business Center                  Industrial              Industrial / Warehouse w/ Office
                 169   7410 Woodman & 20615 Vanowen
              169.01   7410 Woodman Avenue                           Multifamily             Garden
              169.02   20615 Vanowen Street                          Multifamily             Garden
                 170   Holiday Inn Express Gastonia                  Hospitality             Limited Service
                 171   A+ Storage Franklin                           Self-Storage            Self-Storage
                 172   Hampton Inn Searcy                            Hospitality             Limited Service
                 173   County Line Shopping Center                   Retail                  Shadow Anchored
                 174   Palmhurst Shopping Center                     Retail                  Shadow Anchored
                 175   8404 North Navarro                            Retail                  Anchored
                 176   Lake Mead                                     Retail                  Shadow Anchored
                 177   Sealy Fulton Portfolio
              177.01   6175 Boat Rock Boulevard                      Industrial              Warehouse
              177.02   5400 Bucknell Drive                           Industrial              Warehouse
              177.03   5425 Tulane                                   Industrial              Warehouse
                 178   Advance Auto Parts I
              178.01   Advance Auto Parts- Randleman                 Retail                  Single Tenant
              178.02   Advance Auto Parts Mexico                     Retail                  Single Tenant
              178.03   Advance Auto Parts South Paris                Retail                  Single Tenant
              178.04   Advance Auto Parts Danville                   Retail                  Single Tenant
                 179   Arbrook Square Shopping Center                Retail                  Shadow Anchored
                 180   Pyramid I                                     Office                  General Suburban
                 181   Storquest Oakland                             Self-Storage            Self-Storage
                 182   Holiday Tower                                 Office                  General Suburban
                 183   910 Robb Drive (Winner's Corner)              Retail                  Single Tenant
                 184   Fidelity Building                             Office                  General Suburban
                 185   2425 East Commercial                          Office                  General Suburban
                 186   Tamarac Business Center                       Office                  General Suburban
                 187   Eastern Hills Center - Phase L                Retail                  Shadow Anchored
                 188   Middletown Plaza                              Retail                  Shadow Anchored
                 189   Bread & Butter                                Office                  General Suburban
                 190   Knightsbridge Apartments                      Multifamily             Garden
                 191   656 North Robertson                           Retail                  Single Tenant
                 192   Pointe O'Woods Apartments                     Multifamily             Garden
                 193   Third Street Station                          Office                  General Urban
                 194   Barnett Medical Center                        Office                  Medical
                 195   Meadowview Apartments                         Multifamily             Garden
                 196   972 Partnership                               Retail                  Unanchored
                 197   NTB Sachse                                    Retail                  Single Tenant
                 198   Aliante                                       Retail                  Shadow Anchored
                 199   5301 Longley Lane, Building E                 Industrial              Warehouse
                 200   Social Security Administration                Office                  General Suburban
                 201   5325 Louie Lane                               Industrial              Warehouse




SPLIT LOANS

9-P                    Merchandise Mart
34-B                   Victoria Ward Warehouse & Plaza
50-B                   Poipu Shopping Village
79-B                   Sheraton Portland
87-B                   Linden Park
100-B                  Toringdon III
115-B                  Toringdon V
125-B                  Woodhaven


GCCFC 07-GG9 Loan ID   Address
--------------------   -------------------------------------------------------------------------------------------------------------
                   1
                1.01   200 Clarendon Street
                1.02   100 Clarendon Street
                   2   590 Madison Avenue
                   3

                3.01   575 Underhill Boulevard
                3.02   99 Lafayette Drive
                3.03   600 West John Street
                3.04   6851 Jericho Turnpike
                3.05   95 Horseblock Road
                3.06   270 Duffy Avenue
                3.07   100 Spence Street
                3.08   717 Broadway Avenue
                3.09   101-125 Comac Street
                3.10   1140 Motor Parkway
                3.11   200 Finn Court
                3.12   725 Broadway Avenue
                3.13   90 13th Avenue
                3.14   2905 Veteran's Highway
                3.15   230 Duffy Avenue
                3.16   One Fairchild Court
                3.17   511-523 Commack Road
                3.18   325 Duffy Avenue
                3.19   80 13th Avenue
                3.20   33 Comac Loop
                3.21   275 Marcus Boulevard
                3.22   1 Comac Loop
                3.23   200 13th Avenue
                3.24   92 Central Avenue
                3.25   79 Express Street
                3.26   360 Smith Street
                3.27   450 Commack Road
                3.28   100 13th Avenue
                3.29   95 Seaview Boulevard
                3.30   171 Milbar Boulevard
                3.31   290 Duffy Avenue
                3.32   151-169 East 2nd Street
                3.33   171-175 East 2nd Street
                3.34   280 Duffy Avenue
                3.35   One Underhill Road
                3.36   939 Motor Parkway
                   4   667 Madison Avenue
                   5
                5.01   58 South Service Road
                5.02   68 South Service Road
                5.03   395 North Service Road
                5.04   50 Charles Lindbergh Boulevard
                5.05   48 South Service Road
                   6
                6.01   Various
                6.02   Various
                6.03   225 Peachtree Center Avenue NE
                   7   50 Mason Street
                   8   4201 Wilson Boulevard
                   9   222 Merchandise Mart Plaza
                  10
               10.01   1199 Winterson Road
               10.02   999 Corporate Boulevard
               10.03   5725 Mark Dabling Boulevard
               10.04   5775 Mark Dabling Boulevard
               10.05   1099 Winterson Road
               10.06   881 Elkridge Landing Road
               10.07   849 International Drive
               10.08   1190 Winterson Road
               10.09   5755 Mark Dabling Boulevard
               10.10   930 International Drive
               10.11   800 International Drive
               10.12   900 International Drive
               10.13   1925 AeroTech Drive
               10.14   1915 AeroTech Drive
                  11   7400 Wisconsin Avenue (One Bethesda Metro Center)
                  12   11700 & 11710 Plaza America Drive
                  13
               13.01   22705-22745 Savi Ranch Pkwy
               13.02   22343-22349 & 22833 La Palma Avenue
               13.03   1370 Valley Vista Drive
               13.04   10965 & 10993 Via Frontera Drive
               13.05   13550 Stowe Drive
               13.06   1503 South Coast Drive
                  14   333 Earle Ovington Boulevard
                  15   1285 Niagara Falls Boulevard
                  16
               16.01   3001, 3003 and 3005 Tasman Drive, 3032 and 3053 Bunker Hill Lane, 5101 Patrick Henry Drive and
                       5104 Old Ironsides Drive
               16.02   3000 and 3030 Orchard Parkway
                  17
               17.01   1616 West Ruby Drive
               17.02   7717 Willow Chase Boulevard
               17.03   5602 Naaman Forest Boulevard
               17.04   3100 Churchill Drive
               17.05   1331 Highway 6
               17.06   2901 Commerce Crossing Boulevard
                  18   2450 Galleria Parkway
                  19   1-1221 Branson Landing Boulevard
                  20   51 JFK Parkway
                  21   2045 Lafayette Street
                  22   10777 Westheimer Road
                  23
               23.01   2201 Williams Glen Boulevard
               23.02   4061 Eagle Roost Drive
               23.03   6650 Creek Bay Road
               23.04   8196 Lincoln Avenue
               23.05   800 West Rainbow Drive
               23.06   3014 Beech Grove Court
               23.07   3430 North Main Street
                  24
               24.01   1279-1280 South Kihei Road
               24.02   1130 Nimitz Highway
                  25   150 South Street
                  26
               26.01   150 Motorworld Drive
               26.02   2201 North Germantown Parkway
               26.03   711 Eastern Boulevard
               26.04   2215 Metrocenter Boulevard
                  27   3275 East Flamingo Road
                  28   100-190 South Green Valley Parkway
                  29
               29.01   4816 West Fountain Avenue
               29.02   716 South Berendo Street
               29.03   357 South Alvarado Street
               29.04   5600 Fernwood Avenue
               29.05   849 South Oxford Avenue
               29.06   167 South Normandie Avenue
               29.07   734 South Valencia Street
               29.08   1109 South Lake Street & 2202-2220 West 11th Street
               29.09   728 South Berendo Street
               29.10   1021 South Park View Street
               29.11   904 North Hoover Street & 859 North Sanborn Avenue
               29.12   334 North Heliotrope Drive
                  30   6113 Lemmon Avenue
                  31   150 South Independence Mall West
                  32   929-1041 West Bay Area Boulevard
                  33   501 J Street
                  34   1050 Ala Moana Boulevard & 210 Ward Avenue
                  35   5300-5301 Riata Park Court
                  36
               36.01   130 Nile Circle
               36.02   11609 Windy Creek Drive
               36.03   200 Hamilton Drive
               36.04   6940 Hidden Forest Drive
               36.05   110 Ridge Mill Circle
               36.06   1911 Hampton Forest Drive
                  37
               37.01   100 Samuel Adams Circle
               37.02   3405 Cook Place Drive
               37.03   1100 Coopers Ridge Drive
               37.04   153 Civic Center Boulevard
               37.05   1635 South Dekalb Street
                  38   28201-28213 Van Dyke Ave
                  39   1305 Walt Whitman Road
                  40   2833 and 2841 Junction Avenue & 2860-2890 Zanker Road
                  41   121, 123, 125, 127, 129 2nd Street
                  42   9601 Blackwell Road
                  43   101 Corporate Park Drive
                  44   2401 & 2415 East 2nd Avenue, 201 Columbine Street and 200 & 220 Josephine Street
                  45   10501 Pines Boulevard
                  46   9600 Blackwell Road
                  47   2121 Ponce de Leon Boulevard
                  48   1401 Ocean Avenue
                  49   8108 Abercorn Street
                  50   2360 Kaiahuna Plantation Drive
                  51   1401 Nandina Drive
                  52
               52.01   333 West College Avenue
               52.02   123 East Wisconsin Avenue
                  53
               53.01   340 Emig Road
               53.02   4718-4722 Helgesen Drive
               53.03   1791 Mount Zion Road
                  54   7000 Central Avenue
                  55   8439 West Sunset Boulevard
                  56   9350 South Dixie Highway
                  57   220 Midland, 197 King Mill & 90 King Mill
                  58   22583-24361 Muirlands Boulevard
                  59   5300 Memorial Drive
                  60   2310 Fulton Street
                  61   1900 Chestnut Avenue
                  62   2611 Contra Costa Boulevard
                  63
               63.01   7905 Golden Triangle Drive
               63.02   1303 Corporate Center Drive
               63.03   6925-6943 Washington Avenue
               63.04   6955-6973 Washington
                  64   5290 Belt Line Road
                  65   1640 East Sumner Street
                  66   825 University Avenue
                  67   99-193 Aiea Heights
                  68   1290 Hidden Ridge
                  69   4509 Friedrich Lane
                  70   300 North Martingale Road
                  71   10 Columbus Boulevard
                  72   4021 and 4025 Stirrup Creek Drive
                  73   4245 North Drinkwater Boulevard
                  74
               74.01   967 Parker Street
               74.02   2-8 Progress Drive
               74.03   186 Adams Street
               74.04   171 Utopia Road
               74.05   255 Sheldon Road
               74.06   200 Adams Street
               74.07   203 Sheldon Road
                  75   401 West Seminole Boulevard
                  76   2211 Walton Way
                  77   1913-1945 South Kihei Road
                  78   6300 Roundrock Trail
                  79   8235 N.E. Airport Way
                  80   2, 4 & 6 Brighton Road
                  81   530 Route 22 East
                  82   4545 Chabot Drive
                  83   6300 North Lucerne Avenue
                  84   2901 Calliope Way
                  85   520 Post Oak Boulevard
                  86   8610 Explorer Drive
                  87   4550 New Linden Hill Road
                  88   8800 Lyra Drive
                  89   4501, 4601, 4651 Charlotte Park Drive
                  90   1900-36 Campus Walk
                  91   3400 Club Lakes Parkway
                  92   200 Skidmore Boulevard
                  93   3594 Mt. Diablo Boulevard
                  94   7300 East Hampton Avenue
                  95   6535 Youree Drive
                  96   6310 & 6315 Hillside Court
                  97   175 Pinelawn Road
                  98   1450 Greene Street
                  99   230 North College Street
                 100   3440 Toringdon Way
                 101   1621-1671 Edinger Avenue
                 102   901 North Green Valley Parkway
                 103
              103.01   3730 and 3736 Rolison Road
              103.02   131 Oak Street
              103.03   36 Edgewood
              103.04   1408 Middlefield Road
              103.05   2944 Calvin Avenue
              103.06   875 Beech Street
              103.07   3232 Middlefield Road
                 104   5010-5090 West Olive Avenue & 9007-9029 North 51st Avenue
                 105   5410 Trinity Road
                 106   4411 West Olive Avenue
                 107   2161 Allston Way
                 108   300 Main Street
                 109
              109.01   7125 Northland Terrace North
              109.02   7624 Boone Avenue
              109.03   9401 73rd Avenue
                 110   2 Princess Road
                 111   12 Centerra Parkway
                 112   126-130 Main Street & 9 Burtis Avenue
                 113   2500 Guerrero Drive
                 114   5001 East Commercenter Drive
                 115   3436 Toringdon Way
                 116   12250 Atlantic Boulevard
                 117
              117.01   1079 North Earl Rudder Freeway
              117.02   4415 East 53rd Street
              117.03   6122 Sherwood Way
                 118   1600 North Federal Highway
                 119   1900, 1910, 1928 South Boulevard
                 120   8180 Silverbrook Road
                 121   9307-9329 & 9335-9341 Kingston Pike
                 122   5775 DTC Parkway
                 123   6530 Accent Lane
                 124   4760 Helen Hauser Boulevard
                 125   23420-23470 Allen Road
                 126   15200 & 15400 West 64th Avenue
                 127
              127.01   8834-8889 Marshall Court
              127.02   13055 East Briarwood Avenue
                 128   2076 East University Drive
                 129   469 North Canon Drive & 9401-9411 South Santa Monica Boulevard
                 130   200 Fillmore Street
                 131   4400, 4828 & 4898 Airport Center Parkway
                 132   1200 Oakley Seaver Drive
                 133   1136 Westowne Drive
                 134   6470-6650 West 120th Avenue
                 135   719-815 Ten Mile Drive
                 136   261 Garrisonville Road
                 137   4920 South Tryon Street
                 138   5353, 5373, and 5461 Katella Avenue
                 139   13721 Wall Road
                 140   West 3195 Van Roy Road
                 141   4920, 5020, 5030 West Baseline Road
                 142   2175 Reed Station Parkway
                 143   4307-4357 Northeast Chouteau Trafficway
                 144   3739-3799 E. Desert Inn Road
                 145   4605 Post Oak Place Drive
                 146   1301 and 1303 Hightower Trail
                 147
              147.01   959 East Walnut Street
              147.02   897 Granite Drive
                 148   865 Colusa Avenue
                 149   211, 213, 215 Hallock Road
                 150   10280 Maysville Road
                 151   1001 West Arbrook Boulevard
                 152   304-350 Northeast Agness Avenue
                 153   1410 Harrison Road
                 154   13915 Danielson Street
                 155   11 Rocky Ridge Road
                 156
              156.01   2290 Nicholasville Road
              156.02   363 Versailles Road
                 157   11510 Georgia Avenue
                 158   3711-3721 West Street and 3700-3710 Ironwood Place
                 159   2720 Arthur Street
                 160   1025 Holcombe Boulevard
                 161   1256 How Lane
                 162   15010 Memorial Drive
                 163   21480 Pacific Boulevard
                 164   2727-2897 West Belleview Avenue
                 165   10407 Southeast 256th Street
                 166   12105 and 12311 Copper Way
                 167   550 Woodlake Circle
                 168   1395 Northwest 17th Avenue
                 169
              169.01   7410 Woodman Avenue
              169.02   20615 Vanowen Street
                 170   1911 Broadcast Drive
                 171   1903 Columbia Avenue
                 172   3204 East Race Street
                 173   1480 and 1490-1496 South Randall Road
                 174   4324 and 4416 North Conway Avenue
                 175   8402-8404 North Navarro Street
                 176   6520-6540 East Lake Mead Boulevard
                 177
              177.01   6175 Boat Rock Boulevard
              177.02   5400 Bucknell Drive
              177.03   5425 Tulane
                 178
              178.01   981 High Point Street
              178.02   65 River Road
              178.03   112 Main Street
              178.04   1205 Piney Forest Road
                 179   3751 Matlock Road
                 180   4126, 4138 & 4150 John Young Parkway
                 181   4601 Shattuck Avenue
                 182   2435 US Highway 19
                 183   910 Robb Drive
                 184   4671 Town Center Parkway
                 185   2425 East Commercial Boulevard
                 186   800 Research Drive
                 187   10845 & 10855 South Eastern Avenue
                 188   12935 Shelbyville Road
                 189   3500 East Destination Drive
                 190   955 South Havana Street
                 191   656 North Robertson
                 192   4065 Pointe O'Woods Drive
                 193   1518 East 3rd Street
                 194   1228 Colonial Commons Court
                 195   15 Woodhill Drive
                 196   972 and 976 North Orange Avenue
                 197   5420 State Highway 78
                 198   7021 Aliante Parkway
                 199   5301 Longley Lane, Building E
                 200   44451 20th Street West
                 201   5325 Louie Lane




SPLIT LOANS

9-P
34-B
50-B
79-B
87-B
100-B
115-B
125-B


GCCFC 07-GG9 Loan ID   City                 County            State             Zip Code   Original Balance   Cut-off Date Balance
--------------------   ------------------   ---------------   ---------------   --------   ----------------   --------------------
                   1                                                                           $640,500,000        $640,500,000.00
                1.01   Boston               Suffolk           Massachusetts        02116
                1.02   Boston               Suffolk County    Massachusetts        02116
                   2   New York             New York          New York             10022       $350,000,000        $350,000,000.00
                   3                                                                           $305,000,000        $305,000,000.00

                3.01   Syosset              Nassau            New York             11791
                3.02   Syosset              Nassau            New York             11791
                3.03   Hicksville           Nassau            New York             11801
                3.04   Syosset              Nassau            New York             11791
                3.05   Yaphank              Suffolk           New York             11980
                3.06   Hicksville           Nassau            New York             11801
                3.07   Bay Shore            Suffolk           New York             11706
                3.08   Holbrook             Suffolk           New York             11741
                3.09   Ronkonkoma           Suffolk           New York             11779
                3.10   Hauppauge            Suffolk           New York             11788
                3.11   Farmingdale          Suffolk           New York             11735
                3.12   Holbrook             Suffolk           New York             11741
                3.13   Ronkonkoma           Suffolk           New York             11779
                3.14   Ronkonkoma           Suffolk           New York             11779
                3.15   Hicksville           Nassau            New York             11801
                3.16   Plainview            Nassau            New York             11803
                3.17   Deer Park            Suffolk           New York             11729
                3.18   Hicksville           Nassau            New York             11801
                3.19   Ronkonkoma           Suffolk           New York             11779
                3.20   Ronkonkoma           Suffolk           New York             11779
                3.21   Hauppauge            Suffolk           New York             11788
                3.22   Ronkonkoma           Suffolk           New York             11779
                3.23   Ronkonkoma           Suffolk           New York             11779
                3.24   Farmingdale          Suffolk           New York             11735
                3.25   Plainview            Nassau            New York             11803
                3.26   Farmingdale          Suffolk           New York             11735
                3.27   Deer Park            Suffolk           New York             11729
                3.28   Ronkonkoma           Suffolk           New York             11779
                3.29   Port Washington      Nassau            New York             11050
                3.30   Farmingdale          Suffolk           New York             11735
                3.31   Hicksville           Nassau            New York             11801
                3.32   Huntington Station   Suffolk           New York             11746
                3.33   Huntington Station   Suffolk           New York             11746
                3.34   Hicksville           Nassau            New York             11801
                3.35   Glen Head            Nassau            New York             11545
                3.36   Hauppauge            Suffolk           New York             11788
                   4   New York             New York          New York             10021       $250,000,000        $250,000,000.00
                   5                                                                           $235,900,000        $235,900,000.00
                5.01   Melville             Suffolk           New York             11747
                5.02   Melville             Suffolk           New York             11747
                5.03   Melville             Suffolk           New York             11747
                5.04   Uniondale            Nassau            New York             11553
                5.05   Melville             Suffolk           New York             11747
                   6                                                                           $207,600,000        $207,600,000.00
                6.01   Atlanta              Fulton            Georgia              30303
                6.02   Atlanta              Fulton            Georgia              30303
                6.03   Atlanta              Fulton            Georgia              30303
                   7   Greenwich            Fairfield         Connecticut          06830       $200,000,000        $200,000,000.00
                   8   Arlington            Arlington         Virginia             22203       $176,000,000        $176,000,000.00
                   9   Chicago              Cook              Illinois             60654       $175,000,000        $175,000,000.00
                  10                                                                           $146,500,000        $146,500,000.00
               10.01   Linthicum            Anne Arundel      Maryland             21090
               10.02   Linthicum            Anne Arundel      Maryland             21090
               10.03   Colorado Springs     El Paso           Colorado             80919
               10.04   Colorado Springs     El Paso           Colorado             80919
               10.05   Linthicum            Anne Arundel      Maryland             21090
               10.06   Linthicum            Anne Arundel      Maryland             21090
               10.07   Linthicum            Anne Arundel      Maryland             21090
               10.08   Linthicum            Anne Arundel      Maryland             21090
               10.09   Colorado Springs     El Paso           Colorado             80919
               10.10   Linthicum            Anne Arundel      Maryland             21090
               10.11   Linthicum            Anne Arundel      Maryland             21090
               10.12   Linthicum            Anne Arundel      Maryland             21090
               10.13   Colorado Springs     El Paso           Colorado             80916
               10.14   Colorado Springs     El Paso           Colorado             80916
                  11   Bethesda             Montgomery        Maryland             20814       $140,000,000        $140,000,000.00
                  12   Reston               Fairfax           Virginia             20190       $140,000,000        $140,000,000.00
                  13                                                                           $133,500,000        $133,500,000.00
               13.01   Yorba Linda          Orange            California           92887
               13.02   Yorba Linda          Orange            California           92887
               13.03   Diamond Bar          Los Angeles       California           91765
               13.04   San Diego            San Diego         California           92127
               13.05   Poway                San Diego         California           92064
               13.06   Costa Mesa           Orange            California           92626
                  14   Uniondale            Nassau            New York             11553       $108,000,000        $108,000,000.00
                  15   Amherst              Erie              New York             14226       $108,000,000        $107,857,094.27
                  16                                                                           $107,250,000        $107,250,000.00
               16.01   Santa Clara          Santa Clara       California           95054
               16.02   San Jose             Santa Clara       California           95134
                  17                                                                           $105,000,000        $104,860,895.37
               17.01   Tempe                Maricopa          Arizona              85284
               17.02   Houston              Harris            Texas                77070
               17.03   Garland              Dallas            Texas                75044
               17.04   Flower Mound         Denton            Texas                75022
               17.05   Sugar Land           Fort Bend         Texas                77478
               17.06   Commerce Township    Oakland           Michigan             48390
                  18   Atlanta              Cobb              Georgia              30339        $97,000,000         $97,000,000.00
                  19   Branson              Taney             Missouri             65616        $90,000,000         $90,000,000.00
                  20   Short Hills          Essex             New Jersey           07078        $87,500,000         $87,500,000.00
                  21   Santa Clara          Santa Clara       California           95050        $68,000,000         $68,000,000.00
                  22   Houston              Harris            Texas                77042        $63,582,644         $63,582,644.00
                  23                                                                            $63,250,000         $63,250,000.00
               23.01   Zionsville           Boone             Indiana              46077
               23.02   Indianapolis         Marion            Indiana              46234
               23.03   Indianapolis         Marion            Indiana              46217
               23.04   Evansville           Vanderburgh       Indiana              47715
               23.05   Kokomo               Howard            Indiana              46902
               23.06   Jeffersonville       Clark             Indiana              47130
               23.07   Mishawaka            St. Joseph        Indiana              46545
                  24                                                                            $63,000,000         $63,000,000.00
               24.01   Kihei                Maui              Hawaii               96753
               24.02   Honolulu             Honolulu          Hawaii               96817
                  25   San Jose             Santa Clara       California           95113        $53,287,500         $53,287,500.00
                  26                                                                            $51,562,000         $51,562,000.00
               26.01   Wilkes-Barre         Luzerne           Pennsylvania         18702
               26.02   Memphis              Shelby            Tennessee            38138
               26.03   Montgomery           Montgomery        Alabama              36117
               26.04   Nashville            Davidson          Tennessee            37228
                  27   Las Vegas            Clark             Nevada               89121        $50,000,000         $50,000,000.00
                  28   Henderson            Clark             Nevada               89012        $45,200,000         $45,200,000.00
                  29                                                                            $43,500,000         $43,500,000.00
               29.01   Los Angeles          Los Angeles       California           90029
               29.02   Los Angeles          Los Angeles       California           90005
               29.03   Los Angeles          Los Angeles       California           90057
               29.04   Los Angeles          Los Angeles       California           90028
               29.05   Los Angeles          Los Angeles       California           90005
               29.06   Los Angeles          Los Angeles       California           90004
               29.07   Los Angeles          Los Angeles       California           90017
               29.08   Los Angeles          Los Angeles       California           90006
               29.09   Los Angeles          Los Angeles       California           90005
               29.10   Los Angeles          Los Angeles       California           90006
               29.11   Los Angeles          Los Angeles       California           90029
               29.12   Los Angeles          Los Angeles       California           90004
                  30   Dallas               Dallas            Texas                75209        $43,000,000         $43,000,000.00
                  31   Philadelphia         Philadelphia      Pennsylvania         19106        $42,500,000         $42,500,000.00
                  32   Webster              Harris            Texas                77598        $41,000,000         $41,000,000.00
                  33   Sacramento           Sacramento        California           95814        $40,750,000         $40,750,000.00
                  34   Honolulu             Honolulu          Hawaii               96814        $40,000,000         $40,000,000.00
                  35   Austin               Travis            Texas                78727        $38,500,000         $38,500,000.00
                  36                                                                            $36,100,000         $36,100,000.00
               36.01   Mooresville          Iredell           North Carolina       28117
               36.02   Charlotte            Mecklenburg       North Carolina       28213
               36.03   Salisbury            Rowan             North Carolina       28147
               36.04   Charlotte            Mecklenburg       North Carolina       28213
               36.05   Lexington            Davidson          North Carolina       27295
               36.06   Kannapolis           Cabarrus          North Carolina       28027
                  37                                                                            $36,100,000         $36,100,000.00
               37.01   Concord              Cabarrus          North Carolina       28027
               37.02   Clemmons             Forsyth           North Carolina       27012
               37.03   Kannapolis           Cabarrus          North Carolina       28083
               37.04   Anderson             Anderson          South Carolina       29625
               37.05   Shelby               Cleveland         North Carolina       28152
                  38   Warren               Macomb            Michigan             48093        $35,000,000         $35,000,000.00
                  39   Melville             Suffolk           New York             11747        $35,000,000         $35,000,000.00
                  40   San Jose             Santa Clara       California           95134        $34,300,000         $34,300,000.00
                  41   Oakland              Alameda           California           94607        $34,000,000         $34,000,000.00
                  42   Rockville            Montgomery        Maryland             20850        $33,130,000         $33,130,000.00
                  43   White Plains         Westchester       New York             10604        $33,030,000         $33,030,000.00
                  44   Denver               Denver            Colorado             80206        $32,500,000         $32,500,000.00
                  45   Pembroke Pines       Broward           Florida              33026        $32,400,000         $32,400,000.00
                  46   Rockville            Montgomery        Maryland             20850        $31,200,000         $31,200,000.00
                  47   Coral Gables         Miami-Dade        Florida              33134        $31,000,000         $31,000,000.00
                  48   Santa Monica         Los Angeles       California           90401        $31,000,000         $31,000,000.00
                  49   Savannah             Chatham           Georgia              31406        $30,000,000         $30,000,000.00
                  50   Koloa                Kauai             Hawaii               96756        $29,120,000         $29,120,000.00
                  51   Arlington            Tarrant           Texas                76014        $29,000,000         $29,000,000.00
                  52                                                                            $27,940,000         $27,940,000.00
               52.01   Appleton             Outagamie         Wisconsin            54911
               52.02   Neenah               Winnebago         Wisconsin            54956
                  53                                                                            $26,375,000         $26,375,000.00
               53.01   York                 York              Pennsylvania         17406
               53.02   Madison              Dane              Wisconsin            53718
               53.03   Morrow               Clayton           Georgia              30260
                  54   Albuquerque          Bernillo          New Mexico           87121        $25,000,000         $25,000,000.00
                  55   West Hollywood       Los Angeles       California           90069        $25,000,000         $25,000,000.00
                  56   Miami                Miami-Dade        Florida              33156        $24,268,000         $24,268,000.00
                  57   McDonough            Henry             Georgia              30253        $24,050,000         $24,050,000.00
                  58   Lake Forest          Orange            California           92630        $24,000,000         $24,000,000.00
                  59   Two Rivers           Manitowoc         Wisconsin            54241        $22,640,000         $22,640,000.00
                  60   Berkeley             Alameda           California           94704        $21,200,000         $21,200,000.00
                  61   Glenview             Cook              Illinois             60025        $21,000,000         $21,000,000.00
                  62   Pleasant Hill        Contra Costa      California           94523        $20,160,000         $20,160,000.00
                  63                                                                            $19,484,000         $19,484,000.00
               63.01   Eden Prairie         Hennepin          Minnesota            55344
               63.02   Eagan                Dakota            Minnesota            55121
               63.03   Edina                Hennepin          Minnesota            55439
               63.04   Edina                Hennepin          Minnesota            55439
                  64   Addison              Dallas            Texas                75001        $19,200,000         $19,200,000.00
                  65   Hartford             Washington        Wisconsin            53027        $19,120,000         $19,120,000.00
                  66   Norwood              Norfolk           Massachusetts        02062        $19,000,000         $19,000,000.00
                  67   Aiea                 Honolulu          Hawaii               96701        $18,000,000         $18,000,000.00
                  68   Irving               Dallas            Texas                75038        $18,000,000         $18,000,000.00
                  69   Austin               Travis            Texas                78744        $18,000,000         $18,000,000.00
                  70   Schaumburg           Cook              Illinois             60173        $18,000,000         $18,000,000.00
                  71   Hartford             Hartford          Connecticut          06106        $17,500,000         $17,500,000.00
                  72   Durham               Durham            North Carolina       27703        $16,850,000         $16,850,000.00
                  73   Scottsdale           Maricopa          Arizona              85251        $16,778,000         $16,778,000.00
                  74                                                                            $16,760,000         $16,760,000.00
               74.01   Manchester           Hartford          Connecticut          06042
               74.02   Manchester           Hartford          Connecticut          06042
               74.03   Manchester           Hartford          Connecticut          06042
               74.04   Manchester           Hartford          Connecticut          06042
               74.05   Manchester           Hartford          Connecticut          06042
               74.06   Manchester           Hartford          Connecticut          06042
               74.07   Manchester           Hartford          Connecticut          06042
                  75   Sanford              Seminole          Florida              32771        $16,250,000         $16,250,000.00
                  76   Augusta              Richmond          Georgia              30904        $16,000,000         $16,000,000.00
                  77   Kihei                Maui              Hawaii               96753        $16,000,000         $16,000,000.00
                  78   Plano                Collin            Texas                75023        $15,725,000         $15,725,000.00
                  79   Portland             Multnomah         Oregon               97220        $15,360,000         $15,360,000.00
                  80   Clifton              Passaic           New Jersey           07012        $15,200,000         $15,200,000.00
                  81   Bridgewater          Somerset          New Jersey           08807        $14,492,000         $14,492,000.00
                  82   Pleasanton           Alameda           California           94588        $14,490,000         $14,490,000.00
                  83   Kansas City          Platte            Missouri             64151        $14,250,000         $14,250,000.00
                  84   Raleigh              Wake              North Carolina       27616        $14,250,000         $14,250,000.00
                  85   Houston              Harris            Texas                77027        $14,200,000         $14,200,000.00
                  86   Colorado Springs     El Paso           Colorado             80920        $14,080,000         $14,080,000.00
                  87   Wilmington           New Castle        Delaware             19808        $14,000,000         $14,000,000.00
                  88   Columbus             Delaware          Ohio                 43240        $14,000,000         $14,000,000.00
                  89   Charlotte            Mecklenburg       North Carolina       28217        $14,000,000         $14,000,000.00
                  90   Philadelphia         Philadelphia      Pennsylvania         19114        $13,900,000         $13,900,000.00
                  91   Lawrenceville        Gwinnett          Georgia              30044        $13,900,000         $13,900,000.00
                  92   Gaithersburg         Montgomery        Maryland             20877        $13,720,000         $13,720,000.00
                  93   Lafayette            Contra Costa      California           94549        $13,700,000         $13,700,000.00
                  94   Mesa                 Maricopa          Arizona              85208        $13,500,000         $13,500,000.00
                  95   Shreveport           Caddo             Louisiana            71105        $13,500,000         $13,500,000.00
                  96   Columbia             Howard            Maryland             21046        $13,500,000         $13,500,000.00
                  97   Melville             Suffolk           New York             11747        $13,200,000         $13,200,000.00
                  98   Augusta              Richmond          Georgia              30901        $13,100,000         $13,100,000.00
                  99   Charlotte            Mecklenburg       North Carolina       28202        $12,900,000         $12,900,000.00
                 100   Charlotte            Mecklenburg       North Carolina       28277        $12,650,000         $12,650,000.00
                 101   Tustin               Orange            California           92780        $12,600,000         $12,600,000.00
                 102   Henderson            Clark             Nevada               89074        $12,600,000         $12,600,000.00
                 103                                                                            $12,600,000         $12,600,000.00
              103.01   Redwood City         San Mateo         California           94063
              103.02   Redwood City         San Mateo         California           94061
              103.03   Redwood City         San Mateo         California           94062
              103.04   Redwood City         San Mateo         California           94063
              103.05   Redwood City         San Mateo         California           94063
              103.06   Redwood City         San Mateo         California           94063
              103.07   Menlo Park           San Mateo         California           94025
                 104   Glendale             Maricopa          Arizona              85302        $12,250,000         $12,250,000.00
                 105   Raleigh              Wake              North Carolina       27607        $12,000,000         $12,000,000.00
                 106   Burbank              Los Angeles       California           91505        $11,700,000         $11,700,000.00
                 107   Berkeley             Alameda           California           94704        $11,500,000         $11,500,000.00
                 108   Stamford             Fairfield         Connecticut          06901        $11,500,000         $11,500,000.00
                 109                                                                            $11,338,000         $11,338,000.00
              109.01   Brooklyn Park        Hennepin          Minnesota            55428
              109.02   Brooklyn Park        Hennepin          Minnesota            55428
              109.03   Brooklyn Park        Hennepin          Minnesota            55428
                 110   Lawrenceville        Mercer            New Jersey           08648        $11,200,000         $11,200,000.00
                 111   Lebanon              Grafton           New Hampshire        03766        $11,100,000         $11,100,000.00
                 112   New Canaan           Fairfield         Connecticut          06840        $10,850,000         $10,850,000.00
                 113   Carrollton           Dallas            Texas                75006        $10,600,000         $10,600,000.00
                 114   Bakersfield          Kern              California           93309        $10,500,000         $10,500,000.00
                 115   Charlotte            Mecklenburg       North Carolina       28277        $10,424,000         $10,424,000.00
                 116   Jacksonville         Duval             Florida              32225        $10,360,000         $10,360,000.00
                 117                                                                            $10,150,000         $10,136,720.79
              117.01   Bryan                Brazos            Texas                77802
              117.02   Odessa               Ector             Texas                79762
              117.03   San Angelo           Tom Green         Texas                76901
                 118   Ft Lauderdale        Broward           Florida              33305         $9,661,502          $9,661,502.39
                 119   Charlotte            Mecklenburg       North Carolina       28203         $9,600,000          $9,600,000.00
                 120   Lorton               Fairfax           Virginia             22079         $9,600,000          $9,558,403.85
                 121   Knoxville            Knox              Tennessee            37922         $9,440,000          $9,440,000.00
                 122   Englewood            Arapahoe          Colorado             80111         $9,300,000          $9,300,000.00
                 123   New Port Richey      Pasco             Florida              34653         $9,200,000          $9,200,000.00
                 124   Titusville           Brevard           Florida              32780         $9,000,000          $9,000,000.00
                 125   Woodhaven            Wayne             Michigan             48183         $8,808,600          $8,808,600.00
                 126   Arvada               Jefferson         Colorado             80007         $8,800,000          $8,800,000.00
                 127                                                                             $8,750,000          $8,750,000.00
              127.01   Westminster          Jefferson         Colorado             80031
              127.02   Centennial           Arapahoe          Colorado             80112
                 128   Tempe                Maricopa          Arizona              85281         $8,500,000          $8,500,000.00
                 129   Beverly Hills        Los Angeles       California           90210         $8,250,000          $8,250,000.00
                 130   Denver               Denver            Colorado             80206         $8,200,000          $8,200,000.00
                 131   Charlotte            Mecklenburg       North Carolina       28208         $8,100,000          $8,100,000.00
                 132   Clermont             Lake              Florida              34711         $8,000,000          $7,981,777.92
                 133   Neenah               Winnebago         Wisconsin            54956         $7,840,000          $7,840,000.00
                 134   Broomfield           Broomfield        Colorado             80020         $7,760,000          $7,760,000.00
                 135   Frisco               Summit            Colorado             80443         $7,570,000          $7,570,000.00
                 136   Stafford             Stafford          Virginia             22554         $7,500,000          $7,500,000.00
                 137   Charlotte            Mecklenburg       North Carolina       28217         $7,330,000          $7,330,000.00
                 138   Cypress              Orange            California           90630         $7,050,000          $7,034,635.99
                 139   Herndon              Fairfax           Virginia             20171         $7,000,000          $7,000,000.00
                 140   Buchanan             Outagamie         Wisconsin            54915         $7,000,000          $6,968,812.83
                 141   Phoenix              Maricopa          Arizona              85041         $6,940,000          $6,940,000.00
                 142   Carbondale           Jackson           Illinois             62901         $6,850,000          $6,823,312.87
                 143   Kansas City          Clay              Missouri             64117         $6,800,000          $6,800,000.00
                 144   Las Vegas            Clark             Nevada               89121         $6,715,000          $6,715,000.00
                 145   Houston              Harris            Texas                77027         $6,700,000          $6,700,000.00
                 146   Sandy Springs        Fulton            Georgia              30350         $6,700,000          $6,700,000.00
                 147                                                                             $6,600,000          $6,600,000.00
              147.01   Pasadena             Los Angeles       California           91106
              147.02   Pasadena             Los Angeles       California           91101
                 148   Yuba City            Sutter            California           95991         $6,500,000          $6,500,000.00
                 149   Stony Brook          Suffolk           New York             11790         $6,500,000          $6,500,000.00
                 150   Fort Wayne           Allen             Indiana              46835         $6,400,000          $6,400,000.00
                 151   Arlington            Tarrant           Texas                76015         $6,400,000          $6,379,664.34
                 152   Grants Pass          Josephine         Oregon               97526         $6,000,000          $6,000,000.00
                 153   Colorado Springs     El Paso           Colorado             80906         $5,800,000          $5,777,789.89
                 154   Poway                San Diego         California           92064         $5,675,000          $5,675,000.00
                 155   Asheville            Buncombe          North Carolina       28806         $5,500,000          $5,476,633.26
                 156                                                                             $5,375,000          $5,367,640.38
              156.01   Lexington            Fayette           Kentucky             40503
              156.02   Frankfort            Franklin          Kentucky             40601
                 157   Wheaton              Montgomery        Maryland             20902         $5,300,000          $5,300,000.00
                 158   Landover             Prince George's   Maryland             20785         $5,250,000          $5,250,000.00
                 159   Roseville            Ramsey            Minnesota            55113         $5,180,000          $5,180,000.00
                 160   Houston              Harris            Texas                77030         $5,071,000          $5,071,000.00
                 161   North Brunswick      Middlesex         New Jersey           08902         $5,000,000          $5,000,000.00
                 162   Houston              Harris            Texas                77079         $5,000,000          $5,000,000.00
                 163   Sterling             Loudoun           Virginia             20166         $5,000,000          $5,000,000.00
                 164   Littleton            Arapahoe          Colorado             80123         $4,975,000          $4,975,000.00
                 165   Kent                 King              Washington           98030         $4,850,000          $4,843,414.52
                 166   Charlotte            Mecklenburg       North Carolina       28277         $4,825,000          $4,814,135.06
                 167   Chesapeake           Chesapeake City   Virginia             23320         $4,750,000          $4,750,000.00
                 168   Delray Beach         Palm Beach        Florida              33445         $4,650,000          $4,650,000.00
                 169                                                                             $4,650,000          $4,650,000.00
              169.01   Van Nuys             Los Angeles       California           91405
              169.02   Winnetka             Los Angeles       California           91306
                 170   Gastonia             Gaston            North Carolina       28052         $4,650,000          $4,624,304.51
                 171   Franklin             Williamson        Tennessee            37064         $4,400,000          $4,400,000.00
                 172   Searcy               White             Arkansas             72143         $4,400,000          $4,382,746.10
                 173   Algonquin            McHenry           Illinois             60102         $4,300,000          $4,300,000.00
                 174   Palmhurst            Hidalgo           Texas                78573         $4,200,000          $4,200,000.00
                 175   Victoria             Victoria          Texas                77904         $4,200,000          $4,200,000.00
                 176   Las Vegas            Clark             Nevada               89156         $4,100,000          $4,094,501.49
                 177                                                                             $4,100,000          $4,083,904.06
              177.01   Atlanta              Fulton            Georgia              30336
              177.02   Atlanta              Fulton            Georgia              30336
              177.03   Atlanta              Fulton            Georgia              30336
                 178                                                                             $3,975,000          $3,953,394.86
              178.01   Randleman            Randolph          North Carolina       27317
              178.02   Mexico               Oxford            Maine                04257
              178.03   South Paris          Oxford            Maine                04281
              178.04   Danville             Danville          Virginia             24540
                 179   Arlington            Tarrant           Texas                76015         $3,850,000          $3,841,259.29
                 180   Orlando              Orange            Florida              32804         $3,750,000          $3,734,822.34
                 181   Oakland              Alameda           California           94609         $3,700,000          $3,700,000.00
                 182   Holiday              Pasco             Florida              34691         $3,600,000          $3,600,000.00
                 183   Reno                 Washoe            Nevada               89523         $3,562,500          $3,548,884.17
                 184   Jacksonville         Duval             Florida              32246         $3,520,000          $3,520,000.00
                 185   Fort Lauderdale      Broward           Florida              33308         $3,500,000          $3,500,000.00
                 186   Woodland Park        Teller            Colorado             80863         $3,500,000          $3,489,841.10
                 187   Henderson            Clark             Nevada               89052         $3,350,000          $3,350,000.00
                 188   Louisville           Jefferson         Kentucky             40243         $3,250,000          $3,202,027.31
                 189   Appleton             Calumet           Wisconsin            54915         $3,065,000          $3,049,591.41
                 190   Denver               Arapahoe          Colorado             80012         $3,000,000          $3,000,000.00
                 191   West Hollywood       Los Angeles       California           90069         $3,000,000          $2,994,491.01
                 192   Grand Rapids         Kent              Michigan             49508         $2,900,000          $2,900,000.00
                 193   Charlotte            Mecklenburg       North Carolina       28204         $2,880,000          $2,871,012.22
                 194   Lancaster            Lancaster         South Carolina       29720         $2,850,000          $2,850,000.00
                 195   Springboro           Warren            Ohio                 45066         $2,700,000          $2,700,000.00
                 196   Winter Park          Orange            Florida              32789         $2,000,000          $2,000,000.00
                 197   Sachse               Dallas            Texas                75048         $1,900,000          $1,894,490.47
                 198   North Las Vegas      Clark             Nevada               89084         $1,650,000          $1,647,787.19
                 199   Reno                 Washoe            Nevada               89511         $1,610,000          $1,610,000.00
                 200   Lancaster            Los Angeles       California           93534         $1,500,000          $1,462,628.68
                 201   Reno                 Washoe            Nevada               89511         $1,295,000          $1,295,000.00




SPLIT LOANS

9-P                                                                                         $175,000,000.00        $175,000,000.00
34-B                                                                                         $28,500,000.00         $28,500,000.00
50-B                                                                                          $2,880,000.00          $2,880,000.00
79-B                                                                                          $2,140,000.00          $2,140,000.00
87-B                                                                                          $2,300,000.00          $2,300,000.00
100-B                                                                                           $790,625.00            $790,625.00
115-B                                                                                           $651,500.00            $651,500.00
125-B                                                                                           $490,000.00            $490,000.00


GCCFC 07-GG9 Loan ID   Monthly Debt Service   Gross Interest Rate    Seasoning   Original Term to Maturity (mos.)
--------------------   --------------------   -------------------    ---------   --------------------------------
                   1          $3,038,274.02                5.5990%           2                                120
                1.01
                1.02
                   2          $1,617,559.03                5.4550%           1                                120
                   3          $1,433,101.81                5.5460%           2                                119

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4          $1,194,583.33                5.6400%           1                                120
                   5          $1,128,607.85                5.6470%           1                                120
                5.01
                5.02
                5.03
                5.04
                5.05
                   6          $1,063,038.87                6.0440%           2                                 66
                6.01
                6.02
                6.03
                   7          $1,050,555.56                6.2000%           1                                120
                   8            $912,709.11                6.1210%           3                                120
                   9          $1,652,401.04                5.5725%           3                                120
                  10            $673,961.04                5.4300%           2                                119
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11            $682,013.89                5.7500%           2                                 60
                  12            $680,827.78                5.7400%           3                                119
                  13            $650,235.85                5.7490%           2                                 60
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14            $513,406.50                5.6110%           1                                120
                  15            $650,433.73                6.0420%           1                                120
                  16            $583,168.90                6.4180%           2                                 63
               16.01
               16.02
                  17            $631,554.63                6.0300%           1                                120
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18            $452,198.51                5.5025%           2                                119
                  19            $543,072.15                6.0600%           3                                120
                  20            $418,623.09                5.6470%           1                                120
                  21            $404,486.62                5.9265%           1                                120
                  22            $312,034.03                5.7925%           1                                 60
                  23            $332,988.41                6.2140%           4                                 84
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24            $326,655.00                6.1200%           5                                 60
               24.01
               24.02
                  25            $329,817.76                6.2995%           1                                120
                  26            $243,759.36                5.5800%           1                                 59
               26.01
               26.02
               26.03
               26.04
                  27            $237,518.75                5.6070%           1                                120
                  28            $267,837.48                5.8910%           4                                120
                  29            $216,075.98                5.8630%           1                                 84
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30            $202,918.19                5.5700%           1                                 59
                  31            $212,080.90                5.8900%           3                                 60
                  32            $194,001.18                5.5850%           2                                 60
                  33            $219,643.63                6.3620%           3                                 60
                  34            $187,168.33                5.5230%           5                                 60
                  35            $192,609.62                5.9050%           0                                 84
                  36            $178,308.93                5.8300%           4                                120
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37            $182,590.79                5.9700%           4                                 84
               37.01
               37.02
               37.03
               37.04
               37.05
                  38            $198,067.87                5.4700%           2                                120
                  39            $167,449.24                5.6470%           1                                120
                  40            $158,375.49                5.4500%           2                                 60
                  41            $195,229.73                5.6020%           2                                120
                  42            $164,340.90                5.8550%           3                                120
                  43            $156,457.15                5.5910%           2                                120
                  44            $154,469.79                5.6100%           2                                120
                  45            $191,368.43                5.8610%           1                                120
                  46            $154,767.17                5.8550%           3                                120
                  47            $179,001.89                5.6530%           4                                120
                  48            $151,096.15                5.7530%           0                                120
                  49            $173,531.23                5.6690%           2                                120
                  50            $186,323.79                6.6180%           2                                120
                  51            $174,915.13                6.0560%           2                                120
                  52            $184,830.09                6.2800%           3                                 60
               52.01
               52.02
                  53            $132,285.28                5.9200%           3                                 60
               53.01
               53.02
               53.03
                  54            $156,049.24                6.3800%           2                                122
                  55            $121,851.74                5.7530%           0                                120
                  56            $118,941.85                5.7850%           2                                120
                  57            $119,299.69                5.8550%           2                                 48
                  58            $147,070.43                6.2050%           5                                120
                  59            $105,879.73                5.5200%           2                                120
                  60            $108,359.38                6.0330%           5                                 60
                  61            $106,358.58                5.9780%           1                                 60
                  62             $95,494.28                5.5910%           2                                120
                  63             $94,421.63                5.7200%           2                                 60
               63.01
               63.02
               63.03
               63.04
                  64            $120,978.50                6.4700%           6                                120
                  65             $89,417.87                5.5200%           2                                120
                  66             $89,999.57                5.5910%           3                                 84
                  67            $109,334.98                6.1220%           5                                120
                  68             $90,890.00                5.9600%           4                                120
                  69             $86,505.63                5.6725%           3                                120
                  70             $91,195.00                5.9800%           3                                 60
                  71            $108,320.24                6.3000%           4                                120
                  72             $99,491.11                5.8580%           3                                120
                  73             $79,474.36                5.5910%           2                                120
                  74             $98,553.38                5.8200%           2                                120
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75             $92,378.99                6.7100%           1                                 60
                  76             $81,346.89                6.0010%           2                                 60
                  77             $77,714.00                5.7330%           3                                120
                  78             $77,910.39                5.8480%           2                                 60
                  79            $106,172.51                6.7550%           1                                120
                  80             $78,026.46                6.0590%           3                                 84
                  81             $68,645.99                5.5910%           2                                120
                  82             $68,636.51                5.5910%           2                                120
                  83             $81,357.53                5.5500%           2                                120
                  84             $69,540.00                5.7600%           4                                120
                  85             $67,214.71                5.5870%           3                                120
                  86             $84,199.58                5.9760%           5                                120
                  87             $91,708.26                6.8470%           2                                120
                  88             $83,631.29                5.9660%           3                                120
                  89             $82,145.43                5.8000%           2                                120
                  90             $85,666.07                6.2590%           1                                120
                  91             $80,499.57                5.6800%           2                                120
                  92             $64,989.16                5.5910%           2                                120
                  93             $72,891.61                6.2800%           2                                120
                  94             $79,814.46                5.8700%           0                                120
                  95             $81,347.70                6.0470%           4                                120
                  96             $78,782.34                5.7500%           3                                120
                  97             $76,278.59                5.6600%           2                                120
                  98             $75,758.73                5.6670%           2                                120
                  99             $74,822.61                5.6940%           1                                120
                 100             $74,546.80                5.8400%           4                                120
                 101             $76,103.22                6.0690%           2                                 60
                 102             $74,735.20                5.9000%           4                                120
                 103             $79,416.97                6.4730%           4                                120
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104             $72,267.76                5.8500%           4                                120
                 105             $73,652.09                6.2200%           1                                120
                 106             $71,203.96                6.1400%           4                                121
                 107             $65,968.33                5.5930%           2                                120
                 108             $55,973.85                5.7450%           1                                120
                 109             $59,940.23                6.2400%           2                                 36
              109.01
              109.02
              109.03
                 110             $65,004.84                5.7000%           3                                120
                 111             $52,757.38                5.6100%           2                                120
                 112             $64,445.59                5.9130%           3                                120
                 113             $69,104.07                6.8000%           4                                 60
                 114             $60,543.40                5.6400%           2                                120
                 115             $61,428.92                5.8400%           4                                120
                 116             $48,099.18                5.4800%           1                                120
                 117             $61,869.52                6.1550%           1                                120
              117.01
              117.02
              117.03
                 118             $50,831.58                6.2100%           5                                120
                 119             $61,533.34                6.6350%           4                                120
                 120             $61,982.10                6.0220%           3                                120
                 121             $54,133.54                5.5900%           1                                120
                 122             $45,147.63                5.7300%           2                                 84
                 123             $55,929.92                6.1300%           4                                120
                 124             $53,094.68                5.8500%           3                                 60
                 125             $51,292.74                5.7300%           0                                120
                 126             $43,764.11                5.8700%           3                                120
                 127             $53,727.38                6.2240%           3                                120
              127.01
              127.02
                 128             $48,796.72                5.6000%           2                                120
                 129             $48,564.85                5.8300%           4                                120
                 130             $47,074.48                5.6000%           2                                120
                 131             $37,126.13                5.4100%           3                                120
                 132             $46,330.69                5.6800%           2                                120
                 133             $36,665.07                5.5200%           2                                120
                 134             $44,011.75                5.4900%           1                                120
                 135             $43,744.62                5.6600%           2                                120
                 136             $35,138.54                5.5300%           1                                120
                 137             $34,720.89                5.5910%           2                                120
                 138             $42,041.95                5.9500%           2                                120
                 139             $40,517.20                5.6750%           2                                120
                 140             $44,418.96                5.8400%           3                                120
                 141             $42,821.09                6.2700%           4                                120
                 142             $41,732.13                6.1500%           4                                 60
                 143             $42,561.12                6.4060%           4                                120
                 144             $40,255.50                5.9990%           1                                120
                 145             $40,952.85                6.1810%           1                                120
                 146             $32,525.71                5.7300%           3                                120
                 147             $38,097.56                5.6500%           1                                120
              147.01
              147.02
                 148             $32,160.56                5.8400%           4                                120
                 149             $37,397.15                5.6200%           2                                120
                 150             $37,527.75                5.7940%           2                                120
                 151             $40,146.87                5.7200%           2                                120
                 152             $29,025.83                5.7100%           3                                120
                 153             $35,673.88                6.2400%           4                                120
                 154             $33,479.15                5.8500%           2                                120
                 155             $35,942.59                6.1500%           3                                120
                 156             $31,230.59                5.7100%           1                                120
              156.01
              156.02
                 157             $31,402.33                5.8900%           4                                120
                 158             $30,072.97                5.5800%           4                                120
                 159             $25,717.26                5.8600%           2                                 48
                 160             $26,379.06                6.1400%           4                                 60
                 161             $29,567.30                5.8720%           6                                120
                 162             $24,039.93                5.6750%           2                                 60
                 163             $24,865.97                5.8700%           3                                 60
                 164             $24,530.90                5.8200%           2                                120
                 165             $28,426.65                5.7900%           1                                120
                 166             $28,157.39                5.7500%           2                                120
                 167             $27,208.88                5.5800%           3                                120
                 168             $26,548.25                5.5500%           1                                120
                 169             $27,909.00                6.0100%           1                                120
              169.01
              169.02
                 170             $30,902.09                6.3290%           4                                120
                 171             $25,948.98                5.8470%           1                                120
                 172             $26,709.26                6.1160%           4                                 84
                 173             $20,801.85                5.7100%           2                                120
                 174             $24,510.06                5.7500%           3                                120
                 175             $24,456.73                5.7300%           2                                120
                 176             $24,344.84                5.9100%           1                                120
                 177             $24,872.28                6.1100%           4                                 60
              177.01
              177.02
              177.03
                 178             $26,680.74                6.4360%           4                                120
              178.01
              178.02
              178.03
              178.04
                 179             $22,345.42                5.7000%           2                                120
                 180             $22,362.74                5.9500%           4                                120
                 181             $17,987.04                5.7380%           2                                120
                 182             $18,147.50                5.9500%           1                                 60
                 183             $21,934.93                6.2500%           4                                120
                 184             $20,363.22                5.6700%           1                                120
                 185             $20,558.65                5.8100%           2                                120
                 186             $21,368.33                6.1700%           3                                120
                 187             $20,084.94                6.0000%           3                                120
                 188             $30,980.06                5.5600%           3                                144
                 189             $19,048.69                5.9600%           4                                120
                 190             $17,794.10                5.9000%           3                                120
                 191             $18,692.33                5.6500%           1                                120
                 192             $17,008.45                5.7960%           3                                120
                 193             $16,880.15                5.7900%           3                                120
                 194             $13,932.15                5.7700%           2                                 60
                 195             $15,856.09                5.8080%           2                                120
                 196             $11,888.34                5.9200%           2                                120
                 197             $11,606.11                6.1750%           3                                120
                 198              $9,797.31                5.9100%           1                                120
                 199              $9,652.76                6.0000%           5                                120
                 200             $16,465.38                5.7500%           4                                120
                 201              $7,764.18                6.0000%           5                                120




SPLIT LOANS

9-P                                                                          3                                120
34-B                                                                         5                                 60
50-B                                                                         2                                120
79-B                                                                         1                                120
87-B                                                                         2                                120
100-B                                                                        4                                120
115-B                                                                        4                                120
125-B                                                                        0                                120


GCCFC 07-GG9 Loan ID   Stated Remaining Term to Maturity (mos.)   Original Interest Only Term (mos.)
--------------------   ----------------------------------------   ----------------------------------
                   1                                        118                                  120
                1.01
                1.02
                   2                                        119                                  120
                   3                                        117                                  119

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                        119                                  120
                   5                                        119                                  120
                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                         64                                   66
                6.01
                6.02
                6.03
                   7                                        119                                  120
                   8                                        117                                  120
                   9                                        117                                  120
                  10                                        117                                  119
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                         58                                   60
                  12                                        116                                  119
                  13                                         58                                   60
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                        119                                  120
                  15                                        119                                    0
                  16                                         61                                   63
               16.01
               16.02
                  17                                        119                                    0
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                        117                                  119
                  19                                        117                                   24
                  20                                        119                                  120
                  21                                        119                                   23
                  22                                         59                                   60
                  23                                         80                                   84
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                         55                                   60
               24.01
               24.02
                  25                                        119                                   23
                  26                                         58                                   59
               26.01
               26.02
               26.03
               26.04
                  27                                        119                                  120
                  28                                        116                                   24
                  29                                         83                                   84
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                         58                                   59
                  31                                         57                                   60
                  32                                         58                                   60
                  33                                         57                                   60
                  34                                         55                                   60
                  35                                         84                                   84
                  36                                        116                                  120
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                         80                                   84
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                        118                                   60
                  39                                        119                                  120
                  40                                         58                                   60
                  41                                        118                                   60
                  42                                        117                                  120
                  43                                        118                                  120
                  44                                        118                                  120
                  45                                        119                                   60
                  46                                        117                                  120
                  47                                        116                                   60
                  48                                        120                                  120
                  49                                        118                                   60
                  50                                        118                                   60
                  51                                        118                                   36
                  52                                         57                                   36
               52.01
               52.02
                  53                                         57                                   60
               53.01
               53.02
               53.03
                  54                                        120                                   24
                  55                                        120                                  120
                  56                                        118                                  120
                  57                                         46                                   48
                  58                                        115                                   84
                  59                                        118                                  120
                  60                                         55                                   60
                  61                                         59                                   60
                  62                                        118                                  120
                  63                                         58                                   60
               63.01
               63.02
               63.03
               63.04
                  64                                        114                                   24
                  65                                        118                                  120
                  66                                         81                                   84
                  67                                        115                                   36
                  68                                        116                                  120
                  69                                        117                                  120
                  70                                         57                                   60
                  71                                        116                                   72
                  72                                        117                                   60
                  73                                        118                                  120
                  74                                        118                                   60
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                         59                                   60
                  76                                         58                                   60
                  77                                        117                                  120
                  78                                         58                                   60
                  79                                        119                                   18
                  80                                         81                                   84
                  81                                        118                                  120
                  82                                        118                                  120
                  83                                        118                                   24
                  84                                        116                                  120
                  85                                        117                                  120
                  86                                        115                                   24
                  87                                        118                                   24
                  88                                        117                                   36
                  89                                        118                                   60
                  90                                        119                                   48
                  91                                        118                                   60
                  92                                        118                                  120
                  93                                        118                                  120
                  94                                        120                                    0
                  95                                        116                                   12
                  96                                        117                                   36
                  97                                        118                                   36
                  98                                        118                                   60
                  99                                        119                                   24
                 100                                        116                                   36
                 101                                         58                                   24
                 102                                        116                                   36
                 103                                        116                                   60
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                        116                                   60
                 105                                        119                                   60
                 106                                        117                                   60
                 107                                        118                                   60
                 108                                        119                                  120
                 109                                         34                                   36
              109.01
              109.02
              109.03
                 110                                        117                                   24
                 111                                        118                                  120
                 112                                        117                                   60
                 113                                         56                                   36
                 114                                        118                                   60
                 115                                        116                                   36
                 116                                        119                                  120
                 117                                        119                                    0
              117.01
              117.02
              117.03
                 118                                        115                                  120
                 119                                        116                                   24
                 120                                        117                                    0
                 121                                        119                                   60
                 122                                         82                                   84
                 123                                        116                                   36
                 124                                         57                                   12
                 125                                        120                                   60
                 126                                        117                                  120
                 127                                        117                                   60
              127.01
              127.02
                 128                                        118                                   84
                 129                                        116                                   60
                 130                                        118                                   60
                 131                                        117                                  120
                 132                                        118                                    0
                 133                                        118                                  120
                 134                                        119                                   60
                 135                                        118                                   60
                 136                                        119                                  120
                 137                                        118                                  120
                 138                                        118                                    0
                 139                                        118                                   24
                 140                                        117                                    0
                 141                                        116                                   60
                 142                                         56                                    0
                 143                                        116                                   24
                 144                                        119                                   60
                 145                                        119                                   60
                 146                                        117                                  120
                 147                                        119                                   24
              147.01
              147.02
                 148                                        116                                  120
                 149                                        118                                   60
                 150                                        118                                   36
                 151                                        118                                    0
                 152                                        117                                  120
                 153                                        116                                    0
                 154                                        118                                   60
                 155                                        117                                    0
                 156                                        119                                    0
              156.01
              156.02
                 157                                        116                                   36
                 158                                        116                                   36
                 159                                         46                                   48
                 160                                         56                                   60
                 161                                        114                                   24
                 162                                         58                                   60
                 163                                         57                                   60
                 164                                        118                                  120
                 165                                        119                                    0
                 166                                        118                                    0
                 167                                        117                                   48
                 168                                        119                                   60
                 169                                        119                                   60
              169.01
              169.02
                 170                                        116                                    0
                 171                                        119                                   12
                 172                                         80                                    0
                 173                                        118                                  120
                 174                                        117                                   60
                 175                                        118                                   36
                 176                                        119                                    0
                 177                                         56                                    0
              177.01
              177.02
              177.03
                 178                                        116                                    0
              178.01
              178.02
              178.03
              178.04
                 179                                        118                                    0
                 180                                        116                                    0
                 181                                        118                                  120
                 182                                         59                                   60
                 183                                        116                                    0
                 184                                        119                                   60
                 185                                        118                                   60
                 186                                        117                                    0
                 187                                        117                                   24
                 188                                        141                                    0
                 189                                        116                                    0
                 190                                        117                                   36
                 191                                        119                                    0
                 192                                        117                                   36
                 193                                        117                                    0
                 194                                         58                                   60
                 195                                        118                                   36
                 196                                        118                                   60
                 197                                        117                                    0
                 198                                        119                                    0
                 199                                        115                                   60
                 200                                        116                                    0
                 201                                        115                                   60




SPLIT LOANS

9-P                                                         117                                  120
34-B                                                         55                                   60
50-B                                                        118                                   60
79-B                                                        119                                   18
87-B                                                        118                                   24
100-B                                                       116                                   36
115-B                                                       116                                   36
125-B                                                       120                                   60


GCCFC 07-GG9 Loan ID   Original Amortization Term (mos.)   Remaining Interest Only Period (mos.)
--------------------   ---------------------------------   -------------------------------------
                   1                                  NA                                     118
                1.01
                1.02
                   2                                  NA                                     119
                   3                                  NA                                     117

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                  NA                                     119
                   5                                  NA                                     119
                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                  NA                                      64
                6.01
                6.02
                6.03
                   7                                  NA                                     119
                   8                                  NA                                     117
                   9                                  NA                                     117
                  10                                  NA                                     117
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                  NA                                      58
                  12                                  NA                                     116
                  13                                  NA                                      58
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                  NA                                     119
                  15                                 360                                       0
                  16                                  NA                                      61
               16.01
               16.02
                  17                                 360                                       0
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                  NA                                     117
                  19                                 360                                      21
                  20                                  NA                                     119
                  21                                 360                                      22
                  22                                  NA                                      59
                  23                                  NA                                      80
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                  NA                                      55
               24.01
               24.02
                  25                                 360                                      22
                  26                                  NA                                      58
               26.01
               26.02
               26.03
               26.04
                  27                                  NA                                     119
                  28                                 360                                      20
                  29                                  NA                                      83
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                  NA                                      58
                  31                                  NA                                      57
                  32                                  NA                                      58
                  33                                  NA                                      57
                  34                                  NA                                      55
                  35                                  NA                                      84
                  36                                  NA                                     116
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                  NA                                      80
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                 360                                      58
                  39                                  NA                                     119
                  40                                  NA                                      58
                  41                                 360                                      58
                  42                                  NA                                     117
                  43                                  NA                                     118
                  44                                  NA                                     118
                  45                                 360                                      59
                  46                                  NA                                     117
                  47                                 360                                      56
                  48                                  NA                                     120
                  49                                 360                                      58
                  50                                 360                                      58
                  51                                 360                                      34
                  52                                 300                                      33
               52.01
               52.02
                  53                                  NA                                      57
               53.01
               53.02
               53.03
                  54                                 360                                      22
                  55                                  NA                                     120
                  56                                  NA                                     118
                  57                                  NA                                      46
                  58                                 360                                      79
                  59                                  NA                                     118
                  60                                  NA                                      55
                  61                                  NA                                      59
                  62                                  NA                                     118
                  63                                  NA                                      58
               63.01
               63.02
               63.03
               63.04
                  64                                 360                                      18
                  65                                  NA                                     118
                  66                                  NA                                      81
                  67                                 360                                      31
                  68                                  NA                                     116
                  69                                  NA                                     117
                  70                                  NA                                      57
                  71                                 360                                      68
                  72                                 360                                      57
                  73                                  NA                                     118
                  74                                 360                                      58
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                  NA                                      59
                  76                                  NA                                      58
                  77                                  NA                                     117
                  78                                  NA                                      58
                  79                                 300                                      17
                  80                                  NA                                      81
                  81                                  NA                                     118
                  82                                  NA                                     118
                  83                                 360                                      22
                  84                                  NA                                     116
                  85                                  NA                                     117
                  86                                 360                                      19
                  87                                 360                                      22
                  88                                 360                                      33
                  89                                 360                                      58
                  90                                 360                                      47
                  91                                 360                                      58
                  92                                  NA                                     118
                  93                                  NA                                     118
                  94                                 360                                       0
                  95                                 360                                       8
                  96                                 360                                      33
                  97                                 360                                      34
                  98                                 360                                      58
                  99                                 360                                      23
                 100                                 360                                      32
                 101                                 360                                      22
                 102                                 360                                      32
                 103                                 360                                      56
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                 360                                      56
                 105                                 360                                      59
                 106                                 360                                      56
                 107                                 360                                      58
                 108                                  NA                                     119
                 109                                  NA                                      34
              109.01
              109.02
              109.03
                 110                                 360                                      21
                 111                                  NA                                     118
                 112                                 360                                      57
                 113                                 360                                      32
                 114                                 360                                      58
                 115                                 360                                      32
                 116                                  NA                                     119
                 117                                 360                                       0
              117.01
              117.02
              117.03
                 118                                  NA                                     115
                 119                                 360                                      20
                 120                                 300                                       0
                 121                                 360                                      59
                 122                                  NA                                      82
                 123                                 360                                      32
                 124                                 360                                       9
                 125                                 360                                      60
                 126                                  NA                                     117
                 127                                 360                                      57
              127.01
              127.02
                 128                                 360                                      82
                 129                                 360                                      56
                 130                                 360                                      58
                 131                                  NA                                     117
                 132                                 360                                       0
                 133                                  NA                                     118
                 134                                 360                                      59
                 135                                 360                                      58
                 136                                  NA                                     119
                 137                                  NA                                     118
                 138                                 360                                       0
                 139                                 360                                      22
                 140                                 300                                       0
                 141                                 360                                      56
                 142                                 360                                       0
                 143                                 360                                      20
                 144                                 360                                      59
                 145                                 360                                      59
                 146                                  NA                                     117
                 147                                 360                                      23
              147.01
              147.02
                 148                                  NA                                     116
                 149                                 360                                      58
                 150                                 360                                      34
                 151                                 300                                       0
                 152                                  NA                                     117
                 153                                 360                                       0
                 154                                 360                                      58
                 155                                 300                                       0
                 156                                 360                                       0
              156.01
              156.02
                 157                                 360                                      32
                 158                                 360                                      32
                 159                                  NA                                      46
                 160                                  NA                                      56
                 161                                 360                                      18
                 162                                  NA                                      58
                 163                                  NA                                      57
                 164                                  NA                                     118
                 165                                 360                                       0
                 166                                 360                                       0
                 167                                 360                                      45
                 168                                 360                                      59
                 169                                 360                                      59
              169.01
              169.02
                 170                                 300                                       0
                 171                                 360                                      11
                 172                                 360                                       0
                 173                                  NA                                     118
                 174                                 360                                      57
                 175                                 360                                      34
                 176                                 360                                       0
                 177                                 360                                       0
              177.01
              177.02
              177.03
                 178                                 300                                       0
              178.01
              178.02
              178.03
              178.04
                 179                                 360                                       0
                 180                                 360                                       0
                 181                                  NA                                     118
                 182                                  NA                                      59
                 183                                 360                                       0
                 184                                 360                                      59
                 185                                 360                                      58
                 186                                 360                                       0
                 187                                 360                                      21
                 188                                 144                                       0
                 189                                 324                                       0
                 190                                 360                                      33
                 191                                 300                                       0
                 192                                 360                                      33
                 193                                 360                                       0
                 194                                  NA                                      58
                 195                                 360                                      34
                 196                                 360                                      58
                 197                                 360                                       0
                 198                                 360                                       0
                 199                                 360                                      55
                 200                                 120                                       0
                 201                                 360                                      55




SPLIT LOANS

9-P                                                   NA                                     117
34-B                                                  NA                                      55
50-B                                                 360                                      58
79-B                                                 300                                      17
87-B                                                 360                                      22
100-B                                                360                                      32
115-B                                                360                                      32
125-B                                                360                                      60


GCCFC 07-GG9 Loan ID   Remaining Amortization Term (mos.)   Interest Accrual Method (Actual/360 or 30/360)
--------------------   ----------------------------------   ----------------------------------------------
                   1                                   NA   Actual/360
                1.01
                1.02
                   2                                   NA   Actual/360
                   3                                   NA   Actual/360

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                   NA   Actual/360
                   5                                   NA   Actual/360
                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                   NA   Actual/360
                6.01
                6.02
                6.03
                   7                                   NA   Actual/360
                   8                                   NA   Actual/360
                   9                                   NA   Actual/360
                  10                                   NA   Actual/360
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                   NA   Actual/360
                  12                                   NA   Actual/360
                  13                                   NA   Actual/360
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                   NA   Actual/360
                  15                                  359   Actual/360
                  16                                   NA   Actual/360
               16.01
               16.02
                  17                                  359   Actual/360
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                   NA   Actual/360
                  19                                  360   Actual/360
                  20                                   NA   Actual/360
                  21                                  360   Actual/360
                  22                                   NA   Actual/360
                  23                                   NA   Actual/360
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                   NA   Actual/360
               24.01
               24.02
                  25                                  360   Actual/360
                  26                                   NA   Actual/360
               26.01
               26.02
               26.03
               26.04
                  27                                   NA   Actual/360
                  28                                  360   Actual/360
                  29                                   NA   Actual/360
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                   NA   Actual/360
                  31                                   NA   Actual/360
                  32                                   NA   Actual/360
                  33                                   NA   Actual/360
                  34                                   NA   Actual/360
                  35                                   NA   Actual/360
                  36                                   NA   Actual/360
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                   NA   Actual/360
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                  360   Actual/360
                  39                                   NA   Actual/360
                  40                                   NA   Actual/360
                  41                                  360   Actual/360
                  42                                   NA   Actual/360
                  43                                   NA   Actual/360
                  44                                   NA   Actual/360
                  45                                  360   Actual/360
                  46                                   NA   Actual/360
                  47                                  360   Actual/360
                  48                                   NA   Actual/360
                  49                                  360   Actual/360
                  50                                  360   Actual/360
                  51                                  360   Actual/360
                  52                                  300   Actual/360
               52.01
               52.02
                  53                                   NA   Actual/360
               53.01
               53.02
               53.03
                  54                                  360   Actual/360
                  55                                   NA   Actual/360
                  56                                   NA   Actual/360
                  57                                   NA   Actual/360
                  58                                  360   Actual/360
                  59                                   NA   Actual/360
                  60                                   NA   Actual/360
                  61                                   NA   Actual/360
                  62                                   NA   Actual/360
                  63                                   NA   Actual/360
               63.01
               63.02
               63.03
               63.04
                  64                                  360   Actual/360
                  65                                   NA   Actual/360
                  66                                   NA   Actual/360
                  67                                  360   Actual/360
                  68                                   NA   Actual/360
                  69                                   NA   Actual/360
                  70                                   NA   Actual/360
                  71                                  360   Actual/360
                  72                                  360   Actual/360
                  73                                   NA   Actual/360
                  74                                  360   Actual/360
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                   NA   Actual/360
                  76                                   NA   Actual/360
                  77                                   NA   Actual/360
                  78                                   NA   Actual/360
                  79                                  300   Actual/360
                  80                                   NA   Actual/360
                  81                                   NA   Actual/360
                  82                                   NA   Actual/360
                  83                                  360   Actual/360
                  84                                   NA   Actual/360
                  85                                   NA   Actual/360
                  86                                  360   Actual/360
                  87                                  360   Actual/360
                  88                                  360   Actual/360
                  89                                  360   Actual/360
                  90                                  360   Actual/360
                  91                                  360   Actual/360
                  92                                   NA   Actual/360
                  93                                   NA   Actual/360
                  94                                  360   Actual/360
                  95                                  360   Actual/360
                  96                                  360   Actual/360
                  97                                  360   Actual/360
                  98                                  360   Actual/360
                  99                                  360   Actual/360
                 100                                  360   Actual/360
                 101                                  360   Actual/360
                 102                                  360   Actual/360
                 103                                  360   Actual/360
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                  360   Actual/360
                 105                                  360   Actual/360
                 106                                  360   Actual/360
                 107                                  360   Actual/360
                 108                                   NA   Actual/360
                 109                                   NA   Actual/360
              109.01
              109.02
              109.03
                 110                                  360   Actual/360
                 111                                   NA   Actual/360
                 112                                  360   Actual/360
                 113                                  360   Actual/360
                 114                                  360   Actual/360
                 115                                  360   Actual/360
                 116                                   NA   Actual/360
                 117                                  359   Actual/360
              117.01
              117.02
              117.03
                 118                                   NA   Actual/360
                 119                                  360   Actual/360
                 120                                  297   Actual/360
                 121                                  360   Actual/360
                 122                                   NA   Actual/360
                 123                                  360   Actual/360
                 124                                  360   Actual/360
                 125                                  360   Actual/360
                 126                                   NA   Actual/360
                 127                                  360   Actual/360
              127.01
              127.02
                 128                                  360   Actual/360
                 129                                  360   Actual/360
                 130                                  360   Actual/360
                 131                                   NA   Actual/360
                 132                                  358   Actual/360
                 133                                   NA   Actual/360
                 134                                  360   Actual/360
                 135                                  360   Actual/360
                 136                                   NA   Actual/360
                 137                                   NA   Actual/360
                 138                                  358   Actual/360
                 139                                  360   Actual/360
                 140                                  297   Actual/360
                 141                                  360   Actual/360
                 142                                  356   Actual/360
                 143                                  360   Actual/360
                 144                                  360   Actual/360
                 145                                  360   Actual/360
                 146                                   NA   Actual/360
                 147                                  360   Actual/360
              147.01
              147.02
                 148                                   NA   Actual/360
                 149                                  360   Actual/360
                 150                                  360   Actual/360
                 151                                  298   Actual/360
                 152                                   NA   Actual/360
                 153                                  356   Actual/360
                 154                                  360   Actual/360
                 155                                  297   Actual/360
                 156                                  359   Actual/360
              156.01
              156.02
                 157                                  360   Actual/360
                 158                                  360   Actual/360
                 159                                   NA   Actual/360
                 160                                   NA   Actual/360
                 161                                  360   Actual/360
                 162                                   NA   Actual/360
                 163                                   NA   Actual/360
                 164                                   NA   Actual/360
                 165                                  359   Actual/360
                 166                                  358   Actual/360
                 167                                  360   Actual/360
                 168                                  360   Actual/360
                 169                                  360   Actual/360
              169.01
              169.02
                 170                                  296   Actual/360
                 171                                  360   Actual/360
                 172                                  356   Actual/360
                 173                                   NA   Actual/360
                 174                                  360   Actual/360
                 175                                  360   Actual/360
                 176                                  359   Actual/360
                 177                                  356   Actual/360
              177.01
              177.02
              177.03
                 178                                  296   Actual/360
              178.01
              178.02
              178.03
              178.04
                 179                                  358   Actual/360
                 180                                  356   Actual/360
                 181                                   NA   Actual/360
                 182                                   NA   Actual/360
                 183                                  356   Actual/360
                 184                                  360   Actual/360
                 185                                  360   Actual/360
                 186                                  357   Actual/360
                 187                                  360   Actual/360
                 188                                  141   Actual/360
                 189                                  320   Actual/360
                 190                                  360   Actual/360
                 191                                  299   Actual/360
                 192                                  360   Actual/360
                 193                                  357   Actual/360
                 194                                   NA   Actual/360
                 195                                  360   Actual/360
                 196                                  360   Actual/360
                 197                                  357   Actual/360
                 198                                  359   Actual/360
                 199                                  360   Actual/360
                 200                                  116   Actual/360
                 201                                  360   Actual/360




SPLIT LOANS

9-P                                                    NA   Actual/360
34-B                                                   NA   Actual/360
50-B                                                  360   Actual/360
79-B                                                  300   Actual/360
87-B                                                  360   Actual/360
100-B                                                 360   Actual/360
115-B                                                 360   Actual/360
125-B                                                 360   Actual/360


GCCFC 07-GG9 Loan ID   Administrative Fee Rate    Master Servicing Fee    Primary Servicing Fee   Ownership Interest (Fee/Leasehold)
--------------------   -----------------------    --------------------    ---------------------   ----------------------------------
                   1                   0.02033%                0.01000%                 0.01000%
                1.01                                                                              Fee Simple
                1.02                                                                              Fee Simple / Leasehold
                   2                   0.02033%                0.01000%                 0.01000%  Fee Simple
                   3                   0.02033%                0.01000%                 0.01000%

                3.01                                                                              Fee Simple
                3.02                                                                              Fee Simple
                3.03                                                                              Fee Simple
                3.04                                                                              Fee Simple
                3.05                                                                              Fee Simple
                3.06                                                                              Fee Simple
                3.07                                                                              Fee Simple
                3.08                                                                              Fee Simple
                3.09                                                                              Fee Simple
                3.10                                                                              Fee Simple
                3.11                                                                              Fee Simple
                3.12                                                                              Fee Simple
                3.13                                                                              Fee Simple
                3.14                                                                              Fee Simple
                3.15                                                                              Fee Simple
                3.16                                                                              Fee Simple
                3.17                                                                              Fee Simple
                3.18                                                                              Fee Simple
                3.19                                                                              Fee Simple
                3.20                                                                              Fee Simple
                3.21                                                                              Fee Simple
                3.22                                                                              Fee Simple
                3.23                                                                              Fee Simple
                3.24                                                                              Fee Simple
                3.25                                                                              Fee Simple
                3.26                                                                              Fee Simple
                3.27                                                                              Fee Simple
                3.28                                                                              Fee Simple
                3.29                                                                              Fee Simple
                3.30                                                                              Fee Simple
                3.31                                                                              Fee Simple
                3.32                                                                              Fee Simple
                3.33                                                                              Fee Simple
                3.34                                                                              Fee Simple
                3.35                                                                              Fee Simple
                3.36                                                                              Fee Simple
                   4                   0.02033%                0.01000%                 0.01000%  Fee Simple
                   5                   0.02033%                0.01000%                 0.01000%
                5.01                                                                              Fee Simple
                5.02                                                                              Fee Simple
                5.03                                                                              Leasehold
                5.04                                                                              Leasehold
                5.05                                                                              Fee Simple
                   6                   0.02033%                0.01000%                 0.01000%
                6.01                                                                              Fee Simple
                6.02                                                                              Fee Simple / Leasehold
                6.03                                                                              Leasehold
                   7                   0.02033%                0.01000%                 0.01000%  Fee Simple
                   8                   0.02033%                0.01000%                 0.01000%  Fee Simple
                   9                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  10                   0.02033%                0.01000%                 0.01000%
               10.01                                                                              Fee Simple
               10.02                                                                              Fee Simple
               10.03                                                                              Fee Simple
               10.04                                                                              Fee Simple
               10.05                                                                              Fee Simple
               10.06                                                                              Fee Simple
               10.07                                                                              Fee Simple
               10.08                                                                              Fee Simple
               10.09                                                                              Fee Simple
               10.10                                                                              Fee Simple
               10.11                                                                              Fee Simple
               10.12                                                                              Fee Simple
               10.13                                                                              Fee Simple
               10.14                                                                              Fee Simple
                  11                   0.02033%                0.01000%                 0.01000%  Leasehold
                  12                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  13                   0.02033%                0.01000%                 0.01000%
               13.01                                                                              Fee Simple
               13.02                                                                              Fee Simple
               13.03                                                                              Fee Simple
               13.04                                                                              Fee Simple
               13.05                                                                              Fee Simple
               13.06                                                                              Fee Simple
                  14                   0.02033%                0.01000%                 0.01000%  Leasehold
                  15                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  16                   0.02033%                0.01000%                 0.01000%
               16.01                                                                              Fee Simple
               16.02                                                                              Fee Simple
                  17                   0.02033%                0.01000%                 0.01000%
               17.01                                                                              Fee Simple
               17.02                                                                              Fee Simple
               17.03                                                                              Fee Simple
               17.04                                                                              Fee Simple
               17.05                                                                              Fee Simple
               17.06                                                                              Fee Simple
                  18                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  19                   0.02033%                0.01000%                 0.01000%  Leasehold
                  20                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  21                   0.04033%                0.01000%                 0.03000%  Fee Simple
                  22                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  23                   0.02033%                0.01000%                 0.01000%
               23.01                                                                              Fee Simple
               23.02                                                                              Fee Simple
               23.03                                                                              Fee Simple
               23.04                                                                              Fee Simple
               23.05                                                                              Fee Simple
               23.06                                                                              Fee Simple
               23.07                                                                              Fee Simple
                  24                   0.02033%                0.01000%                 0.01000%
               24.01                                                                              Fee Simple
               24.02                                                                              Leasehold
                  25                   0.04033%                0.01000%                 0.03000%  Fee Simple
                  26                   0.02033%                0.01000%                 0.01000%
               26.01                                                                              Fee Simple
               26.02                                                                              Fee Simple
               26.03                                                                              Fee Simple
               26.04                                                                              Fee Simple
                  27                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  28                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  29                   0.02033%                0.01000%                 0.01000%
               29.01                                                                              Fee Simple
               29.02                                                                              Fee Simple
               29.03                                                                              Fee Simple
               29.04                                                                              Fee Simple
               29.05                                                                              Fee Simple
               29.06                                                                              Fee Simple
               29.07                                                                              Fee Simple
               29.08                                                                              Fee Simple
               29.09                                                                              Fee Simple
               29.10                                                                              Fee Simple
               29.11                                                                              Fee Simple
               29.12                                                                              Fee Simple
                  30                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  31                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  32                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  33                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  34                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  35                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  36                   0.02033%                0.01000%                 0.01000%
               36.01                                                                              Fee Simple
               36.02                                                                              Fee Simple
               36.03                                                                              Fee Simple
               36.04                                                                              Fee Simple
               36.05                                                                              Fee Simple
               36.06                                                                              Fee Simple
                  37                   0.02033%                0.01000%                 0.01000%
               37.01                                                                              Fee Simple
               37.02                                                                              Fee Simple
               37.03                                                                              Fee Simple
               37.04                                                                              Fee Simple
               37.05                                                                              Fee Simple
                  38                   0.04533%                0.01000%                 0.03500%  Fee Simple
                  39                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  40                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  41                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  42                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  43                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  44                   0.07033%                0.01000%                 0.06000%  Fee Simple
                  45                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  46                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  47                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  48                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  49                   0.02033%                0.01000%                 0.01000%  Fee Simple / Leasehold
                  50                   0.02033%                0.01000%                 0.01000%  Leasehold
                  51                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  52                   0.02033%                0.01000%                 0.01000%
               52.01                                                                              Fee Simple
               52.02                                                                              Fee Simple
                  53                   0.02033%                0.01000%                 0.01000%
               53.01                                                                              Fee Simple
               53.02                                                                              Fee Simple
               53.03                                                                              Fee Simple
                  54                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  55                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  56                   0.02033%                0.01000%                 0.01000%  Fee Simple / Leasehold
                  57                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  58                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  59                   0.05033%                0.01000%                 0.04000%  Fee Simple
                  60                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  61                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  62                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  63                   0.02033%                0.01000%                 0.01000%
               63.01                                                                              Fee Simple
               63.02                                                                              Fee Simple
               63.03                                                                              Fee Simple
               63.04                                                                              Fee Simple
                  64                   0.02033%                0.01000%                 0.01000%  Leasehold
                  65                   0.05033%                0.01000%                 0.04000%  Fee Simple
                  66                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  67                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  68                   0.06033%                0.01000%                 0.05000%  Fee Simple
                  69                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  70                   0.06033%                0.01000%                 0.05000%  Fee Simple
                  71                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  72                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  73                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  74                   0.07033%                0.01000%                 0.06000%
               74.01                                                                              Fee Simple
               74.02                                                                              Fee Simple
               74.03                                                                              Fee Simple
               74.04                                                                              Fee Simple
               74.05                                                                              Fee Simple
               74.06                                                                              Fee Simple
               74.07                                                                              Fee Simple
                  75                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  76                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  77                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  78                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  79                   0.02033%                0.01000%                 0.01000%  Leasehold
                  80                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  81                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  82                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  83                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  84                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  85                   0.05033%                0.01000%                 0.04000%  Fee Simple
                  86                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  87                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  88                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  89                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  90                   0.02033%                0.01000%                 0.01000%  Leasehold
                  91                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  92                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  93                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  94                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  95                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  96                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  97                   0.06033%                0.01000%                 0.05000%  Fee Simple
                  98                   0.02033%                0.01000%                 0.01000%  Fee Simple
                  99                   0.02033%                0.01000%                 0.01000%  Leasehold
                 100                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 101                   0.02033%                0.01000%                 0.01000%  Leasehold
                 102                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 103                   0.02033%                0.01000%                 0.01000%
              103.01                                                                              Fee Simple
              103.02                                                                              Fee Simple
              103.03                                                                              Fee Simple
              103.04                                                                              Fee Simple
              103.05                                                                              Fee Simple
              103.06                                                                              Fee Simple
              103.07                                                                              Fee Simple
                 104                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 105                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 106                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 107                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 108                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 109                   0.02033%                0.01000%                 0.01000%
              109.01                                                                              Fee Simple
              109.02                                                                              Fee Simple
              109.03                                                                              Fee Simple
                 110                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 111                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 112                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 113                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 114                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 115                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 116                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 117                   0.02033%                0.01000%                 0.01000%
              117.01                                                                              Fee Simple
              117.02                                                                              Fee Simple
              117.03                                                                              Fee Simple
                 118                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 119                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 120                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 121                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 122                   0.04033%                0.01000%                 0.03000%  Fee Simple
                 123                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 124                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 125                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 126                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 127                   0.02033%                0.01000%                 0.01000%
              127.01                                                                              Fee Simple
              127.02                                                                              Fee Simple
                 128                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 129                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 130                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 131                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 132                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 133                   0.05033%                0.01000%                 0.04000%  Fee Simple
                 134                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 135                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 136                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 137                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 138                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 139                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 140                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 141                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 142                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 143                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 144                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 145                   0.05033%                0.01000%                 0.04000%  Fee Simple
                 146                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 147                   0.02033%                0.01000%                 0.01000%
              147.01                                                                              Fee Simple
              147.02                                                                              Fee Simple
                 148                   0.06033%                0.01000%                 0.05000%  Fee Simple
                 149                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 150                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 151                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 152                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 153                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 154                   0.06033%                0.01000%                 0.05000%  Fee Simple
                 155                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 156                   0.02033%                0.01000%                 0.01000%
              156.01                                                                              Fee Simple
              156.02                                                                              Fee Simple
                 157                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 158                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 159                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 160                   0.02033%                0.01000%                 0.01000%  Fee Simple / Leasehold
                 161                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 162                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 163                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 164                   0.08033%                0.01000%                 0.07000%  Fee Simple
                 165                   0.05033%                0.01000%                 0.04000%  Fee Simple
                 166                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 167                   0.06033%                0.01000%                 0.05000%  Fee Simple
                 168                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 169                   0.02033%                0.01000%                 0.01000%
              169.01                                                                              Fee Simple
              169.02                                                                              Fee Simple
                 170                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 171                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 172                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 173                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 174                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 175                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 176                   0.08033%                0.01000%                 0.07000%  Fee Simple
                 177                   0.02033%                0.01000%                 0.01000%
              177.01                                                                              Fee Simple
              177.02                                                                              Fee Simple
              177.03                                                                              Fee Simple
                 178                   0.02033%                0.01000%                 0.01000%
              178.01                                                                              Fee Simple
              178.02                                                                              Fee Simple
              178.03                                                                              Fee Simple
              178.04                                                                              Fee Simple
                 179                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 180                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 181                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 182                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 183                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 184                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 185                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 186                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 187                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 188                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 189                   0.07033%                0.01000%                 0.06000%  Fee Simple
                 190                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 191                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 192                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 193                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 194                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 195                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 196                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 197                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 198                   0.08033%                0.01000%                 0.07000%  Fee Simple
                 199                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 200                   0.02033%                0.01000%                 0.01000%  Fee Simple
                 201                   0.02033%                0.01000%                 0.01000%  Fee Simple




SPLIT LOANS

9-P                                    0.02033%                0.01000%                 0.01000%
34-B                                   0.02033%                0.01000%                 0.01000%
50-B                                   0.02033%                0.01000%                 0.01000%
79-B                                   0.02033%                0.01000%                 0.01000%
87-B                                   0.02033%                0.01000%                 0.01000%
100-B                                  0.02033%                0.01000%                 0.05000%
115-B                                  0.02033%                0.01000%                 0.05000%
125-B                                  0.02033%                0.01000%                 0.08000%


GCCFC 07-GG9 Loan ID   Mortgage Loan Seller   Originator
--------------------   --------------------   ----------
                   1   GCFP/Lehman            GCFP/Lehman
                1.01
                1.02
                   2   GSMC                   GSMC
                   3   GSMC                   GSMC

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4   GSMC                   GSMC
                   5   GCFP                   GCFP
                5.01
                5.02
                5.03
                5.04
                5.05
                   6   GCFP                   GCFP
                6.01
                6.02
                6.03
                   7   GCFP                   GCFP
                   8   GCFP                   GCFP
                   9   GSMC                   GSMC
                  10   GSMC                   GSMC
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11   GCFP                   GCFP
                  12   GSMC                   GSMC
                  13   GCFP                   GCFP
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14   GCFP                   GCFP
                  15   GSMC                   GSMC
                  16   GCFP                   GCFP
               16.01
               16.02
                  17   GSMC                   GSMC
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18   GSMC                   GSMC
                  19   GSMC                   GSMC
                  20   GCFP                   GCFP
                  21   GCFP                   GCFP
                  22   GSMC                   GSMC
                  23   GCFP                   GCFP
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24   GCFP                   GCFP
               24.01
               24.02
                  25   GCFP                   GCFP
                  26   GSMC                   GSMC
               26.01
               26.02
               26.03
               26.04
                  27   GCFP                   GCFP
                  28   GSMC                   GSMC
                  29   GSMC                   GSMC
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30   GSMC                   GSMC
                  31   GCFP                   GCFP
                  32   GSMC                   GSMC
                  33   GCFP                   GCFP
                  34   GSMC                   GSMC
                  35   GCFP                   GCFP
                  36   GCFP                   GCFP
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37   GCFP                   GCFP
               37.01
               37.02
               37.03
               37.04
               37.05
                  38   GCFP                   NY Credit
                  39   GCFP                   GCFP
                  40   GSMC                   GSMC
                  41   GCFP                   GCFP
                  42   GCFP                   GCFP
                  43   GSMC                   GSMC
                  44   GSMC                   GSMC
                  45   GCFP                   GCFP
                  46   GCFP                   GCFP
                  47   GCFP                   GCFP
                  48   GCFP                   GCFP
                  49   GCFP                   GCFP
                  50   GCFP                   GCFP
                  51   GCFP                   GCFP
                  52   GCFP                   GCFP
               52.01
               52.02
                  53   GSMC                   GSMC
               53.01
               53.02
               53.03
                  54   GCFP                   GCFP
                  55   GCFP                   GCFP
                  56   GCFP                   GCFP
                  57   GCFP                   GCFP
                  58   GCFP                   GCFP
                  59   GSMC                   GSMC
                  60   GCFP                   GCFP
                  61   GCFP                   GCFP
                  62   GSMC                   GSMC
                  63   GCFP                   GCFP
               63.01
               63.02
               63.03
               63.04
                  64   GCFP                   GCFP
                  65   GSMC                   GSMC
                  66   GCFP                   GCFP
                  67   GCFP                   GCFP
                  68   GCFP                   NY Credit
                  69   GCFP                   GCFP
                  70   GSMC                   GSMC
                  71   GCFP                   GCFP
                  72   GCFP                   GCFP
                  73   GSMC                   GSMC
                  74   GSMC                   GSMC
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75   GCFP                   GCFP
                  76   GCFP                   GCFP
                  77   GCFP                   GCFP
                  78   GCFP                   GCFP
                  79   GCFP                   GCFP
                  80   GCFP                   GCFP
                  81   GSMC                   GSMC
                  82   GSMC                   GSMC
                  83   GSMC                   GSMC
                  84   GSMC                   GSMC
                  85   GCFP                   NY Credit
                  86   GCFP                   GCFP
                  87   GCFP                   GCFP
                  88   GCFP                   GCFP
                  89   GSMC                   GSMC
                  90   GCFP                   GCFP
                  91   GSMC                   GSMC
                  92   GSMC                   GSMC
                  93   GCFP                   GCFP
                  94   GCFP                   GCFP
                  95   GCFP                   GCFP
                  96   GSMC                   GSMC
                  97   GSMC                   GSMC
                  98   GCFP                   GCFP
                  99   GCFP                   GCFP
                 100   GSMC                   GSMC
                 101   GCFP                   GCFP
                 102   GSMC                   GSMC
                 103   GCFP                   GCFP
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104   GSMC                   GSMC
                 105   GSMC                   GSMC
                 106   GCFP                   GCFP
                 107   GCFP                   GCFP
                 108   GSMC                   GSMC
                 109   GCFP                   GCFP
              109.01
              109.02
              109.03
                 110   GSMC                   GSMC
                 111   GSMC                   GSMC
                 112   GCFP                   GCFP
                 113   GCFP                   GCFP
                 114   GSMC                   GSMC
                 115   GSMC                   GSMC
                 116   GSMC                   GSMC
                 117   GCFP                   GCFP
              117.01
              117.02
              117.03
                 118   GCFP                   Petra
                 119   GCFP                   GCFP
                 120   GCFP                   GCFP
                 121   GSMC                   GSMC
                 122   GSMC                   GSMC
                 123   GCFP                   GCFP
                 124   GCFP                   GCFP
                 125   GSMC                   GSMC
                 126   GSMC                   GSMC
                 127   GCFP                   GCFP
              127.01
              127.02
                 128   GSMC                   GSMC
                 129   GCFP                   GCFP
                 130   GSMC                   GSMC
                 131   GSMC                   GSMC
                 132   GSMC                   GSMC
                 133   GSMC                   GSMC
                 134   GSMC                   GSMC
                 135   GSMC                   GSMC
                 136   GSMC                   GSMC
                 137   GSMC                   GSMC
                 138   GCFP                   GCFP
                 139   GCFP                   GCFP
                 140   GSMC                   GSMC
                 141   GSMC                   GSMC
                 142   GCFP                   GCFP
                 143   GCFP                   GCFP
                 144   GCFP                   GCFP
                 145   GCFP                   NY Credit
                 146   GSMC                   GSMC
                 147   GCFP                   GCFP
              147.01
              147.02
                 148   GSMC                   GSMC
                 149   GSMC                   GSMC
                 150   GCFP                   GCFP
                 151   GSMC                   GSMC
                 152   GSMC                   GSMC
                 153   GCFP                   GCFP
                 154   GSMC                   GSMC
                 155   GCFP                   GCFP
                 156   GSMC                   GSMC
              156.01
              156.02
                 157   GSMC                   GSMC
                 158   GSMC                   GSMC
                 159   GCFP                   GCFP
                 160   GCFP                   NY Credit
                 161   GCFP                   GCFP
                 162   GCFP                   GCFP
                 163   GSMC                   GSMC
                 164   GSMC                   GSMC
                 165   GSMC                   GSMC
                 166   GSMC                   GSMC
                 167   GSMC                   GSMC
                 168   GSMC                   GSMC
                 169   GCFP                   GCFP
              169.01
              169.02
                 170   GCFP                   GCFP
                 171   GCFP                   GCFP
                 172   GCFP                   GCFP
                 173   GSMC                   GSMC
                 174   GSMC                   GSMC
                 175   GSMC                   GSMC
                 176   GSMC                   GSMC
                 177   GCFP                   GCFP
              177.01
              177.02
              177.03
                 178   GCFP                   GCFP
              178.01
              178.02
              178.03
              178.04
                 179   GSMC                   GSMC
                 180   GSMC                   GSMC
                 181   GCFP                   GCFP
                 182   GSMC                   GSMC
                 183   GCFP                   GCFP
                 184   GSMC                   GSMC
                 185   GSMC                   GSMC
                 186   GSMC                   GSMC
                 187   GCFP                   GCFP
                 188   GSMC                   GSMC
                 189   GSMC                   GSMC
                 190   GSMC                   GSMC
                 191   GCFP                   GCFP
                 192   GCFP                   GCFP
                 193   GSMC                   GSMC
                 194   GSMC                   GSMC
                 195   GCFP                   GCFP
                 196   GSMC                   GSMC
                 197   GCFP                   GCFP
                 198   GSMC                   GSMC
                 199   GCFP                   GCFP
                 200   GSMC                   GSMC
                 201   GCFP                   GCFP




SPLIT LOANS

9-P                    GSMC                   GSMC
34-B                   GSMC                   GSMC
50-B                   GCFP                   GCFP
79-B                   GCFP                   GCFP
87-B                   GCFP                   GCFP
100-B                  GSMC                   GSMC
115-B                  GSMC                   GSMC
125-B                  GSMC                   GSMC


GCCFC 07-GG9 Loan ID   Prepayment Type
--------------------   ----------------------------------------------------------------------------------------------------
                   1   Lockout/26_Defeasance/90_0%/4
                1.01
                1.02
                   2   Lockout/25_Defeasance/91_0%/4
                   3   Lockout/5_Greater of YM or 1% (via property releases <$50,000,000)/21_Defeasance or Greater of
                       YM or 1% (via property releases <$50,000,000)/88_0%/5
                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4   Lockout/25_Defeasance/91_0%/4
                   5   Lockout/25_Defeasance/91_0%/4
                5.01
                5.02
                5.03
                5.04
                5.05
                   6   Lockout/26_Defeasance/36_0%/4-SEE FOOTNOTE (7)
                6.01
                6.02
                6.03
                   7   Lockout/25_Defeasance/91_0%/4
                   8   Lockout/27_Defeasance/89_0%/4
                   9   Lockout/27_Defeasance/88_0%/5
                  10   Lockout/26_Defeasance or Partial Defeasance/89_0%/4
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11   Lockout/26_Defeasance or > YM or 1%/27_0%/7
                  12   Lockout/27_Defeasance/88_0%/4
                  13   Lockout/0_>YM or1%/56_0%/4
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14   Lockout/25_Defeasance/91_0%/4
                  15   Lockout/25_Defeasance/91_0%/4
                  16   Lockout/26_Defeasance/33_0%/4
               16.01
               16.02
                  17   Lockout/25_Defeasance or Greater of YM or 1% (also Partial Defeasance or Partial Yield Maintenance)/91_0%/4
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18   Lockout/26_Defeasance or Partial Defeasance/89_0%/4
                  19   Lockout/27_Defeasance/89_0%/4
                  20   Lockout/25_Defeasance/91_0%/4
                  21   Lockout/25_Defeasance/91_0%/4
                  22   Lockout/11_>YM or 0.125%/39_0%/10
                  23   Lockout/28_> YM or 1%/53_0%/3
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24   Lockout/29_Defeasance/27_0%/4
               24.01
               24.02
                  25   Lockout/25_Defeasance/91_0%/4
                  26   Lockout/25_Defeasance or Partial Defeasance/30_0%/4
               26.01
               26.02
               26.03
               26.04
                  27   Lockout/25_Defeasance/91_0%/4
                  28   Lockout/28_Defeasance/88_0%/4
                  29   Lockout/25_Defeasance or Partial Defeasance/55_0%/4
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30   Lockout/25_Defeasance/30_0%/4
                  31   Lockout/27_Defeasance/28_0%/5
                  32   Lockout/26_Defeasance or YM/30_0%/4
                  33   Lockout/27_Defeasance/8_0%/25
                  34   Lockout/29_Defeasance/21_0%/10
                  35   Lockout/24_Defeasance/56_0%/4
                  36   Lockout/28_Defeasance/88_0%/4
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37   Lockout/28_Defeasance/52_0%/4
               37.01
               37.02
               37.03
               37.04
               37.05
                  38   Lockout/38_Defeasance/78_0%/4
                  39   Lockout/25_Defeasance/91_0%/4
                  40   Lockout/26_Defeasance/30_0%/4
                  41   Lockout/26_Defeasance/90_0%/4
                  42   Lockout/27_Defeasance/89_0%/4
                  43   Lockout/26_Defeasance/90_0%/4
                  44   Lockout/26_Defeasance/90_0%/4
                  45   Lockout/25_Defeasance/91_0%/4
                  46   Lockout/27_Defeasance/89_0%/4
                  47   Lockout/28_Defeasance/88_0%/4
                  48   Lockout/24_Defeasance/92_0%/4
                  49   Lockout/26_Defeasance/90_0%/4
                  50   Lockout/26_Defeasance/90_0%/4
                  51   Lockout/30_> YM or 1%/86_0%/4
                  52   Lockout/27_Defeasance/29_0%/4
               52.01
               52.02
                  53   Lockout/27_Defeasance/29_0%/4
               53.01
               53.02
               53.03
                  54   Lockout/26_Defeasance/92_0%/4
                  55   Lockout/24_Defeasance/92_0%/4
                  56   Lockout/26_Defeasance/90_0%/4
                  57   Lockout/26_Defeasance/19_0%/3
                  58   Lockout/29_Defeasance/88_0%/3
                  59   Lockout/26_Defeasance/89_0%/5
                  60   Lockout/29_Defeasance/28_0%/3
                  61   Lockout/25_> YM or 1%/31_0%/4
                  62   Lockout/26_Defeasance/90_0%/4
                  63   Lockout/23_> YM or 1%/33_0%/4
               63.01
               63.02
               63.03
               63.04
                  64   Lockout/30_Defeasance/86_0%/4
                  65   Lockout/26_Defeasance/89_0%/5
                  66   Lockout/27_Defeasance/54_0%/3
                  67   Lockout/29_Defeasance/88_0%/3
                  68   Lockout/0_> YM or 1%/116_0%/4
                  69   Lockout/27_Defeasance/90_0%/3
                  70   Lockout/27_Defeasance/29_0%/4
                  71   Lockout/28_Defeasance/88_0%/4
                  72   Lockout/27_Defeasance/89_0%/4
                  73   Lockout/26_Defeasance/90_0%/4
                  74   Lockout/26_Defeasance or Partial Defeasance/90_0%/4
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75   Lockout/25_Defeasance/31_0%/4
                  76   Lockout/26_Defeasance/30_0%/4
                  77   Lockout/27_Defeasance/89_0%/4
                  78   Lockout/26_Defeasance/27_0%/7
                  79   Lockout/25_Defeasance/91_0%/4
                  80   Lockout/27_Defeasance/53_0%/4
                  81   Lockout/26_Defeasance/90_0%/4
                  82   Lockout/26_Defeasance/90_0%/4
                  83   Lockout/26_Defeasance/90_0%/4
                  84   Lockout/28_Defeasance/88_0%/4
                  85   Lockout/12_> YM or 1%/104_0%/4
                  86   Lockout/29_Defeasance/88_0%/3
                  87   Lockout/26_Defeasance/91_0%/3
                  88   Lockout/27_Defeasance/89_0%/4
                  89   Lockout/26_Defeasance or Partial Defeasance/90_0%/4
                  90   Lockout/25_Defeasance/91_0%/4
                  91   Lockout/26_Defeasance/90_0%/4
                  92   Lockout/26_Defeasance/90_0%/4
                  93   Lockout/26_Defeasance/90_0%/4
                  94   Lockout/24_Defeasance/91_0%/3
                  95   Lockout/28_Defeasance/88_0%/4
                  96   Lockout/27_Defeasance/89_0%/4
                  97   Lockout/26_Defeasance/90_0%/4
                  98   Lockout/26_Defeasance/90_0%/4
                  99   Lockout/25_Defeasance/91_0%/4
                 100   Lockout/28_Defeasance/88_0%/4
                 101   Lockout/11_> YM or 1%/42_0%/7
                 102   Lockout/28_Defeasance/88_0%/4
                 103   Lockout/28_Defeasance/88_0%/4
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104   Lockout/28_Defeasance/88_0%/4
                 105   Lockout/25_Defeasance/91_0%/4
                 106   Lockout/28_Defeasance/89_0%/4 - SEE FOOTNOTE
                 107   Lockout/26_Defeasance/91_0%/3
                 108   Lockout/25_Defeasance/91_0%/4
                 109   Lockout/0_>YM or1%/32_0%/4
              109.01
              109.02
              109.03
                 110   Lockout/27_Defeasance/89_0%/4
                 111   Lockout/26_Defeasance/87_0%/7
                 112   Lockout/27_Defeasance/90_0%/3
                 113   Lockout/30_> YM or 1%/26_0%/4
                 114   Lockout/26_Defeasance/90_0%/4
                 115   Lockout/28_Defeasance/88_0%/4
                 116   Lockout/25_Defeasance/91_0%/4
                 117   Lockout/25_Defeasance/91_0%/4
              117.01
              117.02
              117.03
                 118   Lockout/29_Defeasance/87_0%/4
                 119   Lockout/28_Defeasance/88_0%/4
                 120   Lockout/26_Defeasance/90_0%/4
                 121   Lockout/25_Defeasance/91_0%/4
                 122   Lockout/23_>YM or 1%/57_0%/4
                 123   Lockout/28_Defeasance/88_0%/4
                 124   Lockout/27_Defeasance/29_0%/4
                 125   Lockout/24_Defeasance/92_0%/4
                 126   Lockout/27_Defeasance/89_0%/4
                 127   Lockout/27_Defeasance/90_0%/3
              127.01
              127.02
                 128   Lockout/26_Defeasance or Partial Defeasance/90_0%/4
                 129   Lockout/28_Defeasance/89_0%/3
                 130   Lockout/26_Defeasance/90_0%/4
                 131   Lockout/27_Defeasance/89_0%/4
                 132   Lockout/26_Defeasance/90_0%/4
                 133   Lockout/26_Defeasance/89_0%/5
                 134   Lockout/11_>YM or 1%/105_0%/4
                 135   Lockout/26_Defeasance/90_0%/4
                 136   Lockout/25_Defeasance/91_0%/4
                 137   Lockout/26_Defeasance/90_0%/4
                 138   Lockout/26_Defeasance/89_0%/5
                 139   Lockout/26_Defeasance/91_0%/3
                 140   Lockout/27_Defeasance/89_0%/4
                 141   Lockout/23_>YM or 1% (also Partial YM)/93_0%/4
                 142   Lockout/28_Defeasance/28_0%/4
                 143   Lockout/28_Defeasance/88_0%/4
                 144   Lockout/0_> YM or 1%/116_0%/4
                 145   Lockout/25_Defeasance/92_0%/3
                 146   Lockout/27_>YM or 1%/89_0%/4
                 147   Lockout/25_Defeasance/91_0%/4
              147.01
              147.02
                 148   Lockout/23_>YM or 1%/90_0%/7
                 149   Lockout/26_Defeasance or Greater of YM or 1%/90_0%/4
                 150   Lockout/26_Defeasance/90_0%/4
                 151   Lockout/26_Defeasance/90_0%/4
                 152   Lockout/27_Defeasance/89_0%/4
                 153   Lockout/28_Defeasance/88_0%/4
                 154   Lockout/26_Defeasance/90_0%/4
                 155   Lockout/27_Defeasance/89_0%/4
                 156   Lockout/25_Defeasance or Partial Defeasance/91_0%/4
              156.01
              156.02
                 157   Lockout/28_Defeasance/88_0%/4
                 158   Lockout/28_Defeasance/88_0%/4
                 159   Lockout/0_> YM or 1%/44_0%/4
                 160   Lockout/32_> YM or 1%/24_0%/4
                 161   Lockout/30_Defeasance/87_0%/3
                 162   Lockout/26_Defeasance/31_0%/3
                 163   Lockout/27_Defeasance/29_0%/4
                 164   Lockout/23_>YM or 1%/93_0%/4
                 165   Lockout/25_Defeasance/91_0%/4
                 166   Lockout/26_Defeasance/90_0%/4
                 167   Lockout/27_Defeasance/89_0%/4
                 168   Lockout/25_Defeasance/91_0%/4
                 169   Lockout/25_Defeasance/91_0%/4
              169.01
              169.02
                 170   Lockout/28_Defeasance/88_0%/4
                 171   Lockout/25_Defeasance/91_0%/4
                 172   Lockout/28_Defeasance/52_0%/4
                 173   Lockout/26_Defeasance/90_0%/4
                 174   Lockout/27_Defeasance/89_0%/4
                 175   Lockout/26_Defeasance/90_0%/4
                 176   Lockout/25_Defeasance/91_0%/4
                 177   Lockout/28_Defeasance/28_0%/4
              177.01
              177.02
              177.03
                 178   Lockout/28_Defeasance/88_0%/4
              178.01
              178.02
              178.03
              178.04
                 179   Lockout/26_Defeasance/90_0%/4
                 180   Lockout/28_Defeasance/88_0%/4
                 181   Lockout/26_Defeasance/91_0%/3
                 182   Lockout/25_>YM or 1%/31_0%/4
                 183   Lockout/59_> YM or 1%/57_0%/4
                 184   Lockout/25_Defeasance/91_0%/4 (3)
                 185   Lockout/26_>YM or 1%/90_0%/4
                 186   Lockout/27_Defeasance or Greater of YM or 1%/89_0%/4
                 187   Lockout/27_Defeasance/89_0%/4
                 188   Lockout/27_Defeasance/113_0%/4
                 189   Lockout/28_Defeasance/88_0%/4
                 190   Lockout/27_Defeasance/89_0%/4
                 191   Lockout/25_Defeasance/91_0%/4
                 192   Lockout/27_Defeasance/89_0%/4
                 193   Lockout/27_Defeasance/89_0%/4
                 194   Lockout/26_>YM or 1%/30_0%/4
                 195   Lockout/26_Defeasance/90_0%/4
                 196   Lockout/26_Defeasance/90_0%/4
                 197   Lockout/27_Defeasance/89_0%/4
                 198   Lockout/25_Defeasance/91_0%/4
                 199   Lockout/59_> YM or 1%/57_0%/4
                 200   Lockout/28_Defeasance/88_0%/4
                 201   Lockout/59_> YM or 1%/57_0%/4




SPLIT LOANS

9-P                    Lockout/27_Defeasance/88_0%/5
34-B                   Lockout/29_Defeasance/21_0%/10
50-B                   Lockout/26_Defeasance/90_0%/4
79-B                   Lockout/25_Defeasance/91_0%/4
87-B                   Lockout/26_Defeasance/91_0%/3
100-B                  Lockout/28_Defeasance/88_0%/4
115-B                  Lockout/28_Defeasance/88_0%/4
125-B                  Lockout/24_Defeasance/92_0%/4


GCCFC 07-GG9 Loan ID   Crossed With Other Loans (Crossed Group)
--------------------   ----------------------------------------
                   1   NAP
                1.01
                1.02
                   2   NAP
                   3   NAP

                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4   NAP
                   5   NAP
                5.01
                5.02
                5.03
                5.04
                5.05
                   6   NAP
                6.01
                6.02
                6.03
                   7   NAP
                   8   NAP
                   9   NAP
                  10   NAP
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11   NAP
                  12   NAP
                  13   NAP
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14   NAP
                  15   NAP
                  16   NAP
               16.01
               16.02
                  17   NAP
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18   NAP
                  19   NAP
                  20   NAP
                  21   NAP
                  22   NAP
                  23   NAP
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24   NAP
               24.01
               24.02
                  25   NAP
                  26   NAP
               26.01
               26.02
               26.03
               26.04
                  27   NAP
                  28   NAP
                  29   NAP
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30   NAP
                  31   NAP
                  32   NAP
                  33   NAP
                  34   NAP
                  35   NAP
                  36   NAP
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37   NAP
               37.01
               37.02
               37.03
               37.04
               37.05
                  38   NAP
                  39   NAP
                  40   NAP
                  41   NAP
                  42   NAP
                  43   NAP
                  44   NAP
                  45   NAP
                  46   NAP
                  47   NAP
                  48   NAP
                  49   NAP
                  50   NAP
                  51   NAP
                  52   NAP
               52.01
               52.02
                  53   NAP
               53.01
               53.02
               53.03
                  54   NAP
                  55   NAP
                  56   NAP
                  57   NAP
                  58   NAP
                  59   NAP
                  60   NAP
                  61   NAP
                  62   NAP
                  63   NAP
               63.01
               63.02
               63.03
               63.04
                  64   NAP
                  65   NAP
                  66   NAP
                  67   NAP
                  68   NAP
                  69   NAP
                  70   NAP
                  71   NAP
                  72   NAP
                  73   NAP
                  74   NAP
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75   NAP
                  76   NAP
                  77   NAP
                  78   NAP
                  79   NAP
                  80   NAP
                  81   NAP
                  82   NAP
                  83   NAP
                  84   NAP
                  85   NAP
                  86   NAP
                  87   NAP
                  88   NAP
                  89   NAP
                  90   NAP
                  91   NAP
                  92   NAP
                  93   NAP
                  94   NAP
                  95   NAP
                  96   NAP
                  97   NAP
                  98   NAP
                  99   NAP
                 100   NAP
                 101   NAP
                 102   NAP
                 103   NAP
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104   NAP
                 105   NAP
                 106   NAP
                 107   NAP
                 108   NAP
                 109   NAP
              109.01
              109.02
              109.03
                 110   NAP
                 111   NAP
                 112   NAP
                 113   NAP
                 114   NAP
                 115   NAP
                 116   NAP
                 117   NAP
              117.01
              117.02
              117.03
                 118   NAP
                 119   NAP
                 120   NAP
                 121   NAP
                 122   NAP
                 123   NAP
                 124   NAP
                 125   NAP
                 126   NAP
                 127   NAP
              127.01
              127.02
                 128   NAP
                 129   NAP
                 130   NAP
                 131   NAP
                 132   NAP
                 133   NAP
                 134   NAP
                 135   NAP
                 136   NAP
                 137   NAP
                 138   NAP
                 139   NAP
                 140   NAP
                 141   NAP
                 142   NAP
                 143   NAP
                 144   NAP
                 145   NAP
                 146   NAP
                 147   NAP
              147.01
              147.02
                 148   NAP
                 149   NAP
                 150   NAP
                 151   NAP
                 152   NAP
                 153   NAP
                 154   NAP
                 155   NAP
                 156   NAP
              156.01
              156.02
                 157   NAP
                 158   NAP
                 159   NAP
                 160   NAP
                 161   NAP
                 162   NAP
                 163   NAP
                 164   NAP
                 165   NAP
                 166   NAP
                 167   NAP
                 168   NAP
                 169   NAP
              169.01
              169.02
                 170   NAP
                 171   NAP
                 172   NAP
                 173   NAP
                 174   NAP
                 175   NAP
                 176   NAP
                 177   NAP
              177.01
              177.02
              177.03
                 178   NAP
              178.01
              178.02
              178.03
              178.04
                 179   NAP
                 180   NAP
                 181   NAP
                 182   NAP
                 183   NAP
                 184   NAP
                 185   NAP
                 186   NAP
                 187   NAP
                 188   NAP
                 189   NAP
                 190   NAP
                 191   NAP
                 192   NAP
                 193   NAP
                 194   NAP
                 195   NAP
                 196   NAP
                 197   NAP
                 198   NAP
                 199   NAP
                 200   NAP
                 201   NAP




SPLIT LOANS

9-P                    NAP
34-B                   NAP
50-B                   NAP
79-B                   NAP
87-B                   NAP
100-B                  NAP
115-B                  NAP
125-B                  NAP


(1) Upon securitization of the subordinate companion loan, the servicing fee shall be 5bps.

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      None

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

                                      None

                                   SCHEDULE IV

                                   [Reserved]

                                   SCHEDULE V

            SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN GROUP
                              (as of March 1, 2007)

---------------- ----------------------- --------------------------------------- -------------------------------
 Mortgage Loan

    Number           Property Name                  Directing Holder                  Consulting Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                    Merchandise          Holder of certificates representing a               N/A
                                         majority interest in a designated
                                         Mart controlling class of the trust
                                         related to the J.P. Morgan Chase
                                         Commercial Mortgage Securities Trust
                                         2006-LDP9 Commercial Mortgage
                                         Pass-Through Certificates, Series
                                         2006-LDP9.
---------------- ----------------------- --------------------------------------- -------------------------------
                     Victoria Ward       Goldman Sachs Mortgage Company (as      Controlling Class Directing
                   Warehouse & Plaza     Note B Holder)                                     Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                 Poipu Shopping Village  Greenwich Capital Financial Products,     Controlling Class Directing
                                         Inc. (as Note B Holder) Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                   Sheraton Portland     Greenwich Capital Financial Products,    Controlling Class Directing
                                         Inc. (as Note B Holder)                             Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                      Linden Park        Greenwich Capital Financial Products,    Controlling Class Directing
                                         Inc. (as Note B Holder)                             Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                     Toringdon III        Controlling Class Directing Holder     U.S. Bank National Association,
                                                                                 on behalf of the holders of the
                                                                                   Mezz Cap Commercial Mortgage
                                                                                    Trust 2006-C4, Commercial
                                                                                      Mortgage Pass-Through
                                                                                     Certificates, as Note B
                                                                                             Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                      Toringdon V         Controlling Class Directing Holder     U.S. Bank National Association,
                                                                                 on behalf of the holders of the
                                                                                   Mezz Cap Commercial Mortgage
                                                                                     Trust 2006-C4, Commercial
                                                                                       Mortgage Pass-Through
                                                                                      Certificates, as Note B
                                                                                             Holder
---------------- ----------------------- --------------------------------------- -------------------------------
                       Woodhaven         Controlling Class Directing Holder         Mezz Cap Finance, LLC
                                                                                     (f/k/a CBA-Mezzanine
                                                                                    Capital Finance, LLC)
---------------- ----------------------- --------------------------------------- -------------------------------

                                   SCHEDULE VI

                         SUPPLEMENTAL SERVICER SCHEDULE



GCCFC 07-GG9 Loan ID   Control_Number   Loan ID         Loan Name
--------------------   --------------   -------------   -------------------------------------------
                   1   06-1301          06-1301         John Hancock Tower & Garage at Clarendon
                1.01   06-1301          06-1301         John Hancock Tower
                1.02   06-1301          06-1301         Garage at Clarendon
                   2   00-1001210       00-1001210      590 Madison Avenue
                   3   00-1001214       00-1001214      Schron Industrial Portfolio



                3.01   00-1001214-1     00-1001214-1    575 Underhill Boulevard
                3.02   00-1001214-2     00-1001214-2    99 Lafayette Drive
                3.03   00-1001214-3     00-1001214-3    600 West John Street
                3.04   00-1001214-4     00-1001214-4    6851 Jericho Turnpike
                3.05   00-1001214-5     00-1001214-5    95 Horseblock Road
                3.06   00-1001214-6     00-1001214-6    270 Duffy Avenue
                3.07   00-1001214-7     00-1001214-7    100 Spence Street
                3.08   00-1001214-8     00-1001214-8    717 Broadway Avenue
                3.09   00-1001214-9     00-1001214-9    101-125 Comac Street
                3.10   00-1001214-10    00-1001214-10   1140 Motor Parkway
                3.11   00-1001214-11    00-1001214-11   200 Finn Court
                3.12   00-1001214-12    00-1001214-12   725 Broadway Avenue
                3.13   00-1001214-13    00-1001214-13   90 13th Avenue
                3.14   00-1001214-14    00-1001214-14   2905 Veteran's Highway
                3.15   00-1001214-15    00-1001214-15   230 Duffy Avenue
                3.16   00-1001214-16    00-1001214-16   One Fairchild Court
                3.17   00-1001214-17    00-1001214-17   511-523 Commack Road
                3.18   00-1001214-18    00-1001214-18   325 Duffy Avenue
                3.19   00-1001214-19    00-1001214-19   80 13th Avenue
                3.20   00-1001214-20    00-1001214-20   33 Comac Loop
                3.21   00-1001214-21    00-1001214-21   275 Marcus Boulevard
                3.22   00-1001214-22    00-1001214-22   1 Comac Loop
                3.23   00-1001214-23    00-1001214-23   200 13th Avenue
                3.24   00-1001214-24    00-1001214-24   92 Central Avenue
                3.25   00-1001214-25    00-1001214-25   79 Express Street
                3.26   00-1001214-26    00-1001214-26   360 Smith Street
                3.27   00-1001214-27    00-1001214-27   450 Commack Road
                3.28   00-1001214-28    00-1001214-28   100 13th Avenue
                3.29   00-1001214-29    00-1001214-29   95 Seaview Boulevard
                3.30   00-1001214-30    00-1001214-30   171 Milbar Boulevard
                3.31   00-1001214-31    00-1001214-31   290 Duffy Avenue
                3.32   00-1001214-32    00-1001214-32   151-169 East 2nd Street
                3.33   00-1001214-33    00-1001214-33   171-175 East 2nd Street
                3.34   00-1001214-34    00-1001214-34   280 Duffy Avenue
                3.35   00-1001214-35    00-1001214-35   One Underhill Road
                3.36   00-1001214-36    00-1001214-36   939 Motor Parkway
                   4   00-1001215       00-1001215      667 Madison Avenue
                   5   06-1015          06-1015         TIAA RexCorp Long Island Portfolio

                5.01   06-1015          06-1015         58 South Service Road
                5.02   06-1015          06-1015         68 South Service Road
                5.03   06-1015          06-1015         395 North Service Road
                5.04   06-1015          06-1015         50 Charles Lindbergh Boulevard
                5.05   06-1015          06-1015         48 South Service Road
                   6   06-0760          06-0760         Peachtree Center

                6.01   06-0760          06-0760         Peachtree Center - Marquis
                6.02   06-0760          06-0760         Peachtree Center - 4 Pack
                6.03   06-0760          06-0760         Peachtree Mall
                   7   03-0412          03-0412         Pickwick Plaza
                   8   06-0693          06-0693         Stafford Place I
                   9   00-1001208       00-1001208      Merchandise Mart
                  10   09-0002520       09-0002520      COPT Office Portfolio


               10.01   09-0002520-1     09-0002520-1    Airport Square 20
               10.02   09-0002520-2     09-0002520-2    Airport Square 15
               10.03   09-0002520-3     09-0002520-3    5725 Mark Dabling Boulevard
               10.04   09-0002520-4     09-0002520-4    5775 Mark Dabling Boulevard
               10.05   09-0002520-5     09-0002520-5    Airport Square 19
               10.06   09-0002520-6     09-0002520-6    Airport Square 10
               10.07   09-0002520-7     09-0002520-7    Airport Square 21
               10.08   09-0002520-8     09-0002520-8    Airport Square 14
               10.09   09-0002520-9     09-0002520-9    5755 Mark Dabling Boulevard
               10.10   09-0002520-10    09-0002520-10   Airport Tech 1
               10.11   09-0002520-11    09-0002520-11   Airport Tech 4
               10.12   09-0002520-12    09-0002520-12   Airport Tech 2
               10.13   09-0002520-13    09-0002520-13   1925 AeroTech
               10.14   09-0002520-14    09-0002520-14   1915 AeroTech
                  11   06-1145          06-1145         Hyatt Regency- Bethesda
                  12   00-1001206       00-1001206      Plaza America Towers I and II
                  13   06-1284          06-1284         Southern California Portfolio

               13.01   06-1284          06-1284         Savi Tech Center
               13.02   06-1284          06-1284         Yorba Linda Business Park
               13.03   06-1284          06-1284         Gateway Corporate Center
               13.04   06-1284          06-1284         Via Frontera Business Park
               13.05   06-1284          06-1284         Poway Industrial
               13.06   06-1284          06-1284         South Coast Executive Center
                  14   06-1098          06-1098         Omni Marathon Reckson
                  15   00-1001202       00-1001202      Boulevard Mall
                  16   06-0885          06-0885         Lake Marriott and Orchard Parkway
               16.01   06-0885          06-0885         Lake Marriott

               16.02   06-0885          06-0885         Orchard Parkway
                  17   09-0002480       09-0002480      Life Time Fitness Portfolio
               17.01   09-0002480-1     09-0002480-1    Tempe Life Time
               17.02   09-0002480-2     09-0002480-2    Willowbrook Life Time
               17.03   09-0002480-3     09-0002480-3    Garland - Life Time
               17.04   09-0002480-4     09-0002480-4    Flower Mound Life Time
               17.05   09-0002480-5     09-0002480-5    Sugar Land Life Time
               17.06   09-0002480-6     09-0002480-6    Commerce Life Time
                  18   00-1001207       00-1001207      Renaissance Atlanta Waverly Hotel
                  19   09-0002273       09-0002273      Branson Landing
                  20   06-1159          06-1159         51 JFK Parkway
                  21   06-1254          06-1254         Savvis Data Center
                  22   00-1001216       00-1001216      One Westchase Center
                  23   06-0417          06-0417         Buckingham Portfolio

               23.01   06-0417          06-0417         Reserve at Williams Glen
               23.02   06-0417          06-0417         Eagle Creek Apartments
               23.03   06-0417          06-0417         Creek Bay at Meridian Woods
               23.04   06-0417          06-0417         Charter Oaks Apartments
               23.05   06-0417          06-0417         Fontenelle Apartments
               23.06   06-0417          06-0417         Beech Grove Apartments
               23.07   06-0417          06-0417         Regency Royale Apartments
                  24   06-0928          06-0928         Hawaiian Retail Portfolio
               24.01   06-0928          06-0928         Azeka I & II
               24.02   06-0928          06-0928         Nimitz Center
                  25   06-1255          06-1255         150 South Street
                  26   09-0002549       09-0002549      Car Dealership Portfolio
               26.01   TBD-1            TBD-1           MotorWorld
               26.02   TBD-2            TBD-2           Wolfchase Toyota
               26.03   TBD-3            TBD-3           Capitol Chevrolet
               26.04   TBD-4            TBD-4           Crest Honda World
                  27   06-1140          06-1140         Fountains at Flamingo
                  28   09-0002327       09-0002327      The District II
                  29   09-0002544       09-0002544      Apollo Portfolio 1
               29.01   TBD4-1           TBD4-1          4816 West Fountain Avenue Apartments
               29.02   TBD4-2           TBD4-2          716 South Berendo Apartments
               29.03   TBD4-3           TBD4-3          The Roxy Apartments
               29.04   TBD4-4           TBD4-4          Fernwood Apartments
               29.05   TBD4-5           TBD4-5          849 South Oxford Apartments
               29.06   TBD4-6           TBD4-6          167 South Normandie Avenue
               29.07   TBD4-7           TBD4-7          Valencia Apartments
               29.08   TBD4-8           TBD4-8          Royal Lake
               29.09   TBD4-9           TBD4-9          728 South Berendo Apartments
               29.10   TBD4-10          TBD4-10         Park View Apartments
               29.11   TBD4-11          TBD4-11         904 North Hoover Street Apartments
               29.12   TBD4-12          TBD4-12         Heliotrope Apartments
                  30   09-0002548       09-0002548      Park Place Motorcars
                  31   06-1085          06-1085         Public Ledger Building
                  32   09-0002516       09-0002516      Baybrook Gateway
                  33   06-0878          06-0878         Sacramento Corporate Center
                  34   00-1001197       00-1001197      Victoria Ward Warehouse & Plaza
                  35   06-1325          06-1325         Parmer Business Park
                  36   06-0984          06-0984         Drye Portfolio - Concord 6
               36.01   06-0984          06-0984         River Park
               36.02   06-0984          06-0984         Village at Brierfield
               36.03   06-0984          06-0984         Alexander Place
               36.04   06-0984          06-0984         Crossroads at Village Park
               36.05   06-0984          06-0984         Forest Ridge
               36.06   06-0984          06-0984         Hampton Forest
                  37   06-0985          06-0985         Drye Portfolio - Concord 5
               37.01   06-0985          06-0985         Parkway Crossing
               37.02   06-0985          06-0985         Hampton Corners
               37.03   06-0985          06-0985         Coopers Ridge
               37.04   06-0985          06-0985         Park Place
               37.05   06-0985          06-0985         Crown Ridge
                  38   06-1397          06-1397         Noble Tech

                  39   06-1160          06-1160         1305 Walt Whitman Road
                  40   09-0002521       09-0002521      Central Park Plaza
                  41   06-1318          06-1318         Aqua Via Apartments
                  42   06-0375          06-0375         Blackwell I
                  43   09-0002527       09-0002527      Summerfield Suites - White Plains
                  44   09-0002483       09-0002483      Second & Josephine
                  45   06-1196          06-1196         Pines Center
                  46   06-0376          06-0376         Blackwell II
                  47   06-0962          06-0962         2121 Ponce de Leon Boulevard
                  48   06-1034          06-1034         Portofino Plaza
                  49   06-1156          06-1156         Abercorn Common
                  50   06-0384          06-0384         Poipu Shopping Village
                  51   06-1219          06-1219         Arbrook Park Apartments
                  52   06-1087          06-1087         Wisconsin Hotel Portfolio
               52.01   06-1087          06-1087         Radisson Paper Valley Hotel
               52.02   06-1087          06-1087         Holiday Inn Neenah Riverwalk
                  53   09-0002454       09-0002454      Rubicon Industrial Portfolio
               53.01   09-0002454-1     09-0002454-1    340 Emig Road
               53.02   09-0002454-2     09-0002454-2    4718-4722 Helgesen Drive
               53.03   09-0002454-3     09-0002454-3    1791 Mount Zion Road
                  54   06-0671          06-0671         Verizon Wireless Center
                  55   06-1110          06-1110         Piazza Del Sol
                  56   06-1261          06-1261         9350 Financial
                  57   06-1293          06-1293         Midland Industrial Portfolio
                  58   06-0614          06-0614         Lake Forest Village
                  59   09-0002487       09-0002487      Two Rivers - Aurora Healthcare Clinic
                  60   06-0926          06-0926         2310 Fulton Street
                  61   06-1116          06-1116         Valley Lo Towers II
                  62   09-0002531       09-0002531      Summerfield Suites - Pleasant Hill
                  63   06-1335          06-1335         First Industrial 5

               63.01   06-1335          06-1335         Golden Triangle
               63.02   06-1335          06-1335         Eagandale
               63.03   06-1335          06-1335         6925 Washington
               63.04   06-1335          06-1335         6955 Washington
                  64   06-0468          06-0468         Prestonwood Place
                  65   09-0002486       09-0002486      Hartford - Aurora Healthcare Clinic
                  66   06-1036          06-1036         825 University
                  67   06-0838          06-0838         99-193 Aiea Heights
                  68   06-1026          06-1026         Hidden Ridge
                  69   06-1107          06-1107         Southpark Corporate Center II
                  70   09-0002488       09-0002488      300 North Martingale
                  71   06-0798          06-0798         Hartford Square North
                  72   06-0933          06-0933         TBC Place
                  73   09-0002533       09-0002533      Summerfield Suites - Scottsdale
                  74   09-0002502       09-0002502      HJA Industrial Portfolio
               74.01   09-0002502-1     09-0002502-1    967 Parker Street
               74.02   09-0002502-2     09-0002502-2    2-8 Progress Drive
               74.03   09-0002502-3     09-0002502-3    186 Adams Street
               74.04   09-0002502-4     09-0002502-4    171 Utopia Road
               74.05   09-0002502-5     09-0002502-5    255 Sheldon Road
               74.06   09-0002502-6     09-0002502-6    200 Adams Street
               74.07   09-0002502-7     09-0002502-7    203 Sheldon Road
                  75   06-0797          06-0797         Sailpointe at Lake Monroe
                  76   06-1106          06-1106         Partridge Inn
                  77   06-1167          06-1167         Kihei Kalama
                  78   06-1250          06-1250         Fox Trails
                  79   06-0889          06-0889         Sheraton Portland
                  80   06-1032          06-1032         Linens HQ Clifton
                  81   09-0002528       09-0002528      Summerfield Suites - Bridgewater
                  82   09-0002532       09-0002532      Summerfield Suites - Pleasanton
                  83   09-0002285       09-0002285      Tuileries Plaza Phase I
                  84   09-0002451       09-0002451      Northridge Crossing
                  85   06-1212          06-1212         520 Post Oak Boulevard
                  86   06-0831          06-0831         Research Corporate Center
                  87   06-1253          06-1253         Linden Park
                  88   06-0982          06-0982         Polaris Center
                  89   09-0002479       09-0002479      Charlotte Park
                  90   06-1020          06-1020         1900 Campus Walk
                  91   09-0002476       09-0002476      3400 Club Drive
                  92   09-0002530       09-0002530      Summerfield Suites - Gaithersburg
                  93   06-0830          06-0830         Town Center Apartments
                  94   06-1204          06-1204         7300 East Hampton Avenue
                  95   06-0474          06-0474         Shoppes at Bellemead
                  96   09-0002457       09-0002457      Hillcroft I & II
                  97   09-0002469       09-0002469      175 Pinelawn Road
                  98   06-1155          06-1155         Enterprise Mill
                  99   06-1285          06-1285         Holiday Inn Charlotte
                 100   09-0002255       09-0002255      Toringdon III
                 101   06-1190          06-1190         Tustin Gateway
                 102   09-0002444       09-0002444      Corporate Center I
                 103   06-0904          06-0904         DeMiguel and Johnson Portfolio
              103.01   06-0904          06-0904         3730 and 3736 Rolison Road
              103.02   06-0904          06-0904         131 Oak Street
              103.03   06-0904          06-0904         36 Edgewood
              103.04   06-0904          06-0904         1408 Middlefield Road
              103.05   06-0904          06-0904         2944 Calvin Avenue
              103.06   06-0904          06-0904         875 Beech Street
              103.07   06-0904          06-0904         3232 Middlefield Road
                 104   09-0002445       09-0002445      Glendale Center
                 105   09-0002297       09-0002297      Palisades II
                 106   06-0992          06-0992         4411 West Olive Avenue
                 107   06-1283          06-1283         Allston Lofts
                 108   09-0002496       09-0002496      300 Main
                 109   06-1343          06-1343         First Industrial 3
              109.01   06-1343          06-1343         7125 Northland Terrace
              109.02   06-1343          06-1343         7624 Boone Avenue
              109.03   06-1343          06-1343         9401 73rd Avenue
                 110   09-0002420       09-0002420      Princess Road Medical Arts Building
                 111   09-0002505       09-0002505      Centerra Marketplace
                 112   06-0819          06-0819         126-130 Main Street
                 113   06-0929          06-0929         Homes of Azalea Park
                 114   09-0002515       09-0002515      Atrium Office Building
                 115   09-0002256       09-0002256      Toringdon V
                 116   09-0002475       09-0002475      Timberwood Trace Apartments
                 117   06-1163          06-1163         Lone Star Storage Portfolio
              117.01   06-1163          06-1163         Lone Star Storage Bryan
              117.02   06-1163          06-1163         Lone Star Storage Odessa
              117.03   06-1163          06-1163         Lone Star Storage San Angelo
                 118   06-1009          06-1009         1600 North Federal Highway
                 119   06-0625          06-0625         The Steelyard

                 120   06-1082          06-1082         Comfort Inn Gunston Corner
                 121   09-0002519       09-0002519      MarketPlace
                 122   09-0002492       09-0002492      Orchard Centre
                 123   06-0919          06-0919         Sunshine Lake Estates MHC
                 124   06-0847          06-0847         Hampton Inn Titusville
                 125   09-0002506       09-0002506      Woodhaven
                 126   09-0002499       09-0002499      Westwoods Shopping Center
                 127   06-0385          06-0385         StorQuest Self Storage Colorado

              127.01   06-0385          06-0385         StorQuest Self Storage Colorado-Westminster
              127.02   06-0385          06-0385         StorQuest Self Storage Colorado-Centennial
                 128   09-0002504       09-0002504      University Business Park
                 129   06-0839          06-0839         469 North Canon Drive
                 130   09-0002474       09-0002474      200 Fillmore
                 131   09-0002461       09-0002461      Airport Center
                 132   09-0002370       09-0002370      Oakley Plaza
                 133   09-0002484       09-0002484      Neenah - Aurora Healthcare Clinic
                 134   09-0002510       09-0002510      Villager Square
                 135   09-0002482       09-0002482      Frisco Plaza
                 136   09-0002485       09-0002485      Stafford North Plaza
                 137   09-0002529       09-0002529      Summerfield Suites - Charlotte
                 138   06-0800          06-0800         Shops at Cypress
                 139   06-1194          06-1194         Mini U Storage - Chantilly
                 140   09-0002448       09-0002448      Festival
                 141   09-0002379       09-0002379      Rogers Ranch
                 142   06-0848          06-0848         Hampton Inn Carbondale
                 143   06-0844          06-0844         Chouteau Crossing
                 144   06-1290          06-1290         Townhouse Center
                 145   06-0930          06-0930         4605 Post Oak
                 146   09-0002472       09-0002472      Northridge Pavilion III and IV
                 147   06-1080          06-1080         Pasadena Properties
              147.01   06-1080          06-1080         959 East Walnut Street
              147.02   06-1080          06-1080         897 Granite Drive
                 148   09-0002450       09-0002450      PETsMART Plaza
                 149   09-0002470       09-0002470      Hallock Office Park
                 150   06-1280          06-1280         Chapel Ridge Shopping Center
                 151   09-0002518       09-0002518      Academy Sports & Outdoors
                 152   09-0002465       09-0002465      Grants Pass
                 153   06-0849          06-0849         Comfort Inn Colorado Springs
                 154   09-0002266       09-0002266      Poway Executive Center
                 155   06-0828          06-0828         Fairfield Inn & Suites Asheville
                 156   09-0002507       09-0002507      Kentucky Retail Portfolio
              156.01   09-0002507-1     09-0002507-1    Walgreens
              156.02   09-0002507-2     09-0002507-2    Greenway Mare Manor
                 157   09-0002442       09-0002442      Lakewood at Georgia Avenue
                 158   09-0002455       09-0002455      West and Ironwood Building
                 159   06-1344          06-1344         First Industrial 4
                 160   06-1117          06-1117         Bank of America Motor Bank
                 161   06-0786          06-0786         Mini U Storage - North Brunswick
                 162   06-1168          06-1168         Memorial Houston CVS
                 163   09-0002462       09-0002462      Staverton East
                 164   09-0002449       09-0002449      Centennial Square
                 165   09-0002478       09-0002478      Kent Rite Aid
                 166   09-0002458       09-0002458      Streets of Toringdon
                 167   09-0002464       09-0002464      JAMAD I
                 168   09-0002542       09-0002542      Delray North Business Center
                 169   06-1306          06-1306         7410 Woodman & 20615 Vanowen
              169.01   06-1306          06-1306         7410 Woodman Avenue
              169.02   06-1306          06-1306         20615 Vanowen Street
                 170   06-0738          06-0738         Holiday Inn Express Gastonia
                 171   06-0924          06-0924         A+ Storage Franklin
                 172   06-0851          06-0851         Hampton Inn Searcy
                 173   09-0002489       09-0002489      County Line Shopping Center
                 174   09-0002497       09-0002497      Palmhurst Shopping Center
                 175   09-0002503       09-0002503      8404 North Navarro
                 176   09-0002307       09-0002307      Lake Mead
                 177   06-0841          06-0841         Sealy Fulton Portfolio
              177.01   06-0841          06-0841         6175 Boat Rock Boulevard
              177.02   06-0841          06-0841         5400 Bucknell Drive
              177.03   06-0841          06-0841         5425 Tulane
                 178   06-0795          06-0795         Advance Auto Parts I
              178.01   06-0795          06-0795         Advance Auto Parts- Randleman
              178.02   06-0795          06-0795         Advance Auto Parts Mexico
              178.03   06-0795          06-0795         Advance Auto Parts South Paris
              178.04   06-0795          06-0795         Advance Auto Parts Danville
                 179   09-0002517       09-0002517      Arbrook Square Shopping Center
                 180   09-0002439       09-0002439      Pyramid I
                 181   06-1247          06-1247         Storquest Oakland
                 182   09-0002491       09-0002491      Holiday Tower
                 183   06-0906          06-0906         910 Robb Drive (Winner's Corner)
                 184   09-0002514       09-0002514      Fidelity Building
                 185   09-0002477       09-0002477      2425 East Commercial
                 186   09-0002501       09-0002501      Tamarac Business Center
                 187   06-1040          06-1040         Eastern Hills Center - Phase L
                 188   09-0002459       09-0002459      Middletown Plaza
                 189   09-0002452       09-0002452      Bread & Butter
                 190   09-0002447       09-0002447      Knightsbridge Apartments
                 191   06-1083          06-1083         656 North Robertson
                 192   06-0742          06-0742         Pointe O'Woods Apartments
                 193   09-0002456       09-0002456      Third Street Station
                 194   09-0002471       09-0002471      Barnett Medical Center
                 195   06-0740          06-0740         Meadowview Apartments
                 196   09-0002490       09-0002490      972 Partnership
                 197   06-1030          06-1030         NTB Sachse
                 198   09-0002304       09-0002304      Aliante
                 199   06-0667          06-0667         5301 Longley Lane, Building E
                 200   09-0002443       09-0002443      Social Security Administration
                 201   06-0867          06-0867         5325 Louie Lane


GCCFC 07-GG9 Loan ID   Borrower Name
--------------------   -----------------------------------------------------------------------------------------------------------
                   1   100 & 200 Clarendon LLC
                1.01
                1.02
                   2   590 Madison Avenue, LLC
                   3   GSM LI LLC, ICA LI LLC, SAF LI LLC, FED LI LLC, GSM John LLC, ICA John LLC, SAF John LLC, FED John LLC,
                       GSM 717-725 LLC, ICA 717-725 LLC, SAF 717-725 LLC, FED 717-725 LLC, GSM 270-280 LLC, ICA 270-280 LLC,
                       SAF 270-280 LLC, FED 270-280 LLC, GSM 290 LLC, ICA 290 LLC, SAF 290 LLC, FED 290 LLC, GSM Spence LLC,
                       ICA Spence LLC, SAF Spence LLC, FED Spence LLC, GSM 119 LLC, ICA 119 LLC, SAF 119 LLC, FED 119 LLC
                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4   667 Madison Avenue SPE, Inc.
                   5   50 Charles Lindbergh Boulevard SPE LLC; 395 N. Service Road SPE LLC;
                       48 S. Service Road SPE LLC; 58/68 S. Service Road SPE LLC
                5.01
                5.02
                5.03
                5.04
                5.05
                   6   ACP Marquis I LLC; ACP Marquis II LLC; ACP Courtland Garage LLC;
                       ACP International Garage LLC; ACP Peachtree Center LLC; ACP 161 Peachtree Center Garage LLC
                6.01
                6.02
                6.03
                   7   Pickwick Properties LLC
                   8   Stafford Data, LLC; Stafford Equity Stratford, LLC; Stafford Windsor, LLC
                   9   Merchandise Mart L.L.C. and MTS-MM LLC
                  10   900 International, LLC, 800 International, LLC, 881 Elkridge Landing, LLC,
                       1190 Winterson, LLC, 999 Corporate, LLC, 849 International, LLC, 1199 Winterson, LLC, 1099 Winterson, LLC,
                       930 International, LLC, COPT Northcreek, LLC and COPT Aerotech, LLC
               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11   Rockwood Bethesda, Inc.; BMC Hotel Borrower, LLC
                  12   Plaza Office Realty I, LLC
                  13   La Palma Flex, LP; Poway Flex, LP; Via Frontera, LP; SC Executive Center, LP; Yorba Linda BP, LP;
                       Gateway Corporate Center, LP; Savi Tech Center, LP
               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14   333 Earle Ovington Boulevard SPE LLC
                  15   Boulevard Mall SPE, LLC
                  16   Lake Marriott LLC; MSCP Orchard Park, LLC
               16.01

               16.02
                  17   LTF CMBS I, LLC
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18   Diamondrock Waverly Owner, LLC and Diamondrock Waverly Tenant, LLC
                  19   HCW Private Development, LLC
                  20   Rex Short Hills SPE LLC
                  21   2045-2055 LaFayette Street, LLC
                  22   WSC Westchase Investors V, L.P.
                  23   Buckingham RR, LLC; Buckingham EC, LLC; Buckingham CO, LLC; Buckingham CB, LLC;
                       Buckingham FA, LLC; Buckingham BG, LLC; Buckingham MR, LLC
               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24   Ronin Properties, LLC
               24.01
               24.02
                  25   150 South First Street LLC
                  26   CAR MI PA L.P., CAR SON CAP CHVY L.L.C., CAR SON MAS TN II L.L.C. and CAR UNI TN GER L.L.C.
               26.01
               26.02
               26.03
               26.04
                  27   Pecos-Vegas Apartments Associates, LLC
                  28   Parcel 33 Retail, LLC
                  29   AP LA Multifamily 12 LLC
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30   Car Park Lem L.P.
                  31   PLB Partners, LP
                  32   NP/SSP Baybrook, LLC
                  33   Chase Merritt Sacramento I, LLC
                  34   Ward Plaza-Warehouse, LLC
                  35   MSCP Parmer, LP
                  36   Concord Six, LLC
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37   Concord Five, LLC
               37.01
               37.02
               37.03
               37.04
               37.05
                  38   Noble 2.6, LLC, Noble 4, LLC, Noble 4.2A, LLC, Noble 4.2B, LLC, Noble 10, LLC,
                       Noble 12A, LLC, Noble 12B, LLC and Noble 51, LLC
                  39   1305 Walt Whitman Road SPE LLC
                  40   BR Central Park Plaza LLC
                  41   The Harborview Company, LLC
                  42   Blackwell 1 Borrower, LLC
                  43   HHLP White Plains Associates, LLC
                  44   Charmar, LLC
                  45   Verde Pines City Center Plaza LLC
                  46   Blackwell 2 Borrower, LLC
                  47   2121 Ponce, L.L.L.P.
                  48   Mani Brothers Portofino Plaza DE, LLC
                  49   Abercorn Common LLLP
                  50   BG Kauai Holdings, LLC
                  51   TVO Arbrook Apartments, LP
                  52   Watermark Montclair Wisconsin Properties LLC
               52.01
               52.02
                  53   Rubicon PTY SPE 2005-I LLC, Rubicon PTY SPE 2005-II LLC and Rubicon PTY SPE 2005-III LLC
               53.01
               53.02
               53.03
                  54   Coors/Central Realty, LLC
                  55   Mani Brothers Piazza Del Sol DE, LLC
                  56   9350 Financial IV, LLC
                  57   KBS Midland Industrial Park, LLC
                  58   Edgewood Lake Forest Property, LLC
                  59   PMZ-Two Rivers, L.L.C., JPG-Two Rivers, L.L.C. and AI-Two Rivers, L.L.C.
                  60   BVP Fulton, LLC
                  61   Valley Lo Apartments LLC; MONT 506 LLC; Davenport Investments III LLC
                  62   HHLP Pleasant Hill Associates, LLC
                  63   Eagandale Tech Center Investors, LLC; Golden Triangle Tech Center Investors, LLC;
                       Washington Avenue Investors, LLC
               63.01
               63.02
               63.03
               63.04
                  64   Prestonwood Place Limited Partnership
                  65   PMZ-Hartford, L.L.C., JPG-Hartford, L.L.C. and AI-Hartford, L.L.C.
                  66   KBS 825 University Avenue, LLC
                  67   Arroyo Pacific BV Properties I, LLC
                  68   Villa Grande at Saticoy, LLP; 2006 Hidden Ridge, LP
                  69   KBS Southpark Commerce Center II, LLC
                  70   Woodfield Corporate Center L.L.L.P.
                  71   Hartford Square North, LLC
                  72   ACP TBC Place Owner LLC
                  73   HHLP Scottsdale Associates, LLC
                  74   HJM Realty LLC, Utopia Road LLC, 2 Progress Drive LLC, 203 Sheldon Road LLC and 255 Sheldon Road LLC
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75   Fairway Sailpointe, LLC; Stolz Sailpointe, LLC
                  76   Walton Way Hotel, LLC
                  77   Kihei Kalama Partners
                  78   Park at Fox Trails, L.P.
                  79   Pollin Hotels II, LLC
                  80   LNT Clifton HQ LLC
                  81   HHLP Bridgewater Associates, LLC
                  82   HHLP Pleasanton Associates, LLC
                  83   Tuileries Plaza One, LLC
                  84   Shire II Associates Limited Partnership and Crossings Company Limited Partnership
                  85   DLF/GP 520 Post Oak LLC
                  86   Brookwood Research Center, LLC
                  87   TFC Linden, LLC
                  88   8800 Lyra, LLC
                  89   Charlotte Park I, LLC, Charlotte Park II, LLC and Charlotte Park III, LLC
                  90   1900 Campus Walk L.P.
                  91   3400 Club Drive Associates, LLC
                  92   HHLP Gaithersburg Associates, LLC
                  93   Bay Glen Limited Partnership
                  94   7300 East Hampton LLC
                  95   Shoppes at Bellemead LLC
                  96   Hillside Associates, LLC and Hillside Associates 2, LLC
                  97   175 Inlaw LLC
                  98   Melaver/Enterprise Mill, LLC
                  99   Center City Hotel Partners Limited Partnership
                 100   Lichtin/Toringdon III, LLC
                 101   GSC Gateway, LP
                 102   Green Valley CCI, LLC
                 103   DeMiguel & Johnson II, LLC
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104   CP6GC, LLC
                 105   Lichtin/Trinity II, LLC
                 106   CREP Holdings LLC; Keros 4411 Holdings LLC; Schlesinger 4411 Holdings LLC
                 107   BVP Allston Place, LLC
                 108   300 Main Owner LLC
                 109   7624 Boone Avenue Investors, LLC, 9401 73rd Avenue Investors, LLC and 7125 Northland Terrace Investors, LLC
              109.01
              109.02
              109.03
                 110   Gordon Lawrenceville Realty Associates, L.L.C.
                 111   Centerra Marketplace, Inc.
                 112   Willnew Holdings, LLC
                 113   2500 Guerrero Drive LLC
                 114   LinMar IV, LLC
                 115   Lichtin/Toringdon V, LLC
                 116   Fair Ave. Delaware LLC and 301 W Mountain View Delaware LLC
                 117   Texas Lone Star Storage Centers, Ltd.
              117.01
              117.02
              117.03
                 118   Give & Get LLC
                 119   Colony Steelyard LLC; Steelyard TIC #1, LLC; Steelyard TIC #2, LLC;
                       Steelyard TIC #3, LLC; Steelyard TIC #4, LLC
                 120   BPG HOTEL PARTNERS I, L.P.
                 121   Fairway Market Place, LLC
                 122   Holualoa Orchard Centre, LLC
                 123   Sunshine Lake Estates, LLC
                 124   CSP Titusville Hotel Partners, LLC
                 125   Tabani Woodhaven, LLC
                 126   Westwood Structures, LLC
                 127   Milner Colorado SP, LLC; Riordan Colorado SP, LLC; Malvino Colorado SP, LLC;
                       Van Schaick Colorado, LLC; Porter Colorado SP, LLC
              127.01
              127.02
                 128   UBP Tempe, L.L.C.
                 129   469 North Canon Drive Plaza LLC
                 130   Fillmore Street Associates, LLC
                 131   Bissell Dabbs Biggers, LLC
                 132   Messy Dog, L.L.C.
                 133   PMZ-Neenah, L.L.C., JPG-Neenah, L.L.C. and AI-Neenah, L.L.C.
                 134   Villager SQ Broomfield, LLC
                 135   Frisco Plaza Investments, LLC
                 136   NSP Limited Partnership
                 137   HHLP Charlotte Associates, LLC
                 138   Jones Cypress Plaza L.P.
                 139   MINI U Storage Chantilly Limited Partnership
                 140   Clubhouse Development Group, LLC
                 141   51st & Baseline, L.L.C.
                 142   CSP Carbondale Hotel Partners, LLC
                 143   Rushmore Chouteau, L.L.C.
                 144   Townhouse Fulcher Center, LLC; Townhouse Kaufman Center, LLC
                 145   4605 POP, LTD.
                 146   Northridge Pavilion III & IV, LLC
                 147   Walnut Pasadena Properties, LLC; Pinot Pasadena Properties, LLC
              147.01
              147.02
                 148   Mariani Yuba City, LLC
                 149   Hallock Road, LLC
                 150   Chapel Ridge Second Investments, LLC
                 151   Windstar Land Partners I, Ltd.
                 152   RI-3, LLC
                 153   CH Colorado Springs Hotel Partners, LLC
                 154   California Prospect Place, LLC
                 155   Om Shanti Om LLC
                 156   Wilgreens, LLC and Wilplaza, LLC
              156.01
              156.02
                 157   11510 Georgia Avenue, LLC
                 158   Rock Creek-3700 Ironwood LLC
                 159   2720 Arthur Street Investors, LLC
                 160   Holcombe Gateway LP
                 161   Mini U Storage North Brunswick Limited Partnership
                 162   Houston ECM, LP
                 163   Staverton East, LLC
                 164   Centennial Square, LLC, Centennial Milner, LLC and A&I Colorado LLC
                 165   Kent RA, LLC
                 166   Toringdon Partners, LLC
                 167   CDM Woodlake, LLC
                 168   DNBC Investment, L.L.C., 3890 DNBC, L.L.C., Neuwirth DNBC, L.L.C. and Sammons DNBC, L.L.C.
                 169   Woodman VN Apartments, LLC and Vanowen Canoga Apartments, LLC
              169.01
              169.02
                 170   Guru Krupa, LLC
                 171   A+ Storage Franklin, LP
                 172   CH Searcy Hotel Partners, LLC
                 173   V-Land Algonquin County Line LLC
                 174   Alejo/Alvarez Investment Inc.
                 175   Clearview Victoria, L.P
                 176   Stock Development #37, L.L.C.
                 177   Sealy Fulton Buildings, LLC
              177.01
              177.02
              177.03
                 178   J R Holdings Group LLC
              178.01
              178.02
              178.03
              178.04
                 179   Arbrook Square Investors, LP
                 180   Pyramid Properties I, LLP
                 181   Storquest Oakland, LLC
                 182   David Associates X, LLC
                 183   1465 Terminal Way, LLC; 1475 Terminal Way, LLC and 30 Ohm Place/4900 Mill, LLC, as Tenants In Common
                 184   Town Center Group, LLC
                 185   2425 East Commercial, LLC
                 186   It's All Tre Good, LLC, 4 Z's, LLC and B Z Investments, LLC
                 187   E.H.C. Parcel L, LLC
                 188   Middletown Shops 1 & 2 LLC
                 189   Bread & Butter Properties, LLC
                 190   WWG, L.P. II
                 191   Kinara Properties, LLC
                 192   Eenhoorn-Pointe O'Woods L.P.
                 193   NSP Baldwin Avenue, LLC
                 194   MED SC 1, LLC
                 195   Meadowview Apartments, L.P.
                 196   972 Company, L.L.C.
                 197   MW NTB-Sachse, L.P.
                 198   Stock Aliante L.L.C.
                 199   5301 Longley E, LLC
                 200   SSA Office, Inc.
                 201   5325 Louis Lane, LLC


GCCFC 07-GG9 Loan ID   Property Name                                 General Property Type
--------------------   -------------------------------------------   ---------------------
                   1   John Hancock Tower & Garage at Clarendon
                1.01   John Hancock Tower                            Office
                1.02   Garage at Clarendon                           Other
                   2   590 Madison Avenue                            Office
                   3   Schron Industrial Portfolio



                3.01   575 Underhill Boulevard                       Industrial
                3.02   99 Lafayette Drive                            Industrial
                3.03   600 West John Street                          Industrial
                3.04   6851 Jericho Turnpike                         Industrial
                3.05   95 Horseblock Road                            Industrial
                3.06   270 Duffy Avenue                              Industrial
                3.07   100 Spence Street                             Industrial
                3.08   717 Broadway Avenue                           Industrial
                3.09   101-125 Comac Street                          Industrial
                3.10   1140 Motor Parkway                            Industrial
                3.11   200 Finn Court                                Industrial
                3.12   725 Broadway Avenue                           Industrial
                3.13   90 13th Avenue                                Industrial
                3.14   2905 Veteran's Highway                        Industrial
                3.15   230 Duffy Avenue                              Industrial
                3.16   One Fairchild Court                           Industrial
                3.17   511-523 Commack Road                          Industrial
                3.18   325 Duffy Avenue                              Industrial
                3.19   80 13th Avenue                                Industrial
                3.20   33 Comac Loop                                 Industrial
                3.21   275 Marcus Boulevard                          Industrial
                3.22   1 Comac Loop                                  Industrial
                3.23   200 13th Avenue                               Industrial
                3.24   92 Central Avenue                             Industrial
                3.25   79 Express Street                             Industrial
                3.26   360 Smith Street                              Industrial
                3.27   450 Commack Road                              Industrial
                3.28   100 13th Avenue                               Industrial
                3.29   95 Seaview Boulevard                          Industrial
                3.30   171 Milbar Boulevard                          Industrial
                3.31   290 Duffy Avenue                              Industrial
                3.32   151-169 East 2nd Street                       Industrial
                3.33   171-175 East 2nd Street                       Industrial
                3.34   280 Duffy Avenue                              Industrial
                3.35   One Underhill Road                            Industrial
                3.36   939 Motor Parkway                             Industrial
                   4   667 Madison Avenue                            Office
                   5   TIAA RexCorp Long Island Portfolio

                5.01   58 South Service Road                         Office
                5.02   68 South Service Road                         Office
                5.03   395 North Service Road                        Office
                5.04   50 Charles Lindbergh Boulevard                Office
                5.05   48 South Service Road                         Office
                   6   Peachtree Center

                6.01   Peachtree Center - Marquis                    Office
                6.02   Peachtree Center - 4 Pack                     Office
                6.03   Peachtree Mall                                Retail
                   7   Pickwick Plaza                                Office
                   8   Stafford Place I                              Office
                   9   Merchandise Mart                              Office
                  10   COPT Office Portfolio


               10.01   Airport Square 20                             Office
               10.02   Airport Square 15                             Office
               10.03   5725 Mark Dabling Boulevard                   Office
               10.04   5775 Mark Dabling Boulevard                   Office
               10.05   Airport Square 19                             Office
               10.06   Airport Square 10                             Office
               10.07   Airport Square 21                             Office
               10.08   Airport Square 14                             Office
               10.09   5755 Mark Dabling Boulevard                   Office
               10.10   Airport Tech 1                                Office
               10.11   Airport Tech 4                                Office
               10.12   Airport Tech 2                                Office
               10.13   1925 AeroTech                                 Office
               10.14   1915 AeroTech                                 Office
                  11   Hyatt Regency- Bethesda                       Hospitality
                  12   Plaza America Towers I and II                 Office
                  13   Southern California Portfolio

               13.01   Savi Tech Center                              Office
               13.02   Yorba Linda Business Park                     Office
               13.03   Gateway Corporate Center                      Office
               13.04   Via Frontera Business Park                    Office
               13.05   Poway Industrial                              Office
               13.06   South Coast Executive Center                  Office
                  14   Omni Marathon Reckson                         Office
                  15   Boulevard Mall                                Retail
                  16   Lake Marriott and Orchard Parkway
               16.01   Lake Marriott                                 Office

               16.02   Orchard Parkway                               Office
                  17   Life Time Fitness Portfolio
               17.01   Tempe Life Time                               Retail
               17.02   Willowbrook Life Time                         Retail
               17.03   Garland - Life Time                           Retail
               17.04   Flower Mound Life Time                        Retail
               17.05   Sugar Land Life Time                          Retail
               17.06   Commerce Life Time                            Retail
                  18   Renaissance Atlanta Waverly Hotel             Hospitality
                  19   Branson Landing                               Retail
                  20   51 JFK Parkway                                Office
                  21   Savvis Data Center                            Office
                  22   One Westchase Center                          Office
                  23   Buckingham Portfolio

               23.01   Reserve at Williams Glen                      Multifamily
               23.02   Eagle Creek Apartments                        Multifamily
               23.03   Creek Bay at Meridian Woods                   Multifamily
               23.04   Charter Oaks Apartments                       Multifamily
               23.05   Fontenelle Apartments                         Multifamily
               23.06   Beech Grove Apartments                        Multifamily
               23.07   Regency Royale Apartments                     Multifamily
                  24   Hawaiian Retail Portfolio
               24.01   Azeka I & II                                  Retail
               24.02   Nimitz Center                                 Retail
                  25   150 South Street                              Office
                  26   Car Dealership Portfolio
               26.01   MotorWorld                                    Other
               26.02   Wolfchase Toyota                              Other
               26.03   Capitol Chevrolet                             Other
               26.04   Crest Honda World                             Other
                  27   Fountains at Flamingo                         Multifamily
                  28   The District II                               Retail
                  29   Apollo Portfolio 1
               29.01   4816 West Fountain Avenue Apartments          Multifamily
               29.02   716 South Berendo Apartments                  Multifamily
               29.03   The Roxy Apartments                           Multifamily
               29.04   Fernwood Apartments                           Multifamily
               29.05   849 South Oxford Apartments                   Multifamily
               29.06   167 South Normandie Avenue                    Multifamily
               29.07   Valencia Apartments                           Multifamily
               29.08   Royal Lake                                    Multifamily
               29.09   728 South Berendo Apartments                  Multifamily
               29.10   Park View Apartments                          Multifamily
               29.11   904 North Hoover Street Apartments            Multifamily
               29.12   Heliotrope Apartments                         Multifamily
                  30   Park Place Motorcars                          Other
                  31   Public Ledger Building                        Office
                  32   Baybrook Gateway                              Retail
                  33   Sacramento Corporate Center                   Office
                  34   Victoria Ward Warehouse & Plaza               Retail
                  35   Parmer Business Park                          Office
                  36   Drye Portfolio - Concord 6
               36.01   River Park                                    Multifamily
               36.02   Village at Brierfield                         Multifamily
               36.03   Alexander Place                               Multifamily
               36.04   Crossroads at Village Park                    Multifamily
               36.05   Forest Ridge                                  Multifamily
               36.06   Hampton Forest                                Multifamily
                  37   Drye Portfolio - Concord 5
               37.01   Parkway Crossing                              Multifamily
               37.02   Hampton Corners                               Multifamily
               37.03   Coopers Ridge                                 Multifamily
               37.04   Park Place                                    Multifamily
               37.05   Crown Ridge                                   Multifamily
                  38   Noble Tech                                    Industrial

                  39   1305 Walt Whitman Road                        Office
                  40   Central Park Plaza                            Office
                  41   Aqua Via Apartments                           Multifamily
                  42   Blackwell I                                   Office
                  43   Summerfield Suites - White Plains             Hospitality
                  44   Second & Josephine                            Office
                  45   Pines Center                                  Retail
                  46   Blackwell II                                  Office
                  47   2121 Ponce de Leon Boulevard                  Office
                  48   Portofino Plaza                               Office
                  49   Abercorn Common                               Retail
                  50   Poipu Shopping Village                        Retail
                  51   Arbrook Park Apartments                       Multifamily
                  52   Wisconsin Hotel Portfolio
               52.01   Radisson Paper Valley Hotel                   Hospitality
               52.02   Holiday Inn Neenah Riverwalk                  Hospitality
                  53   Rubicon Industrial Portfolio
               53.01   340 Emig Road                                 Industrial
               53.02   4718-4722 Helgesen Drive                      Industrial
               53.03   1791 Mount Zion Road                          Industrial
                  54   Verizon Wireless Center                       Office
                  55   Piazza Del Sol                                Office
                  56   9350 Financial                                Office
                  57   Midland Industrial Portfolio                  Industrial
                  58   Lake Forest Village                           Retail
                  59   Two Rivers - Aurora Healthcare Clinic         Office
                  60   2310 Fulton Street                            Multifamily
                  61   Valley Lo Towers II                           Multifamily
                  62   Summerfield Suites - Pleasant Hill            Hospitality
                  63   First Industrial 5

               63.01   Golden Triangle                               Industrial
               63.02   Eagandale                                     Industrial
               63.03   6925 Washington                               Industrial
               63.04   6955 Washington                               Industrial
                  64   Prestonwood Place                             Retail
                  65   Hartford - Aurora Healthcare Clinic           Office
                  66   825 University                                Office
                  67   99-193 Aiea Heights                           Mixed Use
                  68   Hidden Ridge                                  Multifamily
                  69   Southpark Corporate Center II                 Mixed Use
                  70   300 North Martingale                          Office
                  71   Hartford Square North                         Office
                  72   TBC Place                                     Office
                  73   Summerfield Suites - Scottsdale               Hospitality
                  74   HJA Industrial Portfolio
               74.01   967 Parker Street                             Industrial
               74.02   2-8 Progress Drive                            Industrial
               74.03   186 Adams Street                              Industrial
               74.04   171 Utopia Road                               Industrial
               74.05   255 Sheldon Road                              Industrial
               74.06   200 Adams Street                              Industrial
               74.07   203 Sheldon Road                              Industrial
                  75   Sailpointe at Lake Monroe                     Multifamily
                  76   Partridge Inn                                 Hospitality
                  77   Kihei Kalama                                  Retail
                  78   Fox Trails                                    Multifamily
                  79   Sheraton Portland                             Hospitality
                  80   Linens HQ Clifton                             Office
                  81   Summerfield Suites - Bridgewater              Hospitality
                  82   Summerfield Suites - Pleasanton               Hospitality
                  83   Tuileries Plaza Phase I                       Retail
                  84   Northridge Crossing                           Multifamily
                  85   520 Post Oak Boulevard                        Office
                  86   Research Corporate Center                     Office
                  87   Linden Park                                   Office
                  88   Polaris Center                                Office
                  89   Charlotte Park                                Office
                  90   1900 Campus Walk                              Mixed Use
                  91   3400 Club Drive                               Multifamily
                  92   Summerfield Suites - Gaithersburg             Hospitality
                  93   Town Center Apartments                        Multifamily
                  94   7300 East Hampton Avenue                      Office
                  95   Shoppes at Bellemead                          Retail
                  96   Hillcroft I & II                              Office
                  97   175 Pinelawn Road                             Office
                  98   Enterprise Mill                               Mixed Use
                  99   Holiday Inn Charlotte                         Hospitality
                 100   Toringdon III                                 Office
                 101   Tustin Gateway                                Retail
                 102   Corporate Center I                            Office
                 103   DeMiguel and Johnson Portfolio
              103.01   3730 and 3736 Rolison Road                    Multifamily
              103.02   131 Oak Street                                Multifamily
              103.03   36 Edgewood                                   Multifamily
              103.04   1408 Middlefield Road                         Multifamily
              103.05   2944 Calvin Avenue                            Multifamily
              103.06   875 Beech Street                              Multifamily
              103.07   3232 Middlefield Road                         Multifamily
                 104   Glendale Center                               Retail
                 105   Palisades II                                  Office
                 106   4411 West Olive Avenue                        Office
                 107   Allston Lofts                                 Multifamily
                 108   300 Main                                      Office
                 109   First Industrial 3
              109.01   7125 Northland Terrace                        Industrial
              109.02   7624 Boone Avenue                             Industrial
              109.03   9401 73rd Avenue                              Industrial
                 110   Princess Road Medical Arts Building           Office
                 111   Centerra Marketplace                          Retail
                 112   126-130 Main Street                           Mixed Use
                 113   Homes of Azalea Park                          Multifamily
                 114   Atrium Office Building                        Office
                 115   Toringdon V                                   Office
                 116   Timberwood Trace Apartments                   Multifamily
                 117   Lone Star Storage Portfolio
              117.01   Lone Star Storage Bryan                       Self-Storage
              117.02   Lone Star Storage Odessa                      Self-Storage
              117.03   Lone Star Storage San Angelo                  Self-Storage
                 118   1600 North Federal Highway                    Other
                 119   The Steelyard                                 Mixed Use

                 120   Comfort Inn Gunston Corner                    Hospitality
                 121   MarketPlace                                   Retail
                 122   Orchard Centre                                Office
                 123   Sunshine Lake Estates MHC                     Mobile Home Park
                 124   Hampton Inn Titusville                        Hospitality
                 125   Woodhaven                                     Retail
                 126   Westwoods Shopping Center                     Retail
                 127   StorQuest Self Storage Colorado

              127.01   StorQuest Self Storage Colorado-Westminster   Self-Storage
              127.02   StorQuest Self Storage Colorado-Centennial    Self-Storage
                 128   University Business Park                      Industrial
                 129   469 North Canon Drive                         Retail
                 130   200 Fillmore                                  Office
                 131   Airport Center                                Office
                 132   Oakley Plaza                                  Retail
                 133   Neenah - Aurora Healthcare Clinic             Office
                 134   Villager Square                               Retail
                 135   Frisco Plaza                                  Office
                 136   Stafford North Plaza                          Retail
                 137   Summerfield Suites - Charlotte                Hospitality
                 138   Shops at Cypress                              Retail
                 139   Mini U Storage - Chantilly                    Self-Storage
                 140   Festival                                      Retail
                 141   Rogers Ranch                                  Retail
                 142   Hampton Inn Carbondale                        Hospitality
                 143   Chouteau Crossing                             Retail
                 144   Townhouse Center                              Retail
                 145   4605 Post Oak                                 Office
                 146   Northridge Pavilion III and IV                Office
                 147   Pasadena Properties
              147.01   959 East Walnut Street                        Office
              147.02   897 Granite Drive                             Office
                 148   PETsMART Plaza                                Retail
                 149   Hallock Office Park                           Office
                 150   Chapel Ridge Shopping Center                  Retail
                 151   Academy Sports & Outdoors                     Retail
                 152   Grants Pass                                   Retail
                 153   Comfort Inn Colorado Springs                  Hospitality
                 154   Poway Executive Center                        Office
                 155   Fairfield Inn & Suites Asheville              Hospitality
                 156   Kentucky Retail Portfolio
              156.01   Walgreens                                     Retail
              156.02   Greenway Mare Manor                           Retail
                 157   Lakewood at Georgia Avenue                    Office
                 158   West and Ironwood Building                    Industrial
                 159   First Industrial 4                            Industrial
                 160   Bank of America Motor Bank                    Retail
                 161   Mini U Storage - North Brunswick              Self-Storage
                 162   Memorial Houston CVS                          Retail
                 163   Staverton East                                Industrial
                 164   Centennial Square                             Retail
                 165   Kent Rite Aid                                 Retail
                 166   Streets of Toringdon                          Office
                 167   JAMAD I                                       Industrial
                 168   Delray North Business Center                  Industrial
                 169   7410 Woodman & 20615 Vanowen
              169.01   7410 Woodman Avenue                           Multifamily
              169.02   20615 Vanowen Street                          Multifamily
                 170   Holiday Inn Express Gastonia                  Hospitality
                 171   A+ Storage Franklin                           Self-Storage
                 172   Hampton Inn Searcy                            Hospitality
                 173   County Line Shopping Center                   Retail
                 174   Palmhurst Shopping Center                     Retail
                 175   8404 North Navarro                            Retail
                 176   Lake Mead                                     Retail
                 177   Sealy Fulton Portfolio
              177.01   6175 Boat Rock Boulevard                      Industrial
              177.02   5400 Bucknell Drive                           Industrial
              177.03   5425 Tulane                                   Industrial
                 178   Advance Auto Parts I
              178.01   Advance Auto Parts- Randleman                 Retail
              178.02   Advance Auto Parts Mexico                     Retail
              178.03   Advance Auto Parts South Paris                Retail
              178.04   Advance Auto Parts Danville                   Retail
                 179   Arbrook Square Shopping Center                Retail
                 180   Pyramid I                                     Office
                 181   Storquest Oakland                             Self-Storage
                 182   Holiday Tower                                 Office
                 183   910 Robb Drive (Winner's Corner)              Retail
                 184   Fidelity Building                             Office
                 185   2425 East Commercial                          Office
                 186   Tamarac Business Center                       Office
                 187   Eastern Hills Center - Phase L                Retail
                 188   Middletown Plaza                              Retail
                 189   Bread & Butter                                Office
                 190   Knightsbridge Apartments                      Multifamily
                 191   656 North Robertson                           Retail
                 192   Pointe O'Woods Apartments                     Multifamily
                 193   Third Street Station                          Office
                 194   Barnett Medical Center                        Office
                 195   Meadowview Apartments                         Multifamily
                 196   972 Partnership                               Retail
                 197   NTB Sachse                                    Retail
                 198   Aliante                                       Retail
                 199   5301 Longley Lane, Building E                 Industrial
                 200   Social Security Administration                Office
                 201   5325 Louie Lane                               Industrial


GCCFC 07-GG9 Loan ID   Detailed Property Type             Size        Units
--------------------   --------------------------------   ---------   -----
                   1                                      1,751,110   sf
                1.01   General Urban                      1,723,085   sf
                1.02   Parking Garage                        28,025   sf
                   2   General Urban                      1,005,330   sf
                   3                                      3,521,766   sf



                3.01   Industrial / Warehouse w/ Office     234,969   sf
                3.02   Industrial / Warehouse w/ Office     222,060   sf
                3.03   Industrial / Warehouse w/ Office     211,292   sf
                3.04   Industrial / Warehouse w/ Office     143,447   sf
                3.05   Industrial / Warehouse w/ Office     185,791   sf
                3.06   Industrial / Warehouse w/ Office     136,368   sf
                3.07   Industrial / Warehouse w/ Office     167,729   sf
                3.08   Industrial / Warehouse w/ Office     150,000   sf
                3.09   Industrial / Warehouse w/ Office      99,539   sf
                3.10   Industrial / Warehouse w/ Office     153,500   sf
                3.11   Industrial / Warehouse w/ Office     105,573   sf
                3.12   Industrial / Warehouse w/ Office     122,160   sf
                3.13   Industrial / Warehouse w/ Office     107,710   sf
                3.14   Industrial / Warehouse w/ Office      91,200   sf
                3.15   Industrial / Warehouse w/ Office     122,901   sf
                3.16   Industrial / Warehouse w/ Office      62,202   sf
                3.17   Industrial / Warehouse w/ Office      85,910   sf
                3.18   Industrial / Warehouse w/ Office      97,220   sf
                3.19   Industrial / Warehouse w/ Office      87,402   sf
                3.20   Industrial / Warehouse w/ Office      73,035   sf
                3.21   Industrial / Warehouse w/ Office      53,585   sf
                3.22   Industrial / Warehouse w/ Office      64,453   sf
                3.23   Industrial / Warehouse w/ Office      72,987   sf
                3.24   Industrial / Warehouse w/ Office      73,000   sf
                3.25   Industrial / Warehouse w/ Office      71,508   sf
                3.26   Industrial / Warehouse w/ Office      60,000   sf
                3.27   Industrial / Warehouse w/ Office      60,005   sf
                3.28   Industrial / Warehouse w/ Office      62,898   sf
                3.29   Industrial / Warehouse w/ Office      51,995   sf
                3.30   Industrial / Warehouse w/ Office      62,165   sf
                3.31   Industrial / Warehouse w/ Office      56,697   sf
                3.32   Industrial / Warehouse w/ Office      44,165   sf
                3.33   Industrial / Warehouse w/ Office      42,466   sf
                3.34   Industrial / Warehouse w/ Office      49,600   sf
                3.35   Industrial / Warehouse w/ Office      14,334   sf
                3.36   Industrial / Warehouse w/ Office      21,900   sf
                   4   General Urban                        250,731   sf
                   5                                      1,178,081   sf

                5.01   General Suburban                     298,429   sf
                5.02   General Suburban                     300,218   sf
                5.03   General Suburban                     198,789   sf
                5.04   General Suburban                     235,958   sf
                5.05   General Suburban                     144,687   sf
                   6                                      2,548,655   sf

                6.01   General Urban                        946,115   sf
                6.02   General Urban                      1,468,514   sf
                6.03   Anchored                             134,026   sf
                   7   General Suburban                     240,149   sf
                   8   General Urban                        485,922   sf
                   9   General Urban                      3,448,680   sf
                  10                                      1,018,982   sf


               10.01   General Urban                         96,636   sf
               10.02   General Urban                         67,455   sf
               10.03   General Urban                        108,976   sf
               10.04   General Urban                        109,678   sf
               10.05   General Urban                         71,076   sf
               10.06   General Urban                         73,572   sf
               10.07   General Urban                         68,802   sf
               10.08   General Urban                         69,072   sf
               10.09   General Urban                        105,895   sf
               10.10   General Urban                         57,409   sf
               10.11   General Urban                         57,379   sf
               10.12   General Urban                         57,140   sf
               10.13   General Urban                         37,946   sf
               10.14   General Urban                         37,946   sf
                  11   Full Service                             390   Rooms
                  12   General Suburban                     509,430   sf
                  13                                        875,670   sf

               13.01   General Suburban                     372,327   sf
               13.02   General Suburban                     166,041   sf
               13.03   General Suburban                      85,490   sf
               13.04   General Suburban                      78,819   sf
               13.05   General Suburban                     112,000   sf
               13.06                                         60,993   sf
                  14   General Suburban                     660,223   sf
                  15   Anchored                             762,412   sf
                  16                                        528,232   sf
               16.01   General Suburban                     401,988   sf

               16.02   General Suburban                     126,244   sf
                  17                                        653,340   sf
               17.01   Unanchored                           108,890   sf
               17.02   Unanchored                           108,890   sf
               17.03   Unanchored                           108,890   sf
               17.04   Unanchored                           108,890   sf
               17.05   Unanchored                           108,890   sf
               17.06   Unanchored                           108,890   sf
                  18   Full Service                             521   Rooms
                  19   Anchored                             432,783   sf
                  20   General Suburban                     256,009   sf
                  21   Data Center                          300,000   sf
                  22   General Suburban                     466,007   sf
                  23                                          1,346   Units

               23.01   Garden                                   268   Units
               23.02   Garden                                   188   Units
               23.03   Garden                                   208   Units
               23.04   Garden                                   192   Units
               23.05   Garden                                   176   Units
               23.06   Garden                                   182   Units
               23.07   Garden                                   132   Units
                  24                                        291,144   sf
               24.01   Unanchored                           137,051   sf
               24.02   Unanchored                           154,093   sf
                  25   Data Center                          179,761   sf
                  26                                        376,004   sf
               26.01   Car Dealership                       177,109   sf
               26.02   Car Dealership                        58,570   sf
               26.03   Car Dealership                        98,655   sf
               26.04   Car Dealership                        41,670   sf
                  27   Garden                                   524   Units
                  28   Anchored                             171,485   sf
                  29                                            557   Units
               29.01   Conventional                              60   Units
               29.02   Conventional                              70   Units
               29.03   Conventional                              70   Units
               29.04   Conventional                              45   Units
               29.05   Conventional                              40   Units
               29.06   Conventional                              50   Units
               29.07   Conventional                              45   Units
               29.08   Conventional                              44   Units
               29.09   Conventional                              41   Units
               29.10   Conventional                              34   Units
               29.11   Conventional                              29   Units
               29.12   Conventional                              29   Units
                  30   Car Dealership                       544,461   sf
                  31   General Urban                        466,725   sf
                  32   Anchored                             236,854   sf
                  33   General Urban                        178,735   sf
                  34   Anchored                             159,490   sf
                  35   General Urban                        256,737   sf
                  36                                            834   Units
               36.01   Garden                                   201   Units
               36.02   Garden                                   186   Units
               36.03   Garden                                   171   Units
               36.04   Garden                                   108   Units
               36.05   Garden                                    88   Units
               36.06   Garden                                    80   Units
                  37                                            849   Units
               37.01   Garden                                   219   Units
               37.02   Garden                                   192   Units
               37.03   Garden                                   153   Units
               37.04   Garden                                   165   Units
               37.05   Garden                                   120   Units
                  38   Warehouse                          1,251,571   sf

                  39   General Suburban                     166,502   sf
                  40   General Suburban                     305,920   sf
                  41   Mid rise                                 104   Units
                  42   General Suburban                     121,011   sf
                  43   Limited Service                          159   Rooms
                  44   General Suburban                     101,725   sf
                  45   Anchored                             276,874   sf
                  46   General Suburban                     102,647   sf
                  47   General Suburban                     164,848   sf
                  48   General Urban                         47,999   sf
                  49   Anchored                             181,729   sf
                  50   Anchored                              40,802   sf
                  51   Garden                                   444   Units
                  52                                            495   Rooms
               52.01   Full Service                             388   Rooms
               52.02   Full Service                             107   Rooms
                  53                                      1,137,461   sf
               53.01   Warehouse                            340,000   sf
               53.02   Warehouse                            283,000   sf
               53.03   Warehouse                            514,461   sf
                  54   General Suburban                     197,298   sf
                  55   General Urban                         42,489   sf
                  56   General Suburban                     105,137   sf
                  57   Warehouse                            785,790   sf
                  58   Anchored                             119,741   sf
                  59   Medical                               99,266   sf
                  60   Student Housing                           74   Units
                  61   Mid rise                                 112   Units
                  62   Limited Service                          142   Rooms
                  63                                        230,271   sf

               63.01   Warehouse                             90,704   sf
               63.02   Warehouse                             76,520   sf
               63.03   Warehouse                             31,867   sf
               63.04   Warehouse                             31,180   sf
                  64   Shadow Anchored                      161,826   sf
                  65   Medical                               88,390   sf
                  66   General Suburban                     166,574   sf
                  67   Office/Lab                            75,453   sf
                  68   Garden                                   334   Units
                  69   Office/Warehouse                     372,125   sf
                  70   General Suburban                     156,065   sf
                  71   General Urban                        229,303   sf
                  72   General Suburban                     177,000   sf
                  73   Limited Service                          164   Rooms
                  74                                        310,540   sf
               74.01   Industrial / Warehouse w/ Office      68,756   sf
               74.02   Industrial / Warehouse w/ Office      63,000   sf
               74.03   Industrial / Warehouse w/ Office      52,370   sf
               74.04   Industrial / Warehouse w/ Office      52,000   sf
               74.05   Industrial / Warehouse w/ Office      45,000   sf
               74.06   Industrial / Warehouse w/ Office      16,000   sf
               74.07   Industrial / Warehouse w/ Office      13,414   sf
                  75   Garden                                   256   Units
                  76   Full Service                             145   Rooms
                  77   Unanchored                            43,713   sf
                  78   Other Multifamily                        286   Units
                  79   Full Service                             213   Rooms
                  80   General Suburban                     164,034   sf
                  81   Limited Service                          128   Rooms
                  82   Limited Service                          128   Rooms
                  83   Shadow Anchored                       56,789   sf
                  84   Garden                                   244   Units
                  85   General Suburban                     155,146   sf
                  86   General Suburban                      98,904   sf
                  87                                        105,066   sf
                  88   General Suburban                     155,500   sf
                  89   General Suburban                     186,822   sf
                  90   Office/Retail/Hospitality             52,594   sf
                  91   Garden                                   300   Units
                  92   Limited Service                          140   Rooms
                  93   Garden                                    75   Units
                  94   General Suburban                     125,369   sf
                  95   Unanchored                            59,621   sf
                  96   General Suburban                      86,019   sf
                  97   General Suburban                     100,361   sf
                  98   Office/Residential                   170,907   sf
                  99   Full Service                             296   Rooms
                 100   General Suburban                      86,279   sf
                 101   Unanchored                            75,983   sf
                 102   General Suburban                      46,737   sf
                 103                                            109   Units
              103.01   Garden                                    36   Units
              103.02   Garden                                    17   Units
              103.03   Garden                                    15   Units
              103.04   Garden                                     9   Units
              103.05   Garden                                    12   Units
              103.06   Garden                                    12   Units
              103.07   Garden                                     8   Units
                 104   Anchored                             103,612   sf
                 105   General Suburban                      83,486   sf
                 106   General Urban                         41,991   sf
                 107   Student Housing                           60   Units
                 108   General Urban                         82,676   sf
                 109                                        215,599   sf
              109.01   Warehouse                             79,958   sf
              109.02   Warehouse                             75,859   sf
              109.03   Warehouse                             59,782   sf
                 110   Medical                               65,679   sf
                 111   Anchored                              59,585   sf
                 112   Retail/Office                         21,201   sf
                 113   Garden                                   320   Units
                 114   General Suburban                      76,223   sf
                 115   General Suburban                      72,310   sf
                 116   Garden                                   224   Units
                 117                                          1,912   Units
              117.01   Self-Storage                             717   Units
              117.02   Self-Storage                             638   Units
              117.03   Self-Storage                             557   Units
                 118   Ground Lease                         296,796   sf
                 119   Office/Retail                         78,539   sf

                 120   Limited Service                          129   Rooms
                 121   Anchored                              95,787   sf
                 122   General Suburban                     116,907   sf
                 123   General, suburban                        249   Pads
                 124   Limited Service                           86   Rooms
                 125   Anchored                              80,427   sf
                 126   Anchored                              90,769   sf
                 127                                          1,415   Units

              127.01   Self-Storage                             711   Units
              127.02   Self-Storage                             704   Units
                 128   Industrial / Warehouse w/ Office     118,783   sf
                 129   Unanchored                             9,443   sf
                 130   General Urban                         29,679   sf
                 131   General Suburban                     156,793   sf
                 132   Shadow Anchored                       39,510   sf
                 133   Medical                               38,390   sf
                 134   Shadow Anchored                       85,186   sf
                 135   General Suburban                      56,743   sf
                 136   Anchored                              79,623   sf
                 137   Limited Service                          135   Rooms
                 138   Shadow Anchored                       12,028   sf
                 139   Self-Storage                             896   Units
                 140   Anchored                              73,437   sf
                 141   Shadow Anchored                       84,518   sf
                 142   Limited Service                           80   Rooms
                 143   Anchored                              81,617   sf
                 144   Unanchored                            39,492   sf
                 145   General Suburban                      78,916   sf
                 146   General Suburban                      92,039   sf
                 147                                         39,653   sf
              147.01   General Urban                         33,653   sf
              147.02   General Suburban                       6,000   sf
                 148   Anchored                              30,498   sf
                 149   Medical                               34,800   sf
                 150   Anchored                              61,683   sf
                 151   Anchored                              79,487   sf
                 152   Anchored                              95,661   sf
                 153   Limited Service                          111   Rooms
                 154   General Suburban                      32,103   sf
                 155   Limited Service                           92   Rooms
                 156                                         56,260   sf
              156.01   Single Tenant                         14,490   sf
              156.02   Shadow Anchored                       41,770   sf
                 157   General Suburban                      48,986   sf
                 158   Warehouse                            126,201   sf
                 159   Warehouse                             74,094   sf
                 160   Single Tenant                         39,243   sf
                 161   Self-Storage                             584   Units
                 162   Single Tenant                         13,013   sf
                 163   Industrial / Warehouse w/ Office      43,720   sf
                 164   Shadow Anchored                       62,350   sf
                 165   Single Tenant                         11,180   sf
                 166   Medical                               25,682   sf
                 167   Warehouse                             94,500   sf
                 168   Industrial / Warehouse w/ Office      50,489   sf
                 169                                             69   Units
              169.01   Garden                                    44   Units
              169.02   Garden                                    25   Units
                 170   Limited Service                           81   Rooms
                 171   Self-Storage                             513   Units
                 172   Limited Service                          105   Rooms
                 173   Shadow Anchored                       59,501   sf
                 174   Shadow Anchored                       23,625   sf
                 175   Anchored                              96,569   sf
                 176   Shadow Anchored                       12,900   sf
                 177                                        245,213   sf
              177.01   Warehouse                            100,000   sf
              177.02   Warehouse                             93,113   sf
              177.03   Warehouse                             52,100   sf
                 178                                         28,000   sf
              178.01   Single Tenant                          7,000   sf
              178.02   Single Tenant                          7,000   sf
              178.03   Single Tenant                          7,000   sf
              178.04   Single Tenant                          7,000   sf
                 179   Shadow Anchored                       17,343   sf
                 180   General Suburban                      33,200   sf
                 181   Self-Storage                             403   Units
                 182   General Suburban                      52,774   sf
                 183   Single Tenant                          3,542   sf
                 184   General Suburban                       7,013   sf
                 185   General Suburban                      22,076   sf
                 186   General Suburban                      35,578   sf
                 187   Shadow Anchored                       11,383   sf
                 188   Shadow Anchored                       66,958   sf
                 189   General Suburban                      21,962   sf
                 190   Garden                                   119   Units
                 191   Single Tenant                          5,031   sf
                 192   Garden                                   121   Units
                 193   General Urban                         12,706   sf
                 194   Medical                               41,155   sf
                 195   Garden                                   120   Units
                 196   Unanchored                            11,205   sf
                 197   Single Tenant                          7,891   sf
                 198   Shadow Anchored                        3,725   sf
                 199   Warehouse                             27,838   sf
                 200   General Suburban                      14,871   sf
                 201   Warehouse                             23,618   sf


GCCFC 07-GG9 Loan ID   Address
--------------------   --------------------------------------------------------------------------------
                   1
                1.01   200 Clarendon Street
                1.02   100 Clarendon Street
                   2   590 Madison Avenue
                   3



                3.01   575 Underhill Boulevard
                3.02   99 Lafayette Drive
                3.03   600 West John Street
                3.04   6851 Jericho Turnpike
                3.05   95 Horseblock Road
                3.06   270 Duffy Avenue
                3.07   100 Spence Street
                3.08   717 Broadway Avenue
                3.09   101-125 Comac Street
                3.10   1140 Motor Parkway
                3.11   200 Finn Court
                3.12   725 Broadway Avenue
                3.13   90 13th Avenue
                3.14   2905 Veteran's Highway
                3.15   230 Duffy Avenue
                3.16   One Fairchild Court
                3.17   511-523 Commack Road
                3.18   325 Duffy Avenue
                3.19   80 13th Avenue
                3.20   33 Comac Loop
                3.21   275 Marcus Boulevard
                3.22   1 Comac Loop
                3.23   200 13th Avenue
                3.24   92 Central Avenue
                3.25   79 Express Street
                3.26   360 Smith Street
                3.27   450 Commack Road
                3.28   100 13th Avenue
                3.29   95 Seaview Boulevard
                3.30   171 Milbar Boulevard
                3.31   290 Duffy Avenue
                3.32   151-169 East 2nd Street
                3.33   171-175 East 2nd Street
                3.34   280 Duffy Avenue
                3.35   One Underhill Road
                3.36   939 Motor Parkway
                   4   667 Madison Avenue
                   5

                5.01   58 South Service Road
                5.02   68 South Service Road
                5.03   395 North Service Road
                5.04   50 Charles Lindbergh Boulevard
                5.05   48 South Service Road
                   6

                6.01   Various
                6.02   Various
                6.03   225 Peachtree Center Avenue NE
                   7   50 Mason Street
                   8   4201 Wilson Boulevard
                   9   222 Merchandise Mart Plaza
                  10


               10.01   1199 Winterson Road
               10.02   999 Corporate Boulevard
               10.03   5725 Mark Dabling Boulevard
               10.04   5775 Mark Dabling Boulevard
               10.05   1099 Winterson Road
               10.06   881 Elkridge Landing Road
               10.07   849 International Drive
               10.08   1190 Winterson Road
               10.09   5755 Mark Dabling Boulevard
               10.10   930 International Drive
               10.11   800 International Drive
               10.12   900 International Drive
               10.13   1925 AeroTech Drive
               10.14   1915 AeroTech Drive
                  11   7400 Wisconsin Avenue (One Bethesda Metro Center)
                  12   11700 & 11710 Plaza America Drive
                  13

               13.01   22705-22745 Savi Ranch Pkwy
               13.02   22343-22349 & 22833 La Palma Avenue
               13.03   1370 Valley Vista Drive
               13.04   10965 & 10993 Via Frontera Drive
               13.05   13550 Stowe Drive
               13.06   1503 South Coast Drive
                  14   333 Earle Ovington Boulevard
                  15   1285 Niagara Falls Boulevard
                  16
               16.01   3001, 3003 and 3005 Tasman Drive, 3032 and 3053 Bunker Hill Lane,
                       5101 Patrick Henry Drive and 5104 Old Ironsides Drive
               16.02   3000 and 3030 Orchard Parkway
                  17
               17.01   1616 West Ruby Drive
               17.02   7717 Willow Chase Boulevard
               17.03   5602 Naaman Forest Boulevard
               17.04   3100 Churchill Drive
               17.05   1331 Highway 6
               17.06   2901 Commerce Crossing Boulevard
                  18   2450 Galleria Parkway
                  19   1-1221 Branson Landing Boulevard
                  20   51 JFK Parkway
                  21   2045 Lafayette Street
                  22   10777 Westheimer Road
                  23

               23.01   2201 Williams Glen Boulevard
               23.02   4061 Eagle Roost Drive
               23.03   6650 Creek Bay Road
               23.04   8196 Lincoln Avenue
               23.05   800 West Rainbow Drive
               23.06   3014 Beech Grove Court
               23.07   3430 North Main Street
                  24
               24.01   1279-1280 South Kihei Road
               24.02   1130 Nimitz Highway
                  25   150 South Street
                  26
               26.01   150 Motorworld Drive
               26.02   2201 North Germantown Parkway
               26.03   711 Eastern Boulevard
               26.04   2215 Metrocenter Boulevard
                  27   3275 East Flamingo Road
                  28   100-190 South Green Valley Parkway
                  29
               29.01   4816 West Fountain Avenue
               29.02   716 South Berendo Street
               29.03   357 South Alvarado Street
               29.04   5600 Fernwood Avenue
               29.05   849 South Oxford Avenue
               29.06   167 South Normandie Avenue
               29.07   734 South Valencia Street
               29.08   1109 South Lake Street & 2202-2220 West 11th Street
               29.09   728 South Berendo Street
               29.10   1021 South Park View Street
               29.11   904 North Hoover Street & 859 North Sanborn Avenue
               29.12   334 North Heliotrope Drive
                  30   6113 Lemmon Avenue
                  31   150 South Independence Mall West
                  32   929-1041 West Bay Area Boulevard
                  33   501 J Street
                  34   1050 Ala Moana Boulevard & 210 Ward Avenue
                  35   5300-5301 Riata Park Court
                  36
               36.01   130 Nile Circle
               36.02   11609 Windy Creek Drive
               36.03   200 Hamilton Drive
               36.04   6940 Hidden Forest Drive
               36.05   110 Ridge Mill Circle
               36.06   1911 Hampton Forest Drive
                  37
               37.01   100 Samuel Adams Circle
               37.02   3405 Cook Place Drive
               37.03   1100 Coopers Ridge Drive
               37.04   153 Civic Center Boulevard
               37.05   1635 South Dekalb Street
                  38   28201-28213 Van Dyke Ave

                  39   1305 Walt Whitman Road
                  40   2833 and 2841 Junction Avenue & 2860-2890 Zanker Road
                  41   121, 123, 125, 127, 129 2nd Street
                  42   9601 Blackwell Road
                  43   101 Corporate Park Drive
                  44   2401 & 2415 East 2nd Avenue, 201 Columbine Street and 200 & 220 Josephine Street
                  45   10501 Pines Boulevard
                  46   9600 Blackwell Road
                  47   2121 Ponce de Leon Boulevard
                  48   1401 Ocean Avenue
                  49   8108 Abercorn Street
                  50   2360 Kaiahuna Plantation Drive
                  51   1401 Nandina Drive
                  52
               52.01   333 West College Avenue
               52.02   123 East Wisconsin Avenue
                  53
               53.01   340 Emig Road
               53.02   4718-4722 Helgesen Drive
               53.03   1791 Mount Zion Road
                  54   7000 Central Avenue
                  55   8439 West Sunset Boulevard
                  56   9350 South Dixie Highway
                  57   220 Midland, 197 King Mill & 90 King Mill
                  58   22583-24361 Muirlands Boulevard
                  59   5300 Memorial Drive
                  60   2310 Fulton Street
                  61   1900 Chestnut Avenue
                  62   2611 Contra Costa Boulevard
                  63

               63.01   7905 Golden Triangle Drive
               63.02   1303 Corporate Center Drive
               63.03   6925-6943 Washington Avenue
               63.04   6955-6973 Washington
                  64   5290 Belt Line Road
                  65   1640 East Sumner Street
                  66   825 University Avenue
                  67   99-193 Aiea Heights
                  68   1290 Hidden Ridge
                  69   4509 Friedrich Lane
                  70   300 North Martingale Road
                  71   10 Columbus Boulevard
                  72   4021 and 4025 Stirrup Creek Drive
                  73   4245 North Drinkwater Boulevard
                  74
               74.01   967 Parker Street
               74.02   2-8 Progress Drive
               74.03   186 Adams Street
               74.04   171 Utopia Road
               74.05   255 Sheldon Road
               74.06   200 Adams Street
               74.07   203 Sheldon Road
                  75   401 West Seminole Boulevard
                  76   2211 Walton Way
                  77   1913-1945 South Kihei Road
                  78   6300 Roundrock Trail
                  79   8235 N.E. Airport Way
                  80   2, 4 & 6 Brighton Road
                  81   530 Route 22 East
                  82   4545 Chabot Drive
                  83   6300 North Lucerne Avenue
                  84   2901 Calliope Way
                  85   520 Post Oak Boulevard
                  86   8610 Explorer Drive
                  87   4550 New Linden Hill Road
                  88   8800 Lyra Drive
                  89   4501, 4601, 4651 Charlotte Park Drive
                  90   1900-36 Campus Walk
                  91   3400 Club Lakes Parkway
                  92   200 Skidmore Boulevard
                  93   3594 Mt. Diablo Boulevard
                  94   7300 East Hampton Avenue
                  95   6535 Youree Drive
                  96   6310 & 6315 Hillside Court
                  97   175 Pinelawn Road
                  98   1450 Greene Street
                  99   230 North College Street
                 100   3440 Toringdon Way
                 101   1621-1671 Edinger Avenue
                 102   901 North Green Valley Parkway
                 103
              103.01   3730 and 3736 Rolison Road
              103.02   131 Oak Street
              103.03   36 Edgewood
              103.04   1408 Middlefield Road
              103.05   2944 Calvin Avenue
              103.06   875 Beech Street
              103.07   3232 Middlefield Road
                 104   5010-5090 West Olive Avenue & 9007-9029 North 51st Avenue
                 105   5410 Trinity Road
                 106   4411 West Olive Avenue
                 107   2161 Allston Way
                 108   300 Main Street
                 109
              109.01   7125 Northland Terrace North
              109.02   7624 Boone Avenue
              109.03   9401 73rd Avenue
                 110   2 Princess Road
                 111   12 Centerra Parkway
                 112   126-130 Main Street & 9 Burtis Avenue
                 113   2500 Guerrero Drive
                 114   5001 East Commercenter Drive
                 115   3436 Toringdon Way
                 116   12250 Atlantic Boulevard
                 117
              117.01   1079 North Earl Rudder Freeway
              117.02   4415 East 53rd Street
              117.03   6122 Sherwood Way
                 118   1600 North Federal Highway
                 119   1900, 1910, 1928 South Boulevard

                 120   8180 Silverbrook Road
                 121   9307-9329 & 9335-9341 Kingston Pike
                 122   5775 DTC Parkway
                 123   6530 Accent Lane
                 124   4760 Helen Hauser Boulevard
                 125   23420-23470 Allen Road
                 126   15200 & 15400 West 64th Avenue
                 127

              127.01   8834-8889 Marshall Court
              127.02   13055 East Briarwood Avenue
                 128   2076 East University Drive
                 129   469 North Canon Drive & 9401-9411 South Santa Monica Boulevard
                 130   200 Fillmore Street
                 131   4400, 4828 & 4898 Airport Center Parkway
                 132   1200 Oakley Seaver Drive
                 133   1136 Westowne Drive
                 134   6470-6650 West 120th Avenue
                 135   719-815 Ten Mile Drive
                 136   261 Garrisonville Road
                 137   4920 South Tryon Street
                 138   5353, 5373, and 5461 Katella Avenue
                 139   13721 Wall Road
                 140   West 3195 Van Roy Road
                 141   4920, 5020, 5030 West Baseline Road
                 142   2175 Reed Station Parkway
                 143   4307-4357 Northeast Chouteau Trafficway
                 144   3739-3799 E. Desert Inn Road
                 145   4605 Post Oak Place Drive
                 146   1301 and 1303 Hightower Trail
                 147
              147.01   959 East Walnut Street
              147.02   897 Granite Drive
                 148   865 Colusa Avenue
                 149   211, 213, 215 Hallock Road
                 150   10280 Maysville Road
                 151   1001 West Arbrook Boulevard
                 152   304-350 Northeast Agness Avenue
                 153   1410 Harrison Road
                 154   13915 Danielson Street
                 155   11 Rocky Ridge Road
                 156
              156.01   2290 Nicholasville Road
              156.02   363 Versailles Road
                 157   11510 Georgia Avenue
                 158   3711-3721 West Street and 3700-3710 Ironwood Place
                 159   2720 Arthur Street
                 160   1025 Holcombe Boulevard
                 161   1256 How Lane
                 162   15010 Memorial Drive
                 163   21480 Pacific Boulevard
                 164   2727-2897 West Belleview Avenue
                 165   10407 Southeast 256th Street
                 166   12105 and 12311 Copper Way
                 167   550 Woodlake Circle
                 168   1395 Northwest 17th Avenue
                 169
              169.01   7410 Woodman Avenue
              169.02   20615 Vanowen Street
                 170   1911 Broadcast Drive
                 171   1903 Columbia Avenue
                 172   3204 East Race Street
                 173   1480 and 1490-1496 South Randall Road
                 174   4324 and 4416 North Conway Avenue
                 175   8402-8404 North Navarro Street
                 176   6520-6540 East Lake Mead Boulevard
                 177
              177.01   6175 Boat Rock Boulevard
              177.02   5400 Bucknell Drive
              177.03   5425 Tulane
                 178
              178.01   981 High Point Street
              178.02   65 River Road
              178.03   112 Main Street
              178.04   1205 Piney Forest Road
                 179   3751 Matlock Road
                 180   4126, 4138 & 4150 John Young Parkway
                 181   4601 Shattuck Avenue
                 182   2435 US Highway 19
                 183   910 Robb Drive
                 184   4671 Town Center Parkway
                 185   2425 East Commercial Boulevard
                 186   800 Research Drive
                 187   10845 & 10855 South Eastern Avenue
                 188   12935 Shelbyville Road
                 189   3500 East Destination Drive
                 190   955 South Havana Street
                 191   656 North Robertson
                 192   4065 Pointe O'Woods Drive
                 193   1518 East 3rd Street
                 194   1228 Colonial Commons Court
                 195   15 Woodhill Drive
                 196   972 and 976 North Orange Avenue
                 197   5420 State Highway 78
                 198   7021 Aliante Parkway
                 199   5301 Longley Lane, Building E
                 200   44451 20th Street West
                 201   5325 Louie Lane


GCCFC 07-GG9 Loan ID   City                 County            State             Zip Code   Original Balance
--------------------   ------------------   ---------------   ---------------   --------   ----------------
                   1                                                                           $640,500,000
                1.01   Boston               Suffolk           Massachusetts        02116
                1.02   Boston               Suffolk County    Massachusetts        02116
                   2   New York             New York          New York             10022       $350,000,000
                   3                                                                           $305,000,000



                3.01   Syosset              Nassau            New York             11791
                3.02   Syosset              Nassau            New York             11791
                3.03   Hicksville           Nassau            New York             11801
                3.04   Syosset              Nassau            New York             11791
                3.05   Yaphank              Suffolk           New York             11980
                3.06   Hicksville           Nassau            New York             11801
                3.07   Bay Shore            Suffolk           New York             11706
                3.08   Holbrook             Suffolk           New York             11741
                3.09   Ronkonkoma           Suffolk           New York             11779
                3.10   Hauppauge            Suffolk           New York             11788
                3.11   Farmingdale          Suffolk           New York             11735
                3.12   Holbrook             Suffolk           New York             11741
                3.13   Ronkonkoma           Suffolk           New York             11779
                3.14   Ronkonkoma           Suffolk           New York             11779
                3.15   Hicksville           Nassau            New York             11801
                3.16   Plainview            Nassau            New York             11803
                3.17   Deer Park            Suffolk           New York             11729
                3.18   Hicksville           Nassau            New York             11801
                3.19   Ronkonkoma           Suffolk           New York             11779
                3.20   Ronkonkoma           Suffolk           New York             11779
                3.21   Hauppauge            Suffolk           New York             11788
                3.22   Ronkonkoma           Suffolk           New York             11779
                3.23   Ronkonkoma           Suffolk           New York             11779
                3.24   Farmingdale          Suffolk           New York             11735
                3.25   Plainview            Nassau            New York             11803
                3.26   Farmingdale          Suffolk           New York             11735
                3.27   Deer Park            Suffolk           New York             11729
                3.28   Ronkonkoma           Suffolk           New York             11779
                3.29   Port Washington      Nassau            New York             11050
                3.30   Farmingdale          Suffolk           New York             11735
                3.31   Hicksville           Nassau            New York             11801
                3.32   Huntington Station   Suffolk           New York             11746
                3.33   Huntington Station   Suffolk           New York             11746
                3.34   Hicksville           Nassau            New York             11801
                3.35   Glen Head            Nassau            New York             11545
                3.36   Hauppauge            Suffolk           New York             11788
                   4   New York             New York          New York             10021       $250,000,000
                   5                                                                           $235,900,000

                5.01   Melville             Suffolk           New York             11747
                5.02   Melville             Suffolk           New York             11747
                5.03   Melville             Suffolk           New York             11747
                5.04   Uniondale            Nassau            New York             11553
                5.05   Melville             Suffolk           New York             11747
                   6                                                                           $207,600,000

                6.01   Atlanta              Fulton            Georgia              30303
                6.02   Atlanta              Fulton            Georgia              30303
                6.03   Atlanta              Fulton            Georgia              30303
                   7   Greenwich            Fairfield         Connecticut          06830       $200,000,000
                   8   Arlington            Arlington         Virginia             22203       $176,000,000
                   9   Chicago              Cook              Illinois             60654       $175,000,000
                  10                                                                           $146,500,000


               10.01   Linthicum            Anne Arundel      Maryland             21090
               10.02   Linthicum            Anne Arundel      Maryland             21090
               10.03   Colorado Springs     El Paso           Colorado             80919
               10.04   Colorado Springs     El Paso           Colorado             80919
               10.05   Linthicum            Anne Arundel      Maryland             21090
               10.06   Linthicum            Anne Arundel      Maryland             21090
               10.07   Linthicum            Anne Arundel      Maryland             21090
               10.08   Linthicum            Anne Arundel      Maryland             21090
               10.09   Colorado Springs     El Paso           Colorado             80919
               10.10   Linthicum            Anne Arundel      Maryland             21090
               10.11   Linthicum            Anne Arundel      Maryland             21090
               10.12   Linthicum            Anne Arundel      Maryland             21090
               10.13   Colorado Springs     El Paso           Colorado             80916
               10.14   Colorado Springs     El Paso           Colorado             80916
                  11   Bethesda             Montgomery        Maryland             20814       $140,000,000
                  12   Reston               Fairfax           Virginia             20190       $140,000,000
                  13                                                                           $133,500,000

               13.01   Yorba Linda          Orange            California           92887
               13.02   Yorba Linda          Orange            California           92887
               13.03   Diamond Bar          Los Angeles       California           91765
               13.04   San Diego            San Diego         California           92127
               13.05   Poway                San Diego         California           92064
               13.06   Costa Mesa           Orange            California           92626
                  14   Uniondale            Nassau            New York             11553       $108,000,000
                  15   Amherst              Erie              New York             14226       $108,000,000
                  16                                                                           $107,250,000
               16.01   Santa Clara          Santa Clara       California           95054

               16.02   San Jose             Santa Clara       California           95134
                  17                                                                           $105,000,000
               17.01   Tempe                Maricopa          Arizona              85284
               17.02   Houston              Harris            Texas                77070
               17.03   Garland              Dallas            Texas                75044
               17.04   Flower Mound         Denton            Texas                75022
               17.05   Sugar Land           Fort Bend         Texas                77478
               17.06   Commerce Township    Oakland           Michigan             48390
                  18   Atlanta              Cobb              Georgia              30339        $97,000,000
                  19   Branson              Taney             Missouri             65616        $90,000,000
                  20   Short Hills          Essex             New Jersey           07078        $87,500,000
                  21   Santa Clara          Santa Clara       California           95050        $68,000,000
                  22   Houston              Harris            Texas                77042        $63,582,644
                  23                                                                            $63,250,000

               23.01   Zionsville           Boone             Indiana              46077
               23.02   Indianapolis         Marion            Indiana              46234
               23.03   Indianapolis         Marion            Indiana              46217
               23.04   Evansville           Vanderburgh       Indiana              47715
               23.05   Kokomo               Howard            Indiana              46902
               23.06   Jeffersonville       Clark             Indiana              47130
               23.07   Mishawaka            St. Joseph        Indiana              46545
                  24                                                                            $63,000,000
               24.01   Kihei                Maui              Hawaii               96753
               24.02   Honolulu             Honolulu          Hawaii               96817
                  25   San Jose             Santa Clara       California           95113        $53,287,500
                  26                                                                            $51,562,000
               26.01   Wilkes-Barre         Luzerne           Pennsylvania         18702
               26.02   Memphis              Shelby            Tennessee            38138
               26.03   Montgomery           Montgomery        Alabama              36117
               26.04   Nashville            Davidson          Tennessee            37228
                  27   Las Vegas            Clark             Nevada               89121        $50,000,000
                  28   Henderson            Clark             Nevada               89012        $45,200,000
                  29                                                                            $43,500,000
               29.01   Los Angeles          Los Angeles       California           90029
               29.02   Los Angeles          Los Angeles       California           90005
               29.03   Los Angeles          Los Angeles       California           90057
               29.04   Los Angeles          Los Angeles       California           90028
               29.05   Los Angeles          Los Angeles       California           90005
               29.06   Los Angeles          Los Angeles       California           90004
               29.07   Los Angeles          Los Angeles       California           90017
               29.08   Los Angeles          Los Angeles       California           90006
               29.09   Los Angeles          Los Angeles       California           90005
               29.10   Los Angeles          Los Angeles       California           90006
               29.11   Los Angeles          Los Angeles       California           90029
               29.12   Los Angeles          Los Angeles       California           90004
                  30   Dallas               Dallas            Texas                75209        $43,000,000
                  31   Philadelphia         Philadelphia      Pennsylvania         19106        $42,500,000
                  32   Webster              Harris            Texas                77598        $41,000,000
                  33   Sacramento           Sacramento        California           95814        $40,750,000
                  34   Honolulu             Honolulu          Hawaii               96814        $40,000,000
                  35   Austin               Travis            Texas                78727        $38,500,000
                  36                                                                            $36,100,000
               36.01   Mooresville          Iredell           North Carolina       28117
               36.02   Charlotte            Mecklenburg       North Carolina       28213
               36.03   Salisbury            Rowan             North Carolina       28147
               36.04   Charlotte            Mecklenburg       North Carolina       28213
               36.05   Lexington            Davidson          North Carolina       27295
               36.06   Kannapolis           Cabarrus          North Carolina       28027
                  37                                                                            $36,100,000
               37.01   Concord              Cabarrus          North Carolina       28027
               37.02   Clemmons             Forsyth           North Carolina       27012
               37.03   Kannapolis           Cabarrus          North Carolina       28083
               37.04   Anderson             Anderson          South Carolina       29625
               37.05   Shelby               Cleveland         North Carolina       28152
                  38   Warren               Macomb            Michigan             48093        $35,000,000

                  39   Melville             Suffolk           New York             11747        $35,000,000
                  40   San Jose             Santa Clara       California           95134        $34,300,000
                  41   Oakland              Alameda           California           94607        $34,000,000
                  42   Rockville            Montgomery        Maryland             20850        $33,130,000
                  43   White Plains         Westchester       New York             10604        $33,030,000
                  44   Denver               Denver            Colorado             80206        $32,500,000
                  45   Pembroke Pines       Broward           Florida              33026        $32,400,000
                  46   Rockville            Montgomery        Maryland             20850        $31,200,000
                  47   Coral Gables         Miami-Dade        Florida              33134        $31,000,000
                  48   Santa Monica         Los Angeles       California           90401        $31,000,000
                  49   Savannah             Chatham           Georgia              31406        $30,000,000
                  50   Koloa                Kauai             Hawaii               96756        $29,120,000
                  51   Arlington            Tarrant           Texas                76014        $29,000,000
                  52                                                                            $27,940,000
               52.01   Appleton             Outagamie         Wisconsin            54911
               52.02   Neenah               Winnebago         Wisconsin            54956
                  53                                                                            $26,375,000
               53.01   York                 York              Pennsylvania         17406
               53.02   Madison              Dane              Wisconsin            53718
               53.03   Morrow               Clayton           Georgia              30260
                  54   Albuquerque          Bernillo          New Mexico           87121        $25,000,000
                  55   West Hollywood       Los Angeles       California           90069        $25,000,000
                  56   Miami                Miami-Dade        Florida              33156        $24,268,000
                  57   McDonough            Henry             Georgia              30253        $24,050,000
                  58   Lake Forest          Orange            California           92630        $24,000,000
                  59   Two Rivers           Manitowoc         Wisconsin            54241        $22,640,000
                  60   Berkeley             Alameda           California           94704        $21,200,000
                  61   Glenview             Cook              Illinois             60025        $21,000,000
                  62   Pleasant Hill        Contra Costa      California           94523        $20,160,000
                  63                                                                            $19,484,000

               63.01   Eden Prairie         Hennepin          Minnesota            55344
               63.02   Eagan                Dakota            Minnesota            55121
               63.03   Edina                Hennepin          Minnesota            55439
               63.04   Edina                Hennepin          Minnesota            55439
                  64   Addison              Dallas            Texas                75001        $19,200,000
                  65   Hartford             Washington        Wisconsin            53027        $19,120,000
                  66   Norwood              Norfolk           Massachusetts        02062        $19,000,000
                  67   Aiea                 Honolulu          Hawaii               96701        $18,000,000
                  68   Irving               Dallas            Texas                75038        $18,000,000
                  69   Austin               Travis            Texas                78744        $18,000,000
                  70   Schaumburg           Cook              Illinois             60173        $18,000,000
                  71   Hartford             Hartford          Connecticut          06106        $17,500,000
                  72   Durham               Durham            North Carolina       27703        $16,850,000
                  73   Scottsdale           Maricopa          Arizona              85251        $16,778,000
                  74                                                                            $16,760,000
               74.01   Manchester           Hartford          Connecticut          06042
               74.02   Manchester           Hartford          Connecticut          06042
               74.03   Manchester           Hartford          Connecticut          06042
               74.04   Manchester           Hartford          Connecticut          06042
               74.05   Manchester           Hartford          Connecticut          06042
               74.06   Manchester           Hartford          Connecticut          06042
               74.07   Manchester           Hartford          Connecticut          06042
                  75   Sanford              Seminole          Florida              32771        $16,250,000
                  76   Augusta              Richmond          Georgia              30904        $16,000,000
                  77   Kihei                Maui              Hawaii               96753        $16,000,000
                  78   Plano                Collin            Texas                75023        $15,725,000
                  79   Portland             Multnomah         Oregon               97220        $15,360,000
                  80   Clifton              Passaic           New Jersey           07012        $15,200,000
                  81   Bridgewater          Somerset          New Jersey           08807        $14,492,000
                  82   Pleasanton           Alameda           California           94588        $14,490,000
                  83   Kansas City          Platte            Missouri             64151        $14,250,000
                  84   Raleigh              Wake              North Carolina       27616        $14,250,000
                  85   Houston              Harris            Texas                77027        $14,200,000
                  86   Colorado Springs     El Paso           Colorado             80920        $14,080,000
                  87   Wilmington           New Castle        Delaware             19808        $14,000,000
                  88   Columbus             Delaware          Ohio                 43240        $14,000,000
                  89   Charlotte            Mecklenburg       North Carolina       28217        $14,000,000
                  90   Philadelphia         Philadelphia      Pennsylvania         19114        $13,900,000
                  91   Lawrenceville        Gwinnett          Georgia              30044        $13,900,000
                  92   Gaithersburg         Montgomery        Maryland             20877        $13,720,000
                  93   Lafayette            Contra Costa      California           94549        $13,700,000
                  94   Mesa                 Maricopa          Arizona              85208        $13,500,000
                  95   Shreveport           Caddo             Louisiana            71105        $13,500,000
                  96   Columbia             Howard            Maryland             21046        $13,500,000
                  97   Melville             Suffolk           New York             11747        $13,200,000
                  98   Augusta              Richmond          Georgia              30901        $13,100,000
                  99   Charlotte            Mecklenburg       North Carolina       28202        $12,900,000
                 100   Charlotte            Mecklenburg       North Carolina       28277        $12,650,000
                 101   Tustin               Orange            California           92780        $12,600,000
                 102   Henderson            Clark             Nevada               89074        $12,600,000
                 103                                                                            $12,600,000
              103.01   Redwood City         San Mateo         California           94063
              103.02   Redwood City         San Mateo         California           94061
              103.03   Redwood City         San Mateo         California           94062
              103.04   Redwood City         San Mateo         California           94063
              103.05   Redwood City         San Mateo         California           94063
              103.06   Redwood City         San Mateo         California           94063
              103.07   Menlo Park           San Mateo         California           94025
                 104   Glendale             Maricopa          Arizona              85302        $12,250,000
                 105   Raleigh              Wake              North Carolina       27607        $12,000,000
                 106   Burbank              Los Angeles       California           91505        $11,700,000
                 107   Berkeley             Alameda           California           94704        $11,500,000
                 108   Stamford             Fairfield         Connecticut          06901        $11,500,000
                 109                                                                            $11,338,000
              109.01   Brooklyn Park        Hennepin          Minnesota            55428
              109.02   Brooklyn Park        Hennepin          Minnesota            55428
              109.03   Brooklyn Park        Hennepin          Minnesota            55428
                 110   Lawrenceville        Mercer            New Jersey           08648        $11,200,000
                 111   Lebanon              Grafton           New Hampshire        03766        $11,100,000
                 112   New Canaan           Fairfield         Connecticut          06840        $10,850,000
                 113   Carrollton           Dallas            Texas                75006        $10,600,000
                 114   Bakersfield          Kern              California           93309        $10,500,000
                 115   Charlotte            Mecklenburg       North Carolina       28277        $10,424,000
                 116   Jacksonville         Duval             Florida              32225        $10,360,000
                 117                                                                            $10,150,000
              117.01   Bryan                Brazos            Texas                77802
              117.02   Odessa               Ector             Texas                79762
              117.03   San Angelo           Tom Green         Texas                76901
                 118   Ft Lauderdale        Broward           Florida              33305         $9,661,502
                 119   Charlotte            Mecklenburg       North Carolina       28203         $9,600,000

                 120   Lorton               Fairfax           Virginia             22079         $9,600,000
                 121   Knoxville            Knox              Tennessee            37922         $9,440,000
                 122   Englewood            Arapahoe          Colorado             80111         $9,300,000
                 123   New Port Richey      Pasco             Florida              34653         $9,200,000
                 124   Titusville           Brevard           Florida              32780         $9,000,000
                 125   Woodhaven            Wayne             Michigan             48183         $8,808,600
                 126   Arvada               Jefferson         Colorado             80007         $8,800,000
                 127                                                                             $8,750,000

              127.01   Westminster          Jefferson         Colorado             80031
              127.02   Centennial           Arapahoe          Colorado             80112
                 128   Tempe                Maricopa          Arizona              85281         $8,500,000
                 129   Beverly Hills        Los Angeles       California           90210         $8,250,000
                 130   Denver               Denver            Colorado             80206         $8,200,000
                 131   Charlotte            Mecklenburg       North Carolina       28208         $8,100,000
                 132   Clermont             Lake              Florida              34711         $8,000,000
                 133   Neenah               Winnebago         Wisconsin            54956         $7,840,000
                 134   Broomfield           Broomfield        Colorado             80020         $7,760,000
                 135   Frisco               Summit            Colorado             80443         $7,570,000
                 136   Stafford             Stafford          Virginia             22554         $7,500,000
                 137   Charlotte            Mecklenburg       North Carolina       28217         $7,330,000
                 138   Cypress              Orange            California           90630         $7,050,000
                 139   Herndon              Fairfax           Virginia             20171         $7,000,000
                 140   Buchanan             Outagamie         Wisconsin            54915         $7,000,000
                 141   Phoenix              Maricopa          Arizona              85041         $6,940,000
                 142   Carbondale           Jackson           Illinois             62901         $6,850,000
                 143   Kansas City          Clay              Missouri             64117         $6,800,000
                 144   Las Vegas            Clark             Nevada               89121         $6,715,000
                 145   Houston              Harris            Texas                77027         $6,700,000
                 146   Sandy Springs        Fulton            Georgia              30350         $6,700,000
                 147                                                                             $6,600,000
              147.01   Pasadena             Los Angeles       California           91106
              147.02   Pasadena             Los Angeles       California           91101
                 148   Yuba City            Sutter            California           95991         $6,500,000
                 149   Stony Brook          Suffolk           New York             11790         $6,500,000
                 150   Fort Wayne           Allen             Indiana              46835         $6,400,000
                 151   Arlington            Tarrant           Texas                76015         $6,400,000
                 152   Grants Pass          Josephine         Oregon               97526         $6,000,000
                 153   Colorado Springs     El Paso           Colorado             80906         $5,800,000
                 154   Poway                San Diego         California           92064         $5,675,000
                 155   Asheville            Buncombe          North Carolina       28806         $5,500,000
                 156                                                                             $5,375,000
              156.01   Lexington            Fayette           Kentucky             40503
              156.02   Frankfort            Franklin          Kentucky             40601
                 157   Wheaton              Montgomery        Maryland             20902         $5,300,000
                 158   Landover             Prince George's   Maryland             20785         $5,250,000
                 159   Roseville            Ramsey            Minnesota            55113         $5,180,000
                 160   Houston              Harris            Texas                77030         $5,071,000
                 161   North Brunswick      Middlesex         New Jersey           08902         $5,000,000
                 162   Houston              Harris            Texas                77079         $5,000,000
                 163   Sterling             Loudoun           Virginia             20166         $5,000,000
                 164   Littleton            Arapahoe          Colorado             80123         $4,975,000
                 165   Kent                 King              Washington           98030         $4,850,000
                 166   Charlotte            Mecklenburg       North Carolina       28277         $4,825,000
                 167   Chesapeake           Chesapeake City   Virginia             23320         $4,750,000
                 168   Delray Beach         Palm Beach        Florida              33445         $4,650,000
                 169                                                                             $4,650,000
              169.01   Van Nuys             Los Angeles       California           91405
              169.02   Winnetka             Los Angeles       California           91306
                 170   Gastonia             Gaston            North Carolina       28052         $4,650,000
                 171   Franklin             Williamson        Tennessee            37064         $4,400,000
                 172   Searcy               White             Arkansas             72143         $4,400,000
                 173   Algonquin            McHenry           Illinois             60102         $4,300,000
                 174   Palmhurst            Hidalgo           Texas                78573         $4,200,000
                 175   Victoria             Victoria          Texas                77904         $4,200,000
                 176   Las Vegas            Clark             Nevada               89156         $4,100,000
                 177                                                                             $4,100,000
              177.01   Atlanta              Fulton            Georgia              30336
              177.02   Atlanta              Fulton            Georgia              30336
              177.03   Atlanta              Fulton            Georgia              30336
                 178                                                                             $3,975,000
              178.01   Randleman            Randolph          North Carolina       27317
              178.02   Mexico               Oxford            Maine                04257
              178.03   South Paris          Oxford            Maine                04281
              178.04   Danville             Danville          Virginia             24540
                 179   Arlington            Tarrant           Texas                76015         $3,850,000
                 180   Orlando              Orange            Florida              32804         $3,750,000
                 181   Oakland              Alameda           California           94609         $3,700,000
                 182   Holiday              Pasco             Florida              34691         $3,600,000
                 183   Reno                 Washoe            Nevada               89523         $3,562,500
                 184   Jacksonville         Duval             Florida              32246         $3,520,000
                 185   Fort Lauderdale      Broward           Florida              33308         $3,500,000
                 186   Woodland Park        Teller            Colorado             80863         $3,500,000
                 187   Henderson            Clark             Nevada               89052         $3,350,000
                 188   Louisville           Jefferson         Kentucky             40243         $3,250,000
                 189   Appleton             Calumet           Wisconsin            54915         $3,065,000
                 190   Denver               Arapahoe          Colorado             80012         $3,000,000
                 191   West Hollywood       Los Angeles       California           90069         $3,000,000
                 192   Grand Rapids         Kent              Michigan             49508         $2,900,000
                 193   Charlotte            Mecklenburg       North Carolina       28204         $2,880,000
                 194   Lancaster            Lancaster         South Carolina       29720         $2,850,000
                 195   Springboro           Warren            Ohio                 45066         $2,700,000
                 196   Winter Park          Orange            Florida              32789         $2,000,000
                 197   Sachse               Dallas            Texas                75048         $1,900,000
                 198   North Las Vegas      Clark             Nevada               89084         $1,650,000
                 199   Reno                 Washoe            Nevada               89511         $1,610,000
                 200   Lancaster            Los Angeles       California           93534         $1,500,000
                 201   Reno                 Washoe            Nevada               89511         $1,295,000


GCCFC 07-GG9 Loan ID   Cut-off Date Balance   Allocated Cut-off Date Balance (multi-property)   Seasoning
--------------------   --------------------   -----------------------------------------------   ---------
                   1        $640,500,000.00                                                             2
                1.01                                                          $580,000,000.00
                1.02                                                           $60,500,000.00
                   2        $350,000,000.00                                   $350,000,000.00           1
                   3        $305,000,000.00                                                             2



                3.01                                                           $28,689,418.00
                3.02                                                           $20,729,854.00
                3.03                                                           $18,368,225.00
                3.04                                                           $15,656,725.00
                3.05                                                           $14,344,709.00
                3.06                                                           $12,857,757.00
                3.07                                                           $10,321,193.00
                3.08                                                           $10,321,193.00
                3.09                                                           $10,146,258.00
                3.10                                                            $9,796,387.00
                3.11                                                            $9,009,177.00
                3.12                                                            $8,834,241.00
                3.13                                                            $8,659,306.00
                3.14                                                            $8,659,306.00
                3.15                                                            $8,309,435.00
                3.16                                                            $7,609,693.00
                3.17                                                            $7,347,290.00
                3.18                                                            $7,172,354.00
                3.19                                                            $6,822,484.00
                3.20                                                            $6,822,484.00
                3.21                                                            $6,297,677.00
                3.22                                                            $6,122,742.00
                3.23                                                            $5,597,935.00
                3.24                                                            $5,597,935.00
                3.25                                                            $5,597,935.00
                3.26                                                            $5,510,467.00
                3.27                                                            $5,335,532.00
                3.28                                                            $5,248,064.00
                3.29                                                            $5,160,597.00
                3.30                                                            $4,635,790.00
                3.31                                                            $4,635,790.00
                3.32                                                            $3,586,177.00
                3.33                                                            $3,411,242.00
                3.34                                                            $3,061,371.00
                3.35                                                            $3,061,371.00
                3.36                                                            $1,661,886.00
                   4        $250,000,000.00                                   $250,000,000.00           1
                   5        $235,900,000.00                                                             1

                5.01                                                           $76,000,000.00
                5.02                                                           $70,000,000.00
                5.03                                                           $39,000,000.00
                5.04                                                           $27,400,000.00
                5.05                                                           $23,500,000.00
                   6        $207,600,000.00                                                             2

                6.01                                                          $101,301,531.73
                6.02                                                           $74,442,997.81
                6.03                                                           $31,855,470.46
                   7        $200,000,000.00                                   $200,000,000.00           1
                   8        $176,000,000.00                                   $176,000,000.00           3
                   9        $175,000,000.00                                   $175,000,000.00           3
                  10        $146,500,000.00                                                             2


               10.01                                                           $18,578,000.00
               10.02                                                           $13,533,000.00
               10.03                                                           $12,882,000.00
               10.04                                                           $12,477,000.00
               10.05                                                           $12,012,000.00
               10.06                                                           $11,812,000.00
               10.07                                                           $11,692,000.00
               10.08                                                           $11,291,000.00
               10.09                                                           $10,208,000.00
               10.10                                                            $8,488,000.00
               10.11                                                            $8,408,000.00
               10.12                                                            $8,008,000.00
               10.13                                                            $3,717,000.00
               10.14                                                            $3,394,000.00
                  11        $140,000,000.00                                   $140,000,000.00           2
                  12        $140,000,000.00                                   $140,000,000.00           3
                  13        $133,500,000.00                                                             2

               13.01                                                           $65,900,000.00
               13.02                                                           $19,857,000.00
               13.03                                                           $15,970,000.00
               13.04                                                           $11,915,000.00
               13.05                                                           $10,051,000.00
               13.06                                                            $9,807,000.00
                  14        $108,000,000.00                                   $108,000,000.00           1
                  15        $107,857,094.27                                   $107,857,094.27           1
                  16        $107,250,000.00                                                             2
               16.01                                                           $65,000,000.00

               16.02                                                           $42,250,000.00
                  17        $104,860,895.37                                                             1
               17.01                                                           $19,240,530.22
               17.02                                                           $17,556,987.54
               17.03                                                           $17,316,476.60
               17.04                                                           $17,316,476.60
               17.05                                                           $17,316,476.60
               17.06                                                           $16,113,947.83
                  18         $97,000,000.00                                    $97,000,000.00           2
                  19         $90,000,000.00                                    $90,000,000.00           3
                  20         $87,500,000.00                                    $87,500,000.00           1
                  21         $68,000,000.00                                    $68,000,000.00           1
                  22         $63,582,644.00                                    $63,582,644.00           1
                  23         $63,250,000.00                                                             4

               23.01                                                           $24,100,000.00
               23.02                                                            $9,675,000.00
               23.03                                                            $9,125,000.00
               23.04                                                            $6,650,000.00
               23.05                                                            $4,900,000.00
               23.06                                                            $4,800,000.00
               23.07                                                            $4,000,000.00
                  24         $63,000,000.00                                                             5
               24.01                                                           $39,600,000.00
               24.02                                                           $23,400,000.00
                  25         $53,287,500.00                                    $53,287,500.00           1
                  26         $51,562,000.00                                                             1
               26.01                                                           $23,520,000.00
               26.02                                                           $15,092,000.00
               26.03                                                            $7,000,000.00
               26.04                                                            $5,950,000.00
                  27         $50,000,000.00                                    $50,000,000.00           1
                  28         $45,200,000.00                                    $45,200,000.00           4
                  29         $43,500,000.00                                                             1
               29.01                                                            $5,659,465.27
               29.02                                                            $5,431,009.79
               29.03                                                            $4,735,259.01
               29.04                                                            $4,247,195.03
               29.05                                                            $3,634,518.98
               29.06                                                            $3,603,365.96
               29.07                                                            $3,032,227.26
               29.08                                                            $2,990,689.90
               29.09                                                            $2,917,999.52
               29.10                                                            $2,627,238.00
               29.11                                                            $2,388,398.19
               29.12                                                            $2,232,633.09
                  30         $43,000,000.00                                    $43,000,000.00           1
                  31         $42,500,000.00                                    $42,500,000.00           3
                  32         $41,000,000.00                                    $41,000,000.00           2
                  33         $40,750,000.00                                    $40,750,000.00           3
                  34         $40,000,000.00                                    $40,000,000.00           5
                  35         $38,500,000.00                                    $38,500,000.00           0
                  36         $36,100,000.00                                                             4
               36.01                                                           $10,500,000.00
               36.02                                                            $8,725,000.00
               36.03                                                            $6,800,000.00
               36.04                                                            $3,500,000.00
               36.05                                                            $3,400,000.00
               36.06                                                            $3,175,000.00
                  37         $36,100,000.00                                                             4
               37.01                                                           $10,250,000.00
               37.02                                                            $9,150,000.00
               37.03                                                            $6,650,000.00
               37.04                                                            $5,550,000.00
               37.05                                                            $4,500,000.00
                  38         $35,000,000.00                                    $35,000,000.00           2

                  39         $35,000,000.00                                    $35,000,000.00           1
                  40         $34,300,000.00                                    $34,300,000.00           2
                  41         $34,000,000.00                                    $34,000,000.00           2
                  42         $33,130,000.00                                    $33,130,000.00           3
                  43         $33,030,000.00                                    $33,030,000.00           2
                  44         $32,500,000.00                                    $32,500,000.00           2
                  45         $32,400,000.00                                    $32,400,000.00           1
                  46         $31,200,000.00                                    $31,200,000.00           3
                  47         $31,000,000.00                                    $31,000,000.00           4
                  48         $31,000,000.00                                    $31,000,000.00           0
                  49         $30,000,000.00                                    $30,000,000.00           2
                  50         $29,120,000.00                                    $29,120,000.00           2
                  51         $29,000,000.00                                    $29,000,000.00           2
                  52         $27,940,000.00                                                             3
               52.01                                                           $24,198,746.00
               52.02                                                            $3,741,254.00
                  53         $26,375,000.00                                                             3
               53.01                                                           $12,200,000.00
               53.02                                                            $7,225,000.00
               53.03                                                            $6,950,000.00
                  54         $25,000,000.00                                    $25,000,000.00           2
                  55         $25,000,000.00                                    $25,000,000.00           0
                  56         $24,268,000.00                                    $24,268,000.00           2
                  57         $24,050,000.00                                    $24,050,000.00           2
                  58         $24,000,000.00                                    $24,000,000.00           5
                  59         $22,640,000.00                                    $22,640,000.00           2
                  60         $21,200,000.00                                    $21,200,000.00           5
                  61         $21,000,000.00                                    $21,000,000.00           1
                  62         $20,160,000.00                                    $20,160,000.00           2
                  63         $19,484,000.00                                                             2

               63.01                                                            $9,365,000.00
               63.02                                                            $7,760,000.00
               63.03                                                            $1,231,000.00
               63.04                                                            $1,128,000.00
                  64         $19,200,000.00                                    $19,200,000.00           6
                  65         $19,120,000.00                                    $19,120,000.00           2
                  66         $19,000,000.00                                    $19,000,000.00           3
                  67         $18,000,000.00                                    $18,000,000.00           5
                  68         $18,000,000.00                                    $18,000,000.00           4
                  69         $18,000,000.00                                    $18,000,000.00           3
                  70         $18,000,000.00                                    $18,000,000.00           3
                  71         $17,500,000.00                                    $17,500,000.00           4
                  72         $16,850,000.00                                    $16,850,000.00           3
                  73         $16,778,000.00                                    $16,778,000.00           2
                  74         $16,760,000.00                                                             2
               74.01                                                            $3,527,700.00
               74.02                                                            $3,135,600.00
               74.03                                                            $2,665,300.00
               74.04                                                            $2,665,300.00
               74.05                                                            $2,586,900.00
               74.06                                                            $1,489,400.00
               74.07                                                              $689,800.00
                  75         $16,250,000.00                                    $16,250,000.00           1
                  76         $16,000,000.00                                    $16,000,000.00           2
                  77         $16,000,000.00                                    $16,000,000.00           3
                  78         $15,725,000.00                                    $15,725,000.00           2
                  79         $15,360,000.00                                    $15,360,000.00           1
                  80         $15,200,000.00                                    $15,200,000.00           3
                  81         $14,492,000.00                                    $14,492,000.00           2
                  82         $14,490,000.00                                    $14,490,000.00           2
                  83         $14,250,000.00                                    $14,250,000.00           2
                  84         $14,250,000.00                                    $14,250,000.00           4
                  85         $14,200,000.00                                    $14,200,000.00           3
                  86         $14,080,000.00                                    $14,080,000.00           5
                  87         $14,000,000.00                                    $14,000,000.00           2
                  88         $14,000,000.00                                    $14,000,000.00           3
                  89         $14,000,000.00                                    $14,000,000.00           2
                  90         $13,900,000.00                                    $13,900,000.00           1
                  91         $13,900,000.00                                    $13,900,000.00           2
                  92         $13,720,000.00                                    $13,720,000.00           2
                  93         $13,700,000.00                                    $13,700,000.00           2
                  94         $13,500,000.00                                    $13,500,000.00           0
                  95         $13,500,000.00                                    $13,500,000.00           4
                  96         $13,500,000.00                                    $13,500,000.00           3
                  97         $13,200,000.00                                    $13,200,000.00           2
                  98         $13,100,000.00                                    $13,100,000.00           2
                  99         $12,900,000.00                                    $12,900,000.00           1
                 100         $12,650,000.00                                    $12,650,000.00           4
                 101         $12,600,000.00                                    $12,600,000.00           2
                 102         $12,600,000.00                                    $12,600,000.00           4
                 103         $12,600,000.00                                                             4
              103.01                                                            $3,139,417.69
              103.02                                                            $2,144,680.85
              103.03                                                            $2,067,077.27
              103.04                                                            $1,509,742.44
              103.05                                                            $1,425,083.99
              103.06                                                            $1,396,864.50
              103.07                                                              $917,133.26
                 104         $12,250,000.00                                    $12,250,000.00           4
                 105         $12,000,000.00                                    $12,000,000.00           1
                 106         $11,700,000.00                                    $11,700,000.00           4
                 107         $11,500,000.00                                    $11,500,000.00           2
                 108         $11,500,000.00                                    $11,500,000.00           1
                 109         $11,338,000.00                                                             2
              109.01                                                            $4,288,000.00
              109.02                                                            $3,650,000.00
              109.03                                                            $3,400,000.00
                 110         $11,200,000.00                                    $11,200,000.00           3
                 111         $11,100,000.00                                    $11,100,000.00           2
                 112         $10,850,000.00                                    $10,850,000.00           3
                 113         $10,600,000.00                                    $10,600,000.00           4
                 114         $10,500,000.00                                    $10,500,000.00           2
                 115         $10,424,000.00                                    $10,424,000.00           4
                 116         $10,360,000.00                                    $10,360,000.00           1
                 117         $10,136,720.79                                                             1
              117.01                                                            $4,236,241.52
              117.02                                                            $4,009,300.01
              117.03                                                            $1,891,179.25
                 118          $9,661,502.39                                     $9,661,502.39           5
                 119          $9,600,000.00                                     $9,600,000.00           4

                 120          $9,558,403.85                                     $9,558,403.85           3
                 121          $9,440,000.00                                     $9,440,000.00           1
                 122          $9,300,000.00                                     $9,300,000.00           2
                 123          $9,200,000.00                                     $9,200,000.00           4
                 124          $9,000,000.00                                     $9,000,000.00           3
                 125          $8,808,600.00                                     $8,808,600.00           0
                 126          $8,800,000.00                                     $8,800,000.00           3
                 127          $8,750,000.00                                                             3

              127.01                                                            $4,700,000.00
              127.02                                                            $4,050,000.00
                 128          $8,500,000.00                                     $8,500,000.00           2
                 129          $8,250,000.00                                     $8,250,000.00           4
                 130          $8,200,000.00                                     $8,200,000.00           2
                 131          $8,100,000.00                                     $8,100,000.00           3
                 132          $7,981,777.92                                     $7,981,777.92           2
                 133          $7,840,000.00                                     $7,840,000.00           2
                 134          $7,760,000.00                                     $7,760,000.00           1
                 135          $7,570,000.00                                     $7,570,000.00           2
                 136          $7,500,000.00                                     $7,500,000.00           1
                 137          $7,330,000.00                                     $7,330,000.00           2
                 138          $7,034,635.99                                     $7,034,635.99           2
                 139          $7,000,000.00                                     $7,000,000.00           2
                 140          $6,968,812.83                                     $6,968,812.83           3
                 141          $6,940,000.00                                     $6,940,000.00           4
                 142          $6,823,312.87                                     $6,823,312.87           4
                 143          $6,800,000.00                                     $6,800,000.00           4
                 144          $6,715,000.00                                     $6,715,000.00           1
                 145          $6,700,000.00                                     $6,700,000.00           1
                 146          $6,700,000.00                                     $6,700,000.00           3
                 147          $6,600,000.00                                                             1
              147.01                                                            $5,400,000.00
              147.02                                                            $1,200,000.00
                 148          $6,500,000.00                                     $6,500,000.00           4
                 149          $6,500,000.00                                     $6,500,000.00           2
                 150          $6,400,000.00                                     $6,400,000.00           2
                 151          $6,379,664.34                                     $6,379,664.34           2
                 152          $6,000,000.00                                     $6,000,000.00           3
                 153          $5,777,789.89                                     $5,777,789.89           4
                 154          $5,675,000.00                                     $5,675,000.00           2
                 155          $5,476,633.26                                     $5,476,633.26           3
                 156          $5,367,640.38                                                             1
              156.01                                                            $3,570,105.00
              156.02                                                            $1,797,535.38
                 157          $5,300,000.00                                     $5,300,000.00           4
                 158          $5,250,000.00                                     $5,250,000.00           4
                 159          $5,180,000.00                                     $5,180,000.00           2
                 160          $5,071,000.00                                     $5,071,000.00           4
                 161          $5,000,000.00                                     $5,000,000.00           6
                 162          $5,000,000.00                                     $5,000,000.00           2
                 163          $5,000,000.00                                     $5,000,000.00           3
                 164          $4,975,000.00                                     $4,975,000.00           2
                 165          $4,843,414.52                                     $4,843,414.52           1
                 166          $4,814,135.06                                     $4,814,135.06           2
                 167          $4,750,000.00                                     $4,750,000.00           3
                 168          $4,650,000.00                                     $4,650,000.00           1
                 169          $4,650,000.00                                                             1
              169.01                                                            $2,450,000.00
              169.02                                                            $2,200,000.00
                 170          $4,624,304.51                                     $4,624,304.51           4
                 171          $4,400,000.00                                     $4,400,000.00           1
                 172          $4,382,746.10                                     $4,382,746.10           4
                 173          $4,300,000.00                                     $4,300,000.00           2
                 174          $4,200,000.00                                     $4,200,000.00           3
                 175          $4,200,000.00                                     $4,200,000.00           2
                 176          $4,094,501.49                                     $4,094,501.49           1
                 177          $4,083,904.06                                                             4
              177.01                                                            $1,714,886.11
              177.02                                                            $1,378,980.59
              177.03                                                              $990,037.35
                 178          $3,953,394.86                                                             4
              178.01                                                              $988,348.71
              178.02                                                              $988,348.71
              178.03                                                              $988,348.71
              178.04                                                              $988,348.71
                 179          $3,841,259.29                                     $3,841,259.29           2
                 180          $3,734,822.34                                     $3,734,822.34           4
                 181          $3,700,000.00                                     $3,700,000.00           2
                 182          $3,600,000.00                                     $3,600,000.00           1
                 183          $3,548,884.17                                     $3,548,884.17           4
                 184          $3,520,000.00                                     $3,520,000.00           1
                 185          $3,500,000.00                                     $3,500,000.00           2
                 186          $3,489,841.10                                     $3,489,841.10           3
                 187          $3,350,000.00                                     $3,350,000.00           3
                 188          $3,202,027.31                                     $3,202,027.31           3
                 189          $3,049,591.41                                     $3,049,591.41           4
                 190          $3,000,000.00                                     $3,000,000.00           3
                 191          $2,994,491.01                                     $2,994,491.01           1
                 192          $2,900,000.00                                     $2,900,000.00           3
                 193          $2,871,012.22                                     $2,871,012.22           3
                 194          $2,850,000.00                                     $2,850,000.00           2
                 195          $2,700,000.00                                     $2,700,000.00           2
                 196          $2,000,000.00                                     $2,000,000.00           2
                 197          $1,894,490.47                                     $1,894,490.47           3
                 198          $1,647,787.19                                     $1,647,787.19           1
                 199          $1,610,000.00                                     $1,610,000.00           5
                 200          $1,462,628.68                                     $1,462,628.68           4
                 201          $1,295,000.00                                     $1,295,000.00           5


GCCFC 07-GG9 Loan ID   Original Term to Maturity (mos.)   Stated Remaining Term to Maturity (mos.)
--------------------   --------------------------------   ----------------------------------------
                   1                                120                                        118
                1.01
                1.02
                   2                                120                                        119
                   3                                119                                        117



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                120                                        119
                   5                                120                                        119

                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                 66                                         64

                6.01
                6.02
                6.03
                   7                                120                                        119
                   8                                120                                        117
                   9                                120                                        117
                  10                                119                                        117


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                 60                                         58
                  12                                119                                        116
                  13                                 60                                         58

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                120                                        119
                  15                                120                                        119
                  16                                 63                                         61
               16.01

               16.02
                  17                                120                                        119
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                119                                        117
                  19                                120                                        117
                  20                                120                                        119
                  21                                120                                        119
                  22                                 60                                         59
                  23                                 84                                         80

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                 60                                         55
               24.01
               24.02
                  25                                120                                        119
                  26                                 59                                         58
               26.01
               26.02
               26.03
               26.04
                  27                                120                                        119
                  28                                120                                        116
                  29                                 84                                         83
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                 59                                         58
                  31                                 60                                         57
                  32                                 60                                         58
                  33                                 60                                         57
                  34                                 60                                         55
                  35                                 84                                         84
                  36                                120                                        116
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                 84                                         80
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                120                                        118

                  39                                120                                        119
                  40                                 60                                         58
                  41                                120                                        118
                  42                                120                                        117
                  43                                120                                        118
                  44                                120                                        118
                  45                                120                                        119
                  46                                120                                        117
                  47                                120                                        116
                  48                                120                                        120
                  49                                120                                        118
                  50                                120                                        118
                  51                                120                                        118
                  52                                 60                                         57
               52.01
               52.02
                  53                                 60                                         57
               53.01
               53.02
               53.03
                  54                                122                                        120
                  55                                120                                        120
                  56                                120                                        118
                  57                                 48                                         46
                  58                                120                                        115
                  59                                120                                        118
                  60                                 60                                         55
                  61                                 60                                         59
                  62                                120                                        118
                  63                                 60                                         58

               63.01
               63.02
               63.03
               63.04
                  64                                120                                        114
                  65                                120                                        118
                  66                                 84                                         81
                  67                                120                                        115
                  68                                120                                        116
                  69                                120                                        117
                  70                                 60                                         57
                  71                                120                                        116
                  72                                120                                        117
                  73                                120                                        118
                  74                                120                                        118
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                 60                                         59
                  76                                 60                                         58
                  77                                120                                        117
                  78                                 60                                         58
                  79                                120                                        119
                  80                                 84                                         81
                  81                                120                                        118
                  82                                120                                        118
                  83                                120                                        118
                  84                                120                                        116
                  85                                120                                        117
                  86                                120                                        115
                  87                                120                                        118
                  88                                120                                        117
                  89                                120                                        118
                  90                                120                                        119
                  91                                120                                        118
                  92                                120                                        118
                  93                                120                                        118
                  94                                120                                        120
                  95                                120                                        116
                  96                                120                                        117
                  97                                120                                        118
                  98                                120                                        118
                  99                                120                                        119
                 100                                120                                        116
                 101                                 60                                         58
                 102                                120                                        116
                 103                                120                                        116
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                120                                        116
                 105                                120                                        119
                 106                                121                                        117
                 107                                120                                        118
                 108                                120                                        119
                 109                                 36                                         34
              109.01
              109.02
              109.03
                 110                                120                                        117
                 111                                120                                        118
                 112                                120                                        117
                 113                                 60                                         56
                 114                                120                                        118
                 115                                120                                        116
                 116                                120                                        119
                 117                                120                                        119
              117.01
              117.02
              117.03
                 118                                120                                        115
                 119                                120                                        116

                 120                                120                                        117
                 121                                120                                        119
                 122                                 84                                         82
                 123                                120                                        116
                 124                                 60                                         57
                 125                                120                                        120
                 126                                120                                        117
                 127                                120                                        117

              127.01
              127.02
                 128                                120                                        118
                 129                                120                                        116
                 130                                120                                        118
                 131                                120                                        117
                 132                                120                                        118
                 133                                120                                        118
                 134                                120                                        119
                 135                                120                                        118
                 136                                120                                        119
                 137                                120                                        118
                 138                                120                                        118
                 139                                120                                        118
                 140                                120                                        117
                 141                                120                                        116
                 142                                 60                                         56
                 143                                120                                        116
                 144                                120                                        119
                 145                                120                                        119
                 146                                120                                        117
                 147                                120                                        119
              147.01
              147.02
                 148                                120                                        116
                 149                                120                                        118
                 150                                120                                        118
                 151                                120                                        118
                 152                                120                                        117
                 153                                120                                        116
                 154                                120                                        118
                 155                                120                                        117
                 156                                120                                        119
              156.01
              156.02
                 157                                120                                        116
                 158                                120                                        116
                 159                                 48                                         46
                 160                                 60                                         56
                 161                                120                                        114
                 162                                 60                                         58
                 163                                 60                                         57
                 164                                120                                        118
                 165                                120                                        119
                 166                                120                                        118
                 167                                120                                        117
                 168                                120                                        119
                 169                                120                                        119
              169.01
              169.02
                 170                                120                                        116
                 171                                120                                        119
                 172                                 84                                         80
                 173                                120                                        118
                 174                                120                                        117
                 175                                120                                        118
                 176                                120                                        119
                 177                                 60                                         56
              177.01
              177.02
              177.03
                 178                                120                                        116
              178.01
              178.02
              178.03
              178.04
                 179                                120                                        118
                 180                                120                                        116
                 181                                120                                        118
                 182                                 60                                         59
                 183                                120                                        116
                 184                                120                                        119
                 185                                120                                        118
                 186                                120                                        117
                 187                                120                                        117
                 188                                144                                        141
                 189                                120                                        116
                 190                                120                                        117
                 191                                120                                        119
                 192                                120                                        117
                 193                                120                                        117
                 194                                 60                                         58
                 195                                120                                        118
                 196                                120                                        118
                 197                                120                                        117
                 198                                120                                        119
                 199                                120                                        115
                 200                                120                                        116
                 201                                120                                        115


GCCFC 07-GG9 Loan ID   Original Interest Only Term (mos.)   Original Amortization Term (mos.)
--------------------   ----------------------------------   ---------------------------------
                   1                                  120                                  NA
                1.01
                1.02
                   2                                  120                                  NA
                   3                                  119                                  NA



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                  120                                  NA
                   5                                  120                                  NA

                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                   66                                  NA

                6.01
                6.02
                6.03
                   7                                  120                                  NA
                   8                                  120                                  NA
                   9                                  120                                  NA
                  10                                  119                                  NA


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                   60                                  NA
                  12                                  119                                  NA
                  13                                   60                                  NA

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                  120                                  NA
                  15                                    0                                 360
                  16                                   63                                  NA
               16.01

               16.02
                  17                                    0                                 360
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                  119                                  NA
                  19                                   24                                 360
                  20                                  120                                  NA
                  21                                   23                                 360
                  22                                   60                                  NA
                  23                                   84                                  NA

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                   60                                  NA
               24.01
               24.02
                  25                                   23                                 360
                  26                                   59                                  NA
               26.01
               26.02
               26.03
               26.04
                  27                                  120                                  NA
                  28                                   24                                 360
                  29                                   84                                  NA
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                   59                                  NA
                  31                                   60                                  NA
                  32                                   60                                  NA
                  33                                   60                                  NA
                  34                                   60                                  NA
                  35                                   84                                  NA
                  36                                  120                                  NA
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                   84                                  NA
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                   60                                 360

                  39                                  120                                  NA
                  40                                   60                                  NA
                  41                                   60                                 360
                  42                                  120                                  NA
                  43                                  120                                  NA
                  44                                  120                                  NA
                  45                                   60                                 360
                  46                                  120                                  NA
                  47                                   60                                 360
                  48                                  120                                  NA
                  49                                   60                                 360
                  50                                   60                                 360
                  51                                   36                                 360
                  52                                   36                                 300
               52.01
               52.02
                  53                                   60                                  NA
               53.01
               53.02
               53.03
                  54                                   24                                 360
                  55                                  120                                  NA
                  56                                  120                                  NA
                  57                                   48                                  NA
                  58                                   84                                 360
                  59                                  120                                  NA
                  60                                   60                                  NA
                  61                                   60                                  NA
                  62                                  120                                  NA
                  63                                   60                                  NA

               63.01
               63.02
               63.03
               63.04
                  64                                   24                                 360
                  65                                  120                                  NA
                  66                                   84                                  NA
                  67                                   36                                 360
                  68                                  120                                  NA
                  69                                  120                                  NA
                  70                                   60                                  NA
                  71                                   72                                 360
                  72                                   60                                 360
                  73                                  120                                  NA
                  74                                   60                                 360
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                   60                                  NA
                  76                                   60                                  NA
                  77                                  120                                  NA
                  78                                   60                                  NA
                  79                                   18                                 300
                  80                                   84                                  NA
                  81                                  120                                  NA
                  82                                  120                                  NA
                  83                                   24                                 360
                  84                                  120                                  NA
                  85                                  120                                  NA
                  86                                   24                                 360
                  87                                   24                                 360
                  88                                   36                                 360
                  89                                   60                                 360
                  90                                   48                                 360
                  91                                   60                                 360
                  92                                  120                                  NA
                  93                                  120                                  NA
                  94                                    0                                 360
                  95                                   12                                 360
                  96                                   36                                 360
                  97                                   36                                 360
                  98                                   60                                 360
                  99                                   24                                 360
                 100                                   36                                 360
                 101                                   24                                 360
                 102                                   36                                 360
                 103                                   60                                 360
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                   60                                 360
                 105                                   60                                 360
                 106                                   60                                 360
                 107                                   60                                 360
                 108                                  120                                  NA
                 109                                   36                                  NA
              109.01
              109.02
              109.03
                 110                                   24                                 360
                 111                                  120                                  NA
                 112                                   60                                 360
                 113                                   36                                 360
                 114                                   60                                 360
                 115                                   36                                 360
                 116                                  120                                  NA
                 117                                    0                                 360
              117.01
              117.02
              117.03
                 118                                  120                                  NA
                 119                                   24                                 360

                 120                                    0                                 300
                 121                                   60                                 360
                 122                                   84                                  NA
                 123                                   36                                 360
                 124                                   12                                 360
                 125                                   60                                 360
                 126                                  120                                  NA
                 127                                   60                                 360

              127.01
              127.02
                 128                                   84                                 360
                 129                                   60                                 360
                 130                                   60                                 360
                 131                                  120                                  NA
                 132                                    0                                 360
                 133                                  120                                  NA
                 134                                   60                                 360
                 135                                   60                                 360
                 136                                  120                                  NA
                 137                                  120                                  NA
                 138                                    0                                 360
                 139                                   24                                 360
                 140                                    0                                 300
                 141                                   60                                 360
                 142                                    0                                 360
                 143                                   24                                 360
                 144                                   60                                 360
                 145                                   60                                 360
                 146                                  120                                  NA
                 147                                   24                                 360
              147.01
              147.02
                 148                                  120                                  NA
                 149                                   60                                 360
                 150                                   36                                 360
                 151                                    0                                 300
                 152                                  120                                  NA
                 153                                    0                                 360
                 154                                   60                                 360
                 155                                    0                                 300
                 156                                    0                                 360
              156.01
              156.02
                 157                                   36                                 360
                 158                                   36                                 360
                 159                                   48                                  NA
                 160                                   60                                  NA
                 161                                   24                                 360
                 162                                   60                                  NA
                 163                                   60                                  NA
                 164                                  120                                  NA
                 165                                    0                                 360
                 166                                    0                                 360
                 167                                   48                                 360
                 168                                   60                                 360
                 169                                   60                                 360
              169.01
              169.02
                 170                                    0                                 300
                 171                                   12                                 360
                 172                                    0                                 360
                 173                                  120                                  NA
                 174                                   60                                 360
                 175                                   36                                 360
                 176                                    0                                 360
                 177                                    0                                 360
              177.01
              177.02
              177.03
                 178                                    0                                 300
              178.01
              178.02
              178.03
              178.04
                 179                                    0                                 360
                 180                                    0                                 360
                 181                                  120                                  NA
                 182                                   60                                  NA
                 183                                    0                                 360
                 184                                   60                                 360
                 185                                   60                                 360
                 186                                    0                                 360
                 187                                   24                                 360
                 188                                    0                                 144
                 189                                    0                                 324
                 190                                   36                                 360
                 191                                    0                                 300
                 192                                   36                                 360
                 193                                    0                                 360
                 194                                   60                                  NA
                 195                                   36                                 360
                 196                                   60                                 360
                 197                                    0                                 360
                 198                                    0                                 360
                 199                                   60                                 360
                 200                                    0                                 120
                 201                                   60                                 360


GCCFC 07-GG9 Loan ID   Remaining Interest Only Period (mos.)   Remaining Amortization Term (mos.)   Guarantor
--------------------   -------------------------------------   ----------------------------------   ------------------
                   1                                     118                                   NA   Standard Carveouts
                1.01
                1.02
                   2                                     119                                   NA   Nonrecourse
                   3                                     117                                   NA   Selected Carveouts



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                     119                                   NA   Selected Carveouts
                   5                                     119                                   NA   Standard Carveouts

                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                      64                                   NA   Standard Carveouts

                6.01
                6.02
                6.03
                   7                                     119                                   NA   Standard Carveouts
                   8                                     117                                   NA   Standard Carveouts
                   9                                     117                                   NA   Selected Carveouts
                  10                                     117                                   NA   Standard Carveouts


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                                      58                                   NA   Standard Carveouts
                  12                                     116                                   NA   Selected Carveouts
                  13                                      58                                   NA   Standard Carveouts

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                     119                                   NA   Standard Carveouts
                  15                                       0                                  359   Nonrecourse
                  16                                      61                                   NA   Standard Carveouts
               16.01

               16.02
                  17                                       0                                  359   Standard Carveouts
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                     117                                   NA   Standard Carveouts
                  19                                      21                                  360   Standard Carveouts
                  20                                     119                                   NA   Standard Carveouts
                  21                                      22                                  360   Standard Carveouts
                  22                                      59                                   NA   Selected Carveouts
                  23                                      80                                   NA   Standard Carveouts

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                      55                                   NA   Standard Carveouts
               24.01
               24.02
                  25                                      22                                  360   Standard Carveouts
                  26                                      58                                   NA   Selected Carveouts
               26.01
               26.02
               26.03
               26.04
                  27                                     119                                   NA   Standard Carveouts
                  28                                      20                                  360   Standard Carveouts
                  29                                      83                                   NA   Selected Carveouts
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                      58                                   NA   Selected Carveouts
                  31                                      57                                   NA   Standard Carveouts
                  32                                      58                                   NA   Nonrecourse
                  33                                      57                                   NA   Standard Carveouts
                  34                                      55                                   NA   Nonrecourse
                  35                                      84                                   NA   Standard Carveouts
                  36                                     116                                   NA   Standard Carveouts
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                      80                                   NA   Standard Carveouts
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                      58                                  360   Standard Carveouts

                  39                                     119                                   NA   Standard Carveouts
                  40                                      58                                   NA   Nonrecourse
                  41                                      58                                  360   Standard Carveouts
                  42                                     117                                   NA   Standard Carveouts
                  43                                     118                                   NA   Selected Carveouts
                  44                                     118                                   NA   Standard Carveouts
                  45                                      59                                  360   Standard Carveouts
                  46                                     117                                   NA   Standard Carveouts
                  47                                      56                                  360   Standard Carveouts
                  48                                     120                                   NA   Standard Carveouts
                  49                                      58                                  360   Standard Carveouts
                  50                                      58                                  360   Standard Carveouts
                  51                                      34                                  360   Standard Carveouts
                  52                                      33                                  300   Standard Carveouts
               52.01
               52.02
                  53                                      57                                   NA   Standard Carveouts
               53.01
               53.02
               53.03
                  54                                      22                                  360   Standard Carveouts
                  55                                     120                                   NA   Standard Carveouts
                  56                                     118                                   NA   Standard Carveouts
                  57                                      46                                   NA   Standard Carveouts
                  58                                      79                                  360   Standard Carveouts
                  59                                     118                                   NA   Standard Carveouts
                  60                                      55                                   NA   Standard Carveouts
                  61                                      59                                   NA   Standard Carveouts
                  62                                     118                                   NA   Selected Carveouts
                  63                                      58                                   NA   Standard Carveouts

               63.01
               63.02
               63.03
               63.04
                  64                                      18                                  360   Standard Carveouts
                  65                                     118                                   NA   Standard Carveouts
                  66                                      81                                   NA   Standard Carveouts
                  67                                      31                                  360   Standard Carveouts
                  68                                     116                                   NA   Standard Carveouts
                  69                                     117                                   NA   Standard Carveouts
                  70                                      57                                   NA   Standard Carveouts
                  71                                      68                                  360   Standard Carveouts
                  72                                      57                                  360   Standard Carveouts
                  73                                     118                                   NA   Selected Carveouts
                  74                                      58                                  360   Standard Carveouts
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                      59                                   NA   Standard Carveouts
                  76                                      58                                   NA   Standard Carveouts
                  77                                     117                                   NA   Standard Carveouts
                  78                                      58                                   NA   Standard Carveouts
                  79                                      17                                  300   Standard Carveouts
                  80                                      81                                   NA   Standard Carveouts
                  81                                     118                                   NA   Selected Carveouts
                  82                                     118                                   NA   Selected Carveouts
                  83                                      22                                  360   Standard Carveouts
                  84                                     116                                   NA   Standard Carveouts
                  85                                     117                                   NA   Standard Carveouts
                  86                                      19                                  360   Standard Carveouts
                  87                                      22                                  360   Standard Carveouts
                  88                                      33                                  360   Standard Carveouts
                  89                                      58                                  360   Standard Carveouts
                  90                                      47                                  360   Standard Carveouts
                  91                                      58                                  360   Standard Carveouts
                  92                                     118                                   NA   Selected Carveouts
                  93                                     118                                   NA   Standard Carveouts
                  94                                       0                                  360   Standard Carveouts
                  95                                       8                                  360   Standard Carveouts
                  96                                      33                                  360   Standard Carveouts
                  97                                      34                                  360   Standard Carveouts
                  98                                      58                                  360   Standard Carveouts
                  99                                      23                                  360   Standard Carveouts
                 100                                      32                                  360   Standard Carveouts
                 101                                      22                                  360   Standard Carveouts
                 102                                      32                                  360   Standard Carveouts
                 103                                      56                                  360   Standard Carveouts
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                      56                                  360   Standard Carveouts
                 105                                      59                                  360   Standard Carveouts
                 106                                      56                                  360   Standard Carveouts
                 107                                      58                                  360   Standard Carveouts
                 108                                     119                                   NA   Standard Carveouts
                 109                                      34                                   NA   Standard Carveouts
              109.01
              109.02
              109.03
                 110                                      21                                  360   Standard Carveouts
                 111                                     118                                   NA   Nonrecourse
                 112                                      57                                  360   Standard Carveouts
                 113                                      32                                  360   Standard Carveouts
                 114                                      58                                  360   Standard Carveouts
                 115                                      32                                  360   Standard Carveouts
                 116                                     119                                   NA   Standard Carveouts
                 117                                       0                                  359   Standard Carveouts
              117.01
              117.02
              117.03
                 118                                     115                                   NA   Standard Carveouts
                 119                                      20                                  360   Standard Carveouts

                 120                                       0                                  297   Standard Carveouts
                 121                                      59                                  360   Standard Carveouts
                 122                                      82                                   NA   Standard Carveouts
                 123                                      32                                  360   Standard Carveouts
                 124                                       9                                  360   Standard Carveouts
                 125                                      60                                  360   Standard Carveouts
                 126                                     117                                   NA   Standard Carveouts
                 127                                      57                                  360   Standard Carveouts

              127.01
              127.02
                 128                                      82                                  360   Standard Carveouts
                 129                                      56                                  360   Standard Carveouts
                 130                                      58                                  360   Standard Carveouts
                 131                                     117                                   NA   Nonrecourse
                 132                                       0                                  358   Standard Carveouts
                 133                                     118                                   NA   Standard Carveouts
                 134                                      59                                  360   Standard Carveouts
                 135                                      58                                  360   Standard Carveouts
                 136                                     119                                   NA   Standard Carveouts
                 137                                     118                                   NA   Selected Carveouts
                 138                                       0                                  358   Standard Carveouts
                 139                                      22                                  360   Standard Carveouts
                 140                                       0                                  297   Standard Carveouts
                 141                                      56                                  360   Standard Carveouts
                 142                                       0                                  356   Standard Carveouts
                 143                                      20                                  360   Standard Carveouts
                 144                                      59                                  360   Standard Carveouts
                 145                                      59                                  360   Standard Carveouts
                 146                                     117                                   NA   Standard Carveouts
                 147                                      23                                  360   Standard Carveouts
              147.01
              147.02
                 148                                     116                                   NA   Standard Carveouts
                 149                                      58                                  360   Standard Carveouts
                 150                                      34                                  360   Standard Carveouts
                 151                                       0                                  298   Standard Carveouts
                 152                                     117                                   NA   Standard Carveouts
                 153                                       0                                  356   Standard Carveouts
                 154                                      58                                  360   Standard Carveouts
                 155                                       0                                  297   Standard Carveouts
                 156                                       0                                  359   Standard Carveouts
              156.01
              156.02
                 157                                      32                                  360   Standard Carveouts
                 158                                      32                                  360   Standard Carveouts
                 159                                      46                                   NA   Standard Carveouts
                 160                                      56                                   NA   Standard Carveouts
                 161                                      18                                  360   Standard Carveouts
                 162                                      58                                   NA   Standard Carveouts
                 163                                      57                                   NA   Standard Carveouts
                 164                                     118                                   NA   Standard Carveouts
                 165                                       0                                  359   Standard Carveouts
                 166                                       0                                  358   Standard Carveouts
                 167                                      45                                  360   Standard Carveouts
                 168                                      59                                  360   Standard Carveouts
                 169                                      59                                  360   Standard Carveouts
              169.01
              169.02
                 170                                       0                                  296   Standard Carveouts
                 171                                      11                                  360   Standard Carveouts
                 172                                       0                                  356   Standard Carveouts
                 173                                     118                                   NA   Standard Carveouts
                 174                                      57                                  360   Standard Carveouts
                 175                                      34                                  360   Standard Carveouts
                 176                                       0                                  359   Standard Carveouts
                 177                                       0                                  356   Standard Carveouts
              177.01
              177.02
              177.03
                 178                                       0                                  296   Standard Carveouts
              178.01
              178.02
              178.03
              178.04
                 179                                       0                                  358   Standard Carveouts
                 180                                       0                                  356   Standard Carveouts
                 181                                     118                                   NA   Standard Carveouts
                 182                                      59                                   NA   Standard Carveouts
                 183                                       0                                  356   Standard Carveouts
                 184                                      59                                  360   Standard Carveouts
                 185                                      58                                  360   Standard Carveouts
                 186                                       0                                  357   Standard Carveouts
                 187                                      21                                  360   Standard Carveouts
                 188                                       0                                  141   Standard Carveouts
                 189                                       0                                  320   Standard Carveouts
                 190                                      33                                  360   Standard Carveouts
                 191                                       0                                  299   Standard Carveouts
                 192                                      33                                  360   Standard Carveouts
                 193                                       0                                  357   Standard Carveouts
                 194                                      58                                   NA   Standard Carveouts
                 195                                      34                                  360   Standard Carveouts
                 196                                      58                                  360   Standard Carveouts
                 197                                       0                                  357   Standard Carveouts
                 198                                       0                                  359   Standard Carveouts
                 199                                      55                                  360   Standard Carveouts
                 200                                       0                                  116   Standard Carveouts
                 201                                      55                                  360   Standard Carveouts


GCCFC 07-GG9 Loan ID   Letter of Credit   Upfront Actual Repair Reserve   Upfront Actual Replacement Reserves
--------------------   ----------------   -----------------------------   -----------------------------------
                   1   No                                            $0                            $1,277,000
                1.01
                1.02
                   2   No                                            $0                                    $0
                   3   No                                    $2,870,081                                    $0



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4   Yes                                      $63,200                                    $0
                   5   No                                            $0                                    $0

                5.01
                5.02
                5.03
                5.04
                5.05
                   6   No                                            $0                            $9,300,000

                6.01
                6.02
                6.03
                   7   No                                            $0                                    $0
                   8   No                                            $0                                    $0
                   9   No                                            $0                                    $0
                  10   No                                            $0                                    $0


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11   No                                      $500,000                                    $0
                  12   No                                            $0                                $8,494
                  13   No                                            $0                                    $0

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14   No                                            $0                                    $0
                  15   No                                            $0                                    $0
                  16   No                                      $946,646                            $1,096,394
               16.01

               16.02
                  17   No                                            $0                                    $0
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18   No                                            $0                                    $0
                  19   No                                            $0                                    $0
                  20   No                                            $0                                    $0
                  21   No                                            $0                                    $0
                  22   No                                            $0                                    $0
                  23   No                                            $0                            $3,100,000

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24   No                                            $0                              $700,000
               24.01
               24.02
                  25   No                                            $0                                    $0
                  26   No                                            $0                                    $0
               26.01
               26.02
               26.03
               26.04
                  27   No                                            $0                            $1,150,000
                  28   Yes                                           $0                                    $0
                  29   No                                            $0                                    $0
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30   No                                            $0                                    $0
                  31   No                                       $34,508                            $1,050,034
                  32   No                                            $0                                    $0
                  33   No                                       $37,500                              $115,000
                  34   No                                            $0                                    $0
                  35   No                                            $0                                    $0
                  36   No                                            $0                                    $0
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37   No                                            $0                                    $0
               37.01
               37.02
               37.03
               37.04
               37.05
                  38   No                                       $95,875                                    $0

                  39   No                                            $0                                    $0
                  40   No                                            $0                            $2,100,000
                  41   No                                            $0                                    $0
                  42   No                                            $0                                    $0
                  43   No                                      $151,600                                    $0
                  44   No                                            $0                                  $848
                  45   No                                    $1,100,000                                    $0
                  46   No                                            $0                                    $0
                  47   No                                      $212,666                            $1,602,942
                  48   No                                       $17,125                                    $0
                  49   No                                            $0                                    $0
                  50   No                                            $0                                    $0
                  51   No                                            $0                            $1,000,000
                  52   No                                            $0                            $1,522,798
               52.01
               52.02
                  53   No                                            $0                                $6,438
               53.01
               53.02
               53.03
                  54   No                                      $800,000                                    $0
                  55   No                                       $24,000                                    $0
                  56   No                                            $0                                    $0
                  57   No                                            $0                                    $0
                  58   No                                        $3,750                              $400,000
                  59   No                                            $0                                    $0
                  60   No                                            $0                                    $0
                  61   No                                            $0                                    $0
                  62   No                                      $108,000                                    $0
                  63   No                                            $0                                $4,414

               63.01
               63.02
               63.03
               63.04
                  64   No                                       $34,881                                    $0
                  65   No                                            $0                                    $0
                  66   No                                            $0                                    $0
                  67   No                                      $692,035                              $307,965
                  68   No                                       $97,500                            $1,913,458
                  69   No                                            $0                                    $0
                  70   No                                       $37,375                                $4,812
                  71   No                                    $1,575,000                                    $0
                  72   No                                            $0                                    $0
                  73   No                                      $182,500                                    $0
                  74   No                                            $0                                $2,083
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75   No                                            $0                              $600,000
                  76   No                                      $120,000                                    $0
                  77   No                                            $0                              $100,000
                  78   No                                            $0                              $300,000
                  79   No                                            $0                               $36,738
                  80   No                                            $0                                    $0
                  81   No                                      $133,500                                    $0
                  82   No                                      $169,000                                    $0
                  83   No                                            $0                                  $476
                  84   No                                            $0                                    $0
                  85   No                                      $123,750                                    $0
                  86   No                                            $0                                    $0
                  87   No                                       $28,886                                    $0
                  88   No                                            $0                                    $0
                  89   No                                       $26,000                                $3,892
                  90   No                                        $7,500                                $3,353
                  91   No                                            $0                                $5,800
                  92   No                                      $357,800                                    $0
                  93   No                                            $0                                $1,250
                  94   No                                            $0                                    $0
                  95   No                                            $0                                    $0
                  96   No                                            $0                                $1,077
                  97   No                                            $0                                $1,338
                  98   No                                            $0                                    $0
                  99   No                                            $0                                    $0
                 100   No                                            $0                                  $719
                 101   No                                            $0                                  $633
                 102   No                                            $0                                    $0
                 103   No                                            $0                                $4,542
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104   No                                            $0                                $1,036
                 105   Yes                                           $0                                    $0
                 106   No                                       $61,063                                    $0
                 107   No                                       $21,000                               $92,600
                 108   No                                            $0                                $3,514
                 109   No                                            $0                                $2,695
              109.01
              109.02
              109.03
                 110   No                                      $165,625                                  $859
                 111   No                                            $0                                    $0
                 112   No                                      $150,000                                    $0
                 113   No                                            $0                              $600,000
                 114   No                                        $6,250                                $4,764
                 115   No                                            $0                                  $603
                 116   No                                            $0                                $4,611
                 117   No                                            $0                                    $0
              117.01
              117.02
              117.03
                 118   No                                            $0                                    $0
                 119   No                                            $0                                $3,250

                 120   No                                            $0                               $21,815
                 121   No                                        $9,250                                    $0
                 122   No                                            $0                                    $0
                 123   No                                            $0                                    $0
                 124   No                                            $0                                    $0
                 125   No                                            $0                                $1,206
                 126   Yes                                           $0                                  $756
                 127   No                                            $0                                    $0

              127.01
              127.02
                 128   No                                            $0                                $2,574
                 129   No                                            $0                                    $0
                 130   No                                       $12,125                                  $371
                 131   No                                            $0                                    $0
                 132   No                                            $0                                $3,100
                 133   No                                            $0                                    $0
                 134   No                                       $39,767                                    $0
                 135   Yes                                           $0                                  $708
                 136   No                                      $108,188                                    $0
                 137   No                                    $1,875,300                                    $0
                 138   No                                            $0                                  $150
                 139   No                                            $0                                    $0
                 140   No                                            $0                                  $612
                 141   No                                            $0                                  $203
                 142   No                                            $0                                    $0
                 143   No                                        $3,938                                    $0
                 144   No                                            $0                                    $0
                 145   No                                            $0                                    $0
                 146   No                                            $0                                    $0
                 147   No                                       $11,600                                    $0
              147.01
              147.02
                 148   No                                       $18,750                                  $255
                 149   No                                            $0                                  $290
                 150   No                                            $0                                    $0
                 151   No                                            $0                                    $0
                 152   No                                            $0                                $1,854
                 153   No                                       $40,000                                    $0
                 154   No                                            $0                                  $401
                 155   No                                            $0                                    $0
                 156   No                                            $0                                    $0
              156.01
              156.02
                 157   No                                        $6,000                                  $776
                 158   No                                       $24,750                                $1,578
                 159   No                                            $0                                  $926
                 160   No                                            $0                                    $0
                 161   No                                            $0                                    $0
                 162   No                                            $0                                    $0
                 163   No                                            $0                                  $547
                 164   No                                       $17,808                                  $779
                 165   No                                            $0                                   $93
                 166   No                                            $0                                    $0
                 167   No                                            $0                                $1,181
                 168   No                                            $0                                  $550
                 169   No                                       $95,500                              $137,500
              169.01
              169.02
                 170   No                                            $0                                    $0
                 171   No                                            $0                                    $0
                 172   No                                            $0                                    $0
                 173   No                                            $0                                   $66
                 174   No                                            $0                                    $0
                 175   No                                        $6,250                                  $966
                 176   No                                            $0                                  $108
                 177   No                                      $273,383                                    $0
              177.01
              177.02
              177.03
                 178   No                                       $33,688                                    $0
              178.01
              178.02
              178.03
              178.04
                 179   No                                            $0                                  $145
                 180   No                                            $0                                $2,504
                 181   No                                            $0                                    $0
                 182   Yes                                           $0                                    $0
                 183   No                                            $0                                  $142
                 184   No                                            $0                                    $0
                 185   No                                            $0                                  $276
                 186   Yes                                           $0                                  $296
                 187   No                                            $0                                    $0
                 188   No                                            $0                                    $0
                 189   No                                            $0                                  $183
                 190   No                                      $112,438                                $2,975
                 191   No                                            $0                                    $0
                 192   No                                            $0                                    $0
                 193   No                                            $0                                  $106
                 194   No                                            $0                                  $514
                 195   No                                            $0                                    $0
                 196   No                                            $0                                  $258
                 197   No                                          $625                                    $0
                 198   No                                            $0                                   $31
                 199   No                                            $0                                $5,568
                 200   No                                            $0                                    $0
                 201   No                                            $0                                $4,724


GCCFC 07-GG9 Loan ID   Ongoing Actual Replacement Reserves   Upfront TI/LC   Monthly TI/LC   Monthly Tax Escrow
--------------------   -----------------------------------   -------------   -------------   ------------------
                   1                                    $0      $4,249,039              $0           $1,381,000
                1.01
                1.02
                   2                                    $0              $0              $0                   $0
                   3                                    $0              $0              $0             $896,651



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                                    $0        $591,632              $0             $494,479
                   5                                    $0              $0              $0             $350,945

                5.01
                5.02
                5.03
                5.04
                5.05
                   6                                    $0     $26,577,863              $0             $332,308

                6.01
                6.02
                6.03
                   7                                $4,000              $0         $20,000              $78,800
                   8                                $3,720              $0              $0             $162,500
                   9                                    $0              $0              $0                   $0
                  10                                    $0              $0              $0                   $0


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                               $81,000              $0              $0              $59,200
                  12                                $8,494         $19,960         $19,960             $112,417
                  13                                    $0      $6,000,000         $54,729              $76,383

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                                    $0              $0              $0             $422,015
                  15                                    $0              $0              $0                   $0
                  16                                $8,794              $0              $0              $72,799
               16.01

               16.02
                  17                                    $0              $0              $0                   $0
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                                    $0              $0              $0                   $0
                  19                                    $0        $214,695              $0              $37,500
                  20                                    $0              $0              $0             $115,255
                  21                                $3,750              $0              $0                   $0
                  22                                    $0              $0              $0             $113,086
                  23                               $28,042              $0              $0              $93,076

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                                $3,413      $1,000,000              $0              $73,564
               24.01
               24.02
                  25                                $2,247              $0              $0                   $0
                  26                                    $0              $0              $0                   $0
               26.01
               26.02
               26.03
               26.04
                  27                               $10,917              $0              $0              $23,680
                  28                                    $0              $0              $0                   $0
                  29                                    $0              $0              $0              $12,093
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                                    $0              $0              $0                   $0
                  31                                $7,779      $5,134,020         $38,894              $63,856
                  32                                    $0              $0              $0                   $0
                  33                                $9,057        $555,392              $0              $34,206
                  34                                    $0              $0              $0                   $0
                  35                                $5,120              $0              $0              $71,667
                  36                                    $0              $0              $0              $33,838
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                                    $0              $0              $0              $35,917
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                                    $0              $0              $0                   $0

                  39                                    $0              $0              $0              $51,692
                  40                                    $0      $2,200,000              $0                   $0
                  41                                $1,733              $0              $0              $39,523
                  42                                $1,512        $478,317         $10,417              $17,993
                  43                                    $0              $0              $0              $48,440
                  44                                  $848              $0              $0              $25,638
                  45                                    $0              $0              $0              $30,000
                  46                                $1,283         $10,417         $10,417              $15,016
                  47                                $2,747        $544,413              $0              $42,211
                  48                                  $600              $0          $5,000                   $0
                  49                                $3,029              $0          $6,250              $32,063
                  50                                  $680              $0          $5,100              $12,736
                  51                                $7,400              $0              $0              $63,297
                  52                               $51,150              $0              $0              $43,955
               52.01
               52.02
                  53                                $6,438         $20,833         $20,833              $38,299
               53.01
               53.02
               53.03
                  54                                $2,466              $0              $0                   $0
                  55                                  $517              $0          $4,306                   $0
                  56                                $1,752        $325,426          $8,761              $32,513
                  57                                    $0              $0              $0                   $0
                  58                                $5,990        $400,000          $2,000              $19,312
                  59                                    $0              $0              $0                   $0
                  60                                $1,850              $0              $0              $30,484
                  61                                $2,333              $0              $0              $35,000
                  62                                    $0              $0              $0              $17,132
                  63                                $4,414              $0              $0              $44,132

               63.01
               63.02
               63.03
               63.04
                  64                                $2,697      $1,574,755         $13,485              $26,254
                  65                                    $0              $0              $0                   $0
                  66                                    $0              $0              $0                   $0
                  67                                $1,258        $500,000              $0              $19,566
                  68                                $6,958              $0              $0              $35,178
                  69                                    $0              $0              $0                   $0
                  70                                $4,812         $11,000         $11,000                   $0
                  71                                $3,822      $4,442,624         $14,331             $141,305
                  72                                $2,950      $1,212,915              $0              $14,366
                  73                                    $0              $0              $0              $16,964
                  74                                $2,083          $5,000          $5,000               $3,529
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                                $5,333              $0              $0              $14,833
                  76                               $21,593              $0              $0               $8,593
                  77                                    $0              $0              $0               $3,603
                  78                                $5,958              $0              $0              $21,874
                  79                               $36,738              $0              $0                   $0
                  80                                    $0              $0              $0                   $0
                  81                                    $0              $0              $0              $26,935
                  82                                    $0              $0              $0              $19,680
                  83                                  $476              $0              $0              $12,477
                  84                                    $0              $0              $0               $9,914
                  85                                    $0              $0              $0              $30,000
                  86                                $1,648              $0         $11,127              $16,680
                  87                                $1,751        $300,000          $8,333               $9,800
                  88                                $2,592        $500,000          $6,479                   $0
                  89                                $3,892              $0              $0              $14,569
                  90                                $3,353          $2,191          $2,191               $1,019
                  91                                $5,800              $0              $0              $12,706
                  92                                    $0              $0              $0              $11,535
                  93                                $1,250              $0              $0              $16,124
                  94                                $2,083              $0         $10,417              $14,000
                  95                                  $497              $0          $3,000              $16,733
                  96                                $1,077          $8,333          $8,333               $5,403
                  97                                $1,338        $200,000              $0              $36,923
                  98                                $2,842              $0          $4,167               $8,456
                  99                               $31,778              $0              $0               $9,460
                 100                                  $719              $0              $0                   $0
                 101                                  $633          $2,800          $2,800               $4,332
                 102                                    $0              $0              $0                   $0
                 103                                $2,271              $0              $0              $12,367
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                                $1,036              $0              $0              $14,374
                 105                                    $0              $0              $0               $8,963
                 106                                $8,398              $0              $0              $11,140
                 107                                $1,250              $0              $0              $16,832
                 108                                $3,514              $0              $0              $21,004
                 109                                $2,695              $0              $0              $32,504
              109.01
              109.02
              109.03
                 110                                  $859          $4,110          $4,110              $20,437
                 111                                    $0              $0              $0              $16,165
                 112                                  $335              $0          $1,670               $3,920
                 113                                $6,667              $0              $0              $25,529
                 114                                $4,764              $0              $0               $8,201
                 115                                  $603              $0              $0                   $0
                 116                                $4,611              $0              $0              $12,429
                 117                                $1,832              $0              $0              $11,382
              117.01
              117.02
              117.03
                 118                                    $0              $0              $0                   $0
                 119                                  $975      $1,000,000              $0               $9,284

                 120                               $10,908              $0              $0               $7,088
                 121                                    $0              $0              $0              $18,472
                 122                                    $0              $0              $0              $15,490
                 123                                $1,038              $0              $0               $8,812
                 124                                $4,418              $0              $0               $4,914
                 125                                $1,206          $2,625          $2,625              $11,917
                 126                                  $756              $0              $0              $11,689
                 127                                $2,195              $0              $0              $29,795

              127.01
              127.02
                 128                                $2,574              $0              $0              $14,286
                 129                                    $0         $50,000              $0               $2,950
                 130                                  $371              $0              $0               $7,074
                 131                                    $0              $0              $0                   $0
                 132                                  $329              $0              $0               $3,327
                 133                                    $0              $0              $0                   $0
                 134                                    $0              $0              $0              $13,684
                 135                                  $708          $1,667          $1,667               $6,083
                 136                                    $0              $0              $0               $4,944
                 137                                    $0              $0              $0               $6,571
                 138                                  $150          $1,178          $1,178                   $0
                 139                                    $0              $0              $0               $5,767
                 140                                  $612              $0              $0               $2,141
                 141                                  $203          $1,667          $1,667               $5,027
                 142                                $3,136              $0              $0               $4,750
                 143                                $1,020        $100,000          $3,401               $9,463
                 144                                  $494        $200,000          $2,468               $3,333
                 145                                    $0              $0              $0                   $0
                 146                                    $0              $0              $0                   $0
                 147                                  $658              $0          $3,291                   $0
              147.01
              147.02
                 148                                  $255              $0              $0              $11,460
                 149                                  $290              $0              $0              $10,071
                 150                                  $771              $0          $1,799               $7,710
                 151                                    $0              $0              $0               $6,235
                 152                                $1,854          $2,083          $2,083               $6,911
                 153                                $6,841              $0              $0               $4,833
                 154                                  $401          $3,850          $3,850               $8,242
                 155                                $5,761              $0              $0               $4,631
                 156                                    $0              $0              $0               $2,769
              156.01
              156.02
                 157                                  $776          $4,167          $4,167               $4,873
                 158                                $1,578              $0              $0               $7,463
                 159                                  $926              $0              $0              $13,596
                 160                                    $0              $0              $0                   $0
                 161                                    $0              $0              $0               $9,497
                 162                                  $163              $0              $0                   $0
                 163                                  $547              $0              $0               $3,721
                 164                                  $779          $2,778          $2,778               $6,580
                 165                                   $93              $0              $0                   $0
                 166                                    $0          $1,250          $1,250               $4,021
                 167                                $1,181              $0              $0               $4,144
                 168                                  $550              $0              $0               $7,771
                 169                                $1,438              $0              $0               $3,270
              169.01
              169.02
                 170                                $4,294              $0              $0               $3,409
                 171                                  $592              $0              $0               $2,353
                 172                                $6,057              $0              $0               $2,333
                 173                                   $66              $0              $0               $2,160
                 174                                    $0              $0              $0               $3,858
                 175                                  $966          $1,667          $1,667               $6,071
                 176                                  $108              $0              $0               $1,543
                 177                                $2,043              $0              $0               $4,411
              177.01
              177.02
              177.03
                 178                                  $233              $0          $5,000               $2,271
              178.01
              178.02
              178.03
              178.04
                 179                                  $145          $1,000          $1,000               $4,671
                 180                                $2,504              $0              $0               $2,216
                 181                                  $212              $0              $0               $3,549
                 182                                    $0              $0              $0               $4,237
                 183                                   $47              $0              $0                   $0
                 184                                    $0              $0              $0                   $0
                 185                                  $276              $0              $0               $3,517
                 186                                  $296              $0              $0               $4,432
                 187                                  $190              $0            $711               $6,372
                 188                                    $0              $0              $0                   $0
                 189                                  $183              $0              $0               $5,247
                 190                                $2,975              $0              $0               $2,582
                 191                                   $84              $0            $419               $2,888
                 192                                $2,521              $0              $0               $7,689
                 193                                  $106              $0              $0               $2,728
                 194                                  $514              $0              $0               $6,531
                 195                                $2,500              $0              $0               $7,427
                 196                                  $258              $0              $0               $1,338
                 197                                    $0              $0              $0                   $0
                 198                                   $31              $0              $0                 $784
                 199                                    $0         $14,883              $0               $1,413
                 200                                    $0              $0              $0                   $0
                 201                                    $0         $12,311              $0               $1,057


GCCFC 07-GG9 Loan ID   Monthly Insurance Escrow   Payment Day   Late Grace Period
--------------------   ------------------------   -----------   -----------------
                   1                   $101,000             6                   0
                1.01
                1.02
                   2                         $0             1                   5
                   3                         $0             6                   0



                3.01
                3.02
                3.03
                3.04
                3.05
                3.06
                3.07
                3.08
                3.09
                3.10
                3.11
                3.12
                3.13
                3.14
                3.15
                3.16
                3.17
                3.18
                3.19
                3.20
                3.21
                3.22
                3.23
                3.24
                3.25
                3.26
                3.27
                3.28
                3.29
                3.30
                3.31
                3.32
                3.33
                3.34
                3.35
                3.36
                   4                    $15,790             6                   0
                   5                    $34,832             6                   0

                5.01
                5.02
                5.03
                5.04
                5.05
                   6                    $55,849             6                   0

                6.01
                6.02
                6.03
                   7                     $8,130             6                   5
                   8                     $8,490             6                   0
                   9                         $0             6   3 days after notice
                  10                         $0             6                   0


               10.01
               10.02
               10.03
               10.04
               10.05
               10.06
               10.07
               10.08
               10.09
               10.10
               10.11
               10.12
               10.13
               10.14
                  11                    $19,600             6                   0
                  12                     $6,892             6                   0
                  13                    $24,205             6                   0

               13.01
               13.02
               13.03
               13.04
               13.05
               13.06
                  14                    $19,330             6                   0
                  15                         $0             6                   0
                  16                    $11,673             6                   0
               16.01

               16.02
                  17                         $0             6                   0
               17.01
               17.02
               17.03
               17.04
               17.05
               17.06
                  18                         $0             6                   5
                  19                    $23,646             6                   0
                  20                     $8,467             6                   0
                  21                         $0             6                   0
                  22                         $0             6                   0
                  23                    $18,426             6                   0

               23.01
               23.02
               23.03
               23.04
               23.05
               23.06
               23.07
                  24                    $50,584             6                   0
               24.01
               24.02
                  25                         $0             6                   0
                  26                         $0             6                   0
               26.01
               26.02
               26.03
               26.04
                  27                         $0             6                   0
                  28                         $0             6                   0
                  29                    $16,859             6                   0
               29.01
               29.02
               29.03
               29.04
               29.05
               29.06
               29.07
               29.08
               29.09
               29.10
               29.11
               29.12
                  30                         $0             6                   0
                  31                    $16,755             6                   0
                  32                         $0             6                   0
                  33                     $8,464             6                   0
                  34                         $0             6                   0
                  35                     $2,600             6                   0
                  36                    $12,754             6                   0
               36.01
               36.02
               36.03
               36.04
               36.05
               36.06
                  37                    $11,852             6                   0
               37.01
               37.02
               37.03
               37.04
               37.05
                  38                         $0             6                   0

                  39                     $5,114             6                   0
                  40                         $0             6                   0
                  41                     $5,550             6                   0
                  42                     $1,878             6                   0
                  43                     $5,453             6                   0
                  44                     $5,787             6                   0
                  45                         $0             6                   5
                  46                     $1,681             6                   0
                  47                    $18,935             6                   0
                  48                         $0             6                   0
                  49                     $3,025             6                   0
                  50                    $11,675             6                   0
                  51                    $13,737             6                   0
                  52                    $19,555             6                   0
               52.01
               52.02
                  53                     $6,175             6                   0
               53.01
               53.02
               53.03
                  54                     $4,823             6                   0
                  55                         $0             6                   0
                  56                    $15,333             6                   4
                  57                         $0             6                   0
                  58                     $3,040             6                   0
                  59                         $0             1                   5
                  60                     $2,667             6                   5
                  61                     $2,572             6                   0
                  62                    $15,836             6                   0
                  63                     $2,634             6                   0

               63.01
               63.02
               63.03
               63.04
                  64                     $2,918             6                   0
                  65                         $0             1                   5
                  66                         $0             6                   0
                  67                     $4,262             6                   0
                  68                     $8,464             6                   0
                  69                         $0             6                   0
                  70                         $0             1                   5
                  71                    $15,217             6                   0
                  72                     $2,425             6                   0
                  73                     $4,580             6                   0
                  74                       $566             6                   0
               74.01
               74.02
               74.03
               74.04
               74.05
               74.06
               74.07
                  75                    $21,461             6                   0
                  76                     $5,457             6                   0
                  77                     $6,060             6                   0
                  78                         $0             6                   0
                  79                         $0             6                   0
                  80                         $0             6                   0
                  81                     $3,685             6                   0
                  82                    $11,545             6                   0
                  83                     $4,220             1                   5
                  84                     $3,914             6                  15
                  85                     $3,750             1                   0
                  86                     $1,780             6                   0
                  87                     $2,469             6                   0
                  88                         $0             6                   0
                  89                     $2,564             6                  15
                  90                     $3,226             6                   0
                  91                     $3,874             6                   0
                  92                     $3,946             6                   0
                  93                     $2,167             6                   0
                  94                     $2,000             6                   0
                  95                     $2,403             6                   0
                  96                       $460             6                   0
                  97                         $0             1                   5
                  98                     $2,917             6                   0
                  99                     $8,862             6                   0
                 100                       $956             6                  15
                 101                       $840             6                   0
                 102                         $0             6                   0
                 103                    $10,378             6                   0
              103.01
              103.02
              103.03
              103.04
              103.05
              103.06
              103.07
                 104                     $1,838             6                   0
                 105                       $640             6                  15
                 106                     $2,071             6                   0
                 107                     $2,060             6                   5
                 108                     $3,238             6                   5
                 109                     $1,778             6                   0
              109.01
              109.02
              109.03
                 110                     $1,272             6                   0
                 111                         $0             6                   0
                 112                     $1,640             6                   0
                 113                     $8,213             6                   0
                 114                       $747             6                   0
                 115                       $971             6                  15
                 116                     $6,516             6                   0
                 117                     $2,713             6                   0
              117.01
              117.02
              117.03
                 118                         $0             6                   0
                 119                     $1,497             6                  15

                 120                         $0             6                   0
                 121                     $1,272             6                   0
                 122                         $0             1                   5
                 123                     $2,419             6                   0
                 124                     $9,871             6                   0
                 125                     $1,435             6                   0
                 126                     $1,075             6                   0
                 127                     $1,101             6                   0

              127.01
              127.02
                 128                     $1,794             6                   0
                 129                       $572             6                   0
                 130                     $1,649             6                   0
                 131                         $0             6                  15
                 132                     $1,977             6                   0
                 133                         $0             1                   5
                 134                     $1,022             1                   5
                 135                     $1,521             6                   0
                 136                     $1,062             6                   0
                 137                     $3,197             6                  15
                 138                     $2,509             6                   0
                 139                     $1,643             6                   0
                 140                         $0             6                   0
                 141                       $753             6                   0
                 142                     $2,375             6                   0
                 143                     $2,168             6                   0
                 144                     $1,119             6                   0
                 145                         $0             1                   0
                 146                         $0             6                   0
                 147                         $0             6                   0
              147.01
              147.02
                 148                     $1,148             6                   0
                 149                     $1,222             6                   0
                 150                     $1,423             6                   0
                 151                         $0             6                   0
                 152                     $1,547             6                   0
                 153                     $2,625             6                   0
                 154                       $831             1                   5
                 155                       $886             6                  15
                 156                       $840             6                   0
              156.01
              156.02
                 157                     $1,728             6                   0
                 158                     $1,149             6                   0
                 159                       $754             6                   0
                 160                         $0             6                   0
                 161                       $873             6                   0
                 162                         $0             6                   0
                 163                     $1,512             1                   5
                 164                       $846             1                   5
                 165                         $0             1                   5
                 166                       $389             6                  15
                 167                       $646             6                   0
                 168                       $962             6                   0
                 169                     $3,814             6                   0
              169.01
              169.02
                 170                     $1,228             6                  15
                 171                     $1,048             6                   0
                 172                     $2,876             6                   0
                 173                       $318             6                   0
                 174                     $1,478             6                   0
                 175                     $1,474             6                   0
                 176                       $398             1                   5
                 177                     $1,646             6                   0
              177.01
              177.02
              177.03
                 178                         $0             6                  15
              178.01
              178.02
              178.03
              178.04
                 179                       $423             6                   0
                 180                       $468             6                   0
                 181                       $301             6                   0
                 182                         $0             6                   0
                 183                         $0             6                   0
                 184                         $0             6                   0
                 185                     $2,041             6                   0
                 186                       $728             6                   0
                 187                       $404             6                   0
                 188                         $0             6                   0
                 189                       $288             6                   0
                 190                     $1,292             6                   0
                 191                         $0             6                   0
                 192                     $2,292             6                   0
                 193                       $255             6                  15
                 194                       $547             6                   0
                 195                     $2,170             6                   0
                 196                       $266             6                   0
                 197                         $0             6                   0
                 198                       $338             1                   5
                 199                         $0             6                   0
                 200                         $0             6                   0
                 201                         $0             6                   0


GCCFC 07-GG9 Loan ID   Default Grace Period                                 Environmental Insurance   Lockbox
--------------------   --------------------------------------------------   -----------------------   ---------
                   1                                                    0                             Hard
                1.01                                                        No
                1.02                                                        No
                   2                                     See Footnote (1)   No                        Hard
                   3                                                    0                             Hard



                3.01                                                        No
                3.02                                                        No
                3.03                                                        No
                3.04                                                        No
                3.05                                                        No
                3.06                                                        No
                3.07                                                        No
                3.08                                                        No
                3.09                                                        No
                3.10                                                        No
                3.11                                                        No
                3.12                                                        No
                3.13                                                        No
                3.14                                                        No
                3.15                                                        No
                3.16                                                        No
                3.17                                                        No
                3.18                                                        No
                3.19                                                        No
                3.20                                                        No
                3.21                                                        No
                3.22                                                        No
                3.23                                                        No
                3.24                                                        No
                3.25                                                        No
                3.26                                                        No
                3.27                                                        No
                3.28                                                        No
                3.29                                                        No
                3.30                                                        No
                3.31                                                        No
                3.32                                                        No
                3.33                                                        No
                3.34                                                        No
                3.35                                                        No
                3.36                                                        No
                   4                                                    0   No                        Hard
                   5                                                    0                             Hard

                5.01                                                        No
                5.02                                                        No
                5.03                                                        No
                5.04                                                        No
                5.05                                                        No
                   6                                                    0                             Hard

                6.01                                                        No
                6.02                                                        No
                6.03                                                        No
                   7                                                    0   No                        Hard
                   8                                                    0   No                        Hard
                   9                                                    0   No                        Hard
                  10                                                    0                             Hard


               10.01                                                        No
               10.02                                                        No
               10.03                                                        No
               10.04                                                        No
               10.05                                                        No
               10.06                                                        No
               10.07                                                        No
               10.08                                                        No
               10.09                                                        No
               10.10                                                        No
               10.11                                                        No
               10.12                                                        No
               10.13                                                        No
               10.14                                                        No
                  11                                                    0   No                        Hard
                  12                                                    0   No                        Hard
                  13                                                    0                             Hard

               13.01                                                        No
               13.02                                                        No
               13.03                                                        No
               13.04                                                        No
               13.05                                                        No
               13.06                                                        No
                  14                                                    0   No                        Hard
                  15                                                    0   No                        Hard
                  16                                                    0                             Hard
               16.01                                                        No

               16.02                                                        No
                  17                                                    0                             Hard
               17.01                                                        No
               17.02                                                        No
               17.03                                                        No
               17.04                                                        No
               17.05                                                        No
               17.06                                                        No
                  18                                                    0   No                        Springing
                  19                                                    0   No                        Hard
                  20                                                    0   No                        Hard
                  21                                                    0   No                        Hard
                  22                                                    0   No                        Hard
                  23                                                    0                             Soft

               23.01                                                        No
               23.02                                                        No
               23.03                                                        No
               23.04                                                        No
               23.05                                                        No
               23.06                                                        No
               23.07                                                        No
                  24                                                    0                             Hard
               24.01                                                        No
               24.02                                                        No
                  25                                                    0   No                        Hard
                  26                                                    0                             Hard
               26.01                                                        No
               26.02                                                        No
               26.03                                                        No
               26.04                                                        No
                  27                                                    0   No                        Hard
                  28                                                    0   No                        No
                  29                                                    0                             Soft
               29.01                                                        No
               29.02                                                        No
               29.03                                                        No
               29.04                                                        No
               29.05                                                        No
               29.06                                                        No
               29.07                                                        No
               29.08                                                        No
               29.09                                                        No
               29.10                                                        No
               29.11                                                        No
               29.12                                                        No
                  30                                                    0   No                        Hard
                  31                                                    0   No                        Hard
                  32                                                    0   No                        Hard
                  33                                                    0   No                        Soft
                  34   3 days grace but only once per twelve month period   No                        Hard
                  35                                                    0   No                        Hard
                  36                                                    0                             Soft
               36.01                                                        No
               36.02                                                        No
               36.03                                                        No
               36.04                                                        No
               36.05                                                        No
               36.06                                                        No
                  37                                                    0                             Soft
               37.01                                                        No
               37.02                                                        No
               37.03                                                        No
               37.04                                                        No
               37.05                                                        No
                  38                                                    0   No                        Soft

                  39                                                    0   No                        Hard
                  40                                                    0   No                        No
                  41                                                    0   No                        Soft
                  42                                                    0   No                        Hard
                  43                                                    0   No                        Hard
                  44                                                    0   No                        No
                  45                                                    0   No                        Hard
                  46                                                    0   No                        Hard
                  47                                                    0   No                        Hard
                  48                                                    0   No                        Hard
                  49                                                    0   No                        No
                  50                                                    0   No                        Hard
                  51                                                    0   No                        Soft
                  52                                                    0                             No
               52.01                                                        No
               52.02                                                        No
                  53                                                    0   No                        No
               53.01                                                        No
               53.02                                                        No
               53.03                                                        No
                  54                                                    0   No                        Hard
                  55                                                    0   No                        Hard
                  56                                                    0   No                        Hard
                  57                                                    0   No                        Soft
                  58                                                    0   No                        Hard
                  59                                                    5   No                        No
                  60                                                    0   No                        No
                  61                                                    0   No                        No
                  62                                                    0   No                        Hard
                  63                                                    0                             No

               63.01                                                        No
               63.02                                                        No
               63.03                                                        No
               63.04                                                        No
                  64                                                    0   No                        No
                  65                                                    5   No                        No
                  66                                                    0   No                        Soft
                  67                                                    0   No                        Hard
                  68                                                    0   No                        Soft
                  69                                                    0   No                        Soft
                  70                                                    5   Yes                       No
                  71                                                    0   No                        Hard
                  72                                                    0   No                        No
                  73                                                    0   No                        Hard
                  74                                                    0                             No
               74.01                                                        No
               74.02                                                        No
               74.03                                                        No
               74.04                                                        No
               74.05                                                        No
               74.06                                                        No
               74.07                                                        No
                  75                                                    0   No                        No
                  76                                                    0   No                        Soft
                  77                                                    0   No                        Hard
                  78                                                    0   No                        No
                  79                                                    0   No                        Hard
                  80                                                    0   No                        Hard
                  81                                                    0   No                        Hard
                  82                                                    0   No                        Hard
                  83                                                    5   No                        No
                  84                                                    0   No                        No
                  85                                                    5   No                        No
                  86                                                    0   No                        No
                  87                                                    0   No                        Hard
                  88                                                    0   No                        No
                  89                                                    0   No                        No
                  90                                                    0   No                        Hard
                  91                                                    0   No                        No
                  92                                                    0   No                        Hard
                  93                                                    0   No                        No
                  94                                                    0   No                        Hard
                  95                                                    0   No                        No
                  96                                                    0   No                        No
                  97                                                    5   No                        No
                  98                                                    0   No                        No
                  99                                                    0   No                        No
                 100                                                    0   No                        No
                 101                                                    0   No                        No
                 102                                                    0   No                        No
                 103                                                    0                             No
              103.01                                                        No
              103.02                                                        No
              103.03                                                        No
              103.04                                                        No
              103.05                                                        No
              103.06                                                        No
              103.07                                                        No
                 104                                                    0   No                        No
                 105                                                    0   No                        No
                 106                                                    0   No                        Hard
                 107                                                    0   No                        No
                 108                                                    0   No                        No
                 109                                                    0                             No
              109.01                                                        No
              109.02                                                        No
              109.03                                                        No
                 110                                                    0   No                        No
                 111                                                    0   No                        No
                 112                                                    0   No                        Hard
                 113                                                    0   No                        No
                 114                                                    0   No                        No
                 115                                                    0   No                        No
                 116                                                    0   No                        No
                 117                                                    0                             No
              117.01                                                        No
              117.02                                                        No
              117.03                                                        No
                 118                                                    0   No                        Hard
                 119                                                    0   No                        No

                 120                                                    0   No                        Hard
                 121         5 days, not more than once per calendar year   No                        No
                 122                                                    5   No                        No
                 123                                                    0   No                        No
                 124                                                    0   No                        Hard
                 125                                                    0   No                        No
                 126                                                    0   No                        No
                 127                                                    0                             Soft

              127.01                                                        No
              127.02                                                        No
                 128                                                    0   No                        No
                 129                                                    0   No                        Hard
                 130                                                    0   No                        No
                 131                                                    0   No                        No
                 132                                                    0   No                        No
                 133                                                    5   No                        No
                 134                                                    5   No                        No
                 135                                                    0   No                        No
                 136                                                    0   No                        No
                 137                                                    0   No                        Hard
                 138                                                    0   No                        No
                 139                                                    0   No                        No
                 140                                                    0   No                        No
                 141                                                    0   No                        No
                 142                                                    0   No                        Hard
                 143                                                    0   No                        No
                 144                                                    0   No                        Hard
                 145                                                    0   No                        No
                 146                                                    0   No                        No
                 147                                                    0                             Hard
              147.01                                                        No
              147.02                                                        No
                 148                                                    0   No                        No
                 149                                                    0   No                        No
                 150                                                    0   No                        Hard
                 151                                                    0   No                        No
                 152                                                    0   No                        No
                 153                                                    0   No                        Soft
                 154                                                    5   No                        No
                 155                                                    0   No                        No
                 156                                                    0                             No
              156.01                                                        No
              156.02                                                        No
                 157                                                    0   No                        No
                 158                                                    0   No                        No
                 159                                                    0   No                        No
                 160                                                    0   No                        Soft
                 161                                                    0   No                        No
                 162                                                    0   No                        No
                 163                                                    5   No                        No
                 164                                                    5   No                        No
                 165                                                    5   No                        No
                 166                                                    0   No                        No
                 167                                                    0   No                        No
                 168                                                    0   Yes                       No
                 169                                                    0                             No
              169.01                                                        No
              169.02                                                        No
                 170                                                    0   No                        No
                 171                                                    0   No                        No
                 172                                                    0   No                        Soft
                 173                                                    0   No                        No
                 174                                                    0   No                        No
                 175                                                    0   No                        No
                 176                                                    5   No                        No
                 177                                                    0                             Hard
              177.01                                                        No
              177.02                                                        No
              177.03                                                        No
                 178                                                    0                             Hard
              178.01                                                        No
              178.02                                                        No
              178.03                                                        No
              178.04                                                        No
                 179                                                    0   No                        No
                 180                                                    0   No                        No
                 181                                                    0   No                        No
                 182                                                    0   No                        No
                 183                                                    0   No                        No
                 184                                                    0   No                        No
                 185                                                    0   No                        No
                 186                                                    0   No                        No
                 187                                                    0   No                        No
                 188                                                    0   No                        No
                 189                                                    0   No                        No
                 190                                                    0   No                        No
                 191                                                    0   No                        Soft
                 192                                                    0   No                        No
                 193                                                    0   No                        No
                 194                                                    0   No                        No
                 195                                                    0   No                        No
                 196                                                    0   No                        No
                 197                                                    0   No                        Hard
                 198                                                    5   No                        No
                 199                                                    0   No                        No
                 200                                                    0   No                        No
                 201                                                    0   No                        No


GCCFC 07-GG9 Loan ID   Cash Management   O&M in Place   Size        Units of Measure   Originator
--------------------   ---------------   ------------   ---------   ----------------   -----------
                   1   In Place                         1,751,110   sf                 GCFP/Lehman
                1.01                     Yes            1,723,085   sf
                1.02                     No                28,025   sf
                   2   None              No             1,005,330   sf                 GSMC
                   3   In Place                         3,521,766   sf                 GSMC



                3.01                     No               234,969   sf
                3.02                     No               222,060   sf
                3.03                     No               211,292   sf
                3.04                     No               143,447   sf
                3.05                     No               185,791   sf
                3.06                     No               136,368   sf
                3.07                     No               167,729   sf
                3.08                     No               150,000   sf
                3.09                     No                99,539   sf
                3.10                     No               153,500   sf
                3.11                     No               105,573   sf
                3.12                     No               122,160   sf
                3.13                     No               107,710   sf
                3.14                     No                91,200   sf
                3.15                     No               122,901   sf
                3.16                     No                62,202   sf
                3.17                     No                85,910   sf
                3.18                     No                97,220   sf
                3.19                     No                87,402   sf
                3.20                     No                73,035   sf
                3.21                     No                53,585   sf
                3.22                     No                64,453   sf
                3.23                     No                72,987   sf
                3.24                     No                73,000   sf
                3.25                     No                71,508   sf
                3.26                     No                60,000   sf
                3.27                     No                60,005   sf
                3.28                     No                62,898   sf
                3.29                     No                51,995   sf
                3.30                     No                62,165   sf
                3.31                     No                56,697   sf
                3.32                     No                44,165   sf
                3.33                     No                42,466   sf
                3.34                     No                49,600   sf
                3.35                     No                14,334   sf
                3.36                     No                21,900   sf
                   4   In Place          No               250,731   sf                 GSMC
                   5   Springing                        1,178,081   sf                 GCFP

                5.01                     No               298,429   sf
                5.02                     No               300,218   sf
                5.03                     Yes              198,789   sf
                5.04                     Yes              235,958   sf
                5.05                     Yes              144,687   sf
                   6   In Place                         2,548,655   sf                 GCFP

                6.01                     No               946,115   sf
                6.02                     No             1,468,514   sf
                6.03                     No               134,026   sf
                   7   Springing         No               240,149   sf                 GCFP
                   8   In Place          No               485,922   sf                 GCFP
                   9   Springing         No             3,448,680   sf                 GSMC
                  10   Springing                        1,018,982   sf                 GSMC


               10.01                     No                96,636   sf
               10.02                     No                67,455   sf
               10.03                     No               108,976   sf
               10.04                     No               109,678   sf
               10.05                     No                71,076   sf
               10.06                     No                73,572   sf
               10.07                     No                68,802   sf
               10.08                     No                69,072   sf
               10.09                     No               105,895   sf
               10.10                     No                57,409   sf
               10.11                     No                57,379   sf
               10.12                     No                57,140   sf
               10.13                     No                37,946   sf
               10.14                     No                37,946   sf
                  11   Springing         No                   390   Rooms              GCFP
                  12   In Place          No               509,430   sf                 GSMC
                  13   Springing                          875,670   sf                 GCFP

               13.01                     No               372,327   sf
               13.02                     No               166,041   sf
               13.03                     No                85,490   sf
               13.04                     No                78,819   sf
               13.05                     No               112,000   sf
               13.06                     No                60,993   sf
                  14   Springing         No               660,223   sf                 GCFP
                  15   In Place          Yes              762,412   sf                 GSMC
                  16   Springing                          528,232   sf                 GCFP
               16.01                     No               401,988   sf

               16.02                     No               126,244   sf
                  17   In Place                           653,340   sf                 GSMC
               17.01                     No               108,890   sf
               17.02                     No               108,890   sf
               17.03                     No               108,890   sf
               17.04                     No               108,890   sf
               17.05                     No               108,890   sf
               17.06                     No               108,890   sf
                  18   Springing         No                   521   Rooms              GSMC
                  19   In Place          No               432,783   sf                 GSMC
                  20   Springing         No               256,009   sf                 GCFP
                  21   Springing         No               300,000   sf                 GCFP
                  22   Springing         No               466,007   sf                 GSMC
                  23   Springing                            1,346   Units              GCFP

               23.01                     No                   268   Units
               23.02                     No                   188   Units
               23.03                     No                   208   Units
               23.04                     No                   192   Units
               23.05                     No                   176   Units
               23.06                     No                   182   Units
               23.07                     No                   132   Units
                  24   Springing                          291,144   sf                 GCFP
               24.01                     Yes              137,051   sf
               24.02                     No               154,093   sf
                  25   Springing         No               179,761   sf                 GCFP
                  26   In Place                           376,004   sf                 GSMC
               26.01                     No               177,109   sf
               26.02                     No                58,570   sf
               26.03                     No                98,655   sf
               26.04                     No                41,670   sf
                  27   Springing         No                   524   Units              GCFP
                  28   NAP               No               171,485   sf                 GSMC
                  29   Springing                              557   Units              GSMC
               29.01                     Yes                   60   Units
               29.02                     Yes                   70   Units
               29.03                     Yes                   70   Units
               29.04                     Yes                   45   Units
               29.05                     Yes                   40   Units
               29.06                     Yes                   50   Units
               29.07                     Yes                   45   Units
               29.08                     Yes                   44   Units
               29.09                     Yes                   41   Units
               29.10                     Yes                   34   Units
               29.11                     Yes                   29   Units
               29.12                     Yes                   29   Units
                  30   In Place          No               544,461   sf                 GSMC
                  31   Springing         No               466,725   sf                 GCFP
                  32   In Place          No               236,854   sf                 GSMC
                  33   In Place          No               178,735   sf                 GCFP
                  34   Springing         No               159,490   sf                 GSMC
                  35   Springing         No               256,737   sf                 GCFP
                  36   In Place                               834   Units              GCFP
               36.01                     No                   201   Units
               36.02                     No                   186   Units
               36.03                     No                   171   Units
               36.04                     No                   108   Units
               36.05                     No                    88   Units
               36.06                     No                    80   Units
                  37   In Place                               849   Units              GCFP
               37.01                     No                   219   Units
               37.02                     No                   192   Units
               37.03                     No                   153   Units
               37.04                     No                   165   Units
               37.05                     No                   120   Units
                  38   Springing         No             1,251,571   sf                 NY Credit

                  39   Springing         No               166,502   sf                 GCFP
                  40   NAP               No               305,920   sf                 GSMC
                  41   Springing         No                   104   Units              GCFP
                  42   Springing         No               121,011   sf                 GCFP
                  43   In Place          No                   159   Rooms              GSMC
                  44   NAP               No               101,725   sf                 GSMC
                  45   Springing         No               276,874   sf                 GCFP
                  46   Springing         No               102,647   sf                 GCFP
                  47   Springing         Yes              164,848   sf                 GCFP
                  48   Springing         Yes               47,999   sf                 GCFP
                  49   NAP               No               181,729   sf                 GCFP
                  50   In Place          Yes               40,802   sf                 GCFP
                  51   Springing         No                   444   Units              GCFP
                  52   NAP                                    495   Rooms              GCFP
               52.01                     No                   388   Rooms
               52.02                     No                   107   Rooms
                  53   NAP                              1,137,461   sf                 GSMC
               53.01                     No               340,000   sf
               53.02                     No               283,000   sf
               53.03                     Yes              514,461   sf
                  54   Springing         No               197,298   sf                 GCFP
                  55   Springing         No                42,489   sf                 GCFP
                  56   Springing         No               105,137   sf                 GCFP
                  57   Springing         Yes              785,790   sf                 GCFP
                  58   Springing         Yes              119,741   sf                 GCFP
                  59   NAP               No                99,266   sf                 GSMC
                  60   NAP               No                    74   Units              GCFP
                  61   NAP               No                   112   Units              GCFP
                  62   In Place          No                   142   Rooms              GSMC
                  63   NAP                                230,271   sf                 GCFP

               63.01                     No                90,704   sf
               63.02                     No                76,520   sf
               63.03                     No                31,867   sf
               63.04                     No                31,180   sf
                  64   NAP               No               161,826   sf                 GCFP
                  65   NAP               No                88,390   sf                 GSMC
                  66   Springing         No               166,574   sf                 GCFP
                  67   In Place          No                75,453   sf                 GCFP
                  68   Springing         No                   334   Units              NY Credit
                  69   Springing         No               372,125   sf                 GCFP
                  70   NAP               No               156,065   sf                 GSMC
                  71   Springing         No               229,303   sf                 GCFP
                  72   NAP               No               177,000   sf                 GCFP
                  73   In Place          No                   164   Rooms              GSMC
                  74   NAP                                310,540   sf                 GSMC
               74.01                     No                68,756   sf
               74.02                     No                63,000   sf
               74.03                     No                52,370   sf
               74.04                     No                52,000   sf
               74.05                     No                45,000   sf
               74.06                     No                16,000   sf
               74.07                     No                13,414   sf
                  75   NAP               No                   256   Units              GCFP
                  76   Springing         No                   145   Rooms              GCFP
                  77   Springing         No                43,713   sf                 GCFP
                  78   NAP               Yes                  286   Units              GCFP
                  79   Springing         Yes                  213   Rooms              GCFP
                  80   In Place          Yes              164,034   sf                 GCFP
                  81   In Place          No                   128   Rooms              GSMC
                  82   In Place          No                   128   Rooms              GSMC
                  83   NAP               No                56,789   sf                 GSMC
                  84   NAP               No                   244   Units              GSMC
                  85   NAP               No               155,146   sf                 NY Credit
                  86   NAP               No                98,904   sf                 GCFP
                  87   In Place          No               105,066   sf                 GCFP
                  88   NAP               No               155,500   sf                 GCFP
                  89   NAP               No               186,822   sf                 GSMC
                  90   Springing         No                52,594   sf                 GCFP
                  91   NAP               No                   300   Units              GSMC
                  92   In Place          No                   140   Rooms              GSMC
                  93   NAP               No                    75   Units              GCFP
                  94   Springing         No               125,369   sf                 GCFP
                  95   NAP               No                59,621   sf                 GCFP
                  96   NAP               No                86,019   sf                 GSMC
                  97   NAP               No               100,361   sf                 GSMC
                  98   NAP               Yes              170,907   sf                 GCFP
                  99   NAP               No                   296   Rooms              GCFP
                 100   NAP               No                86,279   sf                 GSMC
                 101   NAP               No                75,983   sf                 GCFP
                 102   NAP               No                46,737   sf                 GSMC
                 103   NAP                                    109   Units              GCFP
              103.01                     No                    36   Units
              103.02                     No                    17   Units
              103.03                     Yes                   15   Units
              103.04                     No                     9   Units
              103.05                     No                    12   Units
              103.06                     No                    12   Units
              103.07                     No                     8   Units
                 104   NAP               Yes              103,612   sf                 GSMC
                 105   NAP               No                83,486   sf                 GSMC
                 106   Springing         No                41,991   sf                 GCFP
                 107   NAP               No                    60   Units              GCFP
                 108   NAP               No                82,676   sf                 GSMC
                 109   NAP                                215,599   sf                 GCFP
              109.01                     No                79,958   sf
              109.02                     No                75,859   sf
              109.03                     No                59,782   sf
                 110   NAP               Yes               65,679   sf                 GSMC
                 111   NAP               No                59,585   sf                 GSMC
                 112   Springing         No                21,201   sf                 GCFP
                 113   NAP               Yes                  320   Units              GCFP
                 114   NAP               No                76,223   sf                 GSMC
                 115   NAP               No                72,310   sf                 GSMC
                 116   NAP               No                   224   Units              GSMC
                 117   NAP                                  1,912   Units              GCFP
              117.01                     No                   717   Units
              117.02                     No                   638   Units
              117.03                     No                   557   Units
                 118   In Place          No               296,796   sf                 Petra
                 119   NAP               No                78,539   sf                 GCFP

                 120   In Place          No                   129   Rooms              GCFP
                 121   NAP               No                95,787   sf                 GSMC
                 122   NAP               No               116,907   sf                 GSMC
                 123   NAP               No                   249   Pads               GCFP
                 124   Springing         No                    86   Rooms              GCFP
                 125   NAP               No                80,427   sf                 GSMC
                 126   NAP               No                90,769   sf                 GSMC
                 127   Springing                            1,415   Units              GCFP

              127.01                     No                   711   Units
              127.02                     No                   704   Units
                 128   NAP               No               118,783   sf                 GSMC
                 129   Springing         No                 9,443   sf                 GCFP
                 130   NAP               No                29,679   sf                 GSMC
                 131   NAP               No               156,793   sf                 GSMC
                 132   NAP               No                39,510   sf                 GSMC
                 133   NAP               No                38,390   sf                 GSMC
                 134   NAP               No                85,186   sf                 GSMC
                 135   NAP               Yes               56,743   sf                 GSMC
                 136   NAP               No                79,623   sf                 GSMC
                 137   In Place          No                   135   Rooms              GSMC
                 138   NAP               No                12,028   sf                 GCFP
                 139   NAP               No                   896   Units              GCFP
                 140   NAP               No                73,437   sf                 GSMC
                 141   NAP               No                84,518   sf                 GSMC
                 142   Springing         No                    80   Rooms              GCFP
                 143   NAP               No                81,617   sf                 GCFP
                 144   Springing         Yes               39,492   sf                 GCFP
                 145   NAP               Yes               78,916   sf                 NY Credit
                 146   NAP               No                92,039   sf                 GSMC
                 147   Springing                           39,653   sf                 GCFP
              147.01                     No                33,653   sf
              147.02                     No                 6,000   sf
                 148   NAP               No                30,498   sf                 GSMC
                 149   NAP               No                34,800   sf                 GSMC
                 150   Springing         No                61,683   sf                 GCFP
                 151   NAP               No                79,487   sf                 GSMC
                 152   NAP               No                95,661   sf                 GSMC
                 153   Springing         No                   111   Rooms              GCFP
                 154   NAP               No                32,103   sf                 GSMC
                 155   NAP               No                    92   Rooms              GCFP
                 156   NAP                                 56,260   sf                 GSMC
              156.01                     No                14,490   sf
              156.02                     No                41,770   sf
                 157   NAP               No                48,986   sf                 GSMC
                 158   NAP               No               126,201   sf                 GSMC
                 159   NAP               No                74,094   sf                 GCFP
                 160   Springing         No                39,243   sf                 NY Credit
                 161   NAP               No                   584   Units              GCFP
                 162   NAP               No                13,013   sf                 GCFP
                 163   NAP               No                43,720   sf                 GSMC
                 164   NAP               Yes               62,350   sf                 GSMC
                 165   NAP               No                11,180   sf                 GSMC
                 166   NAP               No                25,682   sf                 GSMC
                 167   NAP               No                94,500   sf                 GSMC
                 168   NAP               No                50,489   sf                 GSMC
                 169   NAP                                     69   Units              GCFP
              169.01                     Yes                   44   Units
              169.02                     No                    25   Units
                 170   NAP               No                    81   Rooms              GCFP
                 171   NAP               No                   513   Units              GCFP
                 172   Springing         No                   105   Rooms              GCFP
                 173   NAP               No                59,501   sf                 GSMC
                 174   NAP               No                23,625   sf                 GSMC
                 175   NAP               No                96,569   sf                 GSMC
                 176   NAP               No                12,900   sf                 GSMC
                 177   Springing                          245,213   sf                 GCFP
              177.01                     No               100,000   sf
              177.02                     No                93,113   sf
              177.03                     No                52,100   sf
                 178   Springing                           28,000   sf                 GCFP
              178.01                     No                 7,000   sf
              178.02                     No                 7,000   sf
              178.03                     No                 7,000   sf
              178.04                     No                 7,000   sf
                 179   NAP               No                17,343   sf                 GSMC
                 180   NAP               No                33,200   sf                 GSMC
                 181   NAP               No                   403   Units              GCFP
                 182   NAP               Yes               52,774   sf                 GSMC
                 183   NAP               No                 3,542   sf                 GCFP
                 184   NAP               No                 7,013   sf                 GSMC
                 185   NAP               Yes               22,076   sf                 GSMC
                 186   NAP               No                35,578   sf                 GSMC
                 187   NAP               No                11,383   sf                 GCFP
                 188   NAP               No                66,958   sf                 GSMC
                 189   NAP               No                21,962   sf                 GSMC
                 190   NAP               Yes                  119   Units              GSMC
                 191   In Place          No                 5,031   sf                 GCFP
                 192   NAP               No                   121   Units              GCFP
                 193   NAP               No                12,706   sf                 GSMC
                 194   NAP               No                41,155   sf                 GSMC
                 195   NAP               No                   120   Units              GCFP
                 196   NAP               No                11,205   sf                 GSMC
                 197   Springing         No                 7,891   sf                 GCFP
                 198   NAP               No                 3,725   sf                 GSMC
                 199   NAP               No                27,838   sf                 GCFP
                 200   NAP               No                14,871   sf                 GSMC
                 201   NAP               No                23,618   sf                 GCFP


(1) Default is the later of the 6th or the second business day after receipt of written notice from the servicer that the payment is delinquent.

                                  SCHEDULE VII

                             PRIMARY SERVICED LOANS

                                      None

                                  SCHEDULE VIII

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

          Period             Month of Payment Date          Balance ($)
--------------------------------------------------------------------------------
            1                      April 2007                88,000,000.00
            2                       May 2007                 88,000,000.00
            3                      June 2007                 88,000,000.00
            4                      July 2007                 88,000,000.00
            5                     August 2007                88,000,000.00
            6                    September 2007              88,000,000.00
            7                     October 2007               88,000,000.00
            8                    November 2007               88,000,000.00
            9                    December 2007               88,000,000.00
            10                    January 2008               88,000,000.00
            11                   February 2008               88,000,000.00
            12                     March 2008                88,000,000.00
            13                     April 2008                88,000,000.00
            14                      May 2008                 88,000,000.00
            15                     June 2008                 88,000,000.00
            16                     July 2008                 88,000,000.00
            17                    August 2008                88,000,000.00
            18                   September 2008              88,000,000.00
            19                    October 2008               88,000,000.00
            20                   November 2008               88,000,000.00
            21                   December 2008               88,000,000.00
            22                    January 2009               88,000,000.00
            23                   February 2009               88,000,000.00
            24                     March 2009                88,000,000.00
            25                     April 2009                88,000,000.00
            26                      May 2009                 88,000,000.00
            27                     June 2009                 88,000,000.00
            28                     July 2009                 88,000,000.00
            29                    August 2009                88,000,000.00
            30                   September 2009              88,000,000.00
            31                    October 2009               88,000,000.00
            32                   November 2009               88,000,000.00
            33                   December 2009               88,000,000.00
            34                    January 2010               88,000,000.00
            35                   February 2010               88,000,000.00
            36                     March 2010                88,000,000.00
            37                     April 2010                88,000,000.00
            38                      May 2010                 88,000,000.00
            39                     June 2010                 88,000,000.00
            40                     July 2010                 88,000,000.00
            41                    August 2010                88,000,000.00
            42                   September 2010              88,000,000.00
            43                    October 2010               88,000,000.00
            44                   November 2010               88,000,000.00
            45                   December 2010               88,000,000.00
            46                    January 2011               88,000,000.00
            47                   February 2011               88,000,000.00
            48                     March 2011                88,000,000.00
            49                     April 2011                88,000,000.00
            50                      May 2011                 88,000,000.00
            51                     June 2011                 88,000,000.00
            52                     July 2011                 88,000,000.00
            53                    August 2011                88,000,000.00
            54                   September 2011              88,000,000.00
            55                    October 2011               88,000,000.00
            56                   November 2011               88,000,000.00
            57                   December 2011               88,000,000.00
            58                    January 2012               88,000,000.00
            59                   February 2012               88,000,000.00
            60                     March 2012                88,000,000.00
            61                     April 2012                88,000,000.00
            62                      May 2012                 88,000,000.00
            63                     June 2012                 88,000,000.00
            64                     July 2012                 87,999,607.72
            65                    August 2012                86,578,146.62
            66                   September 2012              85,149,382.17
            67                    October 2012               83,505,297.09
            68                   November 2012               82,060,740.75
            69                   December 2012               80,384,849.25
            70                    January 2013               78,910,868.61
            71                   February 2013               77,429,310.46
            72                     March 2013                75,310,849.83
            73                     April 2013                73,810,772.66
            74                      May 2013                 72,093,821.95
            75                     June 2013                 70,577,201.87
            76                     July 2013                 68,844,159.40
            77                    August 2013                67,310,828.22
            78                   September 2013              65,769,613.66
            79                    October 2013               64,012,647.43
            80                   November 2013               62,435,638.00
            81                   December 2013               60,645,504.35
            82                    January 2014               59,056,893.15
            83                   February 2014               57,452,302.88
            84                     March 2014                55,205,757.61
            85                     April 2014                53,581,352.65
            86                      May 2014                 51,738,007.55
            87                     June 2014                 50,095,766.44
            88                     July 2014                 48,235,071.59
            89                    August 2014                46,574,812.98
            90                   September 2014              44,906,016.38
            91                    October 2014               43,019,490.21
            92                   November 2014               41,332,406.10
            93                   December 2014               39,428,091.10
            94                    January 2015               37,722,533.50
            95                   February 2015               36,008,204.42
            96                     March 2015                33,662,044.97
            97                     April 2015                31,926,821.94
            98                      May 2015                 29,975,680.72
            99                     June 2015                 28,221,494.61
           100                     July 2015                 26,251,907.42
           101                    August 2015                24,478,565.37
           102                   September 2015              22,696,102.38
           103                    October 2015               20,699,009.41
           104                   November 2015               18,897,102.93
           105                   December 2015               16,881,096.67
           106                    January 2016               15,059,548.96
           107                   February 2016               13,228,631.78
           108                     March 2016                10,980,514.99
           109                     April 2016                 9,128,609.32
           110                      May 2016                  7,063,967.28
           111                     June 2016                  5,191,911.82
           112                     July 2016                  3,107,669.45
           113                    August 2016                 1,215,259.27
           114                   September 2016                       0.00

                                   SCHEDULE IX

                                  BROKER STRIPS

------------------------------ ----------------------------------- ------------
        Mortgage Loan                        Broker                Broker Strip
                                                                       (bps)
------------------------------ ----------------------------------- ------------
      Second & Josephine       DePaul Real Estate Investment Group      5.0
------------------------------ ----------------------------------- ------------
   HJA Industrial Portfolio       Holliday, Fenoglio, Fowler LP         5.0
------------------------------ ----------------------------------- ------------
     Centerra Marketplace         Holliday, Fenoglio, Fowler LP         5.0
------------------------------ ----------------------------------- ------------
           Festival              Collateral Real Estate Capital         5.0
------------------------------ ----------------------------------- ------------
        PETsMART Plaza            Holliday, Fenoglio, Fowler LP         4.0
------------------------------ ----------------------------------- ------------
     Hallock Office Park       DePaul Real Estate Investment Group      5.0
------------------------------ ----------------------------------- ------------
  Academy Sports & Outdoors       Holliday, Fenoglio, Fowler LP         5.0
------------------------------ ----------------------------------- ------------
      8404 North Navarro          Holliday, Fenoglio, Fowler LP         5.0
------------------------------ ----------------------------------- ------------
Arbrook Square Shopping Center    Holliday, Fenoglio, Fowler LP         5.0
------------------------------ ----------------------------------- ------------
        Bread & Butter           Collateral Real Estate Capital         5.0
------------------------------ ----------------------------------- ------------

                                   SCHEDULE X

                SPECIAL SERVICER EARNOUT/HOLDBACK MORTGAGE LOANS


      --------------------------- -----------------------------------------
            Loan ID Number                     Mortgage Loan

      --------------------------- -----------------------------------------
                  28              The District II
      --------------------------- -----------------------------------------
                  49              Abercorn Common

      --------------------------- -----------------------------------------
                  76              Partridge Inn

      --------------------------- -----------------------------------------
                  83              Tuileries Plaza Phase I
      --------------------------- -----------------------------------------
                  98              Enterprise Mill

      --------------------------- -----------------------------------------

                                   EXHIBIT A-1

     FORM OF CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9

     CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [[A-1-A] [A-M] COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,

                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [______]%                                   Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class  [A-1] [A-2]
March 1, 2007                                                   [A-3] [A-AB] [A-4][A-1-A] [A-M] Certificates as of the
                                                                Closing Date:
                                                                $____________

Cut-off Date:  (i) With respect to each Mortgage Loan           Aggregate unpaid principal balance of the Mortgage Pool as
included in the Trust that pays on a Due Date in March, 2007,   of the Cut-off Date, after deducting payments of principal
its Due Date in March, 2007 and (ii) with respect to any        due on or before such date:
other Mortgage Loan, March  6, 2007.                            $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No.  [A-1]-[A-2] [A-3] [A-AB] [A-4]                 CUSIP No.:  _____________
[A-1-A][A-M]___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.][ONLY FOR CLASS A-M CERTIFICATES]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS [X] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9
             CLASS [X] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate:  0.51235% Variable                            Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $____________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class [X] Certificates as
March 1, 2007                                                    of the Closing Date:
                                                                 $_____________

Cut-off Date:  (i) With respect to each Mortgage Loan included   Aggregate unpaid principal balance of the Mortgage Pool as
in the Trust that pays on a Due Date in March, 2007, its Due     of the Cut-off Date, after deducting payments of principal
Date in March 2007 and (ii) with respect to any other Mortgage   due on or before such date:
Loan, March 6, 2007.                                             $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No. [X]-___                                          CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [X] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-3

                        FORM OF CLASS [A-MFL] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9
           CLASS [A-MFL] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate: LIBOR plus 0.165%.  If the related swap      Initial Certificate Principal Balance of this Certificate
agreement is terminated, the pass-through rate applicable to    as of the Closing Date:
the Class A-MFL Certificates may convert to a fixed rate        $____________
equal to 5.475% per annum, which is the pass-through rate of the class A-MFL REMIC II regular interest.

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class  [A-MFL]
March 1, 2007                                                   Certificates as of the Closing Date:
                                                                $____________

Cut-off Date:  (i) With respect to each Mortgage Loan           Aggregate unpaid principal balance of the Mortgage Pool as
included in the Trust that pays on a Due Date in March, 2007,   of the Cut-off Date, after deducting payments of principal
its Due Date in March, 2007 and (ii) with respect to any        due on or before such date:
other Mortgage Loan, March 6, 2007.                             $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No.  [A-MFL]-___                                    CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS A-MFL CERTIFICATES WILL EVIDENCE INTERESTS IN A GRANTOR TRUST UNDER SUBPART E, PART I OF SUBCHAPTER J OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") CONSISTING OF THE CLASS A-MFL REMIC II REGULAR INTEREST (A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE), THE SWAP AGREEMENT AND THE FLOATING RATE ACCOUNT. THE MAXIMUM AMOUNT THAT THE HOLDER OF THE CLASS A-MFL CERTIFICATES MAY RECEIVE AS PRINCIPAL WILL BE EQUAL TO THE AMOUNT OF PRINCIPAL RECEIVED WITH RESPECT TO THE CLASS A-MFL REMIC II REGULAR INTEREST.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-MFL] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-4

               FORM OF CLASS [A-J] [B] [C] [D] [E] [F] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9

  CLASS [A-J] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate:  [_____]%, subject to the Weighted Average    Initial Certificate Principal Balance of this Certificate as
Net Mortgage Rate                                                of the Closing Date:
                                                                 $_______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class  [A-J] [B] [C] [D]
March 1, 2007                                                    [E] [F] Certificates as of the Closing Date:
                                                                 $____________

Cut-off Date:  (i) With respect to each Mortgage Loan included   Aggregate unpaid principal balance of the Mortgage Pool as
in the Trust that pays on a Due Date in March, 2007, its Due     of the Cut-off Date, after deducting payments of principal
Date in March 2007 and (ii) with respect to any other Mortgage   due on or before such date:
Loan, March 6, 2007.                                             $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer: Wachovia Bank, National Association.            Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No. [A-J] [B] [C] [D] [E] [F]-___                    CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-J] [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-5

                        FORM OF CLASS [G] [H] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9
           CLASS [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate: [____]%, Subject to the Weighted Average      Initial Certificate Principal Balance of this Certificate as
Net Mortgage Rate                                                of the Closing Date:
                                                                 $_______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class  [G] [H]
March 1, 2007                                                    Certificates as of the Closing Date:
                                                                 $_______________

Cut-off Date:  (i) With respect to each Mortgage Loan included   Aggregate unpaid principal balance of the Mortgage Pool as
in the Trust that pays on a Due Date in March, 2007, its Due     of the Cut-off Date, after deducting payments of principal
Date in March 2007 and (ii) with respect to any other Mortgage   due on or before such date:
Loan, March 6, 2007.                                             $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer: Wachovia Bank, National Association.            Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No. [G] [H]-___                                      CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [G][H] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                  EXHIBIT A-6 FORM OF CLASS [J] [K] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9

   CLASS [J] [K] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate: Weighted Average Net Mortgage Rate           Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [J] [K]
March 1, 2007                                                   Certificates as of the Closing Date:
                                                                $________________

Cut-off Date:  (i) With respect to each Mortgage Loan           Aggregate unpaid principal balance of the Mortgage Pool as
included in the Trust that pays on a Due Date in March, 2007,   of the Cut-off Date, after deducting payments of principal
its Due Date in March 2007 and (ii) with respect to any other   due on or before such date:  $6,575,923,864
Mortgage Loan, March 6, 2007.

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No. [J] [K]-___                                     CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [J] [K] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-7

              FORM OF CLASS [L] [M] [N] [O] [P] [Q] [S] CERTIFICATE

                       COMMERCIAL MORTGAGE TRUST 2007-GG9

 CLASS [L] [M] [N] [O] [P] [Q] [S] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate: [____]%, Subject to the Weighted Average      Initial Certificate Principal Balance of this Certificate as
Net Mortgage Rate                                                of the Closing Date:
                                                                 $_______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [L] [M] [N] [O] [P]
March 1, 2007                                                    [Q] [S] Certificates as of the Closing Date:
                                                                 $_______________

Cut-off Date:  (i) With respect to each Mortgage Loan included   Aggregate unpaid principal balance of the Mortgage Pool as
in the Trust that pays on a Due Date in March, 2007, its Due     of the Cut-off Date, after deducting payments of principal
Date in March 2007 and (ii) with respect to any other Mortgage   due on or before such date:
Loan, March 6, 2007.                                             $6,575,923,864

Closing Date:  March 8, 2007

First Distribution Date:  April 12, 2007

Master Servicer: Wachovia Bank, National Association             Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No. [L] [M] [N] [O] [P] [Q] [S]-___                  CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [L] [M] [N] [O] [P] [Q] [S] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-8

                     FORM OF CLASS [R-I] [R-II] CERTIFICATES

                       COMMERCIAL MORTGAGE TRUST 2007-GG9
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-GG9

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
March 1, 2007                                                    related Class:  ___%

Cut-off Date:  (i) With respect to each Mortgage Loan included   Aggregate unpaid principal balance of the Mortgage Pool as
in the Trust that pays on a Due Date in March, 2007, its Due     of the Cut-off Date, after deducting payments of principal
Date in March 2007 and (ii) with respect to any other Mortgage   due on or before such date:  $6,575,923,864
Loan, March 6, 2007.

Closing Date:  March 1, 2007

First Distribution Date:  April 12, 2007

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  LNR Partners, Inc.

Certificate No.   [R-I] [R-II]-___                               CUSIP No.:  _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a United States Tax Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and (iv) any other Person so designated by the Trustee or Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners (directly or indirectly, other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL REMIC II Regular Interest are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                    ----------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
135 S. LaSalle Street, Suite 1625                      Series 2007-GG9                                     Next Payment:
Chicago, IL 60603                                                                                          Record Date:
USA



Administrator:                                                   ABN AMRO Acct:                            Analyst:
Daniel Laz 312.992.2191                                Reporting Package Table of Contents                 Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                                                                     patrick.gong@abnamro.com
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Page(s)
Issue Id:         GCCF7GG9                   Statements to Certificateholders                                 Page 2
                                             Cash Recon                                                       Page 3
Monthly Data File                            Bond Interest Reconciliation                                     Page 4
Name:             GCCF7GG9_200703_3.ZIP      Bond Interest Reconciliation                                     Page 5
---------------------------------------      Shortfall Summary Report                                         Page 6
                                             Asset-Backed Facts ~ 15 Month Loan Status Summary                Page 7
                                             Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary           Page 8
                                             Mortgage Loan Characteristics                                    Page 9-11
                                             Delinquent Loan Detail                                           Page 12
                                             Loan Level Detail                                                Page 13
                                             Realized Loss Detail                                             Page 14
                                             Collateral Realized Loss                                         Page 15
                                             Appraisal Reduction Detail                                       Page 16
                                             Material Breaches Detail                                         Page 17
                                             Historical Collateral Prepayment                                 Page 18
                                             Specially Serviced (Part I) - Loan Detail                        Page 19
                                             Specially Serviced (Part II) - Servicer Comments                 Page 20
                                             Summary of Loan Maturity Extensions                              Page 21
                                             Rating Information                                               Page 22
                                             Other Related Information                                        Page 23
------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
  Closing Date:

  First Payment Date:

  Rated Final Payment Date:

  Determination Date:

---------------------------------------------
  Trust Collection Period
---------------------------------------------

---------------------------------------------



---------------------------------------------------------------------------------------------------------
                                      Parties to The Transaction
---------------------------------------------------------------------------------------------------------

       Depositor    Greenwich Capital Commercial Funding Corp.
 Master Servicer    Wachovia Bank, National Association
   Rating Agency    Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Ratings Services
Special Servicer    LNR Partners, Inc.
         Trustee    ABN AMRO LaSalle Bank N.A.
     Underwriter    Credit Suisse Securities (USA) LLC/Goldman, Sachs & Co./Wachovia Capital Markets,
                    LLC/Greenwich
                    Capital Markets, Inc./Morgan Stanley & Co. Incorporated/Banc of America Securities
                    LLC
---------------------------------------------------------------------------------------------------------


------------------------------------------------------------------
Information is available for this issue from the following sources
------------------------------------------------------------------
LaSalle Web Site                         www.etrustee.net
Servicer Web Site                        www.wachovia.com

LaSalle Factor Line                      800.246.5761
------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                                               ABN AMRO Acct:

        Original         Opening   Principal   Principal      Negative       Closing   Interest      Interest     Pass-Through
Class   Face Value (1)   Balance   Payment     Adj. or Loss   Amortization   Balance   Payment (2)   Adjustment   Rate
                                                                                                                  Next Rate(3)
-----   --------------   -------   ---------   ------------   ------------   -------   -----------   ----------   ------------
CUSIP

-----   --------------   -------   ---------   ------------   ------------   -------   -----------   ----------   ------------
Total
-----   --------------   -------   ---------   ------------   ------------   -------   -----------   ----------   ------------
                                                              -----------------------
                                                              Total P&I Payment
                                                              -----------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                                    ABN AMRO Acct:
                                             Cash Reconciliation Summary


---------------------------------------------------      ---------------------------------------------------
                Interest Summary                                       Principal Summary
---------------------------------------------------      ---------------------------------------------------
Current Scheduled Interest                    0.00       Scheduled Principal:
Less Deferred Interest                        0.00       --------------------
Less PPIS Reducing Scheduled Int                         Current Scheduled Principal              0.00
                                              0.00       Advanced Scheduled Principal             0.00
Plus Gross Advance Interest                   0.00       Scheduled Principal                      0.00
Less ASER Interest Adv Reduction              0.00       ---------------------------------------------------
Less Other Interest Not Advanced              0.00       Unscheduled Principal:
Less Other Adjustment                         0.00       ---------------------------------------------------
---------------------------------------------------      Curtailments                             0.00
Total                                         0.00       Prepayments in Full                      0.00
---------------------------------------------------      Liquidation Proceeds                     0.00
Unscheduled Interest:                                    Repurchase Proceeds                      0.00
---------------------------------------------------      Other Principal Proceeds                 0.00
Prepayment Penalties                          0.00       ---------------------------------------------------
Yield Maintenance Penalties                   0.00       Total Unscheduled Principal              0.00
Other Interest Proceeds                       0.00       ---------------------------------------------------
---------------------------------------------------      Remittance Principal                     0.00
Total                                         0.00       ---------------------------------------------------
---------------------------------------------------      Remittance P&I Due Trust                 0.00
Less Fee Paid To Servicer                     0.00       ---------------------------------------------------
Less Fee Strips Paid by Servicer              0.00       Remittance P&I Due Certs                 0.00
---------------------------------------------------      ---------------------------------------------------
Less Fees & Expenses Paid By/To Servicer                 ---------------------------------------------------
---------------------------------------------------                     Pool Balance Summary
Special Servicing Fees                        0.00       ---------------------------------------------------
Workout Fees                                  0.00       Balance                                       Count
Liquidation Fees                              0.00       ---------------------------------------------------
Interest Due Serv on Advances                 0.00       Beginning Pool                           0.00   0
Non Recoverable Advances                      0.00       Scheduled Principal                      0.00   0
Misc. Fees & Expenses                         0.00       Unscheduled Principal                    0.00   0
---------------------------------------------------      Deferred Interest                        0.00
Total Unscheduled Fees & Expenses             0.00       Liquidations                             0.00   0
---------------------------------------------------      Repurchases                              0.00   0
Total Interest Due Trust                      0.00       ---------------------------------------------------
---------------------------------------------------      Ending Pool                              0.00   0
Less Fees & Expenses Paid By/To Trust                    ---------------------------------------------------
---------------------------------------------------      ---------------------------------------------------
Trustee Fee                                   0.00       Servicing Advance Summary
Fee Strips                                    0.00       ---------------------------------------------------
Misc. Fees                                    0.00                                                Amount
Interest Reserve Withholding                  0.00       ---------------------------------------------------
Plus Interest Reserve Deposit                 0.00       Prior Outstanding
---------------------------------------------------      Plus Current Period
Total                                         0.00       Less Recovered
---------------------------------------------------      Less Non Recovered
                                                         Ending Outstanding
                                                         ---------------------------------------------------





-----------------------------------------------------
              Servicing Fee Summary
-----------------------------------------------------

Current Servicing Fees                         0.00
Plus Fees Advanced for PPIS                    0.00
Less Reduction for PPIS                        0.00
Plus Delinquent Servicing Fees                 0.00
-----------------------------------------------------
Total Servicing Fees                           0.00
-----------------------------------------------------
               Cap Lease Accretion
-----------------------------------------------------
Accretion Amt                                  0.00
Distributable Interest                         0.00
-----------------------------------------------------
Distributable Principal                        0.00
-----------------------------------------------------

-----------------------------------------------------
                   PPIS Summary
-----------------------------------------------------
Gross PPIS                                     0.00
Reduced by PPIE                                0.00
Reduced by Shortfalls in Fees                  0.00
Reduced by Other Amounts                       0.00
-----------------------------------------------------
PPIS Reducing Scheduled Interest               0.00
-----------------------------------------------------
PPIS Reducing Servicing Fee                    0.00
-----------------------------------------------------
PPIS Due Certificate                           0.00
-----------------------------------------------------

-----------------------------------------------------
Advance Summary (Advance Made by Servicer)
-----------------------------------------------------
                       Principal             Interest
-----------------------------------------------------
Prior Outstanding      0.00                    0.00
Plus Current Period    0.00                    0.00
Less Recovered         0.00                    0.00
Less Non Recovered     0.00                    0.00
Ending Outstanding     0.00                    0.00
-----------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                       Bond Interest Reconciliation Detail

----------------------------------------------------------------------------------------------------------------------------
           Accrual      Opening   Pass-Through     Accrued       Total       Total      Distributable   Interest    Current
Class                   Balance       Rate       Certificate   Interest     Interest     Certificate    Payment     Period
                                                  Interest     Additions   Deductions     Interest       Amount    Shortfall
         Method   Days                                                                                              Recovery
-----   --------------  -------   ------------   -----------   ---------   ----------   -------------   --------   ---------




-----------------------------------------------------------------------------------------------------------------------------




------------------------------------------
        Remaining          Credit
Class  Outstanding        Support
        Interest
        Shorfalls    Original   Current(1)
-----  -----------   -------    ----------




------------------------------------------




(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                       Bond Interest Reconciliation Detail



-----------------------------------------------------------------------------------------------------------------------
                                                                                Additions
            Prior        Current       --------------------------------------------------------------------------------
 Class     Interest     Interest        Prior Interest      Interest Accrual    Prepayment       Yield       Other
           Due Date     Due Date        Shortfall Due      on Prior Shortfall    Premiums     Maintenance   Interest
                                                                                                            Proceeds(1)
--------   --------   -------------   ------------------   ------------------   -----------   -----------   -----------




-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                    Deductions                       Distributable   Interest
           ----------------------------------------  Certificate    Payment
 Class     Allocable    Deferred &      Interest       Interest       Amount
             PPIS       Accretion     Loss Expense
                         Interest
--------   ---------   ------------   ------------   -------------   --------




--------------------------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                          Interest Adjustments Summary



-------------------------------------------------------------------       ----------------------------------------------------------
Shortfall Allocated to the Bonds:                                         Excess Allocated to the Bonds:
---------------------------------                                         ------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds         0.00       Other Interest Proceeds Due the Bonds            0.00

Special Servicing Fees                                        0.00       Prepayment Interest Excess Due the Bonds         0.00

Workout Fees                                                  0.00       Interest Income                                  0.00

Liquidation Fees                                              0.00       Yield Maintenance Penalties Due the Bonds        0.00

Legal Fees                                                    0.00       Prepayment Penalties Due the Bonds               0.00

Misc. Fees & Expenses Paid by/to Servicer                     0.00       Recovered ASER Interest Due the Bonds            0.00

Interest Paid to Servicer on Outstanding Advances             0.00       Recovered Interest Due the Bonds                 0.00

ASER Interest Advance Reduction                               0.00       ARD Excess Interest                              0.00
                                                                                                                     ---------
Interest Not Advanced (Current Period)                        0.00       Total Excess Allocated to the Bonds              0.00
                                                                                                                     =========
Recoup of Prior Advances by Servicer                          0.00

Servicing Fees Paid Servicer on Loans Not Advanced            0.00

Misc. Fees & Expenses Paid by Trust                           0.00

Shortfall Due to Rate Modification                            0.00

Other Interest Loss                                           0.00
                                                        ----------
Total Shortfall Allocated to the Bonds                        0.00
                                                        ==========
-------------------------------------------------------------------       ----------------------------------------------------------


         Aggregate Interest Adjustment Allocated to the Bonds
         ----------------------------------------------------

 Total Excess Allocated to the Bonds                        0.00

 Less Total Shortfall Allocated to the Bonds                0.00
                                                         ----------
 Total Interest Adjustment to the Bonds                     0.00
                                                         ==========



--------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
          Asset-Backed Facts ~ 15 Month Historical Loan Status Summary




----------------------------------------------------------------------------------------------------
                                            Delinquency Aging Categories
                 -----------------------------------------------------------------------------------
Distribution     Delinq 1 Month     Delinq 2 Months    Delinq 3+ Months    Foreclosure       REO
   Date
                   #     Balance      #     Balance      #     Balance     #   Balance   #   Balance
                 ---------------    ---------------    ----------------    -----------   -----------




----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                               Special Event Categories (1)
                 ------------------------------------------------------
Distribution     Modifications     Specially Serviced       Bankruptcy
   Date
                  #   Balance       #       Balance         #   Balance
                 -------------     ------------------       -----------




-------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
          Asset-Backed Facts ~ 15 Month Historical Loan Status Summary



-----------------------------------------------------------------------------------------------------------------
Distribution      Ending Pool (1)      Payoffs (2)         Penalties       Appraisal Reduct.(2)   Liquidations (2)
   Date
                   #     Balance      #     Balance      #     Amount     #        Balance        #      Balance
                 ---------------    ---------------    ----------------    -------------------    ---------------




-----------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Distribution     Realized Losses (2)     Remaining Term      Curr Weighted Avg.
   Date
                  #        Amount             Life           Coupon     Remit
                 ------------------      ---------------     ------------------




--------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                          Mortgage Loan Characteristics


                            Distribution of Principal Balances
------------------------------------------------------------------------------------------
Current Scheduled     # of         Scheduled      % of           Weighted Average
Balance               Loans        Balance        Balance   Term         Coupon   PFY DSCR
-----------------     -----        ---------      -------   ----         ------   --------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

Average Schedule Balance
Maximum Schedule Balance
Minimum Schedule Balance




                      Distribution of Mortgage Interest Rates
-----------------------------------------------------------------------------------------
Current Mortgage      # of         Scheduled      % of           Weighted Average
Interest Rate         Loans        Balance        Balance   Term         Coupon  PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate






                      Distribution of Mortgage Term (Fully Amoritizing)
-----------------------------------------------------------------------------------------
Fully Amoritizing     # of         Scheduled      % of            Weighted Average
Mortgage Loans        Loans        Balance        Balance   Term         Coupon  PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------




                      Distribution of Remaining Term (Balloon)
------------------------------------------------------------------------------------------
     Balloon          # of         Scheduled      % of            Weighted Average
 Mortgage Loans       Loans        Balance        Balance   Term         Coupon  PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------




LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:




                                   Distribution of FSCR (PFY)
------------------------------------------------------------------------------------------
  Debt Service        # of         Scheduled      % of            Weighted Average
 Coverage Ratio       Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

Maximum DSCR
Minimum DSCR



                                   Distribution of DSCR (Cutoff)
------------------------------------------------------------------------------------------
  Debt Service        # of         Scheduled      % of            Weighted Average
 Coverage Ratio       Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

Maximum DSCR
Minimum DSCR




                                   Geographic Distribution
------------------------------------------------------------------------------------------
  Geographic          # of         Scheduled      % of            Weighted Average
    Location          Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------




LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                Distribution of Property Types
------------------------------------------------------------------------------------------
                      # of         Scheduled      % of            Weighted Average
  Property Type       Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
-----------------     -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------




                             Distribution of Amoritization Types
------------------------------------------------------------------------------------------
                      # of         Scheduled      % of            Weighted Average
Amoritization Type   Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
------------------    -----        ---------      -------   ----         ------  ---------




-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------





                             Distribution of Loan Seasoning
------------------------------------------------------------------------------------------
                      # of         Scheduled      % of            Weighted Average
Amoritization Type    Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
------------------    -----        ---------      -------   ----         ------  ---------




------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------



                      Distribution of Year Loans Maturing
------------------------------------------------------------------------------------------
                      # of         Scheduled      % of            Weighted Average
        Year          Loans        Balance        Balance   WAMM           WAC   PFY  DSCR
------------------    -----        ---------      -------   ----         ------  ---------

2007                      0                0         0.00%      0          0.00%      0.00
2008                      0                0         0.00%      0          0.00%      0.00
2009                      0                0         0.00%      0          0.00%      0.00
2010                      0                0         0.00%      0          0.00%      0.00
2011                      0                0         0.00%      0          0.00%      0.00
2012                      0                0         0.00%      0          0.00%      0.00
2013                      0                0         0.00%      0          0.00%      0.00
2014                      0                0         0.00%      0          0.00%      0.00
2015                      0                0         0.00%      0          0.00%      0.00
2016                      0                0         0.00%      0          0.00%      0.00
2017                      0                0         0.00%      0          0.00%      0.00
2018 & Greater            0                0         0.00%      0          0.00%      0.00
-------------------------------------------------------------------------------------------
                          0                0         0.00%
-------------------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                             Delinquent Loan Detail

------------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property     Loan Status      Special
Disclosure   Thru   Current P&I       P&I        Protection        Code (1)        Servicer    Foreclosure   Bankruptcy   REO
Control #    Date     Advance     Advances**      Advances                      Transfer Date      Date         Date      Date
----------   ----     ---------   -----------     -----------    -------------  -------------  -----------   ----------   ----




Total

------------------------------------------------------------------------------------------------------------------------------------
A. In Grace Period                       1. Delinq. 1 month      3. Delinquent 3 + months          5. Non Performing      9. REO
                                                                                                      Matured Balloon

B. Late Payment but < 1 month delinq.    2. Delinq. 2 months     4. Performing Matured Balloon     7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------------


**Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                               Loan Level Detail

------------------------------------------------------------------------------------------------------------------
                                                  Operating               Ending
Disclosure           Property   Maturity   PFY    Statement     Geo.     Principal   Note   Scheduled   Prepayment
Control #    Group     Type       Date     DSCR     Date      Location    Balance    Rate      P&I        Amount
----------   -----   --------   --------   ----   ---------   --------   ---------   ----   ---------   ----------




------------------------------------------------------------------------------------------------------------------




----------------------------------
                            Loan
Disclosure   Prepayment    Status
Control #       Date      Code (1)
----------   ----------   --------




----------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
A. In Grace Period                       1. Delinq. 1 month      3. Delinquent 3 + months          5. Non Performing      9. REO
                                                                                                      Matured Balloon

B. Late Payment but < 1 month delinq.    2. Delinq. 2 months     4. Performing Matured Balloon     7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------------



LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                              Realized Loss Detail

-----------------------------------------------------------------------------------------------------------------------------
                                                    Beginning                    Gross Proceeds     Aggregate       Net
               Disclosure   Appraisal   Appraisal   Scheduled       Gross          as a % of      Liquidation   Liquidation
Period         Control #      Date        Value      Balance       Proceeds      Sched. Balance   Expenses *      Proceeds
-----------    ----------   ---------   ---------   ---------   --------------   --------------   -----------   ------------




-----------------------------------------------------------------------------------------------------------------------------
Current Total

Cumulative
-----------------------------------------------------------------------------------------------------------------------------



----------------------------------------
                Net Proceeds
                 as a % of      Realized
Period         Sched. Balance     Loss
-----------    --------------   --------




----------------------------------------
CurrentTotal

Cumulative
----------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..




LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                  Bond/Collateral Realized Loss Reconciliation


                                                                                                    Interest
                                                                                                   (Shortages)/
                        Beginning                      Prior Realized     Amounts Covered by     Excesses applied
                      Balance of the     Aggregate     Loss Applied to   Overcollateralization     to Realized
Prospectus   Period      Loan at       Realized Loss    Certificates       and other Credit           Losses
    ID                 Liquidation       on Loans            A                    B                      C
====================================================================================================================

Cumulative






                                         Additional                                                      (Recoveries)/
                   Modified             (Recoveries)/      Current Realized Loss    Recoveries of       Realized Loss
             Adjustments/Appraisal   Expenses applied to        Applied to         Realized Losses        Applied to
Prospectus   Reduction Adjustment      Realized Losses         Certificates*        paid as Cash     Certificate Interest
                       D                      E
=========================================================================================================================







*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

A       Prior Realized Loss Applied to Certificates
B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)
C Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
D Adjustments that are based on principal haircut or future interest foregone due to modification
E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                           Appraisal Reduction Detail

------------------------------------------------------------------------------------------------------------------------------
Disclosure   Appraisal   Scheduled   AR       Current P&I           ASER           Note   Maturity   Remaining Term   Property
Control#     Red. Date   Balance     Amount   Advance                              Rate     Date       Life             Type
----------   ---------   -------     ------   -------       --------   --------    ----   --------   --------------   --------




------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------
Disclosure  Geographic               Appraisal
Control#     Location     DSCR       Value   Date
----------  ---------    --------    -----   -----




--------------------------------------------------



LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                            Other Related Information

--------------------------------------------------------------------------------
                                  SWAP PAYMENTS

                  Accrual Days      Notional    Rate        Amount
                  ------------      --------    ----        ------




                                  SWAP Contract
--------------------------------------------------------------------------------
                                  Yield Maintenance                Special
             Amount     Amount   Prepayment Premiums   Shortfall   Payment
            Received     Paid           Paid            Amount     Amount
            --------    ------   -------------------   ---------   -------




--------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
             Material Breaches and Material Document Defect Detail


--------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                Material Breach and Material Document Defect
Control #     Balance      Date                               Description
----------   ---------   --------   --------------------------------------------------------




--------------------------------------------------------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                 Historical Collateral Level Prepayment Report

-------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
Control #    Period   Balance   Type   Amount   Amount       Date        Date       Type      Location
----------   ------   -------   ----   ------   -------   ----------   --------   --------   ----------




-------------------------------------------------------------------------------------------------------

                      Current          ------------------

                      Cumulative       ------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
           Specially Serviced (Part I) ~ Loan Detail (End of Period)



-----------------------------------------------------------------------------------------------------------------------------------
                          Loan
Disclosure   Servicing   Status           Balance       Note Rate   Maturity   Remaining     Property     Geo.                  NOI
Control #    Xfer Date   Code(1)    Schedule   Actual                Date       Life          Type     Location   NOI   DSCR   Date
----------   ---------   -------    --------   ------   ---------  --------   ------ -----   --------  --------   ---   ----   ----




------------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace Period          1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months
             B. P&I Adv - < one month delinq       2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I
                                                   5. Non Performing Mat. Balloon     7. Foreclosure             9. REO


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
  Specially Serviced Loan Detail (Part II) ~ Servicer Comments (End of Period)


------------------------------------------------------------------------------------------------------------------------------------
Disclosure           Resolution
Control #            Strategy                                              Comments
----------           --------------     --------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                           Maturity Extension Summary

--------------------------------------------------------------------------------

Loans which have had their Maturity Dates extended
  Number of Loans:                                                        0
  Stated Principal Balance outstanding:                                   0.00
  Weighted Average Extension Period:                                      0

Loans in the process of having their Maturity Dates extended
  Number of Loans:                                                        0
  Stated Principal Balance outstanding:                                   0.00
  Weighted Average Extension Period:                                      0


Loans in the process of having their Maturity Dates further extended
  Number of Loans:                                                        0
  Cutoff Principal Balance:                                               0.00
  Weighted Average Extension Period:                                      0


Loans paid-off that did experience Maturity Date extensions
  Number of Loans:                                                        0
  Cutoff Principal Balance:                                               0.00
  Weighted Average Extension Period:                                      0


Loans paid-off that did not experience Maturity Date extensions
  Number of Loans:                                                        0
  Cutoff Principal Balance:                                               0.00

--------------------------------------------------------------------------------


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:



                                 ABN AMRO Acct:
                               Rating Information

----------------------------------------------------------------------------------------
                               Original Ratings            Rating Change/Change Date(1)
Class       CUSIP        Fitch       Moody's    S&P        Fitch      Moody's      S&P
----------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------


NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.


LaSalle Bank
ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                     Statement Date:
[COMPANY LOGO]                                   Commercial Mortgage Trust 2007-GG9                        Payment Date:
                                           Commercial Mortgage Pass-Through Certificates                   Prior Payment:
                                                       Series 2007-GG9                                     Next Payment:
                                                                                                           Record Date:


                                 ABN AMRO Acct:
                                     Legend

--------------------------------------------------------------------------------
Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

--------------------------------------------------------------------------------

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass Through Certificates, Series 2007-GG9 (the "Certificates")
                  --------------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of March 1, 2007, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents);
(iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                             Respectfully,

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                   Schedule A

Greenwich Capital Commercial Funding Corp.   Morgan Stanley & Co. Incorporated
Greenwich Capital Financial Products, Inc.   1585 Broadway
Greenwich Capital Markets, Inc.              New York, NY 10036
600 Steamboat Road
Greenwich, CT  06830                         Wachovia Capital Markets, LLC
                                             301 South College Street
Goldman, Sachs & Co.                         Charlotte, NC 28288
85 Broad Street
New York, NY 10004                           Moody's Investors Service, Inc.
                                             99 Church Street, 8th Floor
Banc of America Securities LLC.              New York, NY 10007
214 North Tryon Street
Charlotte, NC 28255                          Standard & Poor's Rating Services,
                                                a division of The McGraw-Hill Companies, Inc.
Credit Suisse Securities (USA) LLC           55 Water Street, 41st Floor
11 Madison Avenue, 9th Floor                 New York, NY 10041-0003
New York, New York 10010
                                             Fitch Ratings, Inc.
Wachovia Bank, National Association          One State Street Plaza, 31st Floor
8739 Research Drive URP 4                    New York, NY 10004
Charlotte, NC 28262-1075
                                             LNR Partners, Inc.
                                             1601 Washington Avenue, Suite 700
                                             Miami Beach, FL 33139


                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603

Attention:     Global Securities and Trust Services--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2007-GG9

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9
                      ----------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), LNR Partners, Inc. as special servicer (the "Special Servicer") and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name:___________________________________________________

               Address:_________________________________________________________

               Control No.:_____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which:
               _________________________________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______        1.     Mortgage Loan paid in full. The undersigned
                             hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______        2.     Other.  (Describe)


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                             WACHOVIA BANK, NATIONAL ASSOCIATION


                                             By:    ____________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   -----------

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:     Global Securities and Trust Services--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2007-GG9

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9
                      ----------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, Wachovia Bank, National Association as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer") and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name:___________________________________________________

               Address:_________________________________________________________

               Control No.:_____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which:
               _________________________________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______        1.     Mortgage Loan paid in full. The undersigned
                             hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______        2.     Other.  (Describe)


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                   LNR PARTNERS, INC.


                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           as of _____________________

------------------------------------------------------------------------------------------------------------------------------------
     S4          S55       S61    S58      P7      P8      P10        P11         P93        P97     Servicer Estimated Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Preceding   Most
             Short Name                   Scheduled    Paid  Current           Fiscal Yr. Recent               Expected   Expected
Prospectus     (When      Property           Loan      Thru  Interest Maturity    DSCR     DSCR     Yield      Payment  Distribution
    ID      Appropriate)    Type   State    Balance    Date    Rate     Date      NCR       NCF   Maintenance    Date       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Scheduled Payments

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Unscheduled Payment

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                  $
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services-- Greenwich Capital Commercial
            Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 8, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                             Very truly yours,

                                             -----------------------------------
                                             (Transferor)


                                             By:________________________________
                                             Name:
                                             Title:

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services-- Greenwich Capital Commercial
            Funding Corp., as depositor, Commercial Mortgage Trust 2007- GG9

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 8, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007 among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

            4. Check one of the following:

            ________ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

             ________ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                            Very truly yours,

                                             -----------------------------------
                                             (Transferee)


                                             By:________________________________
                                             Name:
                                             Title:


                             Nominee Acknowledgement

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                                   -----------------------------
                                                   (Nominee)


                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                                         ANNEX 1 TO EXHIBIT F-2A

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
             Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                    (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

        _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

        _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

----------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___    ___    Will the Transferee be purchasing the Transferred
            Yes    No     Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                                   -----------------------------
                                                   Print Name of Transferee

                                                   By:    ______________________
                                                          Name:
                                                          Title:
                                                          Date:

                                                         ANNEX 2 TO EXHIBIT F-2A

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
              Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                      144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            _____  _____   Will the Transferee be purchasing the Transferred
            Yes    No      Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                             -----------------------------------
                                             Print Name of Transferee or Adviser

                                             By:    ____________________________
                                                    Name:
                                                    Title:
                                                    Date:

                                             IF AN ADVISER:


                                             -----------------------------------
                                             Print Name of Transferee

                                             Date:

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 8, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or
      (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

            8. Check one of the following:

                ________ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                ________ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                                   Very truly yours,


                                                   -----------------------------
                                                   (Transferee)

                                                   By:    ______________________
                                                          Name:
                                                          Title:

                             Nominee Acknowledgement

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                                   -----------------------------
                                                   (Nominee)


                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 8, 2007 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                                   Very truly yours,


                                                   -----------------------------
                                                   (Transferee)

                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                                         ANNEX 1 TO EXHIBIT F-2C

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
             Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

        ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

----------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

      ___    ___      Will the Transferee be acquiring interests in the
      Yes    No       Transferred Certificates only for the Transferee's
                      own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                         ---------------------------------------
                                         (Transferee)


                                         By:    ________________________________
                                                Name:
                                                Title:
                                                Date:

                                                         ANNEX 2 TO EXHIBIT F-2C


          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
              Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                      144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

      ___    ___      Will the Transferee be acquiring interests in the
      Yes    No       Transferred Certificates only for the Transferee's own
                      account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                                   -----------------------------
                                                   (Transferee or Adviser)


                                                   By:    ______________________
                                                          Name:
                                                          Title:
                                                          Date:

                                                   IF AN ADVISER:


                                                   Print Name of Transferee


                                                   -----------------------------
                                                   Date:

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 8, 2007 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

            For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

            Additionally, the Transferee hereby certifies, represents and warrants to and agrees with you that:

            [Check one of the following:]

            _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Dated:  __________, _____

                                         By:   _________________________________
                                                As, or agent for, the beneficial
                                                owner(s) of the Certificates to
                                                which this certificate relates.

                                    EXHIBIT G

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services--
            Greenwich Capital Commercial Funding Corp., Series 2007-GG9

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] [Percentage Interest] as of March 8, 2007 (the "Issue Date") of [$__________] [__________%]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            The Transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of a Residual Interest Certificate, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Privately Offered Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            Except in the case of the Residual Interest Certificates, which may not be transferred to a Plan or any person acting on behalf of or using the assets of a Plan, the Transferee understands that if the Transferee is a Person referred to in 1(a) or (b) above, such Transferee is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such Transferee or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchasers, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Transferee hereby executes this ERISA representation letter on the ___ day of [______________], 20[__].

                                               Very truly yours,


                                               ---------------------------------
                                               [The Transferee]

                                               By:______________________________
                                               Name: ___________________________
                                               Title: __________________________

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Greenwich Capital Commercial Funding Corp. as Depositor, Wachovia Bank, National Association as Master Servicer, LNR Partners, Inc. as Special Servicer and LaSalle Bank National Association as Trustee


STATE OF         )
                 )  ss.:  ____________________
COUNTY OF        )


            I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1. I am a __________________________ of
______________________________ (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] Certificates representing ________% of the residual interest in each of two real estate mortgage investment conduits (a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code. The Purchaser is a Permitted Transferee.

            4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] Certificates to a Disqualified Organization.

            7. No purpose of the acquisition of the [Class R-I] [Class R-II] Certificates is to impede the assessment or collection of tax.

            8. Check one of the following:

[_] The present value of the anticipated tax liabilities associated with holding the [Class R-I] [Class R-II] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Purchaser to acquire such [Class R-I] [Class R-II] Certificate;

            (ii) the present value of the expected future distributions on such [Class R-I] [Class R-II] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such [Class R-I] [Class R-II] Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

[_] The transfer of the [Class R-I] [Class R-II] Certificates comply with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [Class R-I] [Class R-II] Certificates will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Purchaser will transfer the [Class R-I] [Class R-II]
                  Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section
                  1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                  Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Purchaser determined the consideration paid to it to acquire the [Class R-I] [Class R-II] Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

[_] None of the above.

            9. [Check the statement that applies]

            [_] The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, is not a Disqualified Partnership);

            or

                        [_] The Purchaser is not a Disqualified Non-United
                  States Tax Person.

            10. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] Certificates as they become due.

            11. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] Certificates in excess of any cash flows generated by such Certificates.

            12. The Purchaser will not transfer the [Class R-I] [Class R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

            13. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 4, 5, 7 and 9.

            14. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to
            Section 10.01(d) of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.

                                                   By:  ________________________
                                                        Name:
                                                        Title:

            Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

                                             Subscribed and sworn before me this
                                             ____ day of _______________.


                                             -----------------------------------
                                             Notary Public

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the
                  "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has
            delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                                   Very truly yours,

                                                   -----------------------------
                                                   (Transferor)

                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Standard & Poor's Ratings Services
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Fitch Ratings, Inc.
One State Street Plaza, 31st Floor
New York, NY 10004

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of March 1, 2007 and relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

            The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                              Very truly yours,

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                              By:    ___________________________
                                                     Name:
                                                     Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:  ________________________________
Name:
Title:

Date:

MOODY'S INVESTORS SERVICE, INC.


By:  ________________________________
Name:
Title:

Date:

FITCH RATINGS, INC.


By:  ________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of March 1, 2007, relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.25 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                                  ------------------------------

                                                   By:    ______________________
                                                          Name:
                                                          Title:

                                    EXHIBIT J

                     FORM OF NOTICE TO OTHER MASTER SERVICER

                                [______], 200[_]

VIA FACSIMILE

[Other Master Servicer's Address]
Attention: [__________________]

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 and the [____] Mortgage Loan

Dear [_____________]:

Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Trust Fund") is the Note [__] Holder, as such term is defined under the [__] Intercreditor Agreement dated as of [______], by and among [________], as Note [__] Holder , [__], as Note [__]
Holder and [__], as Note [__] Holder. Note [__] is being serviced pursuant to the terms of a Pooling and Servicing Agreement, dated as of [__], by and among [__], as depositor, [__], as servicer, [__], as special servicer, and [__], as trustee, as from time to time amended, supplemented or modified (the "[__] Pooling Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund hereby directs [__], as servicer under the [__] Pooling Agreement, as follows:

[__] shall remit the amount payable in accordance with the [__] Intercreditor Agreement and the [__] Pooling Agreement due to the Note [__] Holder on such days as specified in Section [__] of the [__] Pooling Agreement to Wachovia Bank, National Association, as Master Servicer of the Trust Fund (the "Servicer"), to the account set forth on Schedule I hereto in accordance with the terms of the [__] Pooling Agreement;

Thank you for your attention to this matter.

LASALLE BANK NATIONAL ASSOCIATION, as Trustee for the Holders of the Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9.

Date:   _________________________


LASALLE BANK NATIONAL ASSOCIATION


By:  ___________________________
    [Name]
    [Title]

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

For loans (a) having a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance, whichever is less) or (b) that are not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance

From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp. as Depositor, the Master Servicer, LNR Partners, Inc. as special servicer and LaSalle Bank National Association as trustee (the "Trustee").



Date:   _________, 20___

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates Series 2007-GG9

            Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Mortgage Loan Schedule by the following name[s]:

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

            ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

            2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

            a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

            b. The defeasance was consummated on __________, 20__.

            c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

      CUSIP       RATE              MAT             PAY DATES           ISSUED



            d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

            e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

            ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

            ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

            ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

            f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

            g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

            h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

            j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance or (b) is not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

            3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

            6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                                   [MASTER SERVICER]


                                                   By: _________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT M

                      FORM OF SARBANES-OXLEY CERTIFICATION

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee
            --------------------------------------------------------------------

I, [identify the certifying individual], the senior officer in charge of securitization of the Depositor into the above-referenced Trust, certify that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report") and all reports on Form 10-D required to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

            3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by the Annual Report is included in the Reports;

            4. Based on my knowledge and the servicer compliance statement(s) required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Master Servicer, the Special Servicer and the Reporting Sub-Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessments of compliance with servicing criteria for asset-backed securities required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report, except as otherwise disclosed in the Annual Report. Any material instances of noncompliance described in such reports have been disclosed in the Annual Report on Form 10-K.

In giving the certifications above, I have reasonably relied information provided to me by the following unaffiliated parties:

      o     Wachovia Bank, National Association, as Master Servicer;

      o     LNR Partners, Inc., as Special Servicer; and

      o     LaSalle Bank National Association, as Trustee.

Date:   _________________________

-----------------------------------------------
[Signature]
[Title]

                                   EXHIBIT N-1

                      FORM OF CERTIFICATION TO BE PROVIDED

                           TO DEPOSITOR BY THE TRUSTEE

Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee

I, [identifying the certifying individual], a [title] of [TRUSTEE], certify to Greenwich Capital Commercial Funding Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

            2. Based on my knowledge, the distribution information in Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that report on Form 10-K;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Exchange Act Periodic Reports is included in such reports; and

            4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Trustee required to be included in Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such report on Form 10-K.

Date:   _________________________

LASALLE BANK NATIONAL ASSOCIATION

By:  ____________________________
     Name:
     Title:

                                   EXHIBIT N-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR

                             BY THE MASTER SERVICER

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee

            I, [identify the certifying individual], a [title] of [MASTER SERVICER], certify on behalf of Wachovia Bank, National Association to Greenwich Capital Commercial Funding Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. A servicing officer of the Master Servicer reviewed the servicing reports relating to the Trust Fund delivered by the Master Servicer to the Trustee covering the fiscal year 20__;

            2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

            3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information required to be provided in these servicing reports to the Trustee by the Master Servicer under the Pooling and Servicing Agreement is included in the servicing reports delivered by the Master Servicer to the Trustee;

            4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 4 that is in turn dependent (i) upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification, or (ii) upon information required to be provided by the Other Master Servicers or upon the performance by the Other Master Servicers of their obligations pursuant to the applicable Other Pooling Agreement, in each case beyond the backup certification actually provided by such Other Master Servicer to the Master Servicer with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Master Servicer is, or is an Affiliate of, the applicable Other Master Servicer.

            5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with Section
      11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:   _________________________

WACHOVIA BANK, NATIONAL ASSOCIATION


By:____________________________
Name:
Title:

                                   EXHIBIT N-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR

                             BY THE SPECIAL SERVICER

      Re: Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee
            --------------------------------------------------------------------

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify on behalf of LNR Partners, Inc. to Greenwich Capital Commercial Funding Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. Based on my knowledge, the servicing information in the servicing reports or information relating to the trust fund delivered by the Special Servicer to the Master Servicer covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

            2. Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by the Special Servicer to the Master Servicer;

            3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

            4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with Section
      11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:   _________________________

LNR PARTNERS, INC.

By:____________________________

Name:

Title:

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the applicable party shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria," as such criteria may be amended from time to time by the parties to this Agreement in writing due to any change in interpretations of the requirements of Item 1122(d) of the Regulation AB (whether due to interpretive guidance provided by the Commission or its staff or otherwise):

----------------------------------------------------------------------------------------------------------- ------------------------
                                                     RELEVANT SERVICING CRITERIA                               APPLICABLE PARTY(IES)
----------------------------------------------------------------------------------------------------------- ------------------------
        Reference                                             Criteria
-------------------------- -------------------------------------------------------------------------------- ------------------------
                                                  General Servicing Considerations
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(1)(i)              Policies and procedures are instituted to monitor any performance or other                Trustee
                           triggers and events of default in accordance with the transaction agreements.         Master Servicer
                                                                                                                 Special Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(1)(ii)             If any material servicing activities are outsourced to third parties, policies            Trustee
                           and procedures are instituted to monitor the third party's performance and            Master Servicer
                           compliance with such servicing activities.                                            Special Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(1)(iii)            Any requirements in the transaction agreements to maintain a back-up servicer               N/A
                           for the mortgage loans are maintained.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(1)(iv)             A fidelity bond and errors and omissions policy is in effect on the party                 Trustee
                           participating in the servicing function throughout the reporting period in the        Master Servicer
                           amount of coverage required by and otherwise in accordance with the terms of          Special Servicer
                           the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
                                                 Cash Collection and Administration
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(i)              Payments on mortgage loans are deposited into the appropriate custodial bank              Trustee
                           accounts and related bank clearing accounts no more than two business days            Master Servicer
                           following receipt, or such other number of days specified in the transaction          Special Servicer
                           agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(ii)             Disbursements made via wire transfer on behalf of an obligor or to an investor            Trustee
                           are made only by authorized personnel.                                                Master Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(iii)            Advances of funds or guarantees regarding collections, cash flows or                  Master Servicer
                           distributions, and any interest or other fees charged for such advances, are          Special Servicer
                           made, reviewed and approved as specified in the transaction agreements.                   Trustee
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(iv)             The related accounts for the transaction, such as cash reserve accounts or                Trustee
                           accounts established as a form of overcollateralization, are separately               Master Servicer
                           maintained (e.g., with respect to commingling of cash) as set forth in the            Special Servicer
                           transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(v)              Each custodial account is maintained at a federally insured depository                    Trustee
                           institution as set forth in the transaction agreements. For purposes of this          Master Servicer
                           criterion, "federally insured depository institution" with respect to a               Special Servicer
                           foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(vi)             Unissued checks are safeguarded so as to prevent unauthorized access.                     Trustee
                                                                                                                 Master Servicer
                                                                                                                 Special Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(2)(vii)             Reconciliations are prepared on a monthly basis for all asset-backed                     Trustee
                           securities related bank accounts, including custodial accounts and related            Master Servicer
                           bank clearing accounts. These reconciliations are (A) mathematically accurate;        Special Servicer
                           (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
                           reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
                                                 Investor Remittances and Reporting
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(i)              Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                           Commission requirements. Specifically, such reports:
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(i)(A)           (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
                                                                                                                     Trustee
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(i)(B)           (B) provide information calculated in accordance with the terms specified in              Trustee
                           the transaction agreements;
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(i)(C)           (C) are filed with the Commission as required by its rules and regulations; and    Party who files report
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(i)(D)           (D) agree with investors' or the Trustee's records as to the total unpaid                 Trustee
                           principal balance and number of mortgage loans serviced by each of the Master
                           Servicer and Special Servicer.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(ii)             Amounts due to investors are allocated and remitted in accordance with                    Trustee
                           timeframes, distribution priority and other terms set forth in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(iii)            Disbursements made to an investor are posted within two business days to the              Trustee
                           Reporting Servicer's investor records, or such other number of days specified in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(3)(iv)             Amounts remitted to investors per the investor reports agree with cancelled               Trustee
                           checks, or other form of payment, or custodial bank statements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
                                                      Pool Asset Administration
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(i)              Collateral or security on mortgage loans is maintained as required by the                 Trustee
                           transaction agreements or related mortgage loan documents.                            Master Servicer
                                                                                                                 Special Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(ii)             Mortgage loan and related documents are safeguarded as required by the                    Trustee
                           transaction agreements
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(iii)            Any additions, removals or substitutions to the asset pool are made, reviewed             Trustee
                           and approved in accordance with any conditions or requirements in the                 Master Servicer
                           transaction agreements.                                                               Special Servicer
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(iv)             Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Reporting Servicer's obligor
                           records maintained no more than two business days after receipt, or such other        Master Servicer
                           number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(v)              The Reporting Servicer's records regarding the mortgage loans agree with the          Master Servicer
                           Reporting Servicer's records with respect to an obligor's unpaid principal balance.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(vi)             Changes with respect to the terms or status of an obligor's mortgage loans            Master Servicer
                           (e.g., loan modifications or re-agings) are made, reviewed and approved by            Special Servicer
                           authorized personnel in accordance with the transaction agreements and related pool asset documents.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(vii)            Loss mitigation or recovery actions (e.g., forbearance plans, modifications           Special Servicer
                           and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(viii)           Records documenting collection efforts are maintained during the period a             Master Servicer
                           mortgage loan is delinquent in accordance with the transaction agreements.            Special Servicer
                           Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(ix)             Adjustments to interest rates or rates of return for mortgage loans with              Master Servicer
                           variable rates are computed based on the related mortgage loan documents.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(x)              Regarding any funds held in trust for an obligor (such as escrow accounts):           Master Servicer
                           (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                           and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(xi)             Payments made on behalf of an obligor (such as tax or insurance payments) are         Master Servicer
                           made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(xii)            Any late payment penalties in connection with any payment to be made on behalf        Master Servicer
                           of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(xiii)           Disbursements made on behalf of an obligor are posted within two business days        Master Servicer
                           to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(xiv)             Delinquencies, charge-offs and uncollectible accounts are recognized and             Master Servicer
                           recorded in accordance with the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------
1122(d)(4)(xv)             Any external enhancement or other support, identified in Item 1114(a)(1)                    N/A
                           through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------------- -------------------------------------------------------------------------------- ------------------------


[NAME OF REPORTING SERVICER]


Date:______________________

By:________________________

Name:______________________

Title:_____________________

                                    EXHIBIT P

                         ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.04 of this Agreement to disclose to the Depositor any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

---------------------------------------------------------- --------------------------------------------------------------
                  Item on Form 10-D                                              Party Responsible
---------------------------------------------------------- --------------------------------------------------------------
Item 1: Distribution and Pool Performance Information:     o        Master Servicer (only with respect to 1121(a)(12)
                                                                    as to Performing Serviced Loans)
o        Only with respect to any information required
         by 1121 which is NOT included on the              o        Special Servicer (only with respect to 1121(a)(11)
         Distribution Date Statement                                to the extent that any modifications to the
                                                                    Mortgage Loan documents are consented to (or deemed
                                                                    to be consented to) by the Special Servicer and
                                                                    1121(a)(12) as to Specially Serviced Loans)
                                                           o        Trustee
                                                           o        Depositor
---------------------------------------------------------- --------------------------------------------------------------
Item 2: Legal Proceedings:                                 o        Master Servicer (as to itself)
o        Item 1117 of Regulation AB (to the extent         o        Special Servicer (as to itself)
         material to Certificateholders)
                                                           o        Trustee (as to itself)
                                                           o        Depositor (as to itself)
                                                           o        Trustee/Master Servicer/Depositor/Special Servicer
                                                                    as to the Trust (in the case of the Master
                                                                    Servicer, Special Servicer and the Trustee, to be
                                                                    reported by the party controlling such litigation
                                                                    pursuant to Section 3.29)
                                                           o        Each Mortgage Loan Seller as sponsor (as defined in
                                                                    Regulation AB) (to be provided by the Depositor)
                                                           o        Depositor as to any originators under Item 1110 of
                                                                    Regulation AB
                                                           o        Depositor as to any party under Item 1100(d)(1) of
                                                                    Regulation AB
---------------------------------------------------------- --------------------------------------------------------------
Item 3:  Sale of Securities and Use of Proceeds            o        Depositor
---------------------------------------------------------- --------------------------------------------------------------
Item 4:  Defaults Upon Senior Securities                   o        Trustee
---------------------------------------------------------- --------------------------------------------------------------
Item 5:  Submission of Matters to a Vote of Security       o        Trustee
Holders
---------------------------------------------------------- --------------------------------------------------------------
Item 6:  Significant Obligors of Pool Assets               o        Depositor
---------------------------------------------------------- --------------------------------------------------------------
Item 7:  Significant Enhancement Provider Information      o        Depositor
---------------------------------------------------------- --------------------------------------------------------------
Item 8:  Other Information (information required to be     o        Any party responsible for disclosure items on Form
disclosed on Form 8-K that was not properly disclosed)               8-K
---------------------------------------------------------- --------------------------------------------------------------
Item 9:  Exhibits                                          o        Depositor
                                                           o        Trustee
---------------------------------------------------------- --------------------------------------------------------------

                                    EXHIBIT Q

                         ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.05 of this Agreement to disclose to the Depositor any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

---------------------------------------------------------- ----------------------------------------------------------------
                  Item on Form 10-K                                            Party Responsible
---------------------------------------------------------- ----------------------------------------------------------------
Item 1B: Unresolved Staff Comments                         o        Depositor
---------------------------------------------------------- ----------------------------------------------------------------
Item 9B:  Other Information (information required to be    o        Any party responsible for disclosure items on Form 8-K
disclosed on Form 8-K that was not properly disclosed)
--------------------------------------------------------- ----------------------------------------------------------------
Item 15:  Exhibits, Financial Statement Schedules          o        Trustee
                                                           o        Depositor
---------------------------------------------------------- ----------------------------------------------------------------
Additional Item:                                           o        Master Servicer (as to itself)
                                                           o        Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB                  o        Trustee (as to itself)
(to the extent material to Certificateholders)
                                                           o        Depositor (as to itself)
                                                           o        Any other Reporting Servicer (as to itself)
                                                           o        Trustee/Master Servicer/Depositor/Special Servicer as
                                                                    to the Trust (in the case of the Master Servicer, the
                                                                    Special Servicer and the Trustee to be reported by
                                                                    the party controlling such litigation pursuant to
                                                                    Section 3.29)
                                                           o        Each Mortgage Loan Seller as sponsor (as defined in
                                                                    Regulation AB) (to be provided by the Depositor)
                                                           o        Depositor as to any originators under Item 1110 of
                                                                    Regulation AB
                                                           o        Depositor as to any party under Item 1100(d)(1) of
                                                                    Regulation AB
---------------------------------------------------------- ----------------------------------------------------------------
Additional Item:                                           o        Master Servicer (as to itself) (to the extent
                                                                    material to Certificateholders and only as to
Disclosure per Item 1119 of Regulation AB                           affiliations under 1119(a))
                                                           o        Special Servicer (as to itself) (to the extent
                                                                    material to Certificateholders and only as to
                                                                    affiliations under 1119(a))
                                                           o        Trustee (as to itself)
                                                           o        Depositor (as to itself)
                                                           o        Trustee/Master Servicer/Depositor/Special Servicer as
                                                                    to the Trust
                                                           o        Each Mortgage Loan Seller as sponsor (as defined in
                                                                    Regulation AB) (to be provided by the Depositor)
                                                           o        Depositor as to any originators under Item 1110 of
                                                                    Regulation AB
                                                           o        Depositor as to any party under Item 1100(d)(1) of
                                                                    Regulation AB
---------------------------------------------------------- ----------------------------------------------------------------
Additional Item:                                           o        N/A
Disclosure per Item 1112(b) of Regulation AB
---------------------------------------------------------- ----------------------------------------------------------------
Additional Item:                                           o        Depositor
Disclosure per Items 1114(b)(2) and 1115(b) of             o        Trustee
Regulation AB
---------------------------------------------------------- ----------------------------------------------------------------

                                    EXHIBIT R

                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.07 of this Agreement to report to the Depositor the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

---------------------------------------------------------- --------------------------------------------------------
                 Item on Form 8-K                                             Party Responsible
---------------------------------------------------------- --------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement      o        All parties (only as to the agreements such
                                                                    entity is a party to or entered into on
                                                                    behalf of the Trust)
---------------------------------------------------------- --------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement  o        All parties (only as to the agreements such
                                                                    entity is a party to or entered into on
                                                                    behalf of the Trust)
---------------------------------------------------------- --------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                      o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase   o        Depositor
a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement
---------------------------------------------------------- --------------------------------------------------------
Item 3.03- Material Modification to Rights of Security     o        Trustee
Holders
---------------------------------------------------------- --------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or      o        Depositor
Bylaws; Change of Fiscal Year
---------------------------------------------------------- --------------------------------------------------------
Item 6.01- ABS Informational and Computational Material    o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 6.02- Change of Servicer or Trustee                   o        Master Servicer (as to itself or a servicer
                                                                    retained by it)
                                                           o        Special Servicer (as to itself or a servicer
                                                                    retained by it)
                                                           o        Trustee
                                                           o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External        o        Depositor
Support
                                                           o        Trustee
---------------------------------------------------------- --------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution         o        Trustee
---------------------------------------------------------- --------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure              o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 7.01- Regulation FD Disclosure                        o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 8.01                                                  o        Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 9.01                                                  o        Depositor
---------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT S

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 312-904-2084 AND VIA EMAIL TO  [     ]  AND VIA OVERNIGHT
MAIL TO THE ADDRESS IMMEDIATELY BELOW**


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Greenwich Capital Commercial Funding Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Attn: Global Securities and Trust Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-GG9--SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of March 1, 2007, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:





Any inquiries related to this notification should be directed to [______], phone number: [_________]; email address: [_________].

                                               [NAME OF PARTY],
                                                   as [role]



                                               By: _____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT T

                      SERVICING AND SUBSERVICING AGREEMENTS

The Mortgage Loans shall be serviced by the Master Servicer. Certain of the Mortgage Loans are subject to subservicing agreements as set forth below.

--------------------------------------- ----------------------------------------
            Property Name                             Subservicer Name
--------------------------------------- ----------------------------------------
Two Rivers - Aurora Healthcare Clinic               NorthMarq Capital
--------------------------------------- ----------------------------------------
 Hartford - Aurora Healthcare Clinic                NorthMarq Capital
--------------------------------------- ----------------------------------------
        300 North Martingale                     CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
          175 Pinelawn Road                         NorthMarq Capital
--------------------------------------- ----------------------------------------
           Orchard Centre                        CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
  Neenah - Aurora Healthcare Clinic                 NorthMarq Capital
--------------------------------------- ----------------------------------------
           Villager Square                       CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
       Poway Executive Center                    CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
          Centennial Square                      CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
            Kent Rite Aid                        CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
               JAMAD I                             Laureate Capital LLC
--------------------------------------- ----------------------------------------
              Lake Mead                             NorthMarq Capital
--------------------------------------- ----------------------------------------
               Aliante                              NorthMarq Capital
--------------------------------------- ----------------------------------------
         Savvis Data Center                      CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
          150 South Street                       CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
             Noble Tech                          CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
            Hidden Ridge                         CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
       520 Post Oak Boulevard                    CBRE Melody of Texas LP
--------------------------------------------------------------------------------
            4605 Post Oak                        CBRE Melody of Texas LP
--------------------------------------- ----------------------------------------
    Chapel Ridge Shopping Center             Holliday, Fenoglio, Fowler L.P.
--------------------------------------- ----------------------------------------